   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 1997

                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ---------------------
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                                 NEW RES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                 4813                                75-2720091
   (State or Other Jurisdiction of         (Primary Standard Industrial                 (I.R.S. Employer
   Incorporation or Organization)             Classification Number)                 Identification Number)

                   8750 NORTH CENTRAL EXPRESSWAY, SUITE 2000
                              DALLAS, TEXAS 75231
                                 (214) 863-8000
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                             ---------------------
                           J. CHRISTOPHER DANCE, ESQ.
            EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                 NEW RES, INC.
                   8750 NORTH CENTRAL EXPRESSWAY, SUITE 2000
                              DALLAS, TEXAS 75231
                                 (214) 863-8000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                             ---------------------

                                   Copies to:

       FREDERICK S. GREEN, ESQ.                  BRYAN K. RACHLIN, ESQ.                 MORRIS F. DEFEO, JR., ESQ.
      WEIL, GOTSHAL & MANGES LLP           CHIEF OPERATING OFFICER, SECRETARY           SWIDLER & BERLIN, CHARTERED
           767 FIFTH AVENUE                        AND GENERAL COUNSEL                3000 K STREET, N.W., SUITE 300
       NEW YORK, NEW YORK 10153             TELCO COMMUNICATIONS GROUP, INC.              WASHINGTON, D.C. 20007
            (212) 310-8000                     4219 LAFAYETTE CENTER DRIVE                    (202) 424-7500
                                             CHANTILLY, VIRGINIA 20151-1209
                                                     (703) 631-5600

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this Registration Statement and the effective time ("Effective Time") of the mergers (the "Mergers") of one subsidiary of New RES, Inc. ("Holdings") with and into EXCEL Communications, Inc. ("EXCEL") and of another subsidiary of Holdings with and into Telco Communications Group, Inc. ("Telco") as described in the Agreement and Plan of Merger dated as of June 5, 1997.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
    TITLE OF EACH CLASS OF        AMOUNT TO BE   PROPOSED MAXIMUM OFFERING  PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
  SECURITIES TO BE REGISTERED    REGISTERED(1)       PRICE PER UNIT(2)          OFFERING PRICE(2)       REGISTRATION FEE(3)
---------------------------------------------------------------------------------------------------------------------------
Common stock, par value $.001
  per share....................   141,665,880             $23.24                  $3,292,345,526             $997,680
===========================================================================================================================

(1) Consists of (i) 107,158,920 and 25,348,362 shares, respectively, of Holdings common stock issuable upon the conversion, pursuant to the Mergers, of currently outstanding shares of EXCEL common stock and Telco common stock, and (ii) up to 4,252,210 and 4,906,388 shares, respectively, of Holdings common stock issuable upon the exercise of EXCEL and Telco options that are outstanding and unexercised at the Effective Time and that, pursuant to the Mergers, will be assumed by Holdings and converted into options to purchase shares of Holdings common stock.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and Rule 457(c), based on the sum of (i) the product of (a) $23.65625 (the average of the high and low prices of EXCEL common stock on September 9, 1997 on the New York Stock Exchange Composite
    Tape) times (b) 111,411,130 (the number of shares of EXCEL common stock outstanding and reserved for issuance upon the exercise of outstanding options to purchase EXCEL common stock on September 9, 1997) and (ii) the product of (a) $31.00 (the average of the high and low prices of Telco common stock on September 9, 1997 on the Nasdaq National Market) times (b) 37,335,547 (the number of shares of Telco common stock outstanding and reserved for issuance upon the exercise of outstanding options to purchase Telco common stock on September 9, 1997) minus (iii) the product of (a) $15.00 (the cash consideration to be paid to holders of Telco common stock in the Mergers) times (b) 33,375,065 (the number of shares of Telco common stock outstanding on September 9, 1997).

(3) Pursuant to Rule 457(b), includes the fee of $694,868 previously paid in connection with the filing with the Securities and Exchange Commission (the "Commission") of the preliminary proxy materials relating to the transactions described herein on July 18, 1997. EXCEL and Telco have each paid one-half ($151,406) of the balance of the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(a), MAY DETERMINE.
================================================================================

                                                                            LOGO
September 15, 1997

Dear Fellow Stockholder:

     You are cordially invited to attend a special meeting of stockholders of EXCEL Communications, Inc. ("EXCEL") on October 11, 1997, at which you will be asked to approve the combination of the businesses of EXCEL and Telco Communications Group, Inc. ("Telco"). Upon the consummation of this business combination, EXCEL and Telco will become wholly owned subsidiaries of a newly formed holding company, New RES, Inc. ("Holdings"), which will change its name to EXCEL Communications, Inc. In addition, you will be asked to approve the adoption of the Holdings 1997 Stock Option Plan (the "Stock Option Plan") and the Holdings 1997 Director Stock Option Plan (the "Director Stock Option Plan").

     Upon the completion of the business combination:

     - each outstanding share of EXCEL common stock will be converted into the right to receive one share of Holdings common stock; and

     - each outstanding share of Telco common stock will be converted into the right to receive 0.7595 shares of Holdings common stock and $15.00 in cash.

     The accompanying Joint Proxy Statement/Prospectus provides you with detailed information concerning the special meeting, the proposed business combination and the Holdings common stock to be issued in connection with the transaction, each of the Stock Option Plan and the Director Stock Option Plan, and certain other information. Please give this information your careful attention.

     Your Board of Directors (excluding T. Allan McArtor, who did not become a member of the Board of Directors until after the date of the Board action approving the Merger Agreement) has carefully reviewed and considered the terms and conditions of the proposed business combination and believes that the proposed business combination will provide opportunities to achieve substantial benefits for EXCEL stockholders and customers through the more efficient utilization of the combined assets, management and personnel of EXCEL and Telco. Your Board further believes that Holdings will be better able to capitalize on growth opportunities in the telecommunications industry, both domestically and internationally, and be better positioned to compete effectively in the rapidly changing telecommunications industry.

     Lehman Brothers Inc., the Board's financial advisor in connection with this transaction, has delivered a written opinion to the Board, a copy of which is attached to the accompanying Joint Proxy Statement/Prospectus, to the effect that, as of the date of such opinion and based on and subject to the assumptions, limitations and qualifications set forth therein, from a financial point of view, the exchange ratio of Holdings common stock to EXCEL common stock was fair to the stockholders of EXCEL and the consideration to be paid by Holdings to holders of Telco common stock in the proposed transaction was fair to EXCEL.

     Your Board of Directors, by unanimous vote, has determined that the terms and provisions of the proposed business combination are fair to, and in the best interests of, EXCEL and the stockholders of EXCEL, and recommends that you vote FOR the proposal to approve the business combination.

     Your Board of Directors also has carefully reviewed and considered the Stock Option Plan and the Director Stock Option Plan and unanimously recommends that you vote FOR the proposals to approve each of these plans.

     Please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to revoke your proxy by attending the special meeting and voting in person.

Sincerely yours,

       /s/ KENNY A. TROUTT
------------------------------------
          Kenny A. Troutt
    Chief Executive Officer and
       Chairman of the Board

                                      LOGO

                         8750 North Central Expressway
                                   Suite 2000
                              Dallas, Texas 75231

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 11, 1997

                                                                   Dallas, Texas
                                                              September 15, 1997

     Notice is hereby given that a special meeting of the stockholders (the "Special Meeting") of EXCEL Communications, Inc. ("EXCEL") will be held on October 11, 1997 at 10:00 a.m. local time, at Wyndham Anatole Hotel, 2201 Stemmons Freeway, Dallas, Texas, for the following purposes:

          1. To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 5, 1997 (the "Merger Agreement"), by and among New RES, Inc., a newly formed holding company (to be renamed "EXCEL Communications, Inc."; hereinafter "Holdings"), EXCEL, Telco Communications Group, Inc. ("Telco"), T-Sub, Inc. and E-Sub, Inc. (two newly formed subsidiaries of Holdings), pursuant to which E-Sub, Inc. will be merged with and into EXCEL, and T-Sub, Inc. will be merged with and into Telco (the "Mergers"). As a result of the Mergers, EXCEL and Telco will become wholly owned subsidiaries of Holdings. Upon the consummation of the Mergers, each outstanding share of EXCEL common stock will be converted into the right to receive one share of Holdings common stock and each outstanding share of Telco common stock will be converted into the right to receive 0.7595 shares of Holdings common stock and $15.00 in cash.

          2. To consider and vote on a proposal to approve the Holdings 1997 Stock Option Plan.

          3. To consider and vote on a proposal to approve the Holdings 1997 Director Stock Option Plan.

          4. To transact such other business as may properly come before the Special Meeting.

     Stockholders of record at the close of business on September 3, 1997 will be entitled to receive notice of, and to vote at, the Special Meeting. Please note that attendance at the Special Meeting will be limited to stockholders of EXCEL as of the record date (or their authorized representatives). If your shares are held by a bank or broker, please bring to the Special Meeting your bank or broker statement evidencing your beneficial ownership of EXCEL common stock. A complete list of stockholders entitled to vote at the Special Meeting will be maintained in EXCEL's offices at 8750 North Central Expressway, Suite 2000, Dallas, Texas 75231 for ten (10) days prior to the Special Meeting and will be open to the examination of any stockholder during ordinary business hours of EXCEL.

     Please advise EXCEL's Transfer Agent, Bank of Boston, c/o Boston Equiserve, LP, P.O. Box 8040, Boston, Massachusetts 02266-8040 of any changes in your address.

     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING, PLEASE PROMPTLY MARK, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE. STOCKHOLDERS WHO DECIDE TO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES AT OR PRIOR TO THE SPECIAL MEETING AND VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY RETURNED A PROXY.

By Order of the Board of Directors,

J. Christopher Dance
Secretary

LOGO

September 15, 1997

Dear Fellow Shareholder:

     You are cordially invited to attend a special meeting of shareholders of Telco Communications Group, Inc. ("Telco") on October 11, 1997, at which you will be asked to approve the combination of the businesses of Telco and EXCEL Communications, Inc. ("EXCEL"). Upon the consummation of this business combination, Telco and EXCEL will become wholly owned subsidiaries of a newly formed holding company, New RES, Inc. ("Holdings"), which will change its name to "EXCEL Communications, Inc." In addition, you will be asked to approve the adoption of the Holdings 1997 Stock Option Plan (the "Stock Option Plan") and the Holdings 1997 Director Stock Option Plan (the "Director Stock Option Plan").

     Upon the completion of the business combination:

     - each outstanding share of Telco common stock will be converted into the right to receive 0.7595 shares of Holdings common stock and $15.00 in cash; and

     - each outstanding share of EXCEL common stock will be converted into the right to receive one share of Holdings common stock.

     The accompanying Joint Proxy Statement/Prospectus provides you with detailed information concerning the special meeting, the proposed business combination and the Holdings common stock to be issued in connection with the transaction, each of the Stock Option Plan and the Director Stock Option Plan, and certain other information. Please give this information your careful attention.

     Your Board of Directors has carefully reviewed and considered the terms and conditions of the proposed business combination and believes that the proposed business combination will provide opportunities to achieve substantial benefits for Telco shareholders and customers through the more efficient utilization of the combined assets, management and personnel of EXCEL and Telco. Your Board further believes that Holdings will be better able to capitalize on growth opportunities in the telecommunications industry, both domestically and internationally, and be better positioned to compete effectively in the rapidly changing telecommunications industry.

     Donaldson, Lufkin & Jenrette Securities Corporation, the Board's financial advisor in connection with this transaction, has delivered a written opinion, a copy of which is attached to the accompanying Joint Proxy Statement/Prospectus, to the effect that, as of the date of such opinion and based on and subject to the assumptions, limitations and qualifications set forth therein, the merger consideration to be received by the shareholders of Telco was fair to such shareholders from a financial point of view.

     Your Board of Directors, by unanimous vote, has determined that the terms of the proposed business combination are fair to, and in the best interests of, Telco and the shareholders of Telco, and recommends that you vote FOR the proposal to approve the business combination.

     Your Board of Directors also has carefully reviewed and considered the Stock Option Plan and the Director Stock Option Plan and recommends that you vote FOR the proposals to approve each of these plans.

     Please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to revoke your proxy by attending the special meeting and voting in person.

Sincerely yours,

     /s/ HENRY G. LUKEN, III
------------------------------------
        Henry G. Luken, III
       Chairman of the Board

                                      LOGO

                          4219 Lafayette Center Drive
                         Chantilly, Virginia 20151-1209

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 11, 1997

September 15, 1997

     Notice is hereby given that a special meeting of shareholders (the "Special Meeting") of Telco Communications Group, Inc. ("Telco") will be held on October 11, 1997 at 10:30 a.m. local time, with registration beginning at 9:30 a.m. at Hyatt Fair Lakes, 12777 Fair Lakes Circle, Fairfax, Virginia, for the following purposes:

          1. To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 5, 1997 (the "Merger Agreement"), by and among New RES, Inc., a newly formed holding company (to be renamed "EXCEL Communications, Inc."; hereinafter "Holdings"), Telco, EXCEL Communications, Inc. ("EXCEL"), T-Sub, Inc. and E-Sub, Inc. (two newly formed subsidiaries of Holdings), pursuant to which E-Sub, Inc. will be merged with and into EXCEL, and T-Sub, Inc. will be merged with and into Telco (collectively, the "Mergers"). As a result of the Mergers, EXCEL and Telco will become wholly owned subsidiaries of Holdings. Upon the consummation of the Mergers, each outstanding share of Telco common stock will be converted into the right to receive 0.7595 shares of Holdings common stock and $15.00 in cash and each outstanding share of EXCEL common stock will be converted into the right to receive one share of Holdings common stock.

          2. To consider and vote on a proposal to approve the Holdings 1997 Stock Option Plan.

          3. To consider and vote on a proposal to approve the Holdings 1997 Director Stock Option Plan.

          4. To transact such other business as may properly come before the Special Meeting.

     Your Board of Directors has fixed the close of business on August 29, 1997 as the record date for the purpose of determining those shareholders entitled to notice of, and to vote at, the Special Meeting or at any postponement or adjournment thereof.

     In order to ensure a quorum, it is important that shareholders who do not expect to attend the Special Meeting in person complete, sign, date and promptly return the enclosed proxy card in the accompanying envelope.

By Order of the Board of Directors,

Bryan K. Rachlin
Secretary

LOGO                                                                        LOGO

                             JOINT PROXY STATEMENT

                      For Special Meetings of Stockholders
                         To be held on October 11, 1997

                                 NEW RES, INC.
(to be renamed "EXCEL Communications, Inc." upon the consummation of the Mergers described herein)

                                   PROSPECTUS

    This Joint Proxy Statement/Prospectus is being furnished to holders of common stock, par value $.001 per share, of EXCEL Communications, Inc. ("EXCEL Common Stock"), a Delaware corporation ("EXCEL"), and holders of common stock, no par value, of Telco Communications Group, Inc. ("Telco Common Stock"), a Virginia corporation ("Telco"), in connection with the solicitation of proxies by the respective Boards of Directors of EXCEL and Telco for use at their respective special meetings of stockholders, and at any adjournment or postponement thereof (each, a "Special Meeting" and collectively, the "Special Meetings"), called to consider and vote upon (i) a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 5, 1997 (the "Merger Agreement"), by and among New RES, Inc., a Delaware corporation ("Holdings"), Telco, EXCEL, T-Sub, Inc., a Virginia corporation and a wholly owned subsidiary of Holdings ("T-Sub"), and E-Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings ("E-Sub"), and (ii) proposals (collectively, the "Plan Proposals") to approve each of the Holdings 1997 Stock Option Plan (the "Stock Option Plan") and the Holdings 1997 Director Stock Option Plan (the "Director Stock Option Plan"). The combination of the businesses of EXCEL and Telco contemplated by the Merger Agreement is referred to herein as the "Transaction." Upon or prior to the consummation of the Transaction, Holdings will be renamed "EXCEL Communications, Inc."

    The Merger Agreement provides, among other things, for (a) the merger of E-Sub with and into EXCEL (the "EXCEL Merger") and (b) the merger of T-Sub with and into Telco (the "Telco Merger" and together with the EXCEL Merger, the "Mergers"), with EXCEL and Telco surviving the Mergers as wholly owned subsidiaries of Holdings. Upon the effectiveness of the Mergers, the holders of EXCEL Common Stock and the holders of Telco Common Stock will become stockholders of Holdings on the terms described in this Joint Proxy Statement/Prospectus. The Mergers are expected to become effective after the receipt of the requisite regulatory and stockholder approvals (the "Effective Time"). See "The Transaction" and "The Merger Agreement."

    SEE "RISK FACTORS" BEGINNING ON PAGE 21 OF THIS JOINT PROXY
STATEMENT/PROSPECTUS FOR A DISCUSSION OF CERTAIN MATTERS WHICH SHOULD BE CAREFULLY CONSIDERED BY HOLDERS OF EXCEL COMMON STOCK AND HOLDERS OF TELCO COMMON STOCK IN DETERMINING HOW TO VOTE WITH RESPECT TO THE MERGER AGREEMENT.

     Holdings has filed a registration statement on Form S-4 (together with all amendments, schedules and exhibits filed or incorporated by reference as a part thereof, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to up to 141,665,880 shares of common stock, par value $.001 per share, of Holdings ("Holdings Common Stock") that are proposed to be issued (i) in connection with the Mergers to holders of outstanding shares of EXCEL Common Stock and to holders of outstanding shares of Telco Common Stock and (ii) upon the exercise of EXCEL and Telco options that are outstanding and unexercised at the Effective Time and that, pursuant to the Mergers, will be assumed by Holdings and converted into options to purchase shares of Holdings Common Stock. Prior to the Effective Time, EXCEL shall use its best efforts to obtain the approval for listing on the New York Stock Exchange (the "NYSE"), subject to official notice of issuance, of the Holdings Common Stock registered under the Registration Statement. See "The Merger Agreement -- Consideration to be Received in the Mergers," "-- Treatment of Stock Options" and "-- Certain Conditions." This Joint Proxy Statement/Prospectus also constitutes the Prospectus of Holdings filed as part of the Registration Statement.

     This Joint Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to holders of EXCEL Common Stock and holders of Telco Common Stock on or about September 15, 1997.

     THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/ PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT COVER ANY RESALES OF THE HOLDINGS COMMON STOCK TO BE RECEIVED BY THE HOLDERS OF EXCEL COMMON STOCK OR THE HOLDERS OF TELCO COMMON STOCK UPON THE CONSUMMATION OF THE MERGERS, AND NO PERSON IS AUTHORIZED TO MAKE ANY USE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH ANY SUCH RESALE.

    THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS SEPTEMBER 15, 1997.

                             AVAILABLE INFORMATION

     EXCEL and Telco are each subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, Room 1024, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission maintains a Web site on the Internet that contains reports, proxy and information statements and other information (http://www.sec.gov). Such information with respect to EXCEL may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Such information with respect to Telco may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     This Joint Proxy Statement/Prospectus does not include all of the information set forth in the Registration Statement filed by Holdings with the Commission under the Securities Act, as permitted by the rules and regulations of the Commission. The Registration Statement is available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated herein by reference concerning the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, and each statement shall be deemed qualified in its entirety by such reference.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES COVERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF EXCEL, TELCO OR HOLDINGS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED HEREIN BY REFERENCE IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by EXCEL with the Commission under the Exchange Act (collectively, the "EXCEL Reports") are incorporated herein by reference:

          (a) EXCEL's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

          (b) EXCEL's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997;

          (c) EXCEL's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997;

          (d) EXCEL's Proxy Statement for the Annual Meeting of Stockholders held on May 15, 1997; and

          (e) EXCEL's Current Reports on Form 8-K dated March 31, 1997, June 5, 1997 and June 25, 1997.

     The following documents previously filed by Telco with the Commission under the Exchange Act (collectively, the "Telco Reports") are incorporated herein by reference:

          (a) Telco's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

          (b) Telco's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997;

          (c) Telco's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997;

          (d) Telco's Proxy Statement for the Annual Meeting of Shareholders held on May 15, 1997; and

          (e) Telco's Current Reports on Form 8-K dated March 11, 1997, March 18, 1997, April 15, 1997, June 5, 1997 and June 24, 1997.

     All documents filed by EXCEL or Telco pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy
Statement/Prospectus and prior to the Special Meetings shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated herein by reference) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information contained or incorporated herein by reference relating to EXCEL has been supplied by EXCEL and all such information relating to Telco has been supplied by Telco.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS HAS BEEN DELIVERED, IN THE CASE OF DOCUMENTS RELATING TO EXCEL, FROM EXCEL COMMUNICATIONS, INC., 8750 NORTH CENTRAL EXPRESSWAY, SUITE 2000, DALLAS, TEXAS 75231 (TELEPHONE (214) 863-8000), AND, IN THE CASE OF DOCUMENTS RELATING TO TELCO, FROM TELCO COMMUNICATIONS GROUP, INC., 4219 LAFAYETTE CENTER DRIVE, CHANTILLY, VIRGINIA 20151-1209 (TELEPHONE (703) 631-5600). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY SUCH REQUEST SHOULD BE MADE BY SEPTEMBER 29, 1997.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

     This Joint Proxy Statement/Prospectus contains certain forward-looking statements that are based on the beliefs of EXCEL and/or Telco as well as assumptions made by and information currently available to management of EXCEL and Telco. Forward-looking statements include (without limitation) the information concerning possible or assumed future results of operations of EXCEL and Telco set forth under "The Transaction -- Recommendation of EXCEL Board," "-- Recommendation of Telco Board," "-- Reasons for the Transaction,"
"-- Opinions of Financial Advisors," "Business of Holdings," "Summary -- Summary Selected Unaudited Pro Forma Combined Condensed Financial Data" and "Unaudited Pro Forma Combined Condensed Financial Statements," statements preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions and all other statements that are not historical facts. All forward-looking statements involve risks and uncertainties. Readers are cautioned that the following important factors, in addition to those discussed elsewhere herein (including, without limitation, the matters discussed under "Risk Factors") and in the documents incorporated herein by reference, could affect the future results of EXCEL, Telco and Holdings and cause those results to differ materially from those expressed in such forward-looking statements:
Holdings' ability to migrate EXCEL's minutes of use by long distance customers from third party providers to Telco's facilities-based network without incurring unexpected costs or delays; Holdings' ability to manage growth; Holdings' ability to attract, maintain and motivate a large base of independent representatives; competition in the telecommunications and paging industries; Holdings' ongoing relationship with its long distance carriers; Holdings' dependence upon key personnel; Holdings' ability to attract and retain customers; the costs associated with the continued expansion of Telco's Commercial Sales Division; increases in rates for access and transmission facilities; federal and state governmental regulation of the long distance telecommunications industry, including pending reforms concerning access charges and the contemplated conversion to 10-10-XXX casual calling; Holdings' ability to further develop and manage its own long distance network; Holdings' ability to maintain, operate and upgrade its information systems; Holdings' success in the offering of paging, local telephone service and other new communications products and services; possible claims relating to the ownership of proprietary rights; and general economic conditions.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION.......................................    2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............    3
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  STATEMENTS................................................    4
SUMMARY.....................................................    8
  The Companies.............................................    8
  The Special Meetings......................................    9
  The Mergers...............................................   10
  Risk Factors..............................................   15
  The Plan Proposals........................................   15
  Summary Selected Unaudited Pro Forma Combined Condensed
     Financial Data.........................................   16
  Summary Selected Historical Financial Data of EXCEL.......   17
  Summary Selected Historical Financial Data of Telco.......   18
  Comparative Per Share Information.........................   19
  Comparative Per Share Market Price Information............   20
  Listing of Holdings Common Stock and Payment of
     Dividends..............................................   20
RISK FACTORS................................................   21
  Fixed Exchange Ratio......................................   21
  Risk of Nonrealization of Synergies and Other Benefits....   21
  Leverage..................................................   22
  Dependence on Key Personnel...............................   22
  Regulation and Management of EXCEL's Independent
     Representatives........................................   22
  Litigation................................................   23
  Concentration of Ownership................................   23
  Interests of Management...................................   23
THE TRANSACTION.............................................   24
  General...................................................   24
  Background of the Transaction.............................   24
  Recommendation of EXCEL Board.............................   29
  Recommendation of Telco Board.............................   29
  Reasons for the Transaction...............................   30
  Fairness Opinions.........................................   32
  Interests of Certain Persons in the Transaction...........   43
  Accounting Treatment......................................   46
  Certain United States Federal Income Tax Consequences.....   47
  Regulatory Approvals......................................   48
  Certain Related Financing.................................   49
  Stock Exchange Listing....................................   49
  Delisting and Deregistration of EXCEL Common Stock and
     Telco Common Stock; Cessation of Periodic Reporting....   49
  Federal Securities Laws Consequences......................   50
  Appraisal Rights..........................................   50
BUSINESS OF HOLDINGS........................................   50
COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND
  INFORMATION...............................................   51
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS...........   52

DIRECTORS AND MANAGEMENT OF HOLDINGS........................   58
  Directors.................................................   58
  Committees of the Board of Directors......................   58
  Compensation of Directors and Officers....................   58
  Executive Compensation....................................   58
OWNERSHIP OF HOLDINGS.......................................   59
THE SPECIAL MEETINGS........................................   61
  General...................................................   61
  Record Dates..............................................   62
  Times and Places; Purposes................................   62
  Voting Rights; Votes Required for Approval................   62
  Proxies...................................................   63
THE MERGER AGREEMENT........................................   65
  General...................................................   65
  Consideration to be Received in the Mergers...............   65
  Treatment of Stock Options................................   66
  Holdings Following the Merger.............................   66
  Certain Conditions........................................   66
  Certain Representations and Warranties....................   67
  Certain Covenants.........................................   67
  No Solicitation of Transactions...........................   68
  Certain Benefits Matters..................................   68
  Indemnification and Insurance.............................   68
  Termination...............................................   69
  Termination Fee...........................................   69
  Expenses..................................................   70
  Modification or Amendment.................................   70
THE PLAN PROPOSALS..........................................   71
  The Stock Option Plan.....................................   71
  The Director Stock Option Plan............................   73
  Certain Federal Income Tax Consequences...................   73
COMPARISON OF STOCKHOLDERS' RIGHTS..........................   76
  Classes and Series of Capital Stock.......................   76
  Director and Officer Liability and Indemnification........   76
  Special Meetings of Stockholders..........................   78
  Annual Meeting of Stockholders............................   78
  Notice of Stockholder Proposals...........................   78
  Dividends and Distributions...............................   79
  Appraisal Rights..........................................   79
  Stock Repurchases.........................................   80
  Removal of Directors......................................   80
  Charter Amendments........................................   81
  Bylaw Amendments..........................................   82
  Stockholder Action Without a Meeting......................   82
  Anti-Takeover Laws........................................   83
  Voluntary Dissolution.....................................   84
  Transactions with Directors...............................   84
  Filling Vacancies on the Board of Directors...............   85
  Number and Qualification of Directors.....................   86
  Preemptive Rights.........................................   86

DESCRIPTION OF HOLDINGS CAPITAL STOCK.......................   87
  Authorized Capital Stock..................................   87
  Common Stock..............................................   87
  Series Preferred Stock....................................   87
  Preemptive Rights.........................................   87
  Transfer Agent and Registrar..............................   88
  Certain Anti-Takeover Effects.............................   88
CERTAIN TRANSACTIONS........................................   88
LEGAL MATTERS...............................................   88
EXPERTS.....................................................   89
FUTURE STOCKHOLDER PROPOSALS................................   89

Appendix I   -- Merger Agreement

Appendix II  -- Opinion of Lehman Brothers Inc.

Appendix III -- Opinion of Donaldson, Lufkin & Jenrette Securities Corporation

Appendix IV  -- Holdings Certificate of Incorporation

Appendix V  -- Holdings Bylaws

                                    SUMMARY

     The following summary is intended only to highlight certain information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus, the appendices hereto and the documents incorporated by reference or otherwise referred to herein. Holders of EXCEL Common Stock and holders of Telco Common Stock are urged to review this entire Joint Proxy Statement/ Prospectus carefully, including the appendices hereto and the documents incorporated by reference or otherwise referred to herein. Unless the context otherwise requires or as otherwise expressly provided herein, references in this Joint Proxy Statement/Prospectus to "Holdings" refer to New RES, Inc. and its subsidiaries, collectively.

                                 THE COMPANIES

EXCEL

     EXCEL Communications, Inc., a Delaware corporation which was formed in 1988 and commenced operations in 1989, is a provider of long distance telecommunications and paging services in the United States. EXCEL ranks fourth, after AT&T Corp., MCI Telecommunications Corp. and Sprint Corporation, in the U.S. long distance telecommunications industry based upon domestic residential long distance revenues, and ranks fifth overall based upon the number of pre-subscribed lines. EXCEL markets its services through a network marketing system of independent representatives ("IRs"). EXCEL encourages IRs to enroll subscribers with whom they have ongoing relationships, such as family members, friends, business associates, neighbors or other acquaintances. EXCEL also encourages, but does not require, IRs to use EXCEL's products and services and to communicate the results of their use of such products and services to their subscribers.

     The mailing address of EXCEL's principal executive offices is 8750 North Central Expressway, Suite 2000, Dallas, Texas 75231 and its telephone number is
(214) 863-8000.

     Additional information concerning EXCEL is included in the EXCEL Reports incorporated herein by reference. See "Incorporation of Certain Documents by Reference" and "Available Information."

TELCO

     Telco Communications Group, Inc., a Virginia corporation formed in 1993, is a facilities-based provider of domestic and international long distance telecommunications services to both residential and commercial customers in the United States. The majority of Telco's current revenue is generated by customers accessing the Telco network by dialing a unique five digit Carrier Identification Code ("CIC Code") before dialing the number they are calling. Using a CIC Code to access Telco's network is known as "dial around" or "casual calling" because customers can use Telco's services at any time without changing their existing pre-subscribed long distance carrier. Telco also sells pre-subscribed telecommunications services to wholesale and commercial customers using a direct sales force of approximately 400 persons. Telco recently acquired the voice network assets of Advantis (the "Advantis Network"), which includes approximately 100,000 network miles of DS-3 fiber optic capacity under a long term right-to-use agreement.

     The mailing address of Telco's principal executive offices is 4219 Lafayette Center Drive, Chantilly, Virginia 20151-1209 and its telephone number is (703) 631-5600.

     Additional information concerning Telco is included in the Telco Reports incorporated herein by reference. See "Incorporation of Certain Documents by Reference" and "Available Information."

HOLDINGS

     The combination of EXCEL and Telco will create one of the largest facilities-based long distance telecommunications companies in the United States, the revenue sources of which will be diversified across multiple distribution channels. These distribution channels include pre-subscribed residential customers and small and home office commercial customers targeted by EXCEL's IR network, commercial and wholesale customers targeted by the Telco direct sales force and non-presubscribed, lower volume, residential customers targeted by Telco's dial around marketing efforts. See "Business of Holdings."

     Holdings is a Delaware corporation that was formed on May 30, 1997 to become a holding company for EXCEL and Telco and their respective subsidiaries following the consummation of the Mergers. Prior to the consummation of the Mergers, Holdings has had and will have no operations other than those incident to its formation, its execution of the Merger Agreement and the preparation of this Joint Proxy Statement/Prospectus. Holdings currently has no operations and nominal or no assets and liabilities. At or prior to the Effective Time, the name of Holdings will be changed to "EXCEL Communications, Inc."

     The mailing address of Holdings' principal executive offices is 8750 North Central Expressway, Suite 2000, Dallas, Texas 75231 and its telephone number is
(214) 863-8000.

                              THE SPECIAL MEETINGS

EXCEL

     The Special Meeting of the stockholders of EXCEL will be held at Wyndham Anatole Hotel, 2201 Stemmons Freeway, Dallas, Texas on October 11, 1997, starting at 10:00 a.m., local time. At the Special Meeting, or at any adjournment or postponement thereof (the "EXCEL Meeting"), holders of EXCEL Common Stock will be asked to (i) approve and adopt the Merger Agreement and
(ii) approve the Plan Proposals. See "The Transaction," "The Merger Agreement" and "The Plan Proposals."

     Holders of record of EXCEL Common Stock at the close of business on September 3, 1997 (the "EXCEL Record Date") have the right to receive notice of, and to vote at, the EXCEL Meeting. On the EXCEL Record Date, there were approximately 107,595,420 shares of EXCEL Common Stock issued and outstanding and entitled to vote. Each share of EXCEL Common Stock is entitled to one vote on each matter that is properly presented to stockholders for a vote at the EXCEL Meeting. Under the General Corporation Law of the State of Delaware, as amended (the "DGCL"), the affirmative vote of the holders of a majority of the outstanding shares of EXCEL Common Stock entitled to vote thereon is required to approve and adopt the Merger Agreement. The affirmative vote of a majority of the votes cast by the holders of EXCEL Common Stock at the EXCEL Meeting is required to approve the Plan Proposals. The Merger Agreement and the Plan Proposals must also be approved by the holders of Telco Common Stock as described below.

     Kenny A. Troutt, the Chief Executive Officer and Chairman of the Board of EXCEL, and certain of his affiliates (collectively, the "Troutt Group") beneficially own 64,180,800 shares of EXCEL Common Stock, which represent approximately 60% (approximately 57% on a fully diluted basis) of the outstanding shares of EXCEL Common Stock. The members of the Troutt Group have agreed to vote all of their respective shares of EXCEL Common Stock in favor of the approval of the Merger Agreement, subject to the condition set forth in the EXCEL Shareholders Agreement (as hereinafter defined). Accordingly, assuming that the condition set forth in the EXCEL Shareholders Agreement is satisfied, approval of the Merger Agreement by the holders of EXCEL Common Stock is assured. See "The Transaction -- Interests of Certain Persons in the Transaction -- EXCEL Shareholders Agreement."

TELCO

     The Special Meeting of the shareholders of Telco will be held at Hyatt Fair Lakes, 12777 Fair Lakes Circle, Fairfax, Virginia on October 11, 1997, starting at 10:30 a.m., local time. At the Special Meeting, or at any adjournment or postponement thereof (the "Telco Meeting"), holders of Telco Common Stock will be asked to (i) approve and adopt the Merger Agreement and (ii) approve the Plan Proposals. See "The Transaction," "The Merger Agreement" and "The Plan Proposals."

     Holders of record of Telco Common Stock at the close of business on August 29, 1997 (the "Telco Record Date") have the right to receive notice of, and to vote at, the Telco Meeting. On the Telco Record Date, there were approximately 33,341,732 shares of Telco Common Stock outstanding. Each share of Telco Common Stock is entitled to one vote on each matter that is properly presented to shareholders for a vote at the Telco Meeting. Under the Virginia Stock Corporation Act (the "VSCA"), the affirmative vote of the holders of a majority of the outstanding shares of Telco Common Stock entitled to vote thereon is required to approve and adopt the Merger Agreement. The affirmative vote of a majority of the Telco Common Stock represented at the Telco Meeting and entitled to vote thereon is required to approve the Plan Proposals. The Merger Agreement and the Plan Proposals must also be approved by the holders of EXCEL Common Stock as described above.

     Donald A. Burns, Thomas J. Cirrito, Henry G. Luken, III and Bryan K. Rachlin, each of whom is currently a director and/or executive officer of Telco, and certain affiliates of such persons (collectively, the "Telco Management Group"), beneficially own 18,638,507 shares of Telco Common Stock, which represent approximately 56% (approximately 50% on a fully diluted basis) of the issued and outstanding shares of Telco Common Stock. The members of the Telco Management Group have agreed to vote all of their respective shares of Telco Common Stock in favor of the approval of the Merger Agreement, subject to the conditions set forth in the Telco Shareholders Agreement (as hereinafter defined). Accordingly, assuming that the conditions set forth in the Telco Shareholders Agreement are satisfied, approval of the Merger Agreement by the holders of Telco Common Stock is assured. See "The Transaction -- Interests of Certain Persons in the Transaction -- Telco Shareholders Agreement."

                                  THE MERGERS

CONSIDERATION TO BE RECEIVED BY STOCKHOLDERS

     Pursuant to the Merger Agreement, T-Sub will be merged with and into Telco, with Telco surviving the Telco Merger as a wholly owned subsidiary of Holdings. Upon consummation of the Telco Merger, (i) each outstanding share of Telco Common Stock will be converted into the right to receive (a) 0.7595 shares (the "Telco Exchange Ratio") of Holdings Common Stock (the "Stock Consideration") and
(b) $15.00 in cash (the "Cash Consideration" and, together with the Stock Consideration, the "Telco Merger Consideration") and (ii) any outstanding shares of Telco Common Stock held by Telco in its treasury will be canceled and will cease to exist. Fractional shares of Holdings Common Stock will not be issued in connection with the Telco Merger. For a discussion of the treatment of fractional shares that would otherwise be issued, see "The Merger
Agreement -- Consideration to be Received in the Mergers." For a description of Holdings Common Stock, see "Description of Holdings Capital Stock." For a summary of the principal differences between the rights of holders of Telco Common Stock and holders of Holdings Common Stock, see "Comparison of Stockholders' Rights."

     Pursuant to the Merger Agreement, E-Sub will be merged with and into EXCEL, with EXCEL surviving the EXCEL Merger as a wholly owned subsidiary of Holdings. Upon consummation of the EXCEL Merger, (i) each outstanding share of EXCEL Common Stock will be converted into the right to receive one share of Holdings Common Stock (the "EXCEL Exchange Ratio") and (ii) any outstanding shares of EXCEL Common Stock held by EXCEL in its treasury will be canceled and will cease to exist. See "The Merger Agreement -- Consideration to be Received in the Mergers." For a description of Holdings Common Stock, see "Description of Holdings Capital Stock." For a summary of the principal differences between the rights of holders of EXCEL Common Stock and holders of Holdings Common Stock, see "Comparison of Stockholders' Rights."

     For a description of the treatment of outstanding options to purchase EXCEL Common Stock and options to purchase Telco Common Stock upon the consummation of the Mergers, see "The Transaction -- Interests of Certain Persons in the Transaction -- Telco Shareholders Agreement" and "The Merger
Agreement -- Treatment of Stock Options."

     HOLDERS OF TELCO COMMON STOCK AND HOLDERS OF EXCEL COMMON STOCK SHOULD NOT SEND IN THEIR STOCK CERTIFICATES WITH THEIR PROXY CARDS.

OWNERSHIP OF HOLDINGS AFTER THE TRANSACTION

     Immediately following the Mergers, the former holders of EXCEL Common Stock will collectively hold approximately 81% of the issued and outstanding shares of Holdings Common Stock (approximately 78% on a fully diluted basis and treating option holders as former stockholders) and the former holders of Telco Common Stock will collectively hold approximately 19% of the issued and outstanding shares of Holdings Common Stock (approximately 22% on a fully diluted basis and treating option holders as former shareholders).

RECOMMENDATION OF EXCEL'S BOARD OF DIRECTORS

     The Board of Directors of EXCEL (the "EXCEL Board"), by unanimous vote (excluding T. Allan McArtor, who did not become a member of the Board of Directors of EXCEL until June 25, 1997), has determined that the terms and provisions of the Merger Agreement are fair to, and in the best interests of, EXCEL and the holders of EXCEL Common Stock and recommends that holders of EXCEL Common Stock vote in favor of approval of the Merger Agreement. The decision of the EXCEL Board to enter into the Merger Agreement and to recommend that holders of EXCEL Common Stock vote in favor of the approval of the Merger Agreement is based upon its evaluation of a number of factors, including, among others, the written opinion of Lehman Brothers Inc. ("Lehman Brothers"), EXCEL's financial advisor in connection with the Transaction, dated June 5, 1997 and updated as of the date of this Joint Proxy Statement/Prospectus, stating that, as of such dates and based on and subject to the assumptions, limitations and qualifications set forth therein, from a financial point of view, the EXCEL Exchange Ratio was fair to the stockholders of EXCEL and the consideration to be paid by Holdings to holders of Telco Common Stock in the Transaction was fair to EXCEL. See "The Transaction -- Recommendation of EXCEL Board" and "-- Fairness Opinions -- Opinion of EXCEL's Financial Advisor."

RECOMMENDATION OF TELCO'S BOARD OF DIRECTORS

     The Board of Directors of Telco (the "Telco Board"), by unanimous vote, has determined that the Transaction is in the best interests of the holders of Telco Common Stock and recommends that the holders of Telco Common Stock vote in favor of approval of the Merger Agreement. The decision of the Telco Board to enter into the Merger Agreement and to recommend that holders of Telco Common Stock vote in favor of the approval of the Merger Agreement is based upon its evaluation of a number of factors, including, among others, the written opinion of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Telco's financial advisor in connection with the Transaction, dated June 5, 1997 and updated as of the date of this Joint Proxy Statement/Prospectus, stating that, as of such dates and based on and subject to the assumptions, limitations and qualifications set forth therein, the quotient of the Telco Exchange Ratio and the EXCEL Exchange Ratio (the "Exchange Ratio") together with the Cash Consideration to be received by the shareholders of Telco was fair to such shareholders from a financial point of view. See "The
Transaction -- Recommendation of Telco Board" and "-- Fairness
Opinions -- Opinion of Telco's Financial Advisor."

REASONS FOR THE TRANSACTION

     The combination of EXCEL and Telco will create one of the largest facilities-based long distance telecommunications companies in the United States. Holdings would have had 1996 pro forma combined revenues and operating income of approximately $1.8 billion and $240 million, respectively, and approximately 5.8 million long distance customers as of June 30, 1997. The EXCEL Board and the Telco Board (collectively, the "Boards") believe that the Transaction will provide opportunities to achieve substantial benefits for the respective stockholders and customers of each company through the more efficient utilization of the combined assets, management and personnel of EXCEL and Telco. The Boards further believe that the combined company, operating in the combined markets and with the combined assets, financial resources, management, personnel and technical expertise of both EXCEL and Telco, will be better able to capitalize on growth opportunities in the telecommunications industry, both domestically and internationally, and better be positioned to compete effectively in the rapidly changing telecommunications industry, than either EXCEL or Telco on a stand-alone basis.

     The primary strategic advantages of the Transaction that were considered by the Boards in reaching their determinations to recommend the Transaction were
(i) the cost savings expected to result from the increased utilization of the Telco network, (ii) the expected diversification of Holdings' distribution channels, (iii) the expected opportunities for Holdings to capitalize on greater economies of scale, (iv) the enhanced management capabilities expected to result from the combined and complementary experience and expertise of EXCEL and Telco management and (v) the opportunities for revenue growth expected to result from the combined resources of EXCEL and Telco.

     In addition to the joint reasons for the Transaction described above, other important factors considered by the EXCEL Board in reaching its determination to recommend the Transaction were (i) the benefit of obtaining immediate access to an existing lower cost network, which will enable EXCEL to avoid the cost, delay and management time commitment required to build a new network infrastructure and (ii) the enhanced revenue growth opportunities created by the new product and customer opportunities for EXCEL's IRs resulting from the Transaction.

     In addition to the joint reasons for the Transaction described above, another important factor considered by the Telco Board in reaching its determination to recommend the Transaction was the increased financial strength of the combined company, which should enhance Holdings' ability to take advantage of other telecommunications opportunities, such as acquisitions, new product introductions and international expansion.

     For a more complete discussion of EXCEL's and Telco's reasons for the Transaction, see "The Transaction -- Reasons for the Transaction."

OPINIONS OF FINANCIAL ADVISORS

     On June 5, 1997, Lehman Brothers delivered its written opinion to the EXCEL Board to the effect that, as of such date and based on and subject to the assumptions, limitations and qualifications set forth therein, from a financial point of view, the EXCEL Exchange Ratio was fair to the stockholders of EXCEL and the consideration to be paid by Holdings to holders of Telco Common Stock in the Transaction was fair to EXCEL. Lehman Brothers subsequently updated such opinion by delivery of its written opinion dated as of the date of this Joint Proxy Statement/Prospectus. A COPY OF THE LEHMAN BROTHERS OPINION, DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE AND MATTERS CONSIDERED BY LEHMAN BROTHERS IN RENDERING ITS OPINION, IS ATTACHED AS APPENDIX II TO THIS JOINT PROXY STATEMENT/PROSPECTUS. HOLDERS OF EXCEL COMMON STOCK ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY.

     On June 5, 1997, DLJ delivered its written opinion to the Telco Board to the effect that, as of such date and based on and subject to the assumptions, limitations and qualifications set forth therein, the Exchange Ratio together with the Cash Consideration to be received by the shareholders of Telco was fair to such shareholders from a financial point of view. DLJ subsequently updated such opinion by delivery of its written opinion dated as of the date of this Joint Proxy Statement/Prospectus. A COPY OF THE DLJ OPINION, DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED AND OTHER MATTERS CONSIDERED BY DLJ IN RENDERING ITS OPINION, IS ATTACHED AS APPENDIX III TO THIS JOINT PROXY STATEMENT/PROSPECTUS. HOLDERS OF TELCO COMMON STOCK ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY.

BOARD OF DIRECTORS AND MANAGEMENT OF HOLDINGS, EXCEL AND TELCO

     The Board of Directors of Holdings (the "Holdings Board") initially will consist of Kenny A. Troutt, who will be Chairman of the Board, Donald A. Burns, Henry G. Luken, III, T. Allan McArtor, John J. McLaine, Ronald A. McDougall and Stephen R. Smith.

     Following the consummation of the Mergers, Mr. Troutt will be Chief Executive Officer and Chairman of the Board of Holdings, Mr. McLaine will be President and Chief Operating Officer of Holdings, J. Christopher Dance will be Executive Vice President, Secretary and General Counsel of Holdings, Mr. Luken will be Executive Vice President of Holdings, Nicholas A. Merrick will be Executive Vice President and Chief Financial Officer of Holdings, Thomas Marino will be Executive Vice President of Network Operations of Holdings, Mr. Smith will be Executive Vice President of Marketing of Holdings, Paul D. Fletcher will be Vice President and Treasurer of Holdings and Craig E. Holmes will be Vice President and Chief Accounting Officer of Holdings.

     The Merger Agreement provides that, at or prior to the Effective Time, Telco will enter into new employment agreements with each of Steven G. Canton and Messrs. Burns, Merrick and Rachlin, and Holdings will enter into an employment agreement with Mr. Luken (collectively, the "Employment Agreements"). See "The Transaction -- Interests of Certain Persons in the
Transaction -- Employment Agreements."

CERTAIN RELATED FINANCING

     Prior to the consummation of the Mergers, Holdings intends to enter into a new credit facility (the "New Credit Facility") with Lehman Commercial Paper Inc., as agent (the "Agent"), and a syndicate of lenders. The New Credit Facility will consist of a five-year reducing revolving credit facility in the principal amount of $1 billion, with a $50 million letter of credit sub-facility. Availability under the New Credit Facility will reduce on dates and in amounts to be determined. Borrowings thereunder will be guaranteed by Holdings' subsidiaries (including EXCEL and Telco) and will be secured by a pledge of the capital stock of Holdings' subsidiaries.

     Holdings intends to make an initial borrowing of approximately $513 million under the New Credit Facility concurrently with the consummation of the Mergers and to use the proceeds thereof to finance the Mergers and costs and expenses associated therewith and to refinance existing indebtedness of Telco. Future borrowings will be available for general corporate purposes, including acquisitions (subject to the terms and conditions of the New Credit Facility).

     For a more complete description of the New Credit Facility, see "The Transaction -- Certain Related Financing."

ACCOUNTING TREATMENT

     The Telco Merger will be accounted for by Holdings under the "purchase" method of accounting and the EXCEL Merger will be accounted for as a reorganization, in each case in accordance with generally accepted accounting principles. See "The Transaction -- Accounting Treatment."

CONDITIONS TO THE MERGERS

     The respective obligations of EXCEL and Telco to consummate the Mergers are subject to the satisfaction of certain conditions, including, among others, (a) receipt of material regulatory approvals, (b) receipt of tax opinions by each of Telco and EXCEL from their respective special tax counsel, (c) receipt by EXCEL of a regulatory opinion from Telco's regulatory counsel and (d) the absence of any event that has had or could reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) on the other or on Holdings. In addition, the obligation of EXCEL to consummate the Mergers is subject to the condition that the Employment Agreements and Non-Competition Agreements (as hereinafter defined) are in full force and effect. See "The Merger
Agreement -- Certain Conditions."

TERMINATION OF THE MERGER AGREEMENT; TERMINATION FEE

     The Merger Agreement may be terminated prior to the Effective Time, (a) by either EXCEL or Telco under certain circumstances, including if (i) the Mergers are not consummated on or before December 31, 1997 (the "Termination Date"), unless such failure to consummate is caused solely by reason of the failure to obtain certain regulatory approvals, in which case the Termination Date shall be extended to May 31, 1998, (ii) a Material Adverse Effect or an event which could reasonably be expected to result in a Material Adverse Effect on the other or on Holdings occurs or (iii) the Board of Directors of the other, or any committee thereof, (A) resolves to or does withdraw or modify in any adverse manner its approval or recommendation of the Merger Agreement or the Mergers, (B) fails to reaffirm such approval upon the request of the other or (C) approves or recommends any acquisition of such corporation or a material portion of its assets or any tender offer for shares of its capital stock, in each case, other than by a party to the Merger Agreement or one of its affiliates (collectively, a "Withdrawal"), and (b) by Telco if (i) under certain situations and subject to certain conditions, prior to the approval of the Merger Agreement by the holders of Telco Common Stock, the Telco Board determines in good faith that its fiduciary obligations under applicable law require such action (a "Fiduciary Obligation") or (ii) under certain circumstances, EXCEL engages in any Proposed Activity (as defined in the Merger Agreement) to which Telco has objected. See "The Merger Agreement -- Termination."

     Under certain circumstances, the Merger Agreement obligates Telco to pay to EXCEL a fee of $20 million if the Merger Agreement is terminated. See "The Merger Agreement -- No Solicitation of Transactions" and "The Merger
Agreement -- Termination Fee."

REGULATORY APPROVALS

     The Transaction is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations thereunder, which provide that certain transactions may not be consummated until required information and materials are furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and the requisite waiting period has expired or has been terminated. Early termination of such waiting period was granted on July 15, 1997. The Transaction also is subject to review by the applicable state regulatory authorities governing telecommunications services in each of the states in which EXCEL or Telco provides telephone service and to receipt of the approval of the Federal Communications Commission (the "FCC"). See "The Transaction -- Regulatory Approvals."

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The Transaction has been structured to qualify as a nontaxable transaction under the Internal Revenue Code of 1986, as amended (the "Code"). It is a condition to the obligations of each of EXCEL and Telco under the Merger Agreement that EXCEL receive an opinion from Weil, Gotshal & Manges LLP, special counsel to EXCEL ("Weil, Gotshal & Manges"), and that Telco receive an opinion from Swidler & Berlin, Chartered, special counsel to Telco ("Swidler & Berlin"), to the effect that no gain or loss will be recognized by EXCEL or Telco, as the case may be, or their respective holders of common stock in connection with the Mergers, except (i) gain, if any, will be recognized by holders of Telco Common Stock to the extent of the Cash Consideration and (ii) with respect to cash received in lieu of fractional shares by holders of Telco Common Stock. See "The Transaction -- Certain United States Federal Income Tax Consequences."

APPRAISAL RIGHTS

     The holders of EXCEL Common Stock and the holders of Telco Common Stock will not be entitled to any appraisal rights in connection with the Transaction. See "The Transaction -- Appraisal Rights."

                                  RISK FACTORS

     SEE "RISK FACTORS" FOLLOWING THIS SUMMARY FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS IN EVALUATING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

                               THE PLAN PROPOSALS

THE STOCK OPTION PLAN

     The Stock Option Plan is intended to provide a means by which selected employees of and consultants to Holdings may be given an opportunity to purchase Holdings Common Stock. Options granted under the Stock Option Plan may be either options that qualify for treatment as "incentive stock options" under Section 422 of the Code ("Incentive Stock Options") or options that do not so qualify ("Nonqualified Stock Options"). Stock Options may be granted under the Stock Option Plan to any person who is an officer or other employee (including, subject to certain conditions, officers and employees who are also directors) of Holdings or any of its subsidiaries. The exercise price of Incentive Stock Options must be at least the fair market value of a share of Holdings Common Stock on the date of grant (and not less than 110% of the fair market value in the case of an Incentive Stock Option granted to an optionee owning 10% or more of Holdings Common Stock). The exercise price of Nonqualified Stock Options may be less than the fair market value of a share of Holdings Common Stock on the date of grant. A total of 13,000,000 shares of Holdings Common Stock have been reserved for issuance upon the exercise of options to be granted under the Stock Option Plan and the maximum number of shares with respect to which options may be granted to any participant during the term of the Stock Option Plan is 2,000,000.

THE DIRECTOR STOCK OPTION PLAN

     The Director Stock Option Plan is intended to encourage ownership of Holdings by eligible non-employee directors of Holdings whose continued services are considered essential to Holdings' future progress and to provide them with a further incentive to remain as directors of Holdings. All options to be granted under the Director Stock Option Plan will be Nonqualified Options that will not be eligible for treatment as Incentive Stock Options. The exercise price per share of each option granted under the Director Stock Option Plan will be equal to 100% of the fair market value of Holdings Common Stock on the date of grant. A total of 400,000 shares of Holdings Common Stock have been reserved for issuance upon the exercise of options to be granted under the Director Stock Option Plan.

     For a more detailed description of the Stock Option Plan and the Director Stock Option Plan, see "The Plan Proposals."

     The adoption of each of the Stock Option Plan and the Director Stock Option Plan has been unanimously approved by the Compensation Committee of Holdings and ratified by each of the EXCEL Board, the Telco Board and the Holdings Board, in each case subject to the approval of the holders of the common stock of EXCEL, Telco and Holdings. The EXCEL Board recommends that holders of EXCEL Common Stock vote FOR the approval of the Plan Proposals and the Telco Board recommends that holders of Telco Common Stock vote FOR the approval of the Plan Proposals. See "The Plan Proposals."

                      SUMMARY SELECTED UNAUDITED PRO FORMA
                       COMBINED CONDENSED FINANCIAL DATA

     The following unaudited pro forma balance sheet and income statement data of Holdings illustrates the effect of the Transaction as if the Transaction had occurred on June 30, 1997 for the pro forma balance sheet data and as of January 1, 1996 for the pro forma income statement data. The pro forma data is not necessarily indicative of the results of operations or the financial condition that would have been reported by Holdings had the Transaction been in effect during those periods, or as of those dates, or that may be reported in the future. Pro forma combined per share data of EXCEL and Telco give effect to the exchange of each share of Telco Common Stock for 0.7595 shares of Holdings Common Stock.

     This information should be read in conjunction with, and is qualified in its entirety by, the Consolidated Financial Statements of EXCEL and Telco and the related notes thereto incorporated herein by reference and the Unaudited Pro Forma Combined Financial Statements and the related notes thereto. See "Incorporation of Certain Documents By Reference" and "Unaudited Pro Forma Combined Financial Statements."

                                                                  FOR THE              FOR THE
                                                              SIX MONTHS ENDED       YEAR ENDED
                                                               JUNE 30, 1997      DECEMBER 31, 1996
                                                              ----------------    -----------------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Total revenues..............................................     $  934,678          $1,802,900
Operating income............................................        128,265             240,111
Net income from continuing operations.......................         66,306             123,348
Net income from continuing operations per share.............     $     0.48          $     0.92
Cash dividends declared per common share....................             --                  --
BALANCE SHEET DATA:
Working capital.............................................     $  124,143
Property and equipment, net.................................        292,300
Total assets................................................      1,520,669
Long-term debt and capital lease obligations................        513,363(1)
Stockholders' equity........................................        746,952
SUPPLEMENTAL OPERATING DATA:
Long distance minutes of usage..............................      5,232,901           9,234,283

---------------

(1) Includes $513.3 million of borrowings under the New Credit Facility to fund the Mergers and related costs. See "Certain Related Financing."

              SUMMARY SELECTED HISTORICAL FINANCIAL DATA OF EXCEL

    The following table sets forth selected consolidated financial data for EXCEL as of the dates and for the periods indicated. The financial data for each of the years ended December 31, 1992, 1993, 1994, 1995 and 1996 are derived from audited financial statements of EXCEL. The financial data for the six months ended June 30, 1996 and 1997 are derived from unaudited consolidated financial statements of EXCEL, which, in the opinion of EXCEL management, contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the full year. The data set forth below in this table are qualified in their entirety by, and should be read in conjunction with, the Consolidated Financial Statements of EXCEL and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of EXCEL incorporated herein by reference. See "Incorporation of Certain Documents By Reference."

                                                 SIX MONTHS ENDED
                                                     JUNE 30,                          YEAR ENDED DECEMBER 31,
                                              -----------------------   ------------------------------------------------------
                                                 1997         1996         1996         1995        1994      1993      1992
                                              ----------   ----------   ----------   ----------   --------   -------   -------
                                                       (IN THOUSANDS, EXCEPT PER SHARE AND PER MINUTE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues:(1)
  Communication services....................  $  596,599   $  477,200   $1,090,649   $  363,301   $108,819   $24,198   $20,670
  Marketing services........................      65,342      148,955      260,653      143,397     43,339     6,650     3,497
                                              ----------   ----------   ----------   ----------   --------   -------   -------
Total revenues..............................     661,941      626,155    1,351,302      506,698    152,158    30,848    24,167
Operating expenses:
  Communication.............................     322,485      264,935      596,598      209,995     58,925    13,761    13,264
  Marketing services (2)....................     122,201      170,759      367,103      147,476     46,724     7,730     5,255
  General and administrative................     106,231       80,424      170,072       71,514     19,779     5,811     5,866
                                              ----------   ----------   ----------   ----------   --------   -------   -------
Total operating expenses....................     550,917      516,118    1,133,773      428,985    125,428    27,302    24,385
                                              ----------   ----------   ----------   ----------   --------   -------   -------
Operating income (loss).....................     111,024      110,037      217,529       77,713     26,730     3,546      (218)
                                              ----------   ----------   ----------   ----------   --------   -------   -------
Interest and other income (expense).........       4,154        6,096       12,386       (6,374)      (212)      (51)      (74)
Provision for income taxes..................      43,083       43,727       85,488       26,893     10,648     1,126        17
                                              ----------   ----------   ----------   ----------   --------   -------   -------
Net income (loss) before cumulative effect
  of change in accounting principle.........      72,095       72,406      144,427       44,446     15,870     2,369      (309)
Cumulative effect of change in accounting
  principle (2).............................     (65,214)          --           --           --         --        --        --
                                              ----------   ----------   ----------   ----------   --------   -------   -------
Net income (loss)...........................  $    6,881   $   72,406   $  144,427   $   44,446   $ 15,870   $ 2,369   $  (309)
                                              ==========   ==========   ==========   ==========   ========   =======   =======
Net income per share before cumulative
  effect of change in accounting
  principle.................................  $     0.65   $     0.70   $     1.35   $     0.46   $   0.18   $  0.03   $    --
                                              ==========   ==========   ==========   ==========   ========   =======   =======
Net income (loss) per share.................  $     0.06   $     0.70   $     1.35   $     0.46   $   0.18   $  0.03   $    --
                                              ==========   ==========   ==========   ==========   ========   =======   =======
Cash dividends declared per share...........  $       --   $       --   $       --   $    0.202   $  0.046   $    --   $    --
                                              ==========   ==========   ==========   ==========   ========   =======   =======
SUPPLEMENTAL OPERATING DATA:
Long distance minutes of usage (3)..........   3,303,301    2,781,770    6,271,203    2,101,240    544,552   118,357    99,592
                                              ----------   ----------   ----------   ----------   --------   -------   -------
Weighted average long distance revenue per
  minute of usage (4).......................  $    0.179   $    0.172   $    0.174   $    0.173   $  0.200   $ 0.204   $ 0.208
Weighted average communication charges per
  minute of usage (5).......................  $    0.096   $    0.095   $    0.095   $    0.100   $  0.108   $ 0.116   $ 0.133
BALANCE SHEET DATA (AT PERIOD END):
Working capital (deficit)...................  $  213,199                $  209,227   $    1,071   $  7,134   $  (186)  $  (648)
Property and equipment, net.................      99,532                    76,912        8,560      2,476       662       597
Total assets (2)............................     475,707                   579,164      203,581     59,412     9,058     2,604
Long-term debt and capital lease
  obligations...............................          70                       100          345      3,369       313       420
Stockholders' equity (deficit) (2)..........     302,170                   322,281       37,708     13,635     1,995      (336)

---------------

(1) EXCEL's revenues consist of sales revenues for communication services and for marketing services. Revenues for communication services include revenues for long distance minutes of usage billable to subscribers during the period and revenues for the usage of EXCEL's paging products billable during the period, and are net of the effect of certain adjustments, including unbillable call records. Marketing services revenues are comprised of receipts from independent representatives and training coordinators for training, business forms, promotional and presentation materials, ongoing technical and administrative support services, and monthly reports. Revenues from marketing services include the effect of deferring a portion of the cash received from IRs during each period and amortizing the deferred revenues over 12 months. See Note 1 to the Consolidated Financial Statements of EXCEL and the related notes thereto incorporated herein by reference. See "Incorporation of Certain Documents By Reference."

(2) Marketing services costs for each of the fiscal years ended December 31, 1992, 1993, 1994, 1995 and 1996 and for the six months ended June 30, 1996 include the effect of capitalizing the portion of commissions paid for acquisition of new subscribers and amortizing the capitalized costs over 12 months. Beginning January 1, 1997, EXCEL began fully expensing subscriber acquisition costs in the period incurred in order to present its operating results in a manner more consistent with other telecommunications companies against which its results are now compared. See Note 1 to the Consolidated Financial Statements of EXCEL and the related notes thereto incorporated herein by reference. See "Incorporation of Certain Documents By Reference."

(3) Long distance minutes of usage represent minutes billable to subscribers during the period.

(4) Weighted average long distance revenue per minute of usage equals the revenues for long distance phone services sold to EXCEL's subscribers divided by the aggregate minutes of usage.

(5) Weighted average communication charges per minute of usage equals the cost to purchase all long distance phone services sold to EXCEL's subscribers divided by the aggregate minutes of usage.

              SUMMARY SELECTED HISTORICAL FINANCIAL DATA OF TELCO

     The following table sets forth selected consolidated financial data for Telco as of the dates and for the periods indicated. The financial data for each of the periods ended December 31, 1993, 1994, 1995 and 1996 are derived from audited financial statements of Telco. The financial data for the six months ended June 30, 1996 and 1997 are derived from unaudited consolidated financial statements of Telco, which, in the opinion of Telco management, contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of the results to be expected for the full year. Certain reclassifications have been made to the historical financial data to conform to the presentation expected to be used by Holdings. The data set forth below are qualified in their entirety by, and should be read in conjunction with, the Consolidated Financial Statements of Telco and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of Telco incorporated herein by reference. See "Incorporation of Certain Documents By Reference."

                                                 SIX MONTH ENDED
                                                     JUNE 30,                        YEAR ENDED DECEMBER 31,
                                             ------------------------    -----------------------------------------------
                                                1997          1996          1996           1995        1994     1993(1)
                                             ----------    ----------    -----------    ----------    -------   --------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AND PER MINUTE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Communication services.................    $  272,737    $  209,208    $   451,598    $  224,520    $47,332   $  1,135
Operating expenses:
  Communication..........................       152,068       115,532        252,036       133,728     27,736        993
  Marketing services.....................        47,310        31,335         69,034        26,630      4,552        838
  Selling, general and administrative....        40,366        41,269         79,587        38,450     10,091        472
  Depreciation and amortization..........         6,263         3,305          7,967         3,326        496         54
                                             ----------    ----------    -----------    ----------    -------   --------
Total operating expenses.................       246,007       191,441        408,624       202,134     42,875      2,357
                                             ----------    ----------    -----------    ----------    -------   --------
Operating income (loss)..................        26,730        17,767         42,974        22,386      4,457     (1,222)
                                             ----------    ----------    -----------    ----------    -------   --------
Interest and other income (expense)......        (1,905)       (2,071)        (3,014)       (3,044)      (882)       (25)
Provision for income taxes...............         9,385         6,676         16,394         7,531      1,432         --
Minority interest........................            --           554            689         1,046        137         --
                                             ----------    ----------    -----------    ----------    -------   --------
Net income (loss)........................    $   15,440    $    8,466    $    22,877    $   10,765    $ 2,006   $ (1,247)
                                             ==========    ==========    ===========    ==========    =======   ========
Net income (loss) per share..............    $     0.45    $     0.30    $      0.75    $     0.38    $  0.07   $  (0.05)
                                             ==========    ==========    ===========    ==========    =======   ========
SUPPLEMENTAL OPERATING DATA:
Long distance minutes of usage (2).......     1,929,600     1,356,200      2,963,080     1,384,300
Weighted average long distance revenue
  per minute of usage (3)................    $    0.141    $    0.153    $     0.152    $    0.162
Weighted average communication charges
  per minute of usage (4)................    $    0.074    $    0.084    $     0.085    $    0.097
BALANCE SHEET DATA (AT PERIOD END):
Working capital (deficit)................    $   44,797                  $    65,994    $   28,361    $13,886   $   (959)
Property and equipment, net..............       192,768                       39,666        27,527      5,874      1,198
Total assets.............................       373,723                      210,596        87,124     33,533      2,051
Long-term debt and capital lease
  obligations............................       115,121                        2,620        41,437     17,785      1,559
Minority interest........................            --                           --         1,183        137         --
Shareholders' equity (deficit)...........       161,887                      145,720        12,420      1,655       (376)

---------------

(1) Telco commenced operations in November 1993.

(2) Long distance minutes of usage represent minutes billable to customers during the period.

(3) Weighted average long distance revenue per minute of usage equals revenues for long distance phone services sold to Telco's customers divided by the aggregate minutes of usage.

(4) Weighted average communication charges per minute of usage equals the third party cost of long distance phone services sold to Telco's customers divided by the aggregate minutes of usage.

                       COMPARATIVE PER SHARE INFORMATION

     The following table sets forth, for the periods indicated, selected pro forma per share amounts for Holdings Common Stock, pro forma per share equivalent amounts for Telco Common Stock and the corresponding historical per share data for EXCEL Common Stock and Telco Common Stock, giving effect to the Transaction. The information presented is based upon, and is qualified in its entirety by, the Consolidated Financial Statements and the related notes thereto of each of EXCEL and Telco incorporated herein by reference. These data are not necessarily indicative of the results of the future operations of Holdings or the actual results that would have occurred if the Transaction had been consummated prior to the periods indicated. See "Unaudited Pro Forma Combined Financial Statements."

                                                                              AT OR FOR THE
                                                           AT OR FOR THE       YEAR ENDED
                                                          SIX MONTHS ENDED    DECEMBER 31,
                                                           JUNE 30, 1997          1996
                                                          ----------------    -------------
UNAUDITED PRO FORMA COMBINED(1)
Net income from continuing operations per share.........       $0.48              $0.92
Cash dividends declared per share.......................          --                 --
Book value per share....................................       $5.46              $5.73
TELCO PER SHARE EQUIVALENTS(2)
Net income per share....................................       $0.36              $0.70
Cash dividends declared per share.......................          --                 --
Book value per share....................................       $4.15              $4.35
EXCEL HISTORICAL
Net income before cumulative effect of change in
  accounting principle per share........................       $0.65              $1.35
Cash dividends declared per share.......................          --                 --
Book value per share....................................       $2.74              $3.01
TELCO HISTORICAL
Net income per share....................................       $0.45              $0.75
Cash dividends declared per share.......................          --                 --
Book value per share....................................       $4.71              $4.77

---------------

(1) The pro forma EXCEL per share equivalents are equal to the Unaudited Pro Forma Combined per share amounts as the exchange ratio of EXCEL Common Stock to Holdings Common Stock is 1 to 1.

(2) The Telco Per Share Equivalents were calculated by multiplying the Unaudited Pro Forma Combined per share amounts by the Telco Exchange Ratio to reflect the exchange of .7595 shares of Holdings Common Stock for each share of Telco Common Stock pursuant to the Merger Agreement. Upon the consummation of the Telco Merger, each holder of Telco Common Stock also will receive $15.00 in cash, which is not reflected in the Telco Per Share Equivalents data above.

                 COMPARATIVE PER SHARE MARKET PRICE INFORMATION

     EXCEL Common Stock is listed on the NYSE and Telco Common Stock is listed on the Nasdaq National Market System (the "NMS"). On June 5, 1997, the last full trading day prior to the public announcement of the proposed Mergers, the closing price of EXCEL Common Stock on the NYSE Composite Tape was $18 3/4 per share and the closing price of Telco Common Stock on the NMS was $22 per share. On September 9, 1997, the most recent practicable date prior to the mailing of this Joint Proxy Statement/Prospectus, the closing price of EXCEL Common Stock on the NYSE Composite Tape was $23 7/8 per share and the closing price of Telco Common Stock on the NMS was $30 15/16 per share. Holders of EXCEL Common Stock and holders of Telco Common Stock are urged to obtain current market quotations prior to making any decision with respect to the Mergers. See "Comparative Per Share Market Price and Dividend Information."

     From time to time EXCEL purchases shares of EXCEL Common Stock in the open market pursuant to a share repurchase program. Concurrently with approval of the Transaction, the EXCEL Board approved an increase in the number of shares authorized for repurchase under the program from 2 million shares to 10 million shares. As of the date hereof, EXCEL has repurchased approximately 2.6 million shares under the program. All shares repurchased pursuant to the program have been or will be canceled.

           LISTING OF HOLDINGS COMMON STOCK AND PAYMENT OF DIVIDENDS

     Holdings intends to apply for listing of the Holdings Common Stock on the NYSE and anticipates that its shares will trade on the NYSE, upon official notice of issuance, under the symbol "ECI." See "The Transaction -- Stock Exchange Listing."

     Holdings currently intends to retain all future earnings for use in the operation of its business and, therefore, does not anticipate paying any cash dividends in the foreseeable future. The declaration and payment in the future of any cash dividends will be at the discretion of the Holdings Board and will depend upon, among other factors, the earnings, capital requirements and financial position of Holdings, existing and/or future loan covenants and general economic conditions. It is expected that the New Credit Facility will contain covenants restricting Holdings from declaring or paying any dividends.

                                  RISK FACTORS

FIXED EXCHANGE RATIO

     Pursuant to the terms of the Merger Agreement, upon consummation of the Mergers, each share of Telco Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Telco Merger Consideration. The Merger Agreement does not contain any provisions for adjustment of the Telco Exchange Ratio or the EXCEL Exchange Ratio based upon fluctuations in the price of EXCEL Common Stock or Telco Common Stock. Accordingly, the value of the stock consideration to be received by holders of Telco Common Stock upon the consummation of the Mergers is not presently ascertainable and will depend upon the market price of Holdings Common Stock at the Effective Time, which in turn will be affected by the market price of EXCEL Common Stock at the Effective Time. On June 5, 1997, the last trading day prior to the public announcement of the proposed Mergers, the closing price of EXCEL Common Stock on the NYSE Composite Tape was $18 3/4 per share and the closing price of Telco Common Stock on the NMS was $22 per share, and on September 9, 1997 (the latest practicable date preceding the mailing of this Joint Proxy Statement/Prospectus for which such price information was available), the closing price of EXCEL Common Stock on the NYSE Composite Tape was $23 7/8 per share and the closing price of Telco Common Stock on the NMS was $30 15/16 per share. Holders of EXCEL Common Stock and holders of Telco Common Stock are urged to obtain current market quotations prior to making any decisions with respect to the Mergers. The Merger Agreement does not provide EXCEL or Telco the right to terminate the agreement based upon fluctuations in the price of EXCEL Common Stock or Telco Common Stock. However, it is a condition to EXCEL's and Telco's obligation to close under the Merger Agreement that there not have occurred an event that has had or could reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) on the other party or on Holdings.

RISK OF NONREALIZATION OF SYNERGIES AND OTHER BENEFITS

     The Transaction involves the integration of two companies that have previously operated independently. There can be no assurances that Holdings will not encounter significant difficulties in integrating the respective operations of EXCEL and Telco or that the benefits expected from such integration will be realized. In addition, the achievement of the benefits expected from such integration will require Holdings to incur significant costs in connection with, among other things, network and sales force expansion. The incurrence of any such costs, as well as any unexpected costs or delays, in connection with such integration, could have a material adverse effect on Holdings' business, operating results or financial condition.

     Among the factors considered by the EXCEL Board and the Telco Board in connection with their respective approvals of the Merger Agreement were the opportunities for operating cost savings and revenue growth that could result from the Transaction. However, there can be no assurance that such savings or revenue growth will be realized. The realization of operating cost savings will be affected primarily by Holdings' ability to direct EXCEL's minutes to Telco's facilities-based network, resulting in a lower per minute cost than EXCEL pays for the use of third party networks. EXCEL's ability to migrate its traffic from its higher cost contracts with third parties to Telco's existing lower cost network infrastructure (and thereby reduce per minute costs through purchasing efficiencies and reduced access charges) may be limited by the continuing minimum commitment requirements under EXCEL's agreements with third parties, such as WorldCom Network Services, Inc. ("WorldCom"), MCI Telecommunications Corporation ("MCI"), IXC Long Distance, Inc. ("IXC") and Frontier Communications Services, Inc. ("Frontier"). The most significant of these commitments is EXCEL's non-exclusive agreement with WorldCom, which calls for a $900 million cumulative commitment over four years, subject to certain discounts. EXCEL is currently exceeding its minimum commitments to WorldCom and expects to fulfill its aggregate commitments under this agreement in 1999. However, there can be no assurance that EXCEL will continue to meet or exceed such requirements. Pursuant to EXCEL's agreement with Frontier, EXCEL has agreed to utilize the Frontier network on an exclusive basis for calling card and PIN 800 traffic, though EXCEL currently is exceeding the on-going minimum commitment requirements under the Frontier Agreement and its other minimum commitment agreements (including the MCI and IXC agreements), there can be no assurance that it will continue to meet or exceed such requirements. Delays in migrating EXCEL's traffic to the Telco network (as a result of EXCEL not continuing to meet or exceed such contractual requirements, delays in expansion of the network or otherwise) may have an adverse effect on Holdings' ability to achieve operating cost savings and/or the timing of the achievement of any such savings.

LEVERAGE

     Upon the consummation of the Transaction, Holdings will incur approximately $513 million of indebtedness under the New Credit Facility. Additional indebtedness (up to an aggregate of $1 billion) may be incurred under the New Credit Facility in the future. The New Credit Facility will contain various restrictive covenants, including covenants limiting the incurrence of debt, capital expenditures, payment of dividends and acquisitions and dispositions, as well as financial covenants. These covenants may limit the ability of Holdings to take advantage of certain strategic opportunities that may be available to Holdings in the future. In addition, the capital stock of Holdings' subsidiaries (including EXCEL and Telco) will be pledged to secure the indebtedness under the New Credit Facility. See "The Transaction -- Certain Related Financing."

DEPENDENCE ON KEY PERSONNEL

     The success of Holdings' business will depend, in part, on the continued services of certain members of Holdings management, EXCEL and Telco. In particular, the loss of the services of Kenny A. Troutt, Chief Executive Officer and Chairman of the Board of Holdings and Chairman and Chief Executive Officer of EXCEL, John J. McLaine, President and Chief Operating Officer of Holdings and President, Chief Financial Officer and Chief Operating Officer of EXCEL, or Donald A. Burns, Chief Executive Officer and President of Telco, could have a material adverse effect on the business, results of operations and financial condition of Holdings.

REGULATION AND MANAGEMENT OF EXCEL'S INDEPENDENT REPRESENTATIVES

     Because the IRs are classified as independent contractors and not as employees of EXCEL, EXCEL is not able to have the same level of direction and oversight with respect to the IRs as it does with respect to EXCEL employees. While EXCEL has policies and rules in place governing the conduct of the IRs and periodically reviews the sales tactics of the IRs, it is difficult to enforce such policies and rules. Violations of these policies and rules reflect negatively on EXCEL and have led to informal complaints by various federal and state regulatory authorities. EXCEL, like other long distance carriers, has been subject to complaints before the FCC and state public utility commissions regarding the unauthorized switching of subscribers' long distance carriers. In addition, informal complaints regarding IR misrepresentations and subscriber billing issues have been filed from time to time with state attorney general offices, state public utility commissions and the FCC. These offices contact EXCEL from time to time and meet with representatives of EXCEL to review the activities of EXCEL and the IRs in their respective states, although such agencies never approve or endorse any company's business practices. Additional informal complaints by federal and state regulatory authorities may occur in the future and could have a material adverse effect on Holdings' results of operations.

     EXCEL's network marketing system is or may be subject to or affected by extensive government regulation, including, without limitation, federal and state regulation of the offer and sale of business franchises, business opportunities and securities. Various governmental agencies monitor direct selling activities, and EXCEL has occasionally been requested to supply information regarding its marketing plan to certain of such agencies. Although EXCEL believes that its network marketing system is in substantial compliance with the laws and regulations relating to direct selling activities, there can be no assurance that legislation and regulations adopted in particular jurisdictions in the future will not adversely affect Holdings' operations. EXCEL also could be found to be in non-compliance with existing statutes or regulations as a result of, among other things, misconduct by IRs, the ambiguous nature of certain of the regulations relating to direct selling activities and the considerable interpretive and enforcement discretion given to regulators. Any assertion or determination that EXCEL or the IRs are not in compliance with existing statutes or regulations could have a material adverse effect on Holdings. Furthermore, an adverse determination by any one jurisdiction could influence the decisions of regulatory authorities in other jurisdictions.

LITIGATION

     In August 1996, AT&T Corp. ("AT&T") commenced an action against EXCEL alleging past and continued infringement by EXCEL of an AT&T patent. The claim does not specify the amount of damages sought. EXCEL does not believe that this claim is meritorious, and intends to vigorously defend the claim. Accordingly, EXCEL believes that this claim will not have a material adverse effect on its results of operations or financial position. However, there can be no assurance that, if this claim were determined adversely to EXCEL, it would not have a material adverse effect on EXCEL's results of operations or financial position.

     In May 1996, a group of IRs, including one IR who was one of the top ten highest earning IRs during the first half of 1996, commenced an action against EXCEL and others claiming, among other things, defamation, unfair competition, interference with contractual relations, fraud, and intentional infliction of emotional distress, for which they seek actual damages of $31.5 million and punitive damages in excess of $500 million. EXCEL does not believe that this claim is meritorious, and intends to vigorously defend the claim. Accordingly, EXCEL believes that this claim will not have a material adverse effect on its results of operations or financial position. However, there can be no assurance that, if this claim were determined adversely to EXCEL, it would not have a material adverse effect on EXCEL's results of operations or financial position.

CONCENTRATION OF OWNERSHIP

     Following the consummation of the Mergers, Kenny A. Troutt, Chairman and Chief Executive Officer of EXCEL, will beneficially own approximately 48% (approximately 45% on a fully diluted basis) of the outstanding shares of Holdings Common Stock, and the current officers and directors of EXCEL and Telco will beneficially own, in the aggregate, approximately 65% (approximately 62% on a fully diluted basis) of the outstanding shares of Holdings Common Stock. Accordingly, Mr. Troutt, acting alone, may be in a position to exercise substantial influence over actions that require the consent of Holdings' stockholders, and the current officers and directors of EXCEL and Telco, acting as a group, will have the ability to elect all of the directors of Holdings and to control Holdings management, operations and affairs.

INTERESTS OF MANAGEMENT

     Certain members of Telco management have interests in the Transaction that are in addition to the interests of EXCEL stockholders and Telco shareholders generally. The Transaction will give rise to certain entitlements and benefits (including, subject to the approval of the Compensation Committee of Holdings, the expected granting of options to purchase shares of Holdings Common Stock) pursuant to the Employment Agreements. In addition, upon consummation of the Mergers, the vesting of certain outstanding stock options of certain members of Telco management will be accelerated resulting in aggregate payments to Messrs. Canton and Merrick of an estimated $18.7 million based on the closing price of EXCEL Common Stock on the NYSE Composite Tape on September 4, 1997. The actual payment to such individuals will be based on the closing price of EXCEL Common Stock on the trading day immediately prior to the Effective Time. The Merger Agreement also provides that, upon consummation of the Mergers, Holdings will grant registration rights to certain members of Telco management with respect to the shares of Holdings Common Stock to be issued to such persons in the Mergers. See "The Transaction -- Interests of Certain Persons in the Transaction."

                                THE TRANSACTION

GENERAL

     The Merger Agreement provides for a business combination between EXCEL and Telco in which, subject to the satisfaction of the conditions set forth therein, E-Sub will be merged with and into EXCEL and T-Sub will be merged with and into Telco, with EXCEL and Telco continuing as the surviving corporations of the Mergers. Upon the effectiveness of the Mergers, each outstanding share of Telco Common Stock will be converted into the right to receive the Telco Merger Consideration and each outstanding share of EXCEL Common Stock will be converted into the right to receive one share of Holdings Common Stock. As a result of the Mergers, the former holders of EXCEL Common Stock collectively will hold approximately 81% (approximately 78% on a fully diluted basis and treating option holders as former stockholders) of the issued and outstanding shares of Holdings Common Stock and the former holders of Telco Common Stock collectively will hold approximately 19% (approximately 22% on a fully diluted basis and treating option holders as former shareholders) of the issued and outstanding shares of Holdings Common Stock.

BACKGROUND OF THE TRANSACTION

     EXCEL and Telco each regularly evaluate strategic opportunities, including possible alliances, joint ventures, acquisitions and other business combinations with various industry participants. Under appropriate circumstances, representatives of EXCEL or Telco may establish direct or indirect contact with potential candidates. Set forth below is a summary of the background of these negotiations.

     In February 1997, Kenny A. Troutt, then Chairman of the Board, President and Chief Executive Officer of EXCEL, John J. McLaine, then Executive Vice President, Chief Financial Officer and Secretary of EXCEL, and J. Christopher Dance, then the Vice President -- Legal Affairs and Assistant Secretary of EXCEL, were introduced to Henry G. Luken, III, Chairman of the Board of Telco, Donald A. Burns, Vice Chairman, President and Chief Executive Officer of Telco, Bryan K. Rachlin, Chief Operating Officer and General Counsel of Telco, and Nicholas A. Merrick, Chief Financial Officer of Telco, during a CompTel Conference in Palm Springs, California. During the meeting, discussions were limited to general conversation regarding each business and the similarities between the companies.

     On April 1, 1997, Messrs. Troutt and McLaine attended a Telco presentation delivered at a DLJ sponsored telecommunications conference. EXCEL delivered a presentation at the same event and Mr. Burns attended the EXCEL presentation.

     During the week of April 14, 1997, Lehman Brothers, on behalf of EXCEL, contacted Mr. Burns to suggest a meeting between EXCEL and Telco to discuss a range of potential strategic relationships, including a commercial arrangement, a joint venture or a merger.

     On April 16, 1997, Messrs. Troutt and McLaine met with representatives of Lehman Brothers, who presented preliminary business, market and financial overviews, pro forma financial information and preliminary valuation materials, and certain public information regarding Telco.

     On April 23, 1997, the Telco Board held a scheduled meeting in San Antonio, Texas. At the meeting, Mr. Burns briefed the Telco Board regarding the developments with EXCEL and received authorization for representatives of Telco to meet with EXCEL management to discuss a possible business relationship.

     On April 24, 1997, Messrs. Troutt and McLaine met with Messrs. Burns, Luken and Merrick at EXCEL's corporate headquarters in Dallas, Texas. At this meeting, the parties discussed the operations, marketing, industry opportunities, long range plans and management goals of each company. As a result of these discussions, the representatives of both companies determined that it would be advisable to have further discussions with regard to a strategic relationship.

     Telco retained DLJ, pursuant to a letter agreement dated as of May 1, 1997, to assist in analyzing a potential relationship between Telco and EXCEL, and on May 7, 1997, EXCEL and Telco entered into a confidentiality agreement.

     On May 12, 1997, Messrs. Troutt, McLaine and Dance and representatives of Lehman Brothers met with Messrs. Burns, Luken, Merrick and Rachlin and representatives of DLJ in the Washington, D.C. office of Swidler & Berlin, Telco's outside legal counsel, to discuss a potential strategic relationship between Telco and EXCEL. At the meeting, Telco presented a review and analysis of Telco, its network and network capacity, its consumer and commercial sales and certain marketing activities, its acquisition in April 1997 of the Advantis Network, its historical financial performance, and future opportunities for Telco. During the course of this meeting, Mr. McLaine inquired whether Telco management would consider a merger with EXCEL in which holders of Telco Common Stock would receive a combination of cash and stock in the public corporation that would survive the business combination. Mr. McLaine emphasized that in any potential transaction it would be very important to EXCEL to create a structure that would facilitate the retention of key members of Telco management, including the receipt by Telco management of capital stock of the combined company and the negotiation of employment agreements with such individuals. After discussions, Telco management indicated that it would consider such a transaction in light of the potential synergies between the companies. At the conclusion of this meeting, both parties agreed that EXCEL would perform additional analysis and would advise Telco within a week whether it wished to proceed further with the discussions.

     On May 13, 1997, EXCEL retained Weil, Gotshal & Manges to serve as outside legal counsel to EXCEL in connection with a possible transaction with Telco.

     On May 15, 1997, at a board meeting prior to EXCEL's first annual meeting of stockholders as a public company, Messrs. Troutt and McLaine advised the EXCEL Board of the status of the discussions with Telco and described the potential synergies between the businesses of EXCEL and Telco. The EXCEL Board discussed whether an acquisition of Telco would fit with EXCEL's strategic plans. Among other factors, the EXCEL Board considered the potential for such a transaction to contribute to the diversification of EXCEL's channels of distribution and to provide additional access to transmission facilities, as well as the strength of Telco management. In addition, the EXCEL Board considered whether such a transaction was likely to be dilutive in the long term.

     On May 15, 1997, at a board meeting following Telco's first annual meeting of shareholders as a public company, Messrs. Burns, Luken, Merrick and Rachlin apprised the Telco Board of the discussions with EXCEL, including the discussions concerning a possible merger or other business combination between Telco and EXCEL in which holders of Telco Common Stock would receive a combination of cash and stock.

     Between May 15 and May 19, 1997, there were numerous telephone discussions between Messrs. Burns, Merrick and Rachlin and the members of the Telco Board regarding certain issues relating to a possible transaction with EXCEL.

     On May 16, 1997, Lehman Brothers revised the preliminary Telco valuation materials and the pro forma combination analyses, and presented these materials to EXCEL management.

     On May 19, 1997, Messrs. Troutt and McLaine and representatives of Lehman Brothers participated in a conference call with Messrs. Burns, Merrick and Rachlin and representatives of DLJ to discuss the general structure and terms of a merger that would be an acquisition involving the payment of some combination of cash and stock to the holders of Telco Common Stock. No agreement was reached regarding the structure, consideration to be paid or other terms of such a transaction, and each side agreed that further review and analysis was needed.

     Between May 19 and May 27, 1997, EXCEL and Telco and their respective representatives continued to discuss various terms and conditions concerning a possible merger of the two companies. The discussions covered such matters as the valuation of the two companies, the treatment of outstanding options to purchase Telco Common Stock, employment arrangements, registration rights and lock-up agreements, representation on the Board of the new company, financing for a potential combination, a non-solicitation agreement and corresponding termination fee payable by Telco, and other legal, tax and financial considerations relating to a possible transaction.

     On May 22, 1997, Lehman Brothers and DLJ held a meeting at which they reviewed the potential cost savings between Telco and EXCEL. It was agreed that EXCEL and Telco management would meet with Lehman Brothers and DLJ at EXCEL's Dallas headquarters on May 27, 1997.

     At the May 27, 1997 meeting, Telco management, EXCEL management and representatives of DLJ and Lehman Brothers discussed the principal terms of and structure for a possible business combination.

     On May 28, 1997, Messrs. Burns, Luken, Merrick and Rachlin, together with representatives of DLJ and Swidler & Berlin, met with Messrs. Troutt, McLaine and Dance, Craig Holmes, EXCEL's Vice President and Chief Accounting Officer, representatives of Lehman Brothers and representatives of Weil, Gotshal & Manges at EXCEL's corporate headquarters to continue negotiations concerning the principal terms of the proposed merger between the companies. At this meeting, there was also a due diligence presentation by EXCEL, which included financial due diligence, back office operations, marketing plan and structure, organizational structure, information systems and legal review. Although agreement had not been reached on all material terms of the proposed transaction, at the end of the meeting, Weil, Gotshal & Manges was instructed to begin preparation of the transaction agreements.

     On the evening of May 28, 1997, representatives of Lehman Brothers met with the EXCEL Board to evaluate the status of the negotiations and the proposed terms, conditions and structure of the merger, including the status of business, financial and legal due diligence, certain tax implications of the proposed transaction and the status of the financing commitment.

     On May 29, 1997, Messrs. Luken and Rachlin and representatives of Swidler & Berlin remained in Dallas to continue negotiations of the terms of the transaction and perform legal and information systems due diligence. Arthur Andersen LLP, EXCEL's accountants, met with Deloitte and Touche LLP, Telco's accountants, to begin financial and accounting due diligence. EXCEL and Telco's respective legal advisors also began legal due diligence with respect to the other company. The EXCEL Board met, together with representatives of Lehman Brothers, to continue their review of the proposed transaction. On the evening of May 29, 1997, a preliminary draft of the Merger Agreement was delivered to Telco and its legal and financial advisors.

     On May 30, 1997, Mr. Burns convened a special meeting of the Telco Board to apprise the Telco directors of the status of the discussions with EXCEL, including the preliminary terms of the proposed transaction, the scope and timing of the ongoing due diligence by both companies, the drafting and negotiation of definitive documentation for the proposed transaction, information about EXCEL, and certain legal, tax and financial aspects of the proposed transaction. Members of Telco management and representatives of DLJ and Swidler & Berlin made presentations to the Telco Board, including, in the case of Swidler & Berlin, a discussion of the Telco Board's fiduciary duties and other matters of Virginia corporate law applicable to the proposed transaction. DLJ reviewed EXCEL's business and financial position and discussed the potential strategic benefits of a business combination, DLJ's role as Telco's financial advisor in the proposed transaction and the terms and scope of the proposed fairness opinion that would be requested of DLJ in connection with the proposed transaction. The discussion by the Telco Board was wide ranging and included, among other things, a discussion of (i) the benefits of the size and position of the combined companies, (ii) Telco's potential as a vehicle for the growth of EXCEL and (iii) the potential cost savings to be achieved.

     Following such presentations and discussions, the Telco Board established a special committee of directors who were neither officers nor employees of Telco, consisting of Gary L. Nelson and Robert W. Ross, to evaluate and negotiate the terms and conditions of the proposed transaction (the "Telco Special Committee"). The Telco Special Committee engaged the law firm of Hunton & Williams to represent the Telco Special Committee with respect to the proposed transaction, and the Telco Special Committee subsequently was authorized by the Telco Board to utilize the financial advisory services of DLJ, Telco's financial advisor, in connection with its evaluation and negotiation of the proposed transaction.

     On May 30, 1997, EXCEL and Telco management and representatives of DLJ and Lehman Brothers met at Telco's headquarters in Chantilly, Virginia to conduct further due diligence with respect to Telco, which included in-depth reviews of accounting, legal, information technology, network, network capacity, sales and marketing. Negotiations with respect to outstanding terms of the proposed merger continued between EXCEL and Telco and their respective legal and financial advisors.

     On May 31, 1997, the Telco Special Committee held a meeting, at which representatives of Hunton & Williams and DLJ were present, to (i) discuss the Telco Special Committee's legal duties and responsibilities with respect to the proposed transaction, (ii) review the status of Telco's due diligence of EXCEL to date and the status of the negotiations with respect to the Merger Agreement and related documentation and (iii) further discussed DLJ's role as Telco's financial advisor in the proposed transaction and the terms and scope of the proposed fairness opinion that would be requested of DLJ in connection with the proposed transaction. The members of the Telco Special Committee, its legal counsel and representatives of DLJ traveled to Washington, D.C. the following day (June 1, 1997) to be present for due diligence presentations with respect to EXCEL and to actively participate in the negotiations.

     On May 31, 1997, the EXCEL Board held a special meeting. Present at the invitation of the EXCEL Board were Mr. Dance, representatives of Lehman Brothers and a representative of Weil, Gotshal & Manges. At this meeting, the EXCEL Board was briefed by Weil, Gotshal & Manges regarding the EXCEL Board's fiduciary duties and other matters of Delaware corporate law. Lehman Brothers then reviewed with the EXCEL Board, in detail, the preliminary analysis of Telco prepared by Lehman Brothers (copies of which had been previously delivered to each of the directors). Lehman Brothers' presentation included the strategic considerations for the proposed transaction; the basis for the valuation analysis; an overview of Telco's products, operating data, history, marketing strategies and telecommunications network; the recent acquisition by Telco of the Advantis Network; the potential synergies between EXCEL and Telco; and the key management personnel of Telco. In addition, Mr. Dance reviewed with the EXCEL Board the material agreements for the proposed transaction, including the material terms of the Merger Agreement, the Telco Shareholders Agreement, the EXCEL Shareholders Agreement, the Registration Rights Agreement, the Employment Agreements and the Non-Competition Agreements.

     From June 1, 1997 through June 4, 1997, the Telco Special Committee remained in Washington, D.C. to deliberate upon the proposed transaction and to participate in on-going due diligence and merger negotiations. In the course of such discussions, the Telco Special Committee considered, among other things,
(i) the structure of the proposed transaction, (ii) the issues raised in connection with the due diligence conducted on EXCEL, (iii) the proposed purchase price and other financial aspects of the proposed transaction, including whether the exchange ratio should be fixed and whether purchase price protections such as a "cap" or "collar" should be sought in order to reduce the impact on the holders of Telco Common Stock of possible fluctuations in EXCEL's stock price, (iv) other strategic alternatives available to Telco, (v) the potential cost savings and synergies that could be realized by merging with EXCEL, (vi) EXCEL's contractual obligations and its ability to move traffic onto Telco's network, (vii) the legal, tax and accounting issues related to the proposed transaction, (viii) EXCEL's ability to obtain the financing necessary to consummate the proposed transaction, (ix) the various methodologies used by DLJ to assess the fairness of the merger consideration to be received by shareholders of Telco from a financial point of view and (x) the proposed employment agreements with certain members of Telco management. The Telco Special Committee and its counsel took an active role in negotiating the terms and conditions of the Merger Agreement.

     On June 1, 1997, the EXCEL Board held a special meeting to discuss the progress of the proposed transaction. By invitation of the EXCEL Board, Mr. Dance and representatives of Lehman Brothers were present. Lehman Brothers continued the review of its preliminary analysis with the EXCEL Board. Mr. McLaine explained that the consideration proposed to be paid to Telco shareholders would be paid approximately one half in cash and one half in Holdings Common Stock. Mr. Troutt discussed marketing strategies for combining Telco's commercial sales force with the EXCEL residential sales force. Stephen
R. Smith, Executive Vice President of Marketing and a director of EXCEL, discussed various synergistic marketing strategies, including mechanisms for calculating compensation for the respective sales forces. The EXCEL Board then discussed marketing, billing platforms and other strategic opportunities unique to a combination of the companies. Mr. Dance then gave a presentation regarding the results of the due diligence evaluation of Telco and updated the EXCEL Board on the status of the negotiations.

     On June 2, 1997, the EXCEL Board held a special meeting to discuss the progress of the proposed transaction. By invitation of the EXCEL Board, Mr. Dance and representatives of Lehman Brothers and Weil, Gotshal & Manges were present. The EXCEL Board again discussed issues relating to the structure, price, expected synergies, terms and conditions of the proposed transaction, including the fixed exchange ratio versus fixed value merger consideration, the absence of purchase price protections such as a "collar" or "cap" and the proposed employment agreements with key members of Telco senior management. Representatives of Lehman Brothers made a presentation to the EXCEL Board on the results of its analysis of the proposed transaction and delivered its oral opinion to the EXCEL Board that, as of such date and subject to certain assumptions, limitations and qualifications, from a financial point of view, the EXCEL Exchange Ratio was fair to the stockholders of EXCEL and the consideration to be paid by Holdings to holders of Telco Common Stock in the proposed transaction was fair to EXCEL. See "-- Fairness Opinions -- Opinion of EXCEL's Financial Advisor." The EXCEL Board then discussed the proposed financing commitment of Lehman Brothers and the use of the proceeds thereof to finance the Mergers and the costs and expenses associated therewith, to refinance certain existing indebtedness of Telco, and for general corporate purposes. Mr. Dance reviewed the material terms and conditions of Lehman Brothers' proposed commitment. After deliberations, the EXCEL Board approved the Merger Agreement and the transactions contemplated thereby, subject to any material changes.

     On June 3, 1997, DLJ presented written valuation materials and discussed with the Telco Special Committee and the Telco Board various financial aspects of the proposed transaction and reviewed their valuation methodologies. At such meeting, DLJ delivered its oral opinion to the Telco Board and the Telco Special Committee that, as of such date and subject to certain assumptions, limitations and qualifications, the Exchange Ratio together with the Cash Consideration to be received by the shareholders of Telco was fair to such shareholders from a financial point of view. Based on such opinion and its own deliberations over the course of the prior several days, the Telco Special Committee preliminarily concluded that the Telco Merger Consideration to be received by the shareholders of Telco was fair to such shareholders from a financial point of view and recommended proceeding with the proposed transaction. See "-- Fairness
Opinions -- Opinion of Telco's Financial Advisor."

     During the period from May 31 through June 4, 1997, representatives of EXCEL and Telco, their respective financial and legal advisors, and members of the Telco Special Committee and its legal and financial advisors, conducted negotiations with respect to various terms of the Merger Agreement and the related agreements. On June 5, 1997, a meeting took place in the New York City offices of Weil Gotshal & Manges between EXCEL, Telco and their respective financial and legal advisors to finalize the definitive transaction documentation.

     On the evening of June 5, 1997, the EXCEL Board held a special meeting. Mr. Dance and representatives of Lehman Brothers and Weil, Gotshal & Manges were present by invitation of the EXCEL Board. At the meeting, Mr. Dance and Weil, Gotshal & Manges reviewed with the EXCEL Board the material terms and conditions of the Merger Agreement and the related agreements. Lehman Brothers delivered its written opinion to the EXCEL Board that, as of such date and based on and subject to the assumptions, limitations and qualifications set forth therein, from a financial point of view, the EXCEL Exchange Ratio was fair to the stockholders of EXCEL and the consideration to be paid by Holdings to holders of Telco Common Stock in the proposed transaction was fair to EXCEL. After deliberations with respect thereto, the EXCEL Board unanimously determined that the provisions and terms of the Merger Agreement were fair to and in the best interest of EXCEL and EXCEL's stockholders and authorized the officers of EXCEL to execute the Merger Agreement and the related agreements.

     On the evening of June 5, 1997, the Telco Board held a special meeting to consider the proposed Merger Agreement and related documents and the transaction contemplated thereby. After being briefed on the final details of the proposed transaction, the Telco Special Committee recommended approval of the proposed transaction by the Telco Board. Representatives of DLJ then delivered their written opinion to the Telco Board and the Telco Special Committee to the effect that, as of such date and based on and subject to the assumptions, limitations and qualifications set forth therein, the Exchange Ratio together with the Cash Consideration to be received by the shareholders of Telco was fair to such shareholders from a financial point of view. After deliberations, the Telco Board concluded that the proposed transaction was in the best interest of Telco and its shareholders and, by the unanimous vote of all directors, approved the Merger Agreement and the transactions contemplated thereby and authorized the officers of Telco to execute and deliver the Merger Agreement and the related agreements.

     On June 5, 1997, EXCEL and Telco executed the Merger Agreement, the Telco Shareholders (as hereinafter defined) and EXCEL executed the Telco Shareholders Agreement and the EXCEL Shareholders (as hereinafter defined) and Telco executed the EXCEL Shareholders Agreement.

     On June 6, 1997, prior to the opening of trading on the NYSE and the NMS, EXCEL and Telco issued a joint press release announcing the Transaction.

     The Compensation Committee of the Holdings Board, by unanimous written consent dated as of September 8, 1997, approved and adopted the Stock Option Plan. The Holdings Board, by unanimous written consent dated as of September 8, 1997, approved the Stock Option Plan and the Director Stock Option Plan.

     The EXCEL Board, by unanimous written consent dated as of September 8, 1997, approved the Stock Option Plan and the Director Stock Option Plan and agreed to recommend such plans to the holders of EXCEL Common Stock.

     The Telco Board, by unanimous written consent dated as of August 25, 1997, approved the Stock Option Plan and the Director Stock Option Plan and agreed to recommend such plans to the holders of Telco Common Stock.

RECOMMENDATION OF EXCEL BOARD

     THE EXCEL BOARD, BY UNANIMOUS VOTE, HAS DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, EXCEL AND THE HOLDERS OF EXCEL COMMON STOCK AND RECOMMENDS THAT HOLDERS OF EXCEL COMMON STOCK VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

     In reaching its determination to approve the Merger Agreement and the transactions contemplated thereby, the EXCEL Board consulted with EXCEL management and financial and legal advisors and considered the proposed terms of the Merger Agreement and the related agreements. In reaching its conclusions, the EXCEL Board also considered the strategic advantages of the Transaction described below, as well as, among other things, the following: (i) information concerning the financial performance and condition, business operations, capital levels, asset quality and prospects of Telco, and the projected future financial performance of EXCEL as a separate entity and of EXCEL and Telco on a combined basis; (ii) current industry, economic and market conditions and trends, including the likelihood of continuing consolidation and increasing competition in the telecommunications industry; (iii) the current and historical market prices of Telco Common Stock; (iv) the opinion of Lehman Brothers described below as to the fairness, from a financial point of view, of the EXCEL Exchange Ratio and the consideration to be paid to holders of Telco Common Stock (which was determined through arm's-length negotiations between EXCEL and Telco); (v) the likelihood of obtaining required regulatory approvals and the possibility that regulatory authorities may impose burdensome conditions to the grant of such approvals; (vi) alternative transactions; (vii) presentations by EXCEL management and its financial and legal advisors regarding Telco; and (viii) the impact of the Transaction on the customers, IRs and employees of EXCEL.

RECOMMENDATION OF TELCO BOARD

     THE TELCO BOARD, BY UNANIMOUS VOTE AND UPON THE RECOMMENDATION OF ITS SPECIAL COMMITTEE APPOINTED TO EVALUATE THE TRANSACTION, HAS DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, TELCO AND THE HOLDERS OF TELCO COMMON STOCK AND RECOMMENDS THAT THE HOLDERS OF TELCO COMMON STOCK VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

     In reaching its determination to approve the Merger Agreement and the transactions contemplated thereby, the Telco Board considered the recommendation of the Telco Special Committee, consulted with Telco management and financial and legal advisors and considered the proposed Merger Agreement and the related agreements. In reaching its conclusions, the Telco Board also considered the strategic advantages of the Transaction described below, as well as, among other things, the following: (i) the recommendation of the Telco Special Committee that the Transaction be approved by the Telco Board as being in the best interests of the holders of Telco Common Stock; (ii) the terms of the Merger Agreement, including the premium over the historical trading price of Telco Common Stock represented by the Telco Merger Consideration and the ability of the holders of Telco Common Stock to receive a combination of cash and Holdings Common Stock in exchange for their Telco Common Stock; (iii) the opinion of its financial advisor, DLJ, as to the fairness of the Exchange Ratio and the Cash Consideration to the shareholders of Telco from a financial point of view; (iv) its knowledge of the business, operations, properties, assets, financial condition, operating results and prospects of Telco and EXCEL; (v) current industry, economic and market conditions; (vi) presentations by Telco management and its financial and legal advisors regarding EXCEL; (vii) the compatibility of the respective business philosophies of Telco and EXCEL; (viii) the opportunity for the holders of Telco Common Stock to participate in a larger, stronger and more competitive telecommunications company; and (ix) continuing the existing business plan of Telco as an independent corporation.

REASONS FOR THE TRANSACTION

     The combination of EXCEL and Telco will create one of the largest facilities-based long distance telecommunications companies in the United States. Holdings would have had 1996 pro forma combined revenues and operating income of approximately $1.8 billion and $240 million, respectively, and approximately 5.8 million long distance customers as of June 30, 1997. The Boards believe that the Transaction will provide opportunities to achieve substantial benefits for the respective stockholders and customers of each company through the more efficient utilization of the combined assets, management and personnel of EXCEL and Telco. The Boards further believe that the combined company, operating in the combined markets and with the combined assets, financial resources, management, personnel and technical expertise of both EXCEL and Telco, will be better able to capitalize on growth opportunities in the telecommunications industry, both domestically and internationally, and will be better positioned to compete effectively in the rapidly changing telecommunications industry, than either EXCEL or Telco on a stand-alone basis.

     The following are the primary strategic advantages of the Transaction that were considered by the Boards in reaching their determinations to recommend the
Transaction:

     Utilization of Telco's Low Cost Network. The Boards believe that the Transaction will create significant cost savings to both EXCEL and Telco, which are expected to result primarily from the migration of EXCEL's minutes of use by long distance customers from the facilities of third party providers to Telco's lower cost, facilities-based network, which currently is not fully utilized. As a facilities-based provider that will seek to capitalize on its owned and leased switches and fiber optic capacity, the combined company is expected to incur lower per minute costs than could be obtained under arrangements with third party providers, such as the arrangements upon which EXCEL presently relies. While EXCEL will continue to have contractual obligations to place a portion of its minutes of use on the networks of third party providers until at least 1999, EXCEL currently is exceeding its minimum obligations under such contracts and has excess minutes of use it can migrate immediately to Telco's lower cost network. In addition, most of EXCEL's contracts with third party carriers either have cancellation clauses or expire in 1998 or 1999. As a result, management of both EXCEL and Telco estimate that after the contemplated expansion of the Telco network, a substantial portion of EXCEL's minutes of use can be migrated to the Telco network during 1998 and 1999. Such migration is also expected to reduce Telco's costs per minute of use as a result of the increased and more efficient utilization of the Telco network.

     In addition, EXCEL historically has purchased its minutes of use on a bundled basis, thereby incurring higher LEC access and termination charges as well as service charges from third party carriers. Upon consummation of the Transaction, Telco's switch-based network should enable the combined company to purchase minutes of use, particularly international and off-net domestic terminations, from third parties on an unbundled basis. As a result, the Boards believe, based on the estimates of management of both EXCEL and Telco, that additional significant cost savings can be achieved.

     Diversification of Distribution Channels. The Boards believe that the Transaction will provide the combined company with greater diversification of its distribution channels. These distribution channels include pre-subscribed residential, small and home office commercial customers targeted by EXCEL's IRs, non-presubscribed, lower volume, residential customers targeted by Telco's dial around marketing efforts and commercial and wholesale customers targeted by Telco's direct sales force.

     Greater Economies of Scale. The Boards believe that the combination of EXCEL and Telco provides numerous opportunities for the combined company to capitalize on greater economies of scale. The Transaction is expected to result in increased volume over the Telco network, thereby reducing the combined company's costs per minute of use and increasing each of EXCEL and Telco's ability to compete on price. The Boards also believe that the combined purchasing power of EXCEL and Telco will enable Holdings to benefit from more favorable pricing with third party providers, LECs and competitive local exchange carriers. In addition, the Boards also believe that there are opportunities to consolidate other third party costs, particularly with regard to information systems and LEC billing fees and expenses.

     Enhanced Management Capabilities. The Boards believe that the combined company will benefit substantially from the combined experience of the senior management teams of EXCEL and Telco.

     Opportunities for Revenue Growth. The Boards believe that the combined resources of EXCEL and Telco will enable the combined company to accelerate the expansion of its product offerings across all of its distribution channels. Products such as Internet services, wireless services (such as PCS) and data-related services are being considered by the management teams of EXCEL and Telco. In addition, the Boards believe that the combined company, operating with the combined assets (including the Telco network), financial resources and technical expertise of EXCEL and Telco, will be better positioned to enter the local telephone market and other communications markets if it should choose to do so. Furthermore, the Boards believe that the expansion of the Telco network, which will become both necessary and more cost effective following the consummation of the Transaction as a result of the increased usage of the Telco network, will enable the combined company to seek further expansion of its commercial operations. The Boards also believe that the Transaction will facilitate the expansion of the combined company's operations internationally through increased penetration by its IR and commercial sales forces. In addition, the Boards believe that the Transaction will create opportunities for the combined company to generate revenue growth through increased cross-selling opportunities, particularly between the IR network and the commercial sales force.

     In addition to the joint reasons for the Transaction described above, other principal factors considered by the EXCEL Board in reaching its determination to recommend the Transaction were:

     Acceleration of Network Strategy. One of EXCEL's business strategies has been to become a facilities-based carrier. The Transaction will accelerate the achievement of this strategy by providing EXCEL with access to Telco's existing network, thereby enabling EXCEL to avoid the cost, delay and management time commitment required to build a new network infrastructure.

     Increased Opportunities for IRs. The EXCEL Board believes that the addition of Telco's commercial operations will create enhanced opportunities for EXCEL and its IRs to obtain commercial accounts, and thereby enhance the combined company's revenue growth opportunities.

     In addition to the joint reasons for the Transaction described another principal factor considered by the Telco Board and the Telco Special Committee was:

     Enhanced Competitive Position. The Telco Board and the Telco Special Committee believe that the increased financial strength of the combined company will enhance Telco's ability to take advantage of telecommunications opportunities such as acquisitions, new product introductions and international expansion.

     There can be no assurance that any of the potential advantages, efficiencies or opportunities described above under "Reasons for the Transaction" will be achieved through the consummation of the Transaction. See "Cautionary Statement Concerning Forward-Looking Statements" and "Risk Factors."

     The foregoing discussion of the information and factors considered by the Boards is not intended to be exhaustive, but is intended to include the material factors considered by each Board. In view of the wide variety of factors considered by each of the Boards, the directors of each Board did not find it practical to, and did not, quantify or otherwise assign relative weight to the specific factors considered and individual directors may have ascribed different weights to different factors.

FAIRNESS OPINIONS

  Opinion of EXCEL's Financial Advisor.

     Lehman Brothers served as financial advisor to EXCEL in connection with the Mergers and delivered an oral opinion to the EXCEL Board on June 2, 1997, subsequently confirmed in a written opinion to the EXCEL Board dated June 5, 1997, to the effect that, as of the date of the Lehman Opinion and based on and subject to the assumptions, limitations and qualifications set forth therein, from a financial point of view, the EXCEL Exchange Ratio was fair to the stockholders of EXCEL and the consideration to be paid by Holdings to holders of Telco Common Stock in the Transaction was fair to EXCEL. Lehman Brothers subsequently updated such opinion by delivery of its written opinion dated as of the date of this Joint Proxy Statement/ Prospectus (such updated written opinion, the "Lehman Opinion").

     THE FULL TEXT OF THE LEHMAN OPINION IS ATTACHED AS ANNEX II TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. EXCEL STOCKHOLDERS SHOULD READ THE LEHMAN OPINION IN ITS ENTIRETY FOR ASSUMPTIONS MADE, PROCEDURES FOLLOWED AND OTHER MATTERS CONSIDERED BY LEHMAN BROTHERS.

     No limitations were imposed by EXCEL on the scope of Lehman Brothers' investigation or the procedures to be followed by Lehman Brothers in rendering its opinion. Lehman Brothers was not requested to and did not make any recommendation to the EXCEL Board as to the form or amount of the consideration to be paid by Holdings to holders of Telco Common Stock in the Telco Merger, which was determined through arm's-length negotiations between the parties. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of values to Telco or EXCEL, but rather made its determination as to the fairness to EXCEL, from a financial point of view, of the consideration to be paid by Holdings to holders of Telco Common Stock in the Telco Merger and of the EXCEL Exchange Ratio to the holders of EXCEL Common Stock on the basis of the financial and comparative analyses described below. Lehman Brothers' opinion is for the use and benefit of the EXCEL Board and was rendered to the EXCEL Board in connection with its consideration of the Mergers. Lehman Brothers' opinion is not intended to be and does not constitute a recommendation to any holder of EXCEL Common Stock as to how such stockholder should vote with respect to the Mergers. Lehman Brothers was not requested to opine as to, and its opinion does not address, EXCEL's underlying business decision to proceed with or effect the Mergers.

     In arriving at its opinion, Lehman Brothers reviewed and analyzed (1) the Merger Agreement and the specific terms of the Mergers, (2) such publicly available information concerning EXCEL and Telco as Lehman Brothers believed to be relevant to its analysis, (3) financial and operating information with respect to the business, operations and prospects of EXCEL furnished to Lehman Brothers by EXCEL, (4) financial and operating information with respect to the business, operations and prospects of Telco furnished to Lehman Brothers by Telco and by EXCEL, (5) a trading history of EXCEL's common stock from its initial public offering date to May 27, 1997 and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant, (6) a trading history of Telco's common stock from its initial public offering date to May 27, 1997 and a comparison of that trading history with those of other companies that Lehman Brothers deemed relevant, (7) a comparison of the historical financial results and present financial condition of EXCEL with those of other companies that Lehman Brothers deemed relevant, (8) a comparison of the historical financial results and present financial condition of Telco with those of other companies that Lehman Brothers deemed relevant, (9) third party research analysts' quarterly and annual earnings estimates and recommendations for EXCEL and for Telco, (10) the potential pro forma financial effects of the Mergers, including the cost savings expected to result from a combination of the businesses of EXCEL and Telco which were estimated by EXCEL management to be $126.3 million for 1998 and greater than that in each year thereafter, and (11) a comparison of the financial terms of the Mergers with the financial terms of certain other transactions that Lehman Brothers deemed relevant. In addition, Lehman Brothers had discussions with the management of EXCEL and Telco concerning their respective businesses, operations, assets, financial conditions and prospects and the potential strategic benefits of the Mergers, and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

     In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information and further relied upon the assurances of EXCEL management that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of EXCEL, Telco and Holdings following the consummation of the Mergers, upon advice of EXCEL, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of EXCEL or Telco, as the case may be, as to the future financial performance of EXCEL, Telco and Holdings (including, without limitation, the cost savings expected to result from a combination of the businesses of EXCEL and Telco), and that EXCEL and Telco would, and following the consummation of the Mergers Holdings will, perform substantially in accordance with such projections. In arriving at its opinion, Lehman Brothers conducted a limited physical inspection of the properties and facilities of EXCEL and Telco and did not make or obtain any evaluations or appraisals of the assets or liabilities of EXCEL or Telco. Upon advice of EXCEL, Lehman Brothers assumed that the EXCEL Merger will qualify as a tax-free transaction to the stockholders of EXCEL. Lehman Brothers' opinion necessarily is based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion.

     The following is a summary of certain financial and comparative analyses performed by Lehman Brothers and presented to the EXCEL Board.

     Comparable Company Analysis. Using publicly available information, Lehman Brothers compared the financial performance and stock market valuation of Telco with the following companies, which were selected based on general business, operating and financial characteristics representative of long distance telecommunications companies: Frontier Corporation, IXC Communications, Inc., LCI International, Inc., Midcom Communications Inc., Network Long Distance, Inc., Tel-Save Holdings, Inc. and U.S. Long Distance Corp. (the "Comparable Public Companies"). The median multiples for the Comparable Public Companies for the equity market value to estimated 1997 and 1998 earnings were 26.6x and 17.8x, respectively. The range of multiples was from 16.7x to 44.3x and 11.6x to 35.2x, respectively. The calculation of such medians and ranges excluded certain exceptionally high and/or low (or negative) multiples. These compared to public market trading multiples of 24.4x and 16.9x for Telco. Among other multiples, Lehman Brothers also calculated the median multiples for the Comparable Public Companies for the equity market value plus net indebtedness, preferred stock and minority interests ("Firm Value") to latest twelve months ("LTM") revenues and the Firm Value to estimated 1997 revenues. The median multiples were 1.9x and 1.6x, respectively. The range of multiples was from 1.4x to 4.1x and 0.9x to 3.1x, respectively. These compared to public market trading multiples of 2.1x and 1.7x for Telco. The ratios for Telco and the Comparable Public Companies are based on public financial statements dated December 31, 1996 and/or March 31, 1997, closing stock market prices on May 30, 1997, the most recent earnings per share ("EPS") estimates for 1997 and 1998 published by the Institutional Broker Estimate System ("IBES"), a service company widely used by the investment community to gather earnings estimates from various research analysts, and the most recent third party equity research reports available to Lehman Brothers on May 30, 1997 that contained projections for revenue and earnings before interest, taxes, depreciation and amortization ("EBITDA").

     Lehman Brothers noted that for each of the foregoing multiples, the Telco multiples were within the range of multiples for the Comparable Public Companies. However, because of the inherent differences between the businesses, operations and prospects of Telco and the businesses, operations and prospects of the Comparable Public Companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the characteristics of Telco and the Comparable Public Companies that would affect the public trading values of Telco and the Comparable Public Companies.

     Transaction Premium Analysis. Lehman Brothers calculated the premium to be paid to holders of Telco Common Stock over the closing market price of the Telco Common Stock on May 30, 1997 (the "Transaction Premium"). The Transaction Premium to be paid in the Telco Merger is 27.0% based on the $19.75 closing price of EXCEL Common Stock on May 27, 1997 (the "EXCEL Valuation Price"), the price used in Lehman Brothers' analysis, and Telco's closing market price of $23.625 on May 30, 1997. Lehman Brothers compared the Transaction Premium to be paid in the Telco Merger to the transaction premium paid over the acquired company's closing market price on the day prior to announcement of other merger or acquisition transactions. The following transactions were selected based upon the business of the acquired company, the size of the transaction and the form of consideration, among other factors (identified by acquiror/acquiree): LDDS Communications, Inc./Advanced Telecommunications Corporation; LDDS Communications, Inc./ Resurgens Communications Group, Inc. and Metromedia Communications Corporation; Peter Kiewit Sons', Inc. (RCN Corporation)/C-TEC Corporation; GTE Corporation/Contel Cellular Inc.; MFS Communications Company, Inc./Centex Telemanagement, Inc.; Pacificorp/Pacific Telecom, Inc.; Arch Communications Group, Inc./USA Mobile Communications Holdings, Inc.; Frontier Corporation/ALC Communications Corporation; MCI Communications Corporation/Nationwide Cellular Service, Inc.; Airtouch Communications, Inc./Cellular Communications, Inc.; and Metrocall, Inc./A+ Network, Inc. (the "Comparable Transaction Premiums"). The mean of the Comparable Transaction Premiums was 37.9%. Lehman Brothers noted that the Transaction Premium was below the mean of the Comparable Transaction Premiums.

     Comparable Transaction Analysis. Using publicly available information, Lehman Brothers reviewed certain terms and financial characteristics of six long distance telecommunications company merger or acquisition transactions which Lehman Brothers deemed to be comparable (based on the business of the acquired company, the size of the transaction and the form of the consideration, among other factors) to the Merger. The transactions considered by Lehman Brothers in its analysis consisted of (identified by acquiror/ acquiree): Frontier Corporation/ALC Communications Corporation; LDDS Communications, Inc./Williams Telecommunications Group, Inc. (WilTel Network Services); LDDS Communications, Inc./IDB Communications Group, Inc.; LDDS Communications, Inc./Resurgens Communications Group, Inc. and Metromedia Communications Corporation; LDDS Communications, Inc./Advanced Telecommunications Corporation and MCI Communications Corporation/Telecom * USA, Inc. (the "Comparable Transactions"). The median for the transaction price to LTM earnings multiple for the Comparable Transactions was 33.8x. The range of multiples for the Comparable Transactions was from 26.1x to 109.1x. The calculation of such medians and ranges excluded certain exceptionally high and/or low (or negative) multiples. This compared to a transaction multiple of 36.1x for the Telco Merger based on the EXCEL Valuation Price. Lehman Brothers also calculated the median multiples for the Comparable Transactions for the Firm Value (using the transaction price for equity market value) to LTM revenues and the Firm Value to LTM EBITDA. The median multiples were 2.3x and 13.9x, respectively. The range of multiples was from 1.9x to 3.2x and 11.4x to 33.9x, respectively. These compared to transaction multiples of 2.6x and 21.4x for the Telco Merger based on the EXCEL Valuation Price.

     Lehman Brothers noted that for each of the foregoing multiples, the transaction multiples for the Mergers based on the EXCEL Valuation Price were within the range of multiples for the Comparable Transactions. However, because the reasons for and the circumstances surrounding each of the Comparable Transactions were specific to each transaction and because of the inherent differences in the businesses, operations and prospects of EXCEL and Telco and the businesses, operations and prospects of the acquired companies included in the Comparable Transactions, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis, and accordingly also made qualitative judgments concerning differences between the characteristics of these transactions and the Merger that would affect the acquisition values of Telco and such acquired companies. In particular, Lehman Brothers considered the level of cost savings and synergies available to the acquiror in each transaction.

     Discounted Cash Flow Analysis of Telco. Lehman Brothers calculated the present value of the future streams of after-tax cash flows that Telco could be expected to produce over a five and one-half year period. The analysis utilized financial and operating information relating to the business, operations and prospects of Telco provided by Telco's management and relied on certain assumptions with respect to Telco's future business and operations. After-tax cash flows for the five and one-half year period beginning on July 1, 1997 and ending on December 31, 2002 were calculated as unlevered after-tax earnings plus amortization and depreciation less net changes in non-cash, non-debt working capital and capital expenditures. Lehman Brothers calculated terminal values for Telco in 2002 by applying to projected EBITDA a range of multiples of 7x to 9x. Lehman Brothers' determination of the appropriate range of multiples was based on an assessment of forward EBITDA trading multiples in the current market of the Comparable Public Companies and on Lehman Brothers' general experience in valuations of companies. The cash flow streams and terminal values were then discounted to present values using a range of discount rates of 14% to 17%, which were chosen based on several assumptions regarding factors such as the inflation rate, interest rates, the inherent business risk in Telco's business and the cost of capital to Telco.

     Telco management provided Lehman Brothers with two sets of projections for the period beginning April 1, 1997 and ending December 31, 2003: (1) a base case (the "Telco Base Case") and (2) a case prepared for financing sources reflecting more conservative assumptions (the "Telco Bank Case"). Telco management utilized the same financial projections for 1997 and 1998 in the Telco Base Case and the Telco Bank Case, but applied different assumptions thereafter. The Telco Base Case contained less conservative assumptions than the Telco Bank Case with respect to, among other things, revenue growth rates, gross profit margins and operating profit margins for 1999 and thereafter. Based upon the cost savings estimates provided by EXCEL for 1998 through 2001, Lehman Brothers made estimates of merger-related cost savings for the six month period ended December 31, 1997 and for 2002. Lehman Brothers performed discounted cash flow analyses (discounting all cash flows to July 1, 1997) and generated per share equity value ranges based on four scenarios. The four scenarios are (a) Telco Base Case without cost savings, which generated a per share equity value range of $37.55 to $53.29, (b) Telco Base Case with cost savings, which generated a per share equity value range of $85.04 to $118.61, (c) Telco Bank Case without cost savings, which generated a per share equity value range of $20.09 to $28.43 and
(d) Telco Bank Case with cost savings, which generated a per share equity value range of $67.59 to $93.75.

     Discounted Cash Flow Analysis of EXCEL. Lehman Brothers calculated the present value of the future streams of after-tax cash flows that EXCEL could be expected to produce over a five and one-half year period. The analysis utilized financial and operating information relating to the business, operations and prospects of EXCEL provided by EXCEL management and relied on certain assumptions with respect to EXCEL's future business and operations. EXCEL provided to Lehman Brothers base case projections (the "EXCEL Base Case") and a case prepared for potential financing sources reflecting more conservative assumptions (the "EXCEL Bank Case"). Both sets of projections covered the period January 1, 1997 through December 31, 2001. The EXCEL Bank Case contained more conservative assumptions than the EXCEL Base Case with respect to, among other things, revenue growth rates and operating profit margins. In performing the discounted cash flow analysis of EXCEL, only the EXCEL Bank Case projections were used. Based on such projections, Lehman Brothers made estimates for the one year period ending on December 31, 2002. After-tax cash flows for the five and one-half year period beginning on July 1, 1997 and ending on December 31, 2002 were calculated as unlevered after-tax earnings plus amortization and depreciation less net changes in non-cash, non-debt working capital and capital expenditures. Lehman Brothers calculated terminal values for EXCEL in 2002 by applying to projected EBITDA a range of multiples of 7x to 9x. Lehman Brothers' determination of the appropriate range of multiples was based on an assessment of forward EBITDA trading multiples in the current market of the Comparable Public Companies and on Lehman Brothers' general experience in valuations of companies. The cash flow streams and terminal values were then discounted to present values using a range of discount rates of 14% to 17%, which were chosen based on several assumptions regarding factors such as the inflation rate, interest rates, the inherent business risk in EXCEL's business, and the cost of capital to EXCEL.

     Lehman Brothers performed a discounted cash flow analysis (discounting all cash flows to July 1, 1997) and generated a per share equity value range of $31.53 to $43.15.

     Pro Forma Ownership Analysis. Lehman Brothers analyzed the relative ownership of Holdings after the Mergers on a fully diluted basis by present holders of EXCEL Common Stock and holders of Telco Common Stock, employing certain assumptions as to the exercise of options presently held by holders of Telco Common

Stock and further assuming shares of EXCEL and Telco would be exchanged for consideration as described in the Merger Agreement. This analysis indicated that holders of EXCEL Common Stock and holders of Telco Common Stock would own 79.2% and 20.8%, respectively, of Holdings after the Merger.

     Contribution Analysis. Lehman Brothers analyzed the contribution to combined estimated revenues and EBITDA before cost savings for EXCEL and Telco for 1997 and 1998. The EXCEL projections used were the EXCEL Bank Case projections and the Telco projections used were the Telco Bank Case projections. This analysis indicated that in 1997 and 1998 EXCEL is projected to contribute 73.4% and 75.5%, respectively, and Telco is projected to contribute 26.6% and 24.5%, respectively, of estimated revenues. This analysis also indicated that in 1997 and 1998, EXCEL is projected to contribute 75.8% and 76.1%, respectively, and Telco is projected to contribute 24.2% and 23.9%, respectively, of estimated EBITDA before cost savings.

     Lehman Brothers also analyzed the relative contribution to the equity value of Holdings, on a discounted cash flow basis, of the equity values of EXCEL and Telco, also on a discounted cash flow basis. The discounted cash flow equity value of Holdings was assumed to be the sum of the discounted cash flow equity values of EXCEL and Telco. The discounted cash flow equity value of Telco was calculated net of the cash consideration to be paid to holders of Telco Common Stock.

     Without including cost savings or synergies, EXCEL and Telco contributed 90% and 10% of the discounted cash flow equity value of Holdings, respectively. Including cost savings and synergies and allocating such cost savings and synergies to Telco, EXCEL and Telco contributed 63% and 37% of the discounted cash flow equity value of Holdings, respectively. Lehman Brothers compared the results of the foregoing discounted cash flow contribution analysis with the results of its pro forma ownership analysis.

     Pro Forma Merger Analysis. Using the EXCEL Bank Case projections for 1998 with respect to EXCEL and the Telco Bank Case projections for 1998 with respect to Telco, and employing the estimates by EXCEL management as to potential cost savings anticipated to result from the Mergers of $126.3 million for 1998, and making other financial assumptions with respect to the Mergers, Lehman Brothers compared EXCEL's estimated EPS for calendar year 1998 on a stand-alone basis with Holdings' estimated EPS for calendar year 1998 assuming consummation of the Mergers. These estimates assume that each share of Telco Common Stock and EXCEL Common Stock will be exchanged for consideration as described in the Merger Agreement. Based upon the assumptions and estimates relied upon and including the $126.3 million potential cost savings, Lehman Brothers noted that the Mergers would result in EPS accretion for current holders of EXCEL Common Stock of 5.5% in 1998. Lehman Brothers also performed pro forma merger analyses using various other assumptions with respect to cost savings.

     The summary set forth above does not purport to be a complete description of the analyses performed by Lehman Brothers, but describes in summary form the principal elements of the analyses performed in connection with the delivery of its opinion to the EXCEL Board. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of EXCEL and Telco. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

     Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The EXCEL Board selected Lehman Brothers because of its expertise, reputation and familiarity with EXCEL in particular and the telecommunications industry in general and because its investment banking professionals have substantial experience in transactions similar to the Mergers.

     As compensation for its services in connection with the Mergers, EXCEL has agreed to pay Lehman Brothers a fee for acting as financial advisor in connection with the Mergers, including rendering its opinion. This fee includes
(i) a $100,000 retainer which was payable upon signing of the engagement letter between EXCEL and Lehman Brothers, dated June 1, 1997, (ii) an additional $100,000 retainer payable upon each three month anniversary of the signing of the engagement letter and (iii) an additional fee based on the aggregate value of the consideration paid by EXCEL to holders of Telco Common Stock, and payable upon the closing of the Mergers, equal to 1.5% of the first $50 million of such consideration, 0.75% of the next $200 million and 0.50% of any amount over $250 million, against which the retainer fees paid to Lehman Brothers will be credited. In addition, EXCEL has agreed to reimburse Lehman Brothers for reasonable out-of-pocket expenses incurred in connection with the Mergers and to indemnify Lehman Brothers and certain related persons for certain liabilities that may arise out of its engagement by EXCEL and the rendering of its opinion.

     An affiliate of Lehman Brothers has committed to underwrite the New Credit Facility for Holdings in connection with the Mergers. See "The
Transaction -- Certain Related Financing." The New Credit Facility will be used in part to finance the cash portion of the consideration to be paid to holders of Telco Common Stock in the Telco Merger. EXCEL has agreed to pay such affiliate of Lehman Brothers a customary fee for arranging and underwriting the New Credit Facility.

     In the ordinary course of its business, Lehman Brothers may actively trade in EXCEL Common Stock and Telco Common Stock for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

  Opinion of Telco's Financial Advisor.

     DLJ served as financial advisor to Telco and, pursuant to the authorization of Telco, to the Telco Special Committee in connection with the Mergers. In this capacity, on June 3, 1997, DLJ rendered an oral opinion to the Telco Special Committee and the Telco Board, which was confirmed in a written opinion, dated June 5, 1997, to the effect that, as of such date and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Exchange Ratio and the Cash Consideration to be received by the shareholders of Telco was fair to such shareholders from a financial point of view. DLJ subsequently updated such opinion by delivery of its written opinion dated as of the date of this Joint Proxy Statement/Prospectus.

     THE FULL TEXT OF DLJ'S WRITTEN OPINION, DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, IS ATTACHED AS ANNEX III TO THIS JOINT PROXY STATEMENT/PROSPECTUS. TELCO SHAREHOLDERS SHOULD READ THE DLJ OPINION IN ITS ENTIRETY FOR ASSUMPTIONS MADE, PROCEDURES FOLLOWED AND OTHER MATTERS CONSIDERED BY DLJ.

     The opinion of DLJ was prepared for the Telco Special Committee and the Telco Board and is directed only to the fairness of the Exchange Ratio and the Cash Consideration to be received by holders of Telco Common Stock in the Telco Merger. The opinion of DLJ does not constitute a recommendation to any shareholder of Telco as to how such shareholder should vote on the Telco Merger.

     The opinion of DLJ does not constitute an opinion as to the price at which Holdings Common Stock will actually trade at any time. The type and amount of consideration was determined in arm's-length negotiations between, representatives of Telco management, the Telco Special Committee and representatives of EXCEL. During such negotiations, Telco management and the Telco Special Committee were advised by DLJ. No restrictions or limitations were imposed upon DLJ with respect to the investigations made or the procedures followed by DLJ in rendering its opinion.

     In arriving at its opinion, DLJ reviewed the Merger Agreement and the appendices thereto, as well as certain financial and other information that was publicly available or furnished to DLJ by Telco and EXCEL, including information furnished to DLJ during discussions with their respective managements. Included in the information provided during discussions with the management of Telco were two sets of projections: the Telco Base Case and the Telco Bank Case. A third set of Telco projections was developed by the Telco management in conjunction with DLJ's performance of its analyses described below through December 31, 2002 (the "Telco Adjusted Base Case"). The Telco Adjusted Base Case utilized the same assumptions as the Telco Bank Case for 1997 and 1998. For 1999 and thereafter, the Telco Adjusted Base Case utilized assumptions that were more conservative than the Telco Base Case, but generally not as conservative as the Telco Bank Case with respect to, among other things, revenue growth rates, gross profit margins and operating profit margins. Included in the information provided to DLJ during discussions with the EXCEL management were the EXCEL Base Case and the EXCEL Bank Case projections. A third set of EXCEL projections was prepared by DLJ in consultation with Telco management in conjunction with the preparation of DLJ's analyses described below (the "EXCEL Adjusted Base Case") for 1997 through December 31, 2002. The EXCEL Adjusted Base Case contained generally more conservative assumptions than the EXCEL Bank Case with respect to revenue growth rates and operating profit margins. In addition, DLJ compared certain financial and securities data of Telco and EXCEL with that of various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Telco Common Stock and the EXCEL Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as DLJ deemed appropriate for purposes of its opinion. DLJ was not requested to, nor did it, solicit the interest of any other party in acquiring Telco.

     In rendering its opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by Telco or EXCEL or their respective representatives or that was otherwise reviewed by it. DLJ also relied upon the estimates of Telco management of the operating cost savings achievable as a result of the Mergers, which would be phased in during 1998 and would be approximately $130 million on an annualized basis in 1998 and would grow each year thereafter (the "Cost Savings"), and upon their discussions with the management of Telco and EXCEL. DLJ assumed that the financial projections provided to them by the management of Telco and EXCEL were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective managements of Telco and EXCEL as to the future operating and financial performance of Telco and EXCEL, respectively. DLJ did not assume any responsibility for making any independent verification of any of the information reviewed by it. DLJ relied as to certain legal matters on the advice of counsel to Telco, including, without limitation, as to the tax-free nature of the formation of Holdings under the Code. The opinion of DLJ is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of, the date of the opinion.

     The following is a summary of certain financial analyses performed by DLJ and presented to the Telco Special Committee and the Telco Board at their June 3, 1997 meetings. All analyses discussed below, unless otherwise indicated, (i) exclude the Cost Savings, and (ii) assume that the aggregate value of the Telco Merger Consideration equals $30.00 per share ($15.00 in cash and the Stock Consideration, which is assumed to represent $15.00 of value).

     Summary of Valuation Multiples. For reference purposes, DLJ compared Telco's equity and enterprise values based on the $23.625 closing price of the Telco Common Stock on the NMS on May 30, 1997 ("Telco Equity Value," "Telco Enterprise Value" and "Telco Trading Price Per Share," respectively) to Telco's equity and enterprise values based upon the Telco Merger Consideration ("Telco Offer Equity Value" and "Telco Offer Enterprise Value," respectively). The Telco Equity Value and the Telco Enterprise Value were $781.4 million and $893.8 million, respectively, as compared to the Telco Offer Equity Value and the Telco Offer Enterprise Value which were $1,104.5 million and $1,182.5 million, respectively.

     The Telco Merger Consideration represented multiples of LTM EPS, 1997 EPS, 1998 EPS and book value per share of 35.7x, 28.3x, 19.6x and 7.3x, respectively (collectively, the "Telco Merger Consideration Equity Multiples"), as compared to the Telco Trading Price Per Share which represented multiples of LTM EPS, 1997 EPS, 1998 EPS and book value per share of 28.1x, 22.3x, 15.4x and 5.2x, respectively. The Telco Offer Enterprise Value represented multiples of LTM revenues, last quarter annualized ("LQA") revenues, 1997 revenues and 1998 revenues of 2.6x, 2.4x, 2.0x and 1.6x, respectively (collectively, the "Telco Offer Revenue Multiples"). In addition, the Telco Offer Enterprise Value represented multiples of LTM EBITDA,

1997 EBITDA and 1998 EBITDA of 21.5x, 14.6x and 10.3x, respectively (collectively, the "Telco Offer EBITDA Multiples"). By comparison, the Telco Enterprise Value represented multiples of LTM revenues, LQA revenues, 1997 revenues and 1998 revenues of 1.9x, 1.8x, 1.5x and 1.2x, respectively, and multiples of LTM EBITDA, 1997 EBITDA and 1998 EBITDA of 16.2x, 11.1x and 7.8x, respectively.

     Comparable Transactions Analysis. DLJ reviewed publicly available information for completed domestic merger and acquisition transactions of comparable public and private telecommunications providers with transaction values in excess of $100 million which were announced since June 1992. Within this group of transactions, DLJ focused on five transactions announced since August 1994: Frontier Corporation's acquisitions of Schneider Communications, Inc., ALC Communications Corporation and American Sharecom, Inc., LCI International, Inc.'s acquisition of Corporate Telemanagement Group, Inc., and LDDS Communications, Inc.'s acquisition of Williams Telecommunications Group, Inc. (collectively, the "Primary Comparable Transactions"). For each of the Primary Comparable Transactions, DLJ calculated for each acquired company, to the extent such information was available, its (i) equity value as a multiple of its LTM net income and (ii) transaction value as a multiple of its LTM revenues, LQA revenues, estimated revenues for the first full fiscal year following the transaction announcement date ("FY+1 revenues") and LTM EBITDA. DLJ's analysis of the Primary Comparable Transactions indicated that transaction values as a multiple of (i) LTM revenues ranged from 1.6x to 3.2x, with an average of 2.5x,
(ii) LQA revenues ranged from 1.3x to 2.8x, with an average of 2.0x, (iii) FY+1 revenues ranged from 1.2x to 2.0x, with an average of 1.6x, and (iv) LTM EBITDA ranged from 8.2x to 14.6x, with an average of 11.1x. In addition, the analysis of the Primary Comparable Transactions indicated that equity values as a multiple of LTM net income ranged from 11.1x to 42.1x, with an average of 28.5x (collectively, the "Primary Comparable Transaction Multiples"). In the case of the Primary Comparable Transactions, due to the limited number of data points, the average multiples include the high and low values.

     DLJ compared the Primary Comparable Transaction Multiples to the Telco Offer Revenue Multiples, the Telco Offer EBITDA Multiples and the Telco Merger Consideration Equity Multiples. Using the average multiples of the Primary Comparable Transactions, DLJ calculated an implied price per share for the Telco Common Stock and compared these results to the Telco Merger Consideration. Using average multiples of LTM revenues, LQA revenues, FY+1 revenues, LTM EBITDA and LTM EPS, the implied price per share was $29.21, $24.58, $23.75, $14.49 and $21.51, respectively, which represented discounts to the Telco Merger Consideration of 2.6%, 18.1%, 20.8%, 51.7% and 28.3%, respectively.

     Comparable Company Analysis. To provide contextual data and comparative market information, DLJ analyzed the operating performance and public market valuation of Telco relative to five publicly traded companies: Frontier Corporation, LCI International, Inc., Tel-Save Holdings, Inc., ACC Corporation and EXCEL (the "Comparable Companies"). In performing its analysis, DLJ examined
(i) the Comparable Companies overall and (ii) focused on those companies which DLJ believed to be most comparable to Telco given Telco's network, size and market position (the "Primary Comparables"). The Primary Comparables consisted of Frontier Corporation and LCI International, Inc. Historical financial information used in connection with DLJ's analysis is as of the most recent publicly available financial statements for each company prior to June 3, 1997.

     DLJ analyzed Telco's public valuation by comparing certain operating data and market trading statistics of Telco with those of the Comparable Companies. DLJ examined certain publicly available financial data of the Comparable Companies, including (i) enterprise value as multiples of LTM revenues, LQA revenues, 1997 revenues, 1998 revenues, LTM EBITDA, 1997 EBITDA and 1998 EBITDA and (ii) price to earnings ("P/E") ratios for the calendar years ending 1997 and 1998. Projected revenues, EBITDA and EPS for the Comparable Companies and the Primary Comparables were based on available research reports, except for EXCEL which were based on the EXCEL Adjusted Base Case.

     DLJ's analysis of the Comparable Companies as a whole indicated that enterprise values as a multiple of (i) LTM revenues range from 1.4x to 3.8x, with an average of 1.6x, (ii) LQA revenues ranged from 1.4x to 3.4x, with an average of 1.6x, (iii) 1997 revenues ranged from 1.2x to 2.9x, with an average of 1.5x, and (iv) 1998 revenues ranged from 0.9x to 1.4x, with an average of 1.2x (collectively, the "Comparable

Companies Revenue Multiples"). DLJ's analysis of the Comparable Companies also indicated that enterprise values as a multiple of (i) LTM EBITDA ranged from 6.3x to 32.0x, with an average of 10.7x, (ii) 1997 EBITDA ranged from 6.2x to 17.4x, with an average of 8.1x, and (iii) 1998 EBITDA ranged from 5.7x to 7.0x, with an average of 6.1x (collectively, the "Comparable Companies EBITDA Multiples"). In addition, the analysis of the Comparable Companies indicated that per share common stock prices as a multiple of (i) LTM EPS ranged from 13.8x to 67.8x, with an average of 26.9x, (ii) 1997 EPS ranged from 13.7x to 29.8x, with an average of 20.7x, (iii) 1998 EPS ranged from 10.3x to 17.8x, with an average of 14.0x, and (iv) book value per share ranged from 3.0x to 7.2x, with an average of 3.8x (collectively, the "Comparable Companies Equity Multiples"). In the case of the Comparable Companies as a whole, the average multiples exclude the high and low values.

     DLJ's analysis of the Primary Comparables indicated that enterprise values as a multiple of (i) LTM revenues averaged 1.7x, (ii) LQA revenues averaged 1.7x, (iii) 1997 revenues averaged 1.5x and (iv) 1998 revenues averaged 1.3x (collectively, the "Primary Comparables Revenue Multiples"). DLJ's analysis of the Primary Comparables also indicated that enterprise values as a multiple of
(i) LTM EBITDA averaged 8.0x, (ii) 1997 EBITDA averaged 7.1x and (iii) 1998 EBITDA averaged 6.0x (collectively, the "Primary Comparables EBITDA Multiples"). In addition, the analysis of the Primary Comparables indicated that per share common stock prices as a multiple of (i) LTM EPS averaged 20.1x, (ii) 1997 EPS averaged 20.1x, (iii) 1998 EPS averaged 15.6x and (iv) book value per share averaged 3.6x (collectively, the "Primary Comparables Equity Multiples"). In the case of the Primary Comparables, due to the limited number of data points, the average multiples include the high and low values.

     DLJ compared the Comparable Companies Revenue Multiples, Comparable Companies EBITDA Multiples and the Comparable Companies Equity Multiples to the Telco Offer Revenue Multiples, Telco Offer EBITDA Multiples and the Telco Merger Consideration Equity Multiples, respectively. DLJ also compared the Primary Comparables Revenue Multiples, Primary Comparables EBITDA Multiples and the Primary Comparables Equity Multiples to the Telco Offer Revenue Multiples, Telco Offer EBITDA Multiples and the Telco Merger Consideration Equity Multiples, respectively. Using the average multiples of the Primary Comparables, DLJ calculated an implied price per share for the Telco Common Stock and compared these results to the Telco Merger Consideration. Using the average multiples of LTM revenues, LQA revenues, 1997 revenues, 1998 revenues, LTM EBITDA, 1997 EBITDA, 1998 EBITDA, LTM EPS, 1997 EPS, 1998 EPS and book value per share, the implied price per share of Telco Common Stock was $19.18, $20.57, $22.13, $24.58, $9.85, $13.46, $16.51, $15.17, $19.14, $21.44 and $14.74, respectively, which represent discounts to the Telco Merger Consideration of 36.1%, 31.4%, 26.2%, 18.1%, 67.2%, 55.1%, 45.0%, 49.4%, 36.2%, 28.5% and 50.9%, respectively.

     Premium Analysis. DLJ reviewed publicly available information relating to selected domestic merger and acquisition transactions ranging in size from $500 million to $1.5 billion which were completed since 1995 (the "Selected Transactions"). DLJ compared the premium represented by the value of the Telco Merger Consideration to the premiums offered in the Selected Transactions. DLJ's analysis indicated that for the Selected Transactions, the median premiums to the market price one day, one week and one month prior to the announcement date of each transaction were 27.4%, 28.5% and 44.5%, respectively. These premiums compare to the premiums that the Telco Merger Consideration represents to the market price of the Telco Common Stock one day, one week and one month prior to May 30, 1997 of 27.0%, 26.3% and 42.9%, respectively.

     Contribution Analysis. For purposes of this analysis, DLJ assumed that in the Telco Merger each share of Telco Common Stock would be converted into the right to receive $30.00 in Holdings Common Stock rather than assuming $15.00 in cash and $15.00 of Holdings Common Stock. Based on this assumption and after giving effect to the Mergers, DLJ's analysis indicated that on a fully diluted basis, holders of Telco Common Stock would own approximately 32.9% of the outstanding Holdings Common Stock. DLJ compared this ownership percentage to the financial contribution that Telco's financial and operating results represented as a percentage of the pro forma combined results of Telco and EXCEL based upon the Telco Adjusted Base Case and the EXCEL Adjusted Base Case ("Holdings Pro Forma Results"). DLJ reviewed Telco's contribution revenues, EBITDA, earnings before interest and taxes ("EBIT"), pre-tax income, net income and book value for estimated fiscal year 1997 and for projected fiscal years 1998, 1999 and 2000. DLJ's analysis indicated that for fiscal years 1997, 1998, 1999 and 2000, Telco was projected to contribute to (i) revenues, 28.8%, 35.5% 38.2% and 39.6%, respectively, of Holdings Pro Forma Results, (ii) EBITDA, 24.3%, 25.3%, 27.6% and 30.3%, respectively, of Holdings Pro Forma Results,
(iii) EBIT, 21.7%, 23.2%, 25.8% and 28.6%, respectively, of Holdings Pro Forma Results, (iv) pre-tax income, 19.7%, 21.2%, 24.2% and 27.0%, respectively, of Holdings Pro Forma Results, (v) net income, 18.9%, 20.4%, 23.3% and 26.0%, respectively, of Holdings Pro Forma Results and (vi) book value, 32.7%, 28.8%, 27.3% and 27.0%, respectively, of Holdings Pro Forma Results.

     Discounted Cash Flow Analysis. DLJ performed a discounted cash flow ("DCF") analysis for the period beginning June 1, 1997 and ending December 31, 2002 on the stand-alone unlevered free cash flows of Telco, based upon the Telco Adjusted Base Case. Unlevered free cash flows were calculated as EBITDA less (i) projected capital expenditures, (ii) projected changes in net working capital and (iii) projected cash taxes. The unlevered free cash flows and terminal value were then discounted to June 1, 1997 using a range of discount rates from 11.5% to 13.5%, representing an estimated range of the weighted average cost of capital of Telco. Based on this analysis, DLJ calculated a range of implied prices per share of Telco Common Stock of $29.08 to $39.04, with a mid-point of $33.85.

     DLJ noted that the DCF analysis was included because it is a widely used methodology to estimate value, but also noted that this methodology necessarily relies upon numerous assumptions, including revenue growth rates, gross profit, EBITDA and operating profit margins, terminal values and discount rates, among others. Changes in any one of the assumptions could have a significant effect on the results of the analysis; therefore its usefulness in analyzing the Transaction is limited.

     EXCEL Valuation Analysis. DLJ also performed a DCF analysis for EXCEL for the period beginning June 1, 1997 and ending December 31, 2002. The analysis was based on the stand-alone unlevered free cash flows of EXCEL utilizing the EXCEL Adjusted Base Case. Unlevered free cash flows were calculated as EBITDA less (i) projected capital expenditures, (ii) projected changes in net working capital and (iii) projected cash taxes. DLJ calculated a terminal value by applying a range of estimated EBITDA multiples of 8.0x to 10.0x to projected EBITDA of EXCEL in fiscal year 2002. The unlevered free cash flows and terminal value were then discounted to June 1, 1997 using a range of discount rates from 11.5% to 13.5%, representing an estimated range of the weighted average cost of capital of EXCEL. Based on this analysis, DLJ calculated a range of implied prices per share of EXCEL Common Stock ranging from $22.83 to $28.96, with a mid-point of $25.76.

     DLJ noted that the DCF analysis was included because it is a widely used methodology to estimate value, but also noted that this methodology necessarily relies upon numerous assumptions, including revenue growth rates, gross profit, EBITDA and operating profit margins, terminal values and discount rates, among others. Changes in any one of the assumptions could have a significant effect on the results of the analysis; therefore its usefulness in analyzing the Transaction is limited.

     Combined Company Valuation Analysis. As part of its analysis, DLJ performed a valuation analysis of Holdings based upon the public market valuation multiples of comparable publicly traded long-distance providers (which consisted of the Comparable Companies adjusted to exclude EXCEL (the "Holdings Comparable Companies")), applied to Holdings Pro Forma Results and adjusted to take into consideration the Cost Savings. DLJ's analysis of the Holdings Comparable Companies indicated that enterprise values as a multiple of (i) LTM EBITDA ranged from 6.3x to 32.0x, with an average of 13.3x, (ii) 1997 EBITDA ranged from 6.2x to 17.4x, with an average of 9.2x, and (iii) 1998 EBITDA ranged from 5.7x to 7.8x, with an average of 6.5x. The analysis of the Holdings Comparable Companies indicated that per share common stock prices as a multiple of (i) 1997 EPS ranged from 16.9x to 29.8x, with an average of 22.5x, and (ii) 1998 EPS ranged from 12.4x to 17.8x, with an average of 15.1x. Using the average multiples of the Holdings Comparable Companies, DLJ calculated an implied price per share for the Holdings Common Stock. Using multiples of LTM EBITDA, 1997 EBITDA, 1998 EBITDA, 1997 EPS and 1998 EPS, the implied price per share was $36.27, $27.50, $23.98, $35.16 and $31.12, respectively. In the case of the
Holdings Comparable Companies, the average multiples exclude the high and low values.

     In addition, DLJ examined the accretion or dilution that would result to Holdings Pro Forma EPS for fiscal year 1998 at cost savings ranging from $100 million to $180 million. The analysis showed a range of accretion from 3.0% to 22.1%, with every $10 million of incremental cost savings increasing the accretion by approximately 2.4 percentage points. In addition, the analysis indicated that the minimum cost savings required for the Mergers to be accretive to Holdings Pro Forma EPS would be approximately $94.5 million in 1997, $86.4 million in 1998, $62.9 million in 1999 and $39.3 million in 2000.

     DLJ also performed a DCF analysis of Holdings for the period beginning June 1, 1997 and ending December 31, 2002. The analysis was based on Holdings Pro Forma Results taking into account the Cost Savings on a pro forma basis in fiscal year 1997 and 1998 and with full effect thereafter. Unlevered free cash flows were calculated as EBITDA less (i) projected capital expenditures, (ii) projected changes in net working capital and (iii) projected cash taxes. DLJ calculated a terminal value by applying a range of estimated EBITDA multiples of 8.0x to 10.0x to the projected EBITDA of Holdings in fiscal year 2002. The unlevered free cash flows and terminal value were then discounted to June 1, 1997 using a range of discount rates from 11.5% to 13.5%, representing an estimated range of the weighted average cost of capital of Holdings. Based on this analysis, DLJ calculated a range of implied prices per share of Holdings common stock ranging from $27.00 to $35.80, with a mid-point of $31.21.

     DLJ noted that the DCF analysis was included because it is a widely used methodology to estimate value, but also noted that this methodology necessarily relies upon numerous assumptions, including revenue growth rates, gross profit, EBITDA and operating profit margins, terminal values and discount rates, among others. Changes in any one of the assumptions could have a significant effect on the results of the analysis; therefore its usefulness in analyzing the Transaction is limited.

     No company or transaction used in the analyses described above is directly comparable to Telco, EXCEL, Holdings or the Transaction. Accordingly, an analysis of the results of the foregoing is not mathematical nor necessarily precise; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of companies and other factors that could affect public trading or acquisition values.

     The summary set forth above does not purport to be a complete description of the analyses performed by DLJ, but describes in summary form the principal elements of the analyses contained in the materials presented by DLJ to the Telco Special Committee and the Telco Board on June 3, 1997. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily summarized. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of each analysis in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinion. In performing its analyses, DLJ made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

     Pursuant to the terms of an engagement letter, dated as of May 1, 1997, Telco agreed to pay DLJ (i) a retainer fee of $100,000, payable upon execution of the letter (the "DLJ Retainer Fee"), (ii) a fee of $1,000,000 at the time DLJ notified the Telco Board that it was prepared to deliver its fairness opinion with respect to the Telco Merger and $100,000 for each update of its fairness opinion (the "DLJ Opinion Fee") and (iii) a transaction fee to be paid upon consummation of the Telco Merger equal to 0.5% of the aggregate value of (x) Telco Common Stock outstanding (treating any shares issuable upon exercise of options, warrants or other rights of conversion as outstanding) plus (y) the amount of any debt assumed, acquired, remaining outstanding, retired or defeased or preferred stock redeemed or remaining outstanding in connection with the Telco Merger, less the DLJ Retainer Fee and the DLJ Opinion Fee. Telco has agreed to reimburse DLJ for all out-of-pocket expenses (including the reasonable fees and expenses of its counsel) and to indemnify DLJ and certain related persons for certain potential liabilities and expenses relating to its services provided to Telco, including liabilities under the federal securities laws.

     The Telco Board selected DLJ because of its expertise, reputation and familiarity with the telecommunications industry and because its investment banking professionals have substantial experience in transactions similar to the Mergers. DLJ has not performed any investment banking services for Telco prior to its engagement in connection with the Transaction. DLJ was sole manager of EXCEL's $150 million initial public offering consummated in May 1996, for which it received a fee of approximately $9.6 million.

     DLJ, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, DLJ may trade in the securities of Telco and EXCEL for its own account or for the account of its customers and, accordingly, may at any time hold long or short positions in such securities.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

     In considering the respective recommendations of the EXCEL Board and the Telco Board with respect to the Transaction, the holders of EXCEL Common Stock and the holders of Telco Common Stock should be aware that certain members of the management of Telco and EXCEL have interests in the Transaction that are different from, or in addition to, the interests of the holders of EXCEL Common Stock and the holders of Telco Common Stock generally.

  Employment Agreements

     Pursuant to the terms of the Merger Agreement, it is expected that, at or prior to the Effective Time, Holdings will enter into an employment agreement with Henry G. Luken, III and Telco will enter into employment agreements with each of Messrs. Burns, Canton, Merrick and Rachlin. The following is a summary of the principal terms of the Employment Agreements.

     Each of the Employment Agreements will be for an initial term of four years, subject, in the case of Messrs. Burns and Luken, to the right of either party to terminate such agreement upon 90 days' advance written notice at any time after one year.

     The employment agreements of Messrs. Burns and Luken will provide that they will be President and Chief Executive Officer of Telco and Executive Vice President of Holdings, respectively. Each of Messrs. Burns and Luken will receive an annual base salary of $400,000, subject to increase upon review annually by the Telco Board and the Holdings Board, respectively. In addition, each of Messrs. Burns and Luken will be paid deferred compensation of $1,000,000 on the fourth anniversary of the Effective Date if he is alive on such date, regardless of whether he is employed by Telco or Holdings, as the case may be, on such date.

     The employment agreements of Messrs. Canton, Merrick and Rachlin will provide that they will be President-Consumer and Commercial of Telco, Chief Financial Officer of Telco and General Counsel and Chief Operating Officer of Telco, respectively. Messrs. Canton, Merrick and Rachlin will receive annual salaries of $325,000, $240,000 and $375,000, respectively, in each case subject to increase upon review annually by the Telco Board. In addition, the employment agreements of Messrs. Canton, Merrick and Rachlin will provide that Telco will recommend to the compensation committee of the Holdings Board that Messrs. Canton, Merrick and Rachlin be granted options to purchase 500,000 shares, 200,000 shares and 200,000 shares, respectively, of Holdings Common Stock pursuant to the Stock Option Plan, at an exercise price equal to the fair market value of Holdings Common Stock on the date of grant, which options will vest 50% on the third anniversary of the date of grant and 50% on the fourth anniversary of the date of grant (subject to immediate vesting upon the termination of the employee without Cause (as defined in the

Employment Agreements) or upon certain events constituting a "change of control" (defined consistently with the change of control provisions contained in EXCEL's 1995 Stock Option Plan). Such Employment Agreements further provide that in the event that such options are not granted to Messrs. Canton, Merrick or Rachlin within 30 days following the date of the agreement, such individual will be entitled to terminate the Employment Agreement for "Good Reason." Upon such termination, such individual will be entitled to receive certain compensation and benefits including, without limitation, (i) severance compensation equal to his base salary for one year, (ii) a pro rata portion of the bonus applicable to the year in which such termination occurs and (iii) continued receipt of certain life insurance benefits and participation in certain retirement and other benefit plans for the remainder of the term of the Employment Agreement.

     Each of the Employment Agreements will provide that, at the discretion of the Holdings Board and the Telco Board, as the case may be, each employee may be paid bonus compensation or, alternatively, may be allowed to participate in a management incentive bonus plan should one be adopted by such company. Each of the Employment Agreements also will provide for certain insurance benefits and will provide that the employee be entitled to participate in all retirement and other benefit plans generally available to employees of Holdings or Telco, as the case may be, and any equity or other employee benefit plan of Holdings or Telco, as the case may be, that is generally available to senior executive officers of such company. In addition, each of the Employment Agreements will provide for certain payments and benefits in the event the employee is terminated without Cause or due to death or permanent disability, or in the event the employee terminates the agreement for Good Reason (as defined in the Employment Agreements).

  Non-Competition Agreements.

     Pursuant to the Merger Agreement, it is expected that, at or prior to the Effective Time, Holdings will enter into a non-competition agreement (collectively, the "Non-Competition Agreements") with each of Messrs. Burns, Canton, Luken, Merrick and Rachlin (each, an "Executive"). The following is a summary of the principal terms of the Non-Competition Agreements.

     Each of the Non-Competition Agreements will provide that the Executive will keep confidential certain non-public information regarding Holdings. Each of the Non-Competition Agreements will further provide that, during the Restricted Period (as defined in the Non-Competition Agreements), the Executive will not (subject to certain exceptions) own, manage, control, or participate in the ownership, management or control of, or be employed by or otherwise associated with, or receive compensation from or otherwise engage in the business of (i) marketing or providing telecommunications services within the United States of a type that were, or were planned to be, provided by Holdings or its affiliates at any time during the Restricted Period or (ii) marketing products or services by means of "network" or "multi-level" marketing. Each Executive will further agree that during the Restricted Period he will not (i) solicit or engage the business of any clients of Holdings or its affiliates or (ii) solicit any employee of Holdings or its affiliates to terminate any relationship that person may have with Holdings or its affiliates, or engage, employ or compensate any employee of Holdings or its affiliates.

     With respect to each of Messrs. Burns and Luken, the "Restricted Period" will be the period commencing on the date such agreement is executed and ending on the later of (i) the fourth anniversary of such date and (ii) the second anniversary of the date such Executive ceases to be an employee or director of Holdings, Telco or any of their affiliates. With respect to Messrs. Merrick and Rachlin, the "Restricted Period" will be the period commencing on the date such agreement is executed and ending on the first anniversary of the date on which the Executive ceases to be an employee or director of Holdings, Telco or any of their affiliates. With respect to Mr. Canton, the "Restricted Period" will be the period commencing on the date such agreement is executed and ending on (i) the first anniversary of the date on which Mr. Canton ceases to be an employee or director of Holdings, Telco or any of their affiliates if Mr. Canton's employment is terminated without Cause or by Mr. Canton for Good Reason (as such terms are defined in Mr. Canton's Employment Agreement) and (ii) in all other cases, the second anniversary of the date Mr. Canton ceases to be an employee or director of Holdings, Telco or any of their affiliates.

  Telco Shareholders Agreement

     Pursuant to the Telco Shareholders Agreement, dated June 5, 1997 (the "Telco Shareholders Agreement"), among EXCEL and Messrs. Burns, Canton, Cirrito, Luken, Merrick and Rachlin and Gold & Appel Transfer, S.A. ("Gold & Appel" and, collectively, the "Telco Shareholders"), each of the Telco Shareholders (other than Gold & Appel) has agreed, among other things, to vote (or cause to be voted) the shares of Telco Common Stock held or beneficially owned by such Telco Shareholder (i) in favor of the approval of the Merger Agreement and any actions required in furtherance thereof and (ii) against (A) any other business combination involving Telco, (B) any sale, lease or other transfer of the assets of Telco outside the ordinary course of business or of any assets that in the aggregate are material to Telco and its subsidiaries taken as a whole and (C) any action that is intended to, or that could reasonably be expected to, impede, delay or materially adversely affect the transactions contemplated by the Merger Agreement. The foregoing agreement is subject to the condition that such agreement will terminate upon the earlier of the Effective Time and the termination of the Merger Agreement, including any termination by Telco in connection with a determination by the Telco Board that its fiduciary obligations under applicable law require that an alternative proposed transaction be accepted. As a result of these provisions of the Telco Shareholders Agreement (but subject to the condition described above), the requisite approval of the Merger Agreement by the holders of Telco Common Stock is assured.

     Each of the Telco Shareholders has further agreed that, until the earlier of the termination of the Merger Agreement and the Effective Time, such Telco Shareholder will not, directly or indirectly, sell or otherwise transfer any of its shares of Telco Common Stock and that, for a period of one year following the Effective Time, such Telco Shareholder will not, directly or indirectly, without the consent of Holdings, sell or otherwise transfer any shares of Holdings Common Stock or securities convertible into shares of Holdings Common Stock other than pursuant to the Registration Rights Agreement (as defined below) and except that Messrs. Canton and Merrick may, after March 19, 1998, sell shares of Holdings Common Stock received upon the exercise of their Assumed Options (as defined below).

     In addition, pursuant to the Telco Shareholders Agreement, Telco has agreed to purchase 354,167 vested options from Mr. Canton and 128,387 vested options from Mr. Merrick and 177,083 and 70,833.5 options, which will vest as a result of the consummation of the Mergers, from Messrs. Canton and Merrick, respectively, in each case for cash in an amount per share equal to the excess of (x) the sum of (i) $15.00 plus (ii) the product of the Telco Exchange Ratio multiplied by the closing price of a share of EXCEL Common Stock on the NYSE on the trading day immediately prior to the Effective Time, over (y) the per share exercise price of such options. Aggregate payments to Messrs. Canton and Merrick for the purchase of these options is estimated at $18.7 million based on the closing price of EXCEL Common Stock on the NYSE Composite Tape on September 4, 1997. The Telco Shareholders Agreement further provides that an additional 531,249 and 262,506.5 options of Messrs. Canton and Merrick, respectively, which will vest as a result of the consummation of the Mergers, will be assumed by Holdings (the "Assumed Options") and converted into fully-vested options to purchase shares of Holdings Common Stock, provided, however, that pursuant to the Telco Shareholders Agreement, Messrs. Canton and Merrick each have agreed not to exercise any of the Assumed Options prior to March 19, 1998 or more than 50% of the Assumed Options prior to March 19, 1999.

  EXCEL Shareholders Agreement

     Pursuant to the EXCEL Shareholders Agreement, dated June 5, 1997 (the "EXCEL Shareholders Agreement"), among Telco, Mr. Troutt and certain of his affiliates (collectively, the "EXCEL Shareholders"), each of the EXCEL Shareholders has agreed, among other things, to vote (or cause to be voted) the shares of EXCEL Common Stock held or beneficially owned by such EXCEL Shareholder (i) in favor of approval of the Merger Agreement and any actions required in furtherance thereof and (ii) against any action that is intended to, or that could reasonably be expected to, impede, delay or materially adversely affect the transactions contemplated by the Merger Agreement. The foregoing agreement is subject to the condition that such agreement will terminate upon the earlier of the Effective Time and the termination of the Merger Agreement. As a result of these provisions of the EXCEL Shareholders Agreement (but subject to the condition described above), the requisite approval of the Merger Agreement by the holders of EXCEL Common Stock is assured.

     Each of the EXCEL Shareholders has further agreed that, until the earlier of the termination of the Merger Agreement and the Effective Time, such EXCEL Shareholder will not, directly or indirectly, sell or otherwise transfer any of its shares of EXCEL Common Stock.

  Registration Rights Agreement

     Upon the consummation of the Mergers, Holdings will enter into a Registration Rights Agreement (the "Registration Rights Agreement") with Messrs. Burns, Canton, Cirrito, Luken, Merrick and Rachlin and Gold & Appel (the "Shareholders"), pursuant to which, at any time following the first anniversary of the Effective Time until three years thereafter, Messrs. Burns and Luken may request, on two occasions, the registration of shares of Holdings Common Stock having a fair market value of at least $75,000,000 (a "Demand Registration"); provided, however, that Messrs. Burns and Luken will not be permitted to exercise a Demand Registration within three months of the effective date of any registration statement for equity securities of Holdings (other than on Form S-4 or Form S-8) or within four months if such registration statement was filed pursuant to a previous Demand Registration, nor will Holdings be required to effect a Demand Registration if the shares sought to be registered may be freely traded without a registration statement by reason of an exemption under the Securities Act (other than Rule 144). The filing or effectiveness of the registration statement in connection with a Demand Registration may be deferred by Holdings for up to 120 days if Holdings is advised that such registration would adversely affect a current underwritten public offering of Holdings Common Stock or if the Holdings Board determines that any such filing or offering would, among other things, adversely affect any proposed financing, offer or sale of securities, acquisition, reorganization or other significant transaction involving Holdings. In addition, in the event that a "piggy back" registration is effected (as described below), a Demand Registration may not be effected until the later of the completion of such "piggy back" registration and 90 days after the effective date of each registration statement effected pursuant to such "piggy back" registration.

     The Registration Rights Agreement also provides for "piggy-back" registration rights for each of the Shareholders (1) for a period of six months commencing six months after the Effective Time if Holdings proposes to register any shares of Holdings Common Stock for sale other than for its own account or
(2) at any time during the period commencing with the first anniversary of the Effective Time and ending three years thereafter if Holdings proposes to register shares of Holdings Common Stock, whether or not for sale for its own account; provided, however, that Holdings will be relieved of its obligation to register the shares of Holdings Common Stock held by the Shareholders if it abandons the initial registration and may delay the "piggy back" registration for the same period of time that the initial registration is delayed. In the event that Holdings is advised that the inclusion of securities pursuant to a "piggy back" registration would adversely affect the success of the offering, then the number and kind of securities to be sold for the account of those Shareholders requesting such registration will be reduced on a pari passu basis with all other shareholders participating in the offering (based upon the number of shares owned).

ACCOUNTING TREATMENT

     The Telco Merger will be accounted for by Holdings under the "purchase" method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by Holdings in connection with the Telco Merger will be allocated to Telco's assets and liabilities based upon their fair values, with any excess being treated primarily as goodwill. The EXCEL Merger will be accounted for as a reorganization and the assets and liabilities of EXCEL will be reflected by Holdings at historical costs. The assets and liabilities and results of operations of EXCEL and Telco will be consolidated into the assets and liabilities and results of operations of Holdings subsequent to the Effective Time. See "Unaudited Pro Forma Combined Condensed Financial Statements."

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a general summary of the material federal income tax consequences of the Transaction and is based on the Code, the final, proposed and temporary treasury regulations promulgated thereunder, administrative rulings and interpretations, and judicial decisions, in each case as in effect as of the date hereof. All of the foregoing are subject to change at any time, possibly with retroactive effect. The discussion set forth below does not address all aspects of federal income taxation that may be relevant to a stockholder in light of such stockholder's particular circumstances or to stockholders subject to special rules under the federal income tax laws, such as non-United States persons, financial institutions, tax-exempt organizations, insurance companies, dealers in securities or stockholders who acquired their EXCEL or Telco shares pursuant to the exercise of employee stock options or otherwise as compensation, nor any consequences arising under the laws of any state, locality or foreign jurisdiction. This discussion assumes that holders of EXCEL Common Stock and holders of Telco Common Stock hold their respective shares of stock as capital assets within the meaning of Section 1221 of the Code.

     None of EXCEL, Telco or Holdings intends to secure a ruling from the Internal Revenue Service with respect to the tax consequences of the Transaction. It is a condition to the obligation of EXCEL to consummate the Transaction that EXCEL shall have received an opinion from Weil, Gotshal & Manges to the effect that no gain or loss will be recognized by Holdings, EXCEL or E-Sub as a result of the EXCEL Merger and that no gain or loss will be recognized by holders of EXCEL Common Stock as a result of the EXCEL Merger. It is a condition to the obligation of Telco to consummate the Transaction that Telco shall have received an opinion from Swidler & Berlin to the effect that no gain or loss will be recognized by Holdings, Telco or T-Sub as a result of the Telco Merger and no gain or loss will be recognized by holders of Telco Common Stock as a result of the Telco Merger except (i) gain, if any, will be recognized to the extent of the Cash Consideration received and (ii) gain or loss may be recognized with respect to the cash received in lieu of fractional shares. The opinions of Weil, Gotshal & Manges and Swidler & Berlin referred to in this section will be based on facts existing at the date hereof and at the Effective Time. In rendering the opinions of counsel referred to in this section, Weil, Gotshal & Manges and Swidler & Berlin assume the absence of changes in existing facts and will rely on representations and covenants made by Holdings, EXCEL, Telco and others.

     Tax Implications to EXCEL Stockholders. As will be set forth in the opinion of Weil, Gotshal & Manges referred to above, no gain or loss will be recognized for federal income tax purposes by holders of EXCEL Common Stock who exchange their EXCEL Common Stock for Holdings Common Stock pursuant to the EXCEL Merger.

     The aggregate tax basis of Holdings Common Stock received as a result of the EXCEL Merger will be the same as the stockholder's aggregate tax basis in the EXCEL Common Stock surrendered in the exchange. The holding period of the Holdings Common Stock held by former holders of EXCEL Common Stock as a result of the exchange will include the period during which such stockholders held the EXCEL Common Stock exchanged.

     Tax Implications to Telco Shareholders. As will be set forth in the opinion of Swidler & Berlin referred to above, no gain or loss will be recognized for federal income tax purposes by holders of Telco Common Stock as a result of the Telco Merger except (i) gain, if any, will be recognized to the extent of the Cash Consideration received and (ii) gain or loss may be recognized with respect to cash received in lieu of fractional shares as discussed below.

     In the case of clause (i) of the preceding paragraph, gain will be measured by the excess of the sum of the fair market value of the Holdings Common Stock received plus the Cash Consideration over the tax basis of the shares of Telco Common Stock exchanged in the Telco Merger. Any such gain will be capital gain and, if the shares of Telco Common Stock have been held for more than 18 months at the Effective Time, will be adjusted net capital gain taxed at a maximum rate of 20-percent. However, if such shares of Telco Common Stock have been held for more than one year but not more than 18 months at the Effective Time, such gain will be "mid-term gain" (as defined in the Taxpayer Relief Act of 1997), taxed at a maximum rate of 28 percent.

     Cash received in lieu of fractional share interests will be treated as received in exchange for a fractional share of Holdings Common Stock. Gain or loss recognized on such exchange will be measured by the difference between the amount of cash received and the portion of the tax basis in the shares of the Telco Common Stock surrendered that is allocable to such fractional share. Such gain or loss will be capital gain or loss and, if such deemed exchanged fractional share of Holdings Common Stock is considered to have been held for more than 18 months at the Effective Time, any gain will be adjusted net capital gain taxed at a maximum rate of 20 percent. If such deemed exchanged fractional share of Holdings Common Stock is considered to have been held for more than one year but not more than 18 months at the Effective Time, any gain will be "mid-term gain", taxed at a maximum rate of 28 percent.

     The aggregate tax basis of Holdings Common Stock received as a result of the Telco Merger will be the same as the shareholder's aggregate tax basis in the Telco Common Stock surrendered in the exchange, decreased by the basis allocable to fractional shares for which cash is received in the Telco Merger and by the amount of the Cash Consideration, and increased by the amount of gain recognized on the exchange. The holding period of the Holdings Common Stock held by former holders of Telco Common Stock as a result of the exchange will include the period during which such shareholder held the Telco Common Stock exchanged.

     Tax Implications to Holdings, EXCEL, Telco, E-Sub and T-Sub. No gain or loss will be recognized for federal income tax purposes by Holdings, EXCEL, Telco, E-Sub or T-Sub as a result of the formation of Holdings, T-Sub and E-Sub and the Mergers.

     STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTION, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

REGULATORY APPROVALS

     Antitrust. The Transaction is subject to the requirements of the HSR Act and the rules and regulations thereunder, which provide that certain transactions may not be consummated until required information and materials are furnished to the Antitrust Division and the FTC and the requisite waiting period has expired or has been terminated. The required information and materials were filed with the Antitrust Division and the FTC effective on July 1, 1997, and early termination of the waiting period was granted on July 15, 1997. The Transaction is also subject to antitrust review under state law in each of the states in which EXCEL or Telco provides telephone service.

     State and Federal Regulatory Approvals. The Transaction is also subject to certain other state and federal regulatory approvals. It is expected that the Transaction will require prior approval by the appropriate state commissions governing telecommunications services (the "State Commissions") in approximately twenty-four states. All such requests for approval have been filed. Although the Transaction does not require approval of the State Commissions in the remaining states, notice of the Transaction has been filed with each of those State Commissions. Where applications to expand EXCEL's or Telco's existing regulatory authority are currently pending (or where other proceedings affecting EXCEL or Telco are pending), notice of the Transaction has also been filed in the appropriate proceeding. The governing legal standard varies from state to state, but approval of the Transaction generally requires a showing that it is consistent with the public interest.

     Subsidiaries of both EXCEL and Telco hold authority from the FCC under
Section 214 of the Communications Act of 1934, as amended, to provide international services, including resold switched international long distance services. As a result, the Transaction will require the prior approval of the FCC. A request for such approval has been filed. The standard for approval by the FCC is that the Transaction is consistent with the public interest.

     It is possible that the FCC or one or more of the State Commissions may fail to provide the requested approval, or may seek, as a condition of approval, various regulatory concessions. Receipt of all necessary regulatory approvals (other than immaterial approvals) by each of EXCEL and Telco is a condition to the obligations of both EXCEL and Telco to consummate the Transaction, and either party may deem that this condition has not been satisfied if any regulatory body conditions its approval upon concessions which would be expected to have a Material Adverse Effect on Holdings, EXCEL or Telco. There can be no assurance that the required regulatory approvals will be obtained within the time frame contemplated by the Merger Agreement or on terms that are satisfactory to the parties.

CERTAIN RELATED FINANCING

     Prior to the consummation of the Mergers, Holdings intends to enter into the New Credit Facility with Lehman Commercial Paper Inc., as Agent, and a syndicate of lenders. Holdings and the Agent have entered into a commitment letter pursuant to which the Agent has committed to provide the full amount of the facility.

     The New Credit Facility will consist of a five-year reducing revolving credit facility in the principal amount of $1 billion, with a $50 million letter of credit sub-facility. Availability under the New Credit Facility will reduce on dates and in amounts to be determined. Borrowings will be guaranteed by Holdings' subsidiaries (including EXCEL and Telco), and will be secured by a pledge of the capital stock of Holdings' subsidiaries.

     Holdings intends to make an initial borrowing of approximately $513 million under the New Credit Facility concurrently with the consummation of the Mergers and to use the proceeds thereof to finance the Mergers and costs and expenses associated therewith and to refinance existing indebtedness of Telco. Future borrowings will be available for general corporate purposes, including acquisitions (subject to the terms and conditions of the New Credit Facility).

     Borrowings under the New Credit Facility will bear interest, at Holdings' option, at the London interbank offered rate ("LIBOR") or the Agent's Base Rate, in each case plus the "Applicable Interest Margin" (to be determined by reference to the ratio of total debt to EBITDA). The spread over LIBOR will range between 62.5 and 175 basis points and the spread over the Agent's Base Rate will range between 0 and 50 basis points.

     A commitment fee of 0.25% per annum will accrue on the unused portion of the New Credit Facility. In addition, a fee will accrue on the outstanding amount of each letter of credit issued under the New Credit Facility at the rate of LIBOR plus the Applicable Interest Margin.

     The New Credit Facility also is expected to contain limitations on (i) incurrence of debt and guarantees, (ii) capital expenditures, (iii) liens, (iv) dividends and other payments in respect of capital stock, (v) sale-leaseback transactions, (vi) mergers, consolidations, acquisitions, liquidations and dissolutions, (vii) investments, loans and advances, (viii) modifications of debt instruments, (ix) transactions with affiliates, (x) disposition of assets,
(xi) negative pledge clauses and (xii) changes in Holdings' line of business. The New Credit Facility will also contain certain financial covenants, including covenants relating to the ratio of total debt to EBITDA, EBITDA to fixed charges, and EBITDA to interest expense, and certain operating covenants, each to be negotiated. The New Credit Facility also is expected to contain customary events of default including, without limitation, upon a change of control of Holdings.

STOCK EXCHANGE LISTING

     Holdings intends to apply for the listing of Holdings Common Stock on the NYSE and anticipates that its shares will trade on the NYSE, upon official notice of issuance, under the symbol "ECI." It is a condition to the Mergers that the shares of Holdings Common Stock issuable in the Mergers be approved for listing on the NYSE.

DELISTING AND DEREGISTRATION OF EXCEL COMMON STOCK AND TELCO COMMON STOCK; CESSATION OF PERIODIC REPORTING

     If the Mergers are consummated, EXCEL Common Stock will cease to be listed on the NYSE and Telco Common Stock will cease to be quoted on the NMS. In such event, Holdings intends to apply to the Commission for the deregistration of such securities.

FEDERAL SECURITIES LAWS CONSEQUENCES

     All shares of Holdings Common Stock received by holders of EXCEL Common Stock and holders of Telco Common Stock in the Mergers will be freely transferable, except that shares of Holdings Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities
Act) of EXCEL or Telco prior to the Transaction may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of Holdings) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of EXCEL, Telco or Holdings generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party. Each affiliate of EXCEL and Telco has delivered a letter agreement (an "Affiliate Letter") to the effect that such person will not offer or sell or otherwise dispose of any of the shares of Holdings Common Stock issued to such person in the Mergers in violation of the Securities Act or the rules and regulations promulgated thereunder. In addition, the Merger Agreement requires EXCEL and Telco to use their best efforts to cause any additional persons who are identified as affiliates to execute an Affiliate Letter on or prior to the date of the closing under the Merger Agreement.

APPRAISAL RIGHTS

     Holders of EXCEL Common Stock and holders of Telco Common Stock will not be entitled to appraisal rights in connection with the EXCEL Merger or the Telco Merger, respectively.

                              BUSINESS OF HOLDINGS

     The combination of EXCEL and Telco will create one of the largest facilities-based long distance telecommunications companies in the United States, the revenue sources of which will be diversified across multiple distribution channels. These distribution channels will include pre-subscribed residential customers and small and home office commercial customers targeted by EXCEL's IR network, commercial and wholesale customers targeted by the Telco direct sales force and non-presubscribed, lower volume, residential customers targeted by Telco's dial around marketing efforts. Holdings' will seek to become a low cost provider of telecommunications services by utilizing its facilities-based network to the fullest extent possible and through the realization of other cost savings and synergies made possible by the combination of EXCEL and Telco.

     Holdings intends to expand the current capacity of the Telco network in order to accommodate EXCEL's traffic volume. Such expansion involves enhancing the current capacity of Telco's switches and the addition of new switches, expanding the capacity of the Telco network's interconnection with local phone company networks and increasing the utilization of Telco's owned and leased fiber optic capacity. Other opportunities that Holdings may consider include the expansion of its commercial operations and its international operations, new product introductions such as local service, wireless services (such as PCS), data or Internet applications and strategic acquisitions.

     Holdings is a Delaware corporation that was formed on May 30, 1997 to become a holding company for EXCEL and Telco and their respective subsidiaries following the consummation of the Mergers. Prior to the consummation of the Mergers, Holdings has had and will have no operations other than those incident to its formation, its execution of the Merger Agreement and the preparation of this Joint Proxy Statement/ Prospectus. Holdings currently has no operations and nominal or no assets and liabilities. At or prior to the Effective Time, Holdings will change its name to "EXCEL Communications, Inc."

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

     EXCEL Common Stock has been listed on the NYSE since May 1996 under the symbol "ECI" and Telco Common Stock has been quoted on the NMS since August 1996 under the symbol "TCGX."

     The table below sets forth, for the calendar quarters indicated, the reported high and low sale prices of EXCEL Common Stock as reported on the NYSE Composite Tape and the high and low sale prices of Telco Common Stock as reported on the NMS, in each case based on published financial sources.

                                                                 EXCEL
                                                                 COMMON               TELCO COMMON
                                                                 STOCK                   STOCK
                                                         ----------------------    ------------------
                                                               MARKET PRICE           MARKET PRICE
                                                         ----------------------    ------------------
                                                         HIGH          LOW           HIGH       LOW
                                                         ----        ---------     -------    -------
1997
  First Quarter........................................   $21 5/8     $ 13          $21 3/4    $13 3/4
  Second Quarter.......................................    29 3/8       12 3/8       32 7/8     19
  Third Quarter........................................    28 7/8      201 1/16      32 3/4     28
  (through September 9, 1997)
1996
  Second Quarter
  (from May 10, 1996)..................................    47           25 1/2         N/A      N/A
  Third Quarter*.......................................    31 7/8       19 1/2       19 1/2     14
  Fourth Quarter.......................................    35 1/2       20           19 1/4     15

     During the calendar quarters indicated above, no dividends were declared by either EXCEL or Telco.
---------------

(*) With respect to Telco, from August 9, 1996.

     On June 5, 1997, the last full trading day prior to the public announcement of the proposed Mergers, the closing price of EXCEL Common Stock on the NYSE Composite Tape was $18 3/4 per share and the closing price of Telco Common Stock on the NMS was $22 per share. On September 9, 1997, the most recent practicable date prior to the mailing of this Joint Proxy Statement/Prospectus, the closing price of EXCEL Common Stock on the NYSE Composite Tape was $23 7/8 per share and the closing price of Telco Common Stock on the NMS was $30 15/16 per share. Holders of EXCEL Common Stock and holders of Telco Common Stock are urged to obtain current market quotations prior to making any decision with respect to the Mergers.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited Pro Forma Combined Balance Sheet as of June 30, 1997 and unaudited Pro Forma Combined Income Statements for the six months ended June 30, 1997 and for the year ended December 31, 1996 illustrate the effect of the Transaction as if the Transaction had occurred on June 30, 1997 for the Pro Forma Combined Balance Sheet and as of January 1, 1996 for the Pro Forma Combined Income Statements.

     Pursuant to the terms of the Merger Agreement, each share of Telco Common Stock will be converted into the right to receive the Telco Merger Consideration. For more information regarding the Transaction, see "The Transaction" and "The Merger Agreement." The Telco Merger will be accounted for as a purchase transaction, and the EXCEL Merger will be accounted for as a reorganization.

     The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the historical financial statements of EXCEL and Telco, and the related notes thereto, which are incorporated herein by reference. See "Incorporation of Certain Documents By Reference."

     The Unaudited Pro Forma Combined Financial Statements are presented for comparative purposes only and do not give effect to any potential cost savings and synergies that could result from the Transaction. The pro forma data are not intended to be indicative of actual results had the Transaction occurred as of the dates indicated above, nor do they purport to indicate results which may be achieved in the future.

                                 NEW RES, INC.

                        PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1997
                                  (UNAUDITED)

                                     ASSETS

                                                       HISTORICAL   HISTORICAL    PRO FORMA       PRO FORMA
                                                        EXCEL(1)     TELCO(1)    ADJUSTMENTS       COMBINED
                                                       ----------   ----------   -----------      ----------
                                                                          (IN THOUSANDS)
CURRENT ASSETS:
  Cash and cash equivalents..........................    $153,249    $ 13,233     $ (18,702)(2)   $   26,409
                                                                                   (121,371)(3)
  Accounts receivable, net...........................    201,199      107,640            --          308,839
  Inventories........................................     12,796           --            --           12,796
  Deferred income tax asset..........................      4,139          898        (1,225)(4)        3,812
  Other current assets...............................      3,557       10,242            --           13,799
                                                         --------    --------     ---------       ----------
         Total current assets........................    374,940      132,013      (141,298)         365,655
Property and equipment, net..........................     99,532      192,768            --          292,300
Deferred financing costs.............................         --           --         6,329(6)         6,329
Goodwill.............................................         --       42,803       808,591(5)       851,394
Deferred tax asset...................................         --        2,383        (2,383)(4)           --
Other assets.........................................      1,235        3,756                          4,991
                                                         --------    --------     ---------       ----------
         Total assets................................    $475,707    $373,723     $ 671,239       $1,520,669
                                                         ========    ========     =========       ==========

                                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable...................................    $105,051    $ 51,983     $      --       $  157,034
  Commissions payable................................     22,901           --            --           22,901
  Accrued liabilities................................     33,589       17,577         7,100(7)        58,266
  Income taxes payable...............................         --        5,584        (7,070)(2)       (1,486)
  Deferred taxes.....................................         --        1,225        (1,225)(4)           --
  Deferred revenue...................................         --        3,916            --            3,916
  Current portion of long-term debt..................         --        6,250        (6,250)(3)           --
  Current portion of long-term capital lease
    obligations......................................        200          681            --              881
                                                         --------    --------     ---------       ----------
         Total current liabilities...................    161,741       87,216        (7,445)         241,512
Long-term debt and capital lease obligations.........         70      115,121       513,293(6)       513,363
                                                                                   (115,121)(3)
Deferred management services fees and other
  revenue............................................      4,456        6,522            --           10,978
Deferred income taxes payable........................      7,270        2,977        (2,383)(4)        7,864
Commitments and contingencies........................         --           --            --               --
STOCKHOLDERS' EQUITY:
  Common stock.......................................        110      111,985            25(10)          133
                                                                                   (111,985)(8)
                                                                                         (2)(9)
  Additional paid-in capital.........................    147,691           --       444,757(10)      557,646
                                                                                    (34,802)(9)
  Unrealized gain (loss) on securities available for
    sale.............................................         --           61           (61)(8)           --
  Treasury stock.....................................    (34,804)          --        34,804(9)            --
  Retained earnings..................................    189,173       49,841       (31,109)(8)      189,173
                                                                                     (7,100)(7)
                                                                                    (11,632)(2)
                                                         --------    --------     ---------       ----------
         Total stockholders' equity..................    302,170      161,887       282,895          746,952
                                                         --------    --------     ---------       ----------
         Total liabilities and stockholders'
           equity....................................    $475,707    $373,723     $ 671,239       $1,520,669
                                                         ========    ========     =========       ==========

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                                 NEW RES, INC.

                     PRO FORMA COMBINED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)

                                              HISTORICAL    HISTORICAL     PRO FORMA       PRO FORMA
                                               EXCEL(1)      TELCO(1)     ADJUSTMENTS      COMBINED
                                              ----------    ----------    -----------      ---------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Communication services....................    $596,599     $261,627      $ 11,110(11)    $869,336
  Marketing services........................     65,342            --            --          65,342
                                                --------     --------      --------        --------
          Total revenues....................    661,941       261,627        11,110         934,678
Operating expenses:
  Communication.............................    322,485       152,068            --         474,553
  Marketing services........................    117,959            --        47,310(12)     165,269
  Depreciation and amortization.............      7,930         6,263         9,489(13)      23,682
  General & administrative..................    102,543        76,566        11,110(11)     142,909
                                                                            (47,310)(12)
                                                --------     --------      --------        --------
          Total operating expenses..........    550,917       234,897        20,599         806,413
          Operating income..................    111,024        26,730        (9,489)        128,265
                                                --------     --------      --------        --------
  Interest income (expense).................      4,215        (3,073)      (18,756)(14)    (17,614)
  Other income (expense)....................        (61)        1,168            --           1,107
                                                --------     --------      --------        --------
Income from continuing operations before
  income taxes..............................    115,178        24,825       (28,245)        111,758
  Provision (benefit) for income taxes......     43,083         9,385        (7,016)(15)     45,452
                                                --------     --------      --------        --------
Net income from continuing operations.......    $72,095      $ 15,440      $(21,229)       $ 66,306
                                                ========     ========      ========        ========
Net income from continuing operations per
  common share(16)..........................    $  0.65      $   0.45                      $   0.48
                                                ========     ========      ========        ========
Weighted average shares and share
  equivalents outstanding(16)...............    110,371        34,392        (7,984)        136,779
                                                ========     ========      ========        ========

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                                 NEW RES, INC.

                     PRO FORMA COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                            HISTORICAL    HISTORICAL     PRO FORMA        PRO FORMA
                                             EXCEL(1)      TELCO(1)     ADJUSTMENTS       COMBINED
                                            ----------    ----------    -----------      -----------
                                                                        (UNAUDITED)      (UNAUDITED)
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Communication services..................  $1,090,649     $428,552      $ 23,046(11)     $1,542,247
  Marketing services......................     260,653           --                          260,653
                                            ----------     --------      --------         ----------
          Total revenues..................   1,351,302      428,552        23,046          1,802,900
Operating expenses:
  Communication...........................     596,598      252,036                          848,634
  Marketing services......................     362,401           --        69,034(12)        431,435
  Depreciation and amortization...........       6,880        7,967        20,392(13)         35,239
  General & administrative................     167,894      125,575        23,046(11)        247,481
                                                                          (69,034)(12)
                                            ----------     --------      --------         ----------
          Total operating expenses........   1,133,773      385,578        43,438          1,562,789
          Operating income................     217,529       42,974       (20,392)           240,111
                                            ----------     --------      --------         ----------
  Interest income (expense)...............       6,221       (3,515)      (37,512)(14)       (34,806)
  Other income (expense)..................       6,165          501                            6,666
                                            ----------     --------      --------         ----------
Net income from continuing operations
  before income taxes.....................     229,915       39,960       (57,904)           211,971
  Provision (benefit) for income taxes....      85,488       16,394       (13,948)(15)        87,934
Minority interest.........................          --          689                              689
                                            ----------     --------      --------         ----------
Net income from continuing operations.....  $  144,427     $ 22,877      $(43,956)        $  123,348
                                            ==========     ========      ========         ==========
Net income from continuing operations per
  common share(16)........................  $     1.35     $   0.75                       $     0.92
                                            ==========     ========                       ==========
Weighted average shares and share
  equivalents outstanding(16).............     107,247       30,533        (3,893)           133,887
                                            ==========     ========      ========         ==========

  See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

                          NOTES TO UNAUDITED PRO FORMA
                         COMBINED FINANCIAL STATEMENTS

 (1) The historical information as of and for the year ended December 31, 1996 was derived from audited financial statements of EXCEL and Telco. The historical information as of and for the six months ended June 30, 1997 was derived from unaudited financial statements of EXCEL and Telco, which, in the opinion of EXCEL and Telco management, contain all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. Effective January 1, 1997, EXCEL changed its method of accounting for subscriber acquisition costs. Previously, EXCEL had deferred the portions of commissions paid to IRs that directly related to the acquisition of long distance and paging subscribers. Beginning January 1, 1997, EXCEL began fully expensing subscriber acquisition costs in the period incurred in order to present its operating results in a manner more consistent with other telecommunications companies against which its results are now compared.

 (2) Represents Telco's purchase of approximately 730,000 stock options valued at $18.7 million from executives of Telco immediately prior to the Effective Time of the Transaction, including the related balance sheet impact of tax benefits to be realized from the payment. These amounts will be recorded as compensation expense in the financial statements of Telco immediately prior to the closing date of the Transaction. As this is a nonrecurring charge related to the Transaction, it is reflected in the Pro Forma Combined Balance Sheet, but not in the Pro Forma Combined Statement of Income.

 (3) Represents EXCEL's payment of Telco's outstanding debt as of the Merger
     Date.

 (4) Represents the reclassification of the net current and noncurrent deferred income tax balances of EXCEL and Telco.

 (5) Represents the excess of cost paid over the net tangible assets acquired from Telco. The cost of the purchase is calculated as the sum of (i) $15.00 per outstanding share of Telco Common Stock and (ii) the Telco Exchange Ratio (.7595 shares of Holdings Common Stock per outstanding share of Telco Common Stock) times $18.75 (the price per share of EXCEL Common Stock as of June 5, 1997, the date of the Merger Agreement). In the case of (ii) above, shares of Holdings Common Stock issuable to affiliates have been discounted by 20% to reflect their lack of liquidity. The adjustment to goodwill is calculated as follows (amounts in thousands except share and per share data):

PURCHASE PRICE CALCULATION:
Cash paid (33,130,942 shares outstanding times $15).....             $ 496,964
Stock issued (25,162,950 shares issued).................               400,970
Total value of options granted..........................                48,534
EXCEL transaction costs.................................                 5,278
                                                                     ---------
          Total purchase price..........................               951,746
PURCHASE PRICE ALLOCATION:
Less amounts allocated to the tangible assets and
  liabilities of Telco:
Assets (excluding goodwill).............................  (330,920)
  Less: Cash paid to option holders.....................    18,702
        Net tangible assets.............................              (312,218)
Liabilities.............................................   211,836
  Add: Telco transaction costs..........................     7,100
  Less: Tax benefit from payment to stock option
        holders.........................................    (7,070)
                                                          --------
        Total liabilities...............................               211,866
                                                                     ---------
Total net tangible assets acquired......................              (100,352)
                                                                     ---------
Goodwill................................................               851,394
  Less: Goodwill previously recorded by Telco...........               (42,803)
                                                                     ---------
          Net Goodwill..................................             $ 808,591
                                                                     =========

 (6) Represents the issuance of long-term debt of $513.3 million required to finance the cash portion of the purchase price and the payment of debt issuance costs and legal fees in connection with the New Credit Facility.

 (7) Represents the liabilities incurred by Telco, such as investment advisory, legal, accounting and consulting fees, related to the Transaction that will be expensed as incurred. As these costs are nonrecurring in nature, they are included in the Pro Forma Combined Balance Sheet, but not in the Pro Forma Combined Statement of Income. Costs incurred by EXCEL related to the Transaction are included in the purchase price and capitalized in the Pro Forma Combined Balance Sheet in accordance with generally accepted accounting principles.

 (8) Represents the elimination of the net book value of existing Telco shareholders' equity accounts.

 (9) Represents the cancellation of 1,848,379 shares of EXCEL treasury stock.

(10) Represents the recognition of the market value of the new shares of Holdings Common Stock issued in exchange for Telco Common Stock outstanding calculated as follows:

Value of stock issued.......................................  $400,970
Value of options issued.....................................    48,534
                                                              --------
Total value of stock and options issued.....................   449,504
Less: Registration Costs....................................    (4,722)
                                                              --------
          Subtotal..........................................   444,782
Par value of common stock issued in purchase................       (25)
                                                              --------
Adjustment to additional paid-in capital....................  $444,757
                                                              ========

(11) Represents the reclassification of Telco's bad debt expense to conform to EXCEL's accounting policies.

(12) Represents the reclassification of Telco's marketing expense from general and administrative expense to marketing services expense to conform to EXCEL's accounting policies.

(13) Represents the incremental amortization of goodwill acquired in the Transaction over a period of 40 years.

(14) Represents the interest expense on $513.3 million of debt incurred in connection with the Transaction.

(15) Represents the income tax effect of the pro forma adjustments that are reflected in the results of operations.

(16) Pro forma per share data are based on the number of shares of Holdings Common Stock and per share equivalents that would have been outstanding had the Transaction occurred on the earliest date presented.

                      DIRECTORS AND MANAGEMENT OF HOLDINGS

DIRECTORS

     The Holdings Board initially will consist of Kenny A. Troutt, who will be Chairman of the Board, Donald A. Burns, Henry G. Luken, III, T. Allan McArtor, John J. McLaine, Ronald A. McDougall and Stephen R. Smith.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Holdings Board has established a Compensation Committee consisting of Ronald A. McDougall and T. Allan McArtor. All members of the Compensation Committee will be "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act and, unless otherwise determined by the Holdings Board, "outside directors" within the meaning of Section 162(m) of the Code. The Compensation Committee will be responsible for establishing salaries, bonuses, and other compensation for Holdings' executive officers and for administering the Stock Option Plan (including granting options and setting the terms thereof pursuant to such plan) and Holdings' other executive compensation plans and programs.

     The Holdings Board has established an audit committee consisting of Ronald
A. McDougall and T. Allan McArtor. The audit committee will be responsible for reviewing Holdings' annual audit and meeting with Holdings' independent accountants to review Holdings' internal controls and financial management practices.

COMPENSATION OF DIRECTORS AND OFFICERS

     Directors who are employees of Holdings or its subsidiaries will not receive any compensation for service on the Holdings Board, but employee directors will be reimbursed by Holdings for expenses incurred in attending meetings of the Holdings Board or any committees thereof. In order to more closely align the interests of directors and stockholders, non-employee directors of Holdings will be eligible to participate in the Director Stock Option Plan, pursuant to which each will be eligible to receive Nonqualified Options. See "The Plan Proposals -- The Director Stock Option Plan."

     The senior management team for Holdings is expected to be comprised of the following individuals from EXCEL and Telco:

Kenny A. Troutt             Chairman of the Board and Chief Executive Officer
John J. McLaine             President and Chief Operating Officer
Donald A. Burns             Executive Vice President
J. Christopher Dance        Executive Vice President, Secretary and General Counsel
Henry G. Luken, III         Executive Vice President
Thomas Marino               Executive Vice President of Network Operations
Nicholas A. Merrick         Executive Vice President and Chief Financial Officer
Stephen R. Smith            Executive Vice President of Marketing
Paul D. Fletcher            Vice President and Treasurer
Craig E. Holmes             Vice President and Chief Accounting Officer

EXECUTIVE COMPENSATION

     For information regarding compensation paid to executive officers of EXCEL and Telco in 1996, including the individuals named above, see the 1997 Notice of Annual Meeting and Proxy Statement of each of EXCEL and Telco, respectively. The Holdings Board will rely on its compensation committee, which will be composed of non-employee directors, to recommend the form and amount of compensation to be paid to executive officers of Holdings who do not have an employment agreement with Holdings. For information regarding employment agreements with certain of the above individuals, see "The Transaction -- Interests of Certain Persons in the Transaction -- Employment Agreements."

                             OWNERSHIP OF HOLDINGS

     There are currently 1,000 shares of Holdings Common Stock outstanding, all of which are owned by EXCEL and will be canceled in the EXCEL Merger. It is anticipated that, after giving effect to the Mergers, approximately 132,944,000 shares of Holdings Common Stock will be issued and outstanding, approximately 9,136,000 additional shares will be reserved for issuance upon the exercise of options assumed by Holdings and approximately 13,400,000 additional shares will be available for issuance in connection with grants made after the Effective Time under the Stock Option Plan and the Director Stock Option Plan.

     The following table sets forth information concerning the beneficial ownership of Holdings Common Stock after giving effect to the Mergers by (i) each person or group of persons known to EXCEL or Telco expected to beneficially own more than 5% of the outstanding shares of Holdings Common Stock, (ii) each person who is (or, upon consummation of the Mergers, will be) an executive officer or director of Holdings and (iii) all such executive officers and directors of Holdings as a group.

                                                                           AMOUNT AND
                                                                       NATURE OF EXISTING
                                                                      BENEFICIAL OWNERSHIP
                                                              ------------------------------------
                                                                                       PERCENT
            NAME AND ADDRESS OF BENEFICIAL OWNER              OF COMMON STOCK(1)    OF CLASS(1)(2)
            ------------------------------------              ------------------    --------------
Kenny A. Troutt(3)..........................................      64,180,800            48.3%
Troutt Family Trust(3)......................................      64,180,000             48.3
  10595 Strait Lane
  Dallas, Texas 75229
Troutt Partners, Ltd.(3)(4).................................      53,000,000             39.9
  10595 Strait Lane
  Dallas, Texas 75229
Stephen J. Troutt(4)........................................      20,225,492             15.2
Kenny Allan Troutt Children's Trust II(4)...................      20,000,000             15.0
  10595 Strait Lane
  Dallas, Texas 75229
Stephen R. and Sarah H. Smith(5)(6).........................       9,686,000              7.3
Austex Enterprises, Ltd.(6).................................       7,932,933              6.0
  16004 Chateau Avenue
  Austin, Texas 78734
William A. Casner...........................................       9,180,000              6.9
  13181 Lakeview
  Southlake, Texas 76092
John J. McLaine(7)..........................................          81,594                *
Ronald A. McDougall(8)......................................           8,667                *
  c/o Brinker International, Inc.
  6820 LBJ Freeway
  Dallas, Texas 75240
T. Allan McArtor............................................               0                0
Henry G. Luken, III.........................................       4,133,298              3.1
Donald A. Burns.............................................       5,624,940              4.2
Nicholas A. Merrick(9)......................................         409,239                *
Paul D. Fletcher(10)........................................           5,629                *
Craig E. Holmes(11).........................................          21,028                *
J. Christopher Dance(12)....................................          62,312                *
All directors and executive officers as a group (11
  persons)..................................................      84,213,507            63.3%

---------------

  *  less than 1%

 (1) Based upon 132,943,782 shares of Holdings Common Stock issued and outstanding.

 (2) The term "beneficial owner," which is used as defined in Rule 13d-3 of the Exchange Act, means generally any person who, directly or indirectly, has or shares voting power or investment power with respect to a security. All information with respect to the beneficial ownership of any stockholder has been furnished by such stockholder and Holdings believes that, except as otherwise indicated, each stockholder has sole voting and investment power with respect to shares listed as beneficially owned by such stockholder. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o EXCEL Communications, Inc., 8750 North Central Expressway, Suite 2000, Dallas, Texas 75231.

 (3) Kenny A. Troutt will not own of record any shares of Holdings Common Stock. The shares that will be beneficially owned by Kenny A. Troutt represent 800 shares held by Mr. Troutt's children, and the 64,180,000 shares to be held beneficially by the Troutt Family Trust. The Troutt Family Trust is a trust formed under the laws of the State of Texas, of which Kenny A. Troutt is the sole trustee. The shares to be held by the Troutt Family Trust represents 11,180,000 shares that will be held of record directly by the Troutt Family Trust and 53,000,000 shares that will be held of record directly by Troutt Partners, Ltd., a Texas limited partnership (the "Troutt Family Partnership"), of which the Troutt Family Trust is the managing general partner. Kenny A. Troutt and the Troutt Family Trust will share voting and investment power with respect to the 11,180,000 shares to be held of record by the Troutt Family Trust; and Kenny A. Troutt, the Troutt Family Trust, and the Troutt Family Partnership will share investment power with respect to all of the 53,000,000 shares to be held of record by the Troutt Family Partnership. A provision in the partnership agreement of the Troutt Family Partnership permits, for tax purposes, each partner (including each limited partner) to direct the voting of shares held by the Troutt Family Partnership that were contributed to the Troutt Family Partnership by such partners. As a result, Kenny A. Troutt and the Troutt Family Trust will share voting power with the Troutt Family Partnership only with respect to the 32,836,326 shares contributed by the Troutt Family Trust to the Troutt Family Partnership in exchange for general and limited partnership interests in the Troutt Family partnership. In addition, Kenny
     A. Troutt may be deemed to share voting power with Steven J. Troutt, his brother, with respect to certain shares over which Steven J. Troutt will exercise voting control in his capacity as sole trustee of several trusts established for the benefit of Kenny A. Troutt's children, as described in footnote (4) below.

 (4) Steven J. Troutt will not own of record any shares of Holdings Common Stock. The shares of Common Stock to be beneficially owned by Steven J. Troutt represent 12,818 shares held by the Employee Stock Ownership Plan (the "ESOP") and allocated to Mr. Troutt's account, 81,837 shares contributed to the Troutt Family Partnership in exchange for a general partnership interest by the Kenny Allan Children's Trust (the "KAT Trust"), 81,837 shares contributed to the Troutt Family partnership in exchange for a limited partnership with interest with voting rights by the Lisa Elaine Troutt Children's Trust (the "LET Trust"), 20,000,000 shares contributed to the Troutt Family Partnership in exchange for a limited partnership interest with voting rights by the Kenny Allan Troutt Children's Trust (the "Kat Trust II"), and 49,000 shares of Common Stock that will be issuable upon exercise of currently exercisable options. The KAT Trust II will not own of record any shares of Holdings Common Stock. Steven J. Troutt is the sole trustee of the KAT Trust, the LET Trust, and the KAT Trust II. Steven
     J. Troutt will have shared voting power with respect to the 12,818 shares allocated to be allocated to his ESOP account. Steven J. Troutt, the KAT Trust II, and the Troutt Family Partnership will share voting power with respect to the 20,000,000 shares contributed by the KAT Trust II to the Troutt Family Partnership. Steven J. Troutt and the Troutt Family Partnership will share voting power with respect to the 81,837 shares to be contributed by the KAT Trust and the 81,837 shares to be contributed by the LET Trust to the Troutt Family Partnership. Neither Steven J. Troutt nor the KAT Trust II will have investment power with respect to the shares to be beneficially held by them, except that Steven J. Troutt will have voting and investment power with respect to the 49,000 shares issuable upon exercise of currently exercisable options.

 (5) Represents 876,821 shares of Holdings Common Stock to be held by Stephen R. Smith, 876,246 shares to be held by Sarah H. Smith, and 7,932,933 shares to be held by Austex Enterprises, Ltd. Stephen R.

     Smith and Sarah H. Smith are married; as a consequence, each may be deemed to be the beneficial owner of all the shares to be held by each of them.

 (6) Austex Enterprises, Ltd., which will be the record owner of 7,932,933 shares of Holdings Common Stock, is a Texas limited partnership of which Stara Corporation, a Texas corporation, is the general partner. Stephen R. Smith is the President of Stara Corporation and he and Sarah H. Smith are each directors of Stara Corporation and each owns 50% of the outstanding common stock of Stara Corporation; as a result, each of them will have shared voting, investment, and dispositive power with respect to the 7,932,933 shares to be held by Austex Enterprises, Ltd. The limited partner interests in Austex Enterprises, Ltd. are either held individually by Stephen R. Smith or Sarah H. Smith or by trusts of which he or she, as the case may be, is the trustee. Stephen R. Smith and Sarah H. Smith are married; as a consequence, each may be deemed to be the beneficial owner of all the shares held by Austex Enterprises, Ltd.

 (7) Includes 17,594 shares held by the ESOP and allocated to Mr. McLaine's account.

 (8) Includes 6,667 shares issuable upon exercise of currently exercisable options.

 (9) Includes 195,020 shares issuable upon exercise of currently exercisable options and 203,716 shares issuable upon exercise of options exercisable within 60 days of September 15, 1997. See "The Transaction -- Interests of Certain Persons in the Transaction -- Telco Shareholders Agreement" for certain restrictions on the ability of Mr. Merrick to exercise certain of such options.

(10) Represents 2,629 shares held by the ESOP and allocated to Mr. Fletcher's account and 3,000 shares issuable upon exercise of options currently exercisable options.

(11) Includes 8,528 shares held by ESOP and allocated to Mr. Holmes' account.

(12) Represents 11,812 shares held by the ESOP and allocated to Mr. Dance's account and 39,000 shares issuable upon exercise of currently exercisable options.

                              THE SPECIAL MEETINGS

     This Joint Proxy Statement/Prospectus is being furnished in connection with the solicitation of proxies (i) from the holders of EXCEL Common Stock by the EXCEL Board for use at the EXCEL Meeting and (ii) from the holders of Telco Common Stock by the Telco Board for use at the Telco Meeting.

GENERAL

     EXCEL. This Joint Proxy Statement/Prospectus is being furnished to holders of EXCEL Common Stock in connection with the solicitation of proxies by the EXCEL Board for use at the EXCEL Meeting to consider and vote upon the approval and adoption of the Merger Agreement and the approval of the Plan Proposals, and to transact such other business as may properly come before the EXCEL Meeting.

     THE EXCEL BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RATIFIED THE PLAN PROPOSALS AND UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF EXCEL COMMON STOCK VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND FOR THE APPROVAL OF THE PLAN PROPOSALS.

     Telco. This Joint Proxy Statement/Prospectus is being furnished to holders of Telco Common Stock in connection with the solicitation of proxies by the Telco Board for use at the Telco Meeting to consider and vote upon the approval and adoption of the Merger Agreement and the approval of the Plan Proposals, and to transact such other business as may properly come before the Telco Meeting.

     THE TELCO BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RATIFIED THE PLAN PROPOSALS AND UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF TELCO COMMON STOCK VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND FOR APPROVAL OF THE PLAN PROPOSALS.

RECORD DATES

     EXCEL. The EXCEL Board has fixed the close of business on September 3, 1997 as the EXCEL Record Date for the determination of the holders of EXCEL Common Stock entitled to receive notice of, and to vote at, the EXCEL Meeting.

     Telco. The Telco Board has fixed the close of business on August 29, 1997 as the Telco Record Date for the determination of the holders of Telco Common Stock entitled to receive notice of, and to vote at, the Telco Meeting.

TIMES AND PLACES; PURPOSES

     EXCEL. The EXCEL Meeting will be held at Wyndham Anatole Hotel, 2201 Stemmons Freeway, Dallas, Texas on October 11, 1997, starting at 10:00 a.m. local time. At the EXCEL Meeting, the holders of EXCEL Common Stock will be asked to consider and vote upon (i) the Merger Agreement, (ii) the Plan Proposals and (iii) such other matters as may properly come before the EXCEL Meeting.

     Telco. The Telco Meeting will be held at Hyatt Fair Lakes, 12777 Fair Lakes Circle, Fairfax, Virginia on October 11, 1997, starting at 10:30 a.m. local time. At the Telco Meeting, the holders of Telco Common Stock will be asked to consider and vote upon (i) the Merger Agreement, (ii) the Plan Proposals and
(iii) such other matters as may properly come before the Telco Meeting.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

     EXCEL. Only holders of record of shares of EXCEL Common Stock on the EXCEL Record Date are entitled to notice of, and to vote at, the EXCEL Meeting. On the EXCEL Record Date, there were approximately 107,595,420 shares of EXCEL Common Stock outstanding and entitled to vote at the EXCEL Meeting held by approximately 2,923 stockholders of record.

     Each holder of record of EXCEL Common Stock, as of the EXCEL Record Date, is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of EXCEL Common Stock entitled to vote is necessary to constitute a quorum at the EXCEL Meeting. Under the DGCL, the affirmative vote, in person or by proxy, of the holders of a majority of the shares of EXCEL Common Stock outstanding and entitled to vote is required to approve and adopt the Merger Agreement. The affirmative vote of a majority of the votes cast by the holders of EXCEL Common Stock at the EXCEL Meeting is required to approve all other action proposed, including the Plan Proposals. The Merger Agreement and the Plan Proposals must also be approved by the shareholders of Telco as described below.

     The Troutt Group beneficially owns, in the aggregate, 64,180,800 shares of EXCEL Common Stock, which represent approximately 60% (approximately 57% on a fully diluted basis) of the outstanding shares of EXCEL Common Stock. Each member of the Troutt Group has agreed to vote all of its respective shares of EXCEL Common Stock in favor of the approval of the Merger Agreement, subject to the condition set forth in the EXCEL Shareholders Agreement. Accordingly, assuming that the condition set forth in the EXCEL Shareholders Agreement is satisfied, approval of the Merger Agreement by the holders of EXCEL Common Stock is assured. See "The Transaction -- Interests of Certain Persons in the Transaction -- EXCEL Shareholders Agreements."

     Telco. Only holders of record of shares of Telco Common Stock on the Telco Record Date are entitled to notice of and to vote at the Telco Meeting. On the Telco Record Date, there were approximately 33,291,149 shares of Telco Common Stock outstanding and entitled to vote at the Telco Meeting held by approximately 60 shareholders of record.

     Each holder of record of Telco Common Stock, as of the Telco Record Date, is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Telco Common Stock entitled to vote is necessary to constitute a quorum at the Telco Meeting. Under the VSCA, the affirmative vote, in person or by proxy, of the holders of a majority of the shares of Telco Common Stock outstanding on the Telco Record Date and entitled to vote is required to approve and adopt the Merger

Agreement. The affirmative vote of a majority of the shares of Telco Common Stock represented at the Telco Meeting and entitled to vote thereon is required to approve all other action proposed, including the Plan Proposals. The Merger Agreement and the Plan Proposals must also be approved by the stockholders of EXCEL as described above.

     The Telco Management Group beneficially owns, in the aggregate, 18,638,507 shares of Telco Common Stock, which represent approximately 56% (approximately 50% on a fully diluted basis) of the issued and outstanding shares of Telco Common Stock. The members of the Telco Management Group have agreed to vote all of their respective shares of Telco Common Stock in favor of the approval of the Merger Agreement, subject to the conditions set forth in the Telco Shareholders Agreement. Accordingly, assuming that the conditions set forth in the Telco Shareholders Agreement are satisfied, approval of the Merger Agreement by the holders of Telco Common Stock is assured. See "The Transaction -- Interests of Certain Persons in the Transaction -- Telco Shareholders Agreement."

PROXIES

     All shares of EXCEL Common Stock and Telco Common Stock represented by properly executed proxies received prior to or at the respective EXCEL Meeting or Telco Meeting and not subsequently revoked will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated on a properly executed and returned proxy, such proxy will be voted FOR the approval of the Merger Agreement and FOR the approval of the Plan Proposals. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the applicable meeting, will not be voted. Accordingly, as the affirmative vote of a majority of the outstanding shares is required for the approval of the Merger Agreement, a proxy marked "ABSTAIN" will have the effect of a vote against the proposal.

     A broker non-vote occurs when an agent holding shares for a beneficial owner does not vote on a particular proposal because the agent does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. In accordance with NYSE and NMS rules, brokers and nominees are precluded from exercising their voting discretion with respect to the approval and adoption of the Merger Agreement and approval of the Plan Proposals and, therefore, absent specific instructions from the beneficial owner of such shares, are not empowered to vote such shares with respect to such proposals. Shares represented by broker non-votes will be counted for purposes of determining whether there is a quorum at the applicable Special Meeting, but will not be counted for purposes of determining the number of shares entitled to vote with respect to a particular proposal for which authorization to vote was withheld. Consequently, broker non-votes have the practical effect of reducing the number of affirmative votes required to achieve the requisite vote for such proposal by reducing the total number of shares of common stock from which the requisite vote is calculated. Accordingly, broker non-votes with respect to a proposal will not be considered shares entitled to vote and, therefore, will not be counted as votes for or against such proposal in determining whether such proposal is approved. With respect to the Merger Agreement, however, since the affirmative vote of a majority of the outstanding shares is required for approval of the Merger Agreement, a broker non-vote with respect to such proposal will have the effect of a vote against such proposal.

     The EXCEL Board and the Telco Board are not currently aware of any business to be acted upon at their respective Special Meetings other than as described herein. If, however, other matters are properly brought before either Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment. Such adjournment may be for the purpose of soliciting additional proxies. Shares represented by proxies voting against the approval and adoption of the Merger Agreement or against the approval of the Plan Proposals will be voted against a proposal to adjourn the respective Special Meeting for the purpose of soliciting additional proxies with respect to such matter.

     Holders of EXCEL Common Stock and holders of Telco Common Stock will not be entitled to present any matter for consideration at either of the Special Meetings.

     A holder of EXCEL Common Stock or a holder of Telco Common Stock may revoke his or her proxy at any time prior to the voting of the proxy by delivering to the Secretary of EXCEL or Telco, as the case may be, a signed notice of revocation or a later dated signed proxy or by attending the applicable Special Meeting and voting in person. Attendance at the EXCEL Meeting or the Telco Meeting will not in itself constitute the revocation of a proxy.

     The cost of solicitation of proxies will be paid by EXCEL for EXCEL proxies and by Telco for Telco proxies. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners, and EXCEL or Telco, as the case may be, will, upon request, reimburse them for their reasonable expenses in so doing.

     HOLDERS OF EXCEL COMMON STOCK AND HOLDERS OF TELCO COMMON STOCK SHOULD NOT SEND IN ANY STOCK OR SHARE CERTIFICATES WITH THEIR PROXY CARDS. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF CERTIFICATES FOR EXCEL COMMON STOCK AND TELCO COMMON STOCK WILL BE MAILED BY EXCEL AND TELCO TO THEIR RESPECTIVE HOLDERS OF COMMON STOCK AS SOON AS PRACTICABLE AFTER THE CONSUMMATION OF THE TRANSACTION.

                              THE MERGER AGREEMENT

GENERAL

     The Merger Agreement contemplates the Mergers of E-Sub and T-Sub, two wholly owned subsidiaries of Holdings, with and into EXCEL and Telco, respectively, with EXCEL and Telco surviving the Mergers as wholly owned subsidiaries of Holdings. The Mergers will become effective in accordance with
(a) the Certificate of Merger to be filed with the Secretary of State of Delaware with respect to the EXCEL Merger and (b) the Articles of Merger to be filed with the Virginia State Corporation Commission with respect to the Telco Merger. It is anticipated that such filings will be made immediately after the Closing under the Merger Agreement, which Closing, in turn, is expected to occur as soon as practicable after the last of the conditions precedent to the Mergers set forth in the Merger Agreement has been satisfied or waived. The Merger Agreement obligates EXCEL to use its best efforts to obtain listing of the Holdings Common Stock on the NYSE prior to the Effective Time. The following description of the Merger Agreement is qualified by reference to the complete text of the Merger Agreement, which is incorporated by reference herein and attached hereto as Appendix I. Capitalized terms used in the description of the Merger Agreement and not otherwise defined are used herein as defined in the Merger Agreement.

CONSIDERATION TO BE RECEIVED IN THE MERGERS

     Telco Merger. At the Effective Time, (a) each outstanding share of Telco Common Stock (excluding those held in the treasury of Telco) and all rights in respect thereof will be converted into the right to receive (i) 0.7595 shares of Holdings Common Stock and (ii) $15.00 in cash and (b) each outstanding share of Telco Common Stock held in the treasury of Telco will be canceled and cease to exist.

     EXCEL Merger. At the Effective Time, (a) each outstanding share of EXCEL Common Stock (excluding those held in the treasury of EXCEL) and all rights in respect thereof will be converted into the right to receive one share of Holdings Common Stock and (b) each outstanding share of EXCEL Common Stock held in the treasury of EXCEL will be canceled and cease to exist.

     Exchange of Shares. Subject to the terms and conditions of the Merger Agreement, at or prior to the Effective Time, Holdings will appoint an exchange agent (the "Exchange Agent") to effect the exchange of (a) EXCEL Common Stock for Holdings Common Stock and (b) Telco Common Stock for Holdings Common Stock and cash. Holdings will from time to time deposit certificates representing shares of Holdings Common Stock and cash in the amount required to pay the Cash Consideration with the Exchange Agent for conversion of Telco Common Stock and EXCEL Common Stock. Commencing immediately after the Effective Time, holders of Telco Common Stock or EXCEL Common Stock may surrender their certificates to the Exchange Agent (or, if at the time of such surrender there is no Exchange Agent, to Holdings directly). In exchange for such share certificates, holders will receive (a) Holdings Common Stock certificates representing such number of shares as described under "-- Consideration to be Received in the Mergers," and
(b) in the case of the surrender of Telco Common Stock, cash in the amount of the Cash Consideration, together with a cash payment in lieu of fractional shares, if any. Holders of unexchanged shares of Telco Common Stock or EXCEL Common Stock will not be entitled to receive any dividends or other distributions payable by Holdings until their certificates are surrendered. Upon surrender, however, subject to applicable laws, such holders will receive accumulated dividends and distributions, without interest.

     No fractional shares of Holdings Common Stock will be issued to holders of Telco Common Stock. For each fractional share that would otherwise be issued to holders of Telco Common Stock, the Exchange Agent will pay by check an amount equal to (as elected by Holdings prior to the Effective Time) (a) a pro rata portion of the proceeds of the sale by the Exchange Agent of shares of Holdings Common Stock representing the aggregate of all such fractional shares, such sale to be executed by the Exchange Agent as promptly after the Effective Time as, in the Exchange Agent's reasonable judgment, is consistent with obtaining the best execution of such sales in light of prevailing market conditions or (b) the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise have been entitled (after taking into account all shares of Telco Common Stock held at the Effective Time by such holder) by (ii) the closing price for a share of Holdings Common Stock on the NYSE Composite Transaction Tape on the first business day immediately following the Effective Time.

TREATMENT OF STOCK OPTIONS

     At the Effective Time, (a) each outstanding and unexercised option to purchase shares of EXCEL Common Stock will be assumed by Holdings (the "Assumed EXCEL Options") and converted into an option to purchase one share of Holdings Common Stock and (b) except for certain options as described under "-- Interests of Certain Persons in the Transaction -- Telco Shareholders Agreement," each outstanding and unexercised option to purchase shares of Telco Common Stock will be assumed by Holdings (the "Assumed Telco Options") and converted into an option to purchase 1.5190 shares of Holdings Common Stock. The exercise price per share with respect to the Assumed EXCEL Options will be unchanged, and the new option otherwise will have the same terms and conditions as in effect immediately prior to the Effective Time. The exercise price per share with respect to the Assumed Telco Options will equal the exercise price under the original option divided by 1.5190, and the new option otherwise will have the same terms and conditions as in effect immediately prior to the Effective Time.

     For a further discussion of the treatment of EXCEL and Telco stock options and other employee benefit plans under the Merger Agreement, see "-- Certain Benefits Matters" and "The Merger -- Interests of Certain Persons in the Transaction." For a description of Holdings Common Stock, see "Description of Holdings Capital Stock -- Common Stock."

HOLDINGS FOLLOWING THE MERGER

     Corporate Name. The Merger Agreement provides that at or prior to the Effective Time, the corporate name of Holdings will be changed to "EXCEL Communications, Inc."

     Board. From and after the Effective Time, the Holdings Board will consist of the current EXCEL Board, together with Donald A. Burns, the current Vice Chairman of the Board, President and Chief Executive Officer of Telco and Henry
G. Luken, III, the current Chairman of the Telco Board. See "Management of Holdings -- Directors."

CERTAIN CONDITIONS

     Conditions of Each Party's Obligation to Effect the Mergers. In addition to stockholder approval, the obligation of each party to the Merger Agreement to consummate the Mergers is subject to the following: (a) no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which makes the Mergers illegal or otherwise prohibits their consummation, (b) any waiting period applicable to the Mergers under the HSR Act shall have expired or been terminated, (c) all material authorizations, consents, orders and approvals of, or declarations and filings with, and all expirations of waiting periods imposed by, any governmental body, agency or official which are necessary for the consummation of the Mergers shall have been filed, have occurred or have been obtained, without imposition of any condition, requirement, restriction or change of regulation which would reasonably be expected to either (i) have a Material Adverse Effect on any of Holdings, Telco or EXCEL, or (ii) prevent Holdings, EXCEL, Telco, E-Sub or T-Sub from realizing in all material respects the economic benefits of the transactions contemplated by the Merger Agreement that such parties anticipated receiving therefrom at the time of execution, (d) no stop order suspending the effectiveness of the Registration Statement shall be then threatened, initiated or in effect, (e) all required state securities and blue sky permits or approvals shall have been received, and (f) the Holdings Common Stock shall have been duly approved for listing on the NYSE.

     Additional Conditions to the Obligation of EXCEL. The obligation of EXCEL to effect the EXCEL Merger is further subject to all of the following conditions, among others: (a) the representations and warranties of Telco contained in the Merger Agreement shall be true and correct as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date); (b) Telco shall have performed or complied in all material respects with all agreements, conditions and covenants required by the Merger Agreement on or before the Effective Time; (c) (i) each of EXCEL and Telco shall have received an opinion from its respective tax counsel as to certain tax matters related to the contemplated transactions and (ii) EXCEL shall have received an opinion from Telco's regulatory counsel as to certain regulatory matters related to the contemplated transactions; (d) EXCEL shall have received certain agreements from Telco's affiliates; (e) there shall not have occurred any event that has had or could reasonably be expected to have a Material Adverse Effect on Telco or Holdings; (f) Telco shall have obtained certain required third-party consents with respect to the transactions contemplated by the Merger Agreement; and (g) the Employment Agreements and the Non-Competition Agreements shall be in full force and effect.

     Additional Conditions to the Obligation of Telco. The obligation of Telco to effect the Telco Merger is further subject to all of the following conditions, among others: (a) the representations and warranties of EXCEL contained in the Merger Agreement shall be true and correct as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date); (b) EXCEL shall have performed or complied in all material respects with all agreements, conditions and covenants required by the Merger Agreement on or before the Effective Time; (c) each of EXCEL and Telco shall have received an opinion from its respective tax counsel as to certain tax matters related to the contemplated transactions; (d) Telco shall have received certain agreements from EXCEL's affiliates; (e) there shall not have occurred any event that has had or could reasonably be expected to have a Material Adverse Effect on EXCEL or Holdings; and (f) EXCEL shall have obtained certain required third-party consents with respect to the transactions contemplated by the Merger Agreement.

     "Material Adverse Effect," as defined in the Merger Agreement, means any change in or effect on the business of the referenced corporation or any of its Subsidiaries that is or will be materially adverse to the business, operations (including the income statement), properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of such referenced corporation and its Subsidiaries taken as a whole, but shall not include the effects of changes that are generally applicable in (A) the United States economy or (B) the United States securities markets if, in either of (A) or (B), the effect on EXCEL or Telco (as the case may be) and its respective Subsidiaries, taken as a whole, is not disproportionate relative to the effect on the other and its Subsidiaries, taken as a whole.

CERTAIN REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains certain representations and warranties of EXCEL and Telco as to, among other things, due organization and good standing, authorized capital stock, ownership of subsidiaries and other investments, corporate authority to enter into the contemplated transactions, recent reports filed with the Commission, financial statements, tax matters, regulatory matters, information supplied for use in this Joint Proxy Statement/Prospectus and the absence of certain undisclosed liabilities relating to contractual defaults, material changes or events, litigation, violations of law, employee benefit plans and, with respect to Telco, intellectual property, labor relations and environmental matters.

CERTAIN COVENANTS

     The Merger Agreement provides that prior to the Effective Time, Telco and its Subsidiaries will each conduct its business in the ordinary course consistent with past practices. By way of illustration and without limiting the foregoing, the Merger Agreement places restrictions on the ability of Telco to, among other things, (a) issue or sell capital stock and related securities, (b) amend its charter or bylaws, (c) effect a stock split, combination or reclassification, (d) declare or pay any dividends, (e) repurchase or redeem its stock, (f) acquire or make any investment in another entity, except for investments which do not exceed $5 million for any single investment or series of related investments, or $20 million in the aggregate for all such investments in any 12-month period, (g) make material dispositions of assets, (h) incur indebtedness, (i) enter into derivative contracts, (j) adopt a plan of dissolution, merger or reorganization, (k) increase employee compensation and severance benefits, (l) make material changes in its tax or accounting policies,
(m) make material capital expenditures, (n) enter into certain agreements for the leasing of fiber and (o) revalue in any material respect any of its assets. Furthermore, the Merger Agreement provides that each of Telco, EXCEL and their respective Subsidiaries will use commercially reasonably efforts to preserve substantially intact its business organization, to keep available the services of those of its present officers, employees and consultants who are integral to the operation of its business as presently conducted, and to preserve its present relationships with significant customers and suppliers and with other persons and entities with whom it has significant business relationships.

     The Merger Agreement also places restrictions on the ability of EXCEL to effect a stock split, combination or reclassification, or declare or pay any dividends. In addition, the Merger Agreement provides that EXCEL will give Telco prior notice if EXCEL intends to (a) issue capital stock or related securities for less than fair market value, (b) make acquisitions involving consideration exceeding $100 million, (c) make dispositions involving consideration exceeding $100 million, (d) adopt a plan of dissolution or reorganization or (e) enter into any contract that would prevent or materially delay the migration of "1+ long distance traffic" to Telco's network following the Effective Time. In the event that Telco objects to any of these proposed activities (each, a "Proposed Activity") and EXCEL subsequently engages in, or enters into any binding written agreement or letter of intent with respect to, any Proposed Activity, Telco may, subject to certain conditions, terminate the Merger Agreement. See
"-- Termination." The Merger Agreement contains certain other covenants, including covenants relating to the preparation and distribution of this Joint Proxy Statement/Prospectus, public announcements, mutual notification with respect to certain matters, access to information and cooperation regarding certain filings with governmental and other agencies and organizations. In addition, the Merger Agreement contains a general covenant requiring each of the parties thereto to use its commercially reasonable efforts to effect the consummation of the Mergers.

NO SOLICITATION OF TRANSACTIONS

     The Merger Agreement provides that neither Telco nor any of its officers, directors, employees, financial advisors or agents will, without the prior written consent of EXCEL, directly or indirectly, solicit, initiate, encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or proposals which constitute or may reasonably be expected to lead to an Acquisition Proposal (defined below), engage in any discussions or negotiations relating thereto, or accept any Acquisition Proposal. This prohibition does not prevent Telco from complying with applicable law with respect to tender or exchange offers, nor does it apply, subject to the observance of certain notice, confidentiality and other requirements, to discussions and negotiations occurring prior to stockholder approval of the Merger Agreement relating to Acquisition Proposals if the Telco Board concludes such action is necessary in order to fulfill its fiduciary duties to the shareholders of Telco.

     As defined in the Merger Agreement, "Acquisition Proposal" means a proposal or offer for a tender or exchange offer, merger, consolidation or other business combination involving Telco or any proposal to acquire in any manner a substantial equity interest in, or all or substantially all the assets of, Telco.

CERTAIN BENEFITS MATTERS

     Except as otherwise set forth in the Merger Agreement or in the Telco Shareholders Agreement, with respect to Telco's and EXCEL's benefit plans under which employees' interests are based upon either Telco Common Stock or EXCEL Common Stock (but which interests do not constitute options), such interests will, from and after the Effective Time, be based on Holdings Common Stock in accordance with the Telco Adjusted Exchange Ratio (defined as two times the Telco Exchange Ratio) or the EXCEL Exchange Ratio, as the case may be.

INDEMNIFICATION AND INSURANCE

     For a period of six years following the Effective Time, (i) Holdings and Telco jointly and severally will indemnify the directors and officers of Telco who held such positions at any time during the period from the date of the Merger Agreement through the Effective Time to the fullest extent to which Telco is permitted to indemnify such officers and directors under its Articles of Incorporation and Bylaws and applicable law (including, without limitation, indemnification for actions in the right of Telco) and (ii) Holdings and

EXCEL jointly and severally will indemnify the directors and officers of EXCEL who held such positions at any time during the period from the date of the Merger Agreement through the Effective Time to the fullest extent to which EXCEL is permitted to indemnify such officers and directors under its Certificate of Incorporation and Bylaws and applicable law.

     For a period of four years following the Effective Time and subject to certain limitations, Holdings will cause to be maintained in effect the current policies (or policies of at least equal coverages and amounts) of directors' and officers' liability insurance maintained by Telco with respect to claims arising from facts or events which occurred before the Effective Time.

TERMINATION

     Prior to the Effective Time, the Merger Agreement may be terminated as follows: (a) by Telco and EXCEL by mutual written consent; (b) by either of Telco or EXCEL if (i) the Mergers have not been consummated on or before December 31, 1997 (the "Termination Date") (provided that the party wishing to terminate shall not have prevented such consummation by failing to fulfill any of its obligations under the Merger Agreement, and provided further that if such consummation has been prevented solely by the failure to receive certain regulatory approvals, then the Termination Date shall be extended to May 31,
1998), (ii) a court of competent jurisdiction or governmental, regulatory or administrative agency or commission has issued an order, decree or ruling which has become final and nonappealable, or taken any other action permanently to restrain, enjoin or otherwise prohibit the transactions contemplated by the Merger Agreement, (iii) the other has breached or failed to comply in any material respect with any of its obligations under the Merger Agreement, or any representation or warranty made by the other under the Merger Agreement is incorrect in any material respect and is not cured within 30 days of notice, and such breaches, failures or misrepresentations, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on Holdings, Telco or EXCEL, (iv) a Material Adverse Effect occurs or an event occurs which could reasonably be expected to result in a Material Adverse Effect on the other or Holdings, (v) the board of directors of the other (A) resolves to or does withdraw or adversely modify its approval or recommendation of the Merger Agreement or the Mergers, (B) fails to reaffirm such approval or recommendation upon the request of such party, or (C) approves or recommends any acquisition of a material portion of its assets or any tender offer for shares of its capital stock, in either case other than by a party to the Merger Agreement or an affiliate thereof, or (vi) any of the required approvals of the stockholders of either have not been obtained at a duly held meeting (including any adjournments thereof); or (c) by Telco, (i) prior to the approval of the Merger Agreement by the shareholders of Telco, upon two business days' prior notice to EXCEL, if, as a result of an Acquisition Proposal received by Telco from a third party, the Telco Board determines in good faith, after considering applicable provisions of law and with the advice of counsel, that its fiduciary obligations require that it accept such Acquisition Proposal (provided that it has and has caused its financial and legal advisors to negotiate with EXCEL to make such adjustments in the terms and conditions of the Merger Agreement as would provide the opportunity for it to proceed with the transactions contemplated thereby) or
(ii) upon five days' prior written notice to EXCEL, if EXCEL takes or engages in, or enters into any binding written agreement or letter of intent with respect to, a Proposed Activity with respect to which Telco has delivered a written notice of objection unless, prior to the expiration of such five-day notice period, EXCEL has notified Telco in writing that it has terminated or rescinded the Proposed Activity. See "-- Certain Covenants."

TERMINATION FEE

     The Merger Agreement obligates Telco to pay to EXCEL $20 million in cash (such amount, the "Termination Fee") if (i) EXCEL terminates the Merger Agreement because the Telco Board or any committee thereof (A) resolves to or does withdraw or modify in any adverse manner its approval or recommendation of the Merger Agreement or the Mergers, (B) fails to reaffirm such approval or recommendation upon EXCEL's request, or (C) approves or recommends any acquisition of Telco or a material portion of its assets or any tender offer for shares of its capital stock, in each case, other than by a party to the Merger Agreement or an affiliate thereof, (ii) EXCEL or Telco terminates due to the failure to obtain the required approval from the Telco shareholders, (iii) Telco terminates the Merger Agreement prior to the approval of the Merger Agreement by the Telco shareholders, upon Telco having received an Acquisition Proposal and the Telco Board having concluded that its fiduciary obligations under applicable law require that such Acquisition Proposal be accepted, or (iv) EXCEL terminates as a result of Telco's failure to comply (and to cure such non-compliance within 30 days' notice of the same) with certain Merger Agreement covenants relating to the holding of a shareholders meeting, the solicitation of proxies with respect to the Merger Agreement, and the filing of certain documents required to effect the Telco Merger with the Virginia State Corporation Commission, and (b) at the time of such termination or prior to the meeting of the Telco shareholders there has been an Acquisition Proposal involving Telco or any of its Subsidiaries (whether or not such offer has been rejected or withdrawn prior to the time of such termination or of the meeting).

EXPENSES

     Each of the parties to the Merger Agreement will bear its own costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, except that the expenses incurred in connection with the printing of this Joint Proxy Statement/Prospectus, as well as the filing fees related thereto and any filing fee required in connection with the filing of premerger notifications under the HSR Act, will be shared equally by Telco and EXCEL.

MODIFICATION OR AMENDMENT

     The Merger Agreement may be amended by action taken by all of the parties at any time before the Effective Time, but after approval of the Mergers by the holders of EXCEL Common Stock or Telco Common Stock (whichever shall occur first), no amendment may be made that would (i) alter or change the amounts or kinds of consideration to be received by the holders of EXCEL Common Stock or Telco Common Stock upon consummation of the Mergers, (b) alter or change any term of the certificate of incorporation of either of the surviving corporations of the Mergers or Holdings or (c) alter or change any of the terms and conditions of the Merger Agreement if such alteration or change would adversely affect the holders of any class or series of securities of EXCEL or Telco.

                               THE PLAN PROPOSALS

THE STOCK OPTION PLAN

     The Stock Option Plan was adopted and approved in September, 1997 by the Compensation Committee of the Holdings Board and approved by each of the EXCEL Board, the Telco Board and the Holdings Board, in each case subject to the approval of the holders of the common stock of their respective companies. The Stock Option Plan is intended to provide a means by which selected employees of and consultants to Holdings and its subsidiaries may be given an opportunity to purchase Holdings Common Stock. Holdings, by means of the Stock Option Plan, will seek to retain the services of persons who are or become employees of or consultants to Holdings and its subsidiaries, and to provide incentives for such persons to exert maximum efforts for the success of Holdings and its subsidiaries.

     Options granted under the Stock Option Plan may be either options that are intended to qualify for treatment as "incentive stock options" under Section 422 of the Code or options that do not so qualify. Options may be granted under the Stock Option Plan to any person who is an officer or other employee (including an officer or other employee who is also a director) or consultants of Holdings or any of its subsidiaries. The exercise price of Incentive Stock Options must be at least the fair market value of a share of Holdings Common Stock on the date of grant (and not less than 110% of the fair market value in the case of an Incentive Stock Option granted to an optionee owning 10% or more of Holdings Common Stock). The exercise price of Nonqualified Stock Options may be less than the fair market value of a share of Holdings Common Stock on the date of grant. A total of 13,000,000 shares of Holdings Common Stock have been reserved for issuance upon the exercise of options to be granted under the Stock Option Plan (including approximately 9,136,000 shares issuable upon the exercise of EXCEL and Telco options that are outstanding and unexercised at the Effective Time and that will be converted, upon consummation of the Mergers, into options to purchase shares of Holdings Common Stock) and the maximum number of shares of Holdings Common Stock for which options may be granted to any participant during the term of the Stock Option Plan may not exceed 2,000,000.

     The Compensation Committee of the Holdings Board, who will be non-employee directors as such term is used in Rule 16b-3 promulgated under the Exchange Act and, unless otherwise determined by the Board, outside directors for purposes of
Section 162(m) of the Code, will administer the Stock Option Plan. The Compensation Committee has full and final authority in their discretion, subject to the provisions of the Stock Option Plan, to (i) determine the individuals to whom, and the time or times at which, options shall be granted and the number of shares of Holdings Common Stock covered by each option, (ii) construe and interpret the Stock Option Plan and (iii) make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Stock Option Plan. The Stock Option Plan and any option may be amended or discontinued by the Compensation Committee at any time without the approval of the stockholders of Holdings, subject to certain exceptions.

     The term of an option may not exceed 10 years (five years in the case of an Incentive Stock Option granted to an optionee owning 10% or more of Holdings Common Sock). However, options may be granted that provide that at any time after the Effective Time of the Mergers, in the event of (i) any person or group of persons becoming for the first time the beneficial owner, directly or indirectly, of more than 50% of the total voting stock of Holdings, other than as a result of a transfer or series of related transfers of voting stock from a person or group of persons who immediately prior to such transfer or transfers was the beneficial owner, and who after giving effect to such transfer or transfers continues to be the beneficial owner, of more than 50% of the voting stock of Holdings; (ii) a merger (other than the Mergers) or consolidation of Holdings as a result of which the holders of all of the voting stock of Holdings prior to such event do not continue to hold either directly or indirectly at least a majority of Holdings voting stock after such event, (iii) a sale of all or substantially all of the assets of Holdings or (iv) certain changes in the majority of the Holdings Board during any 12 consecutive month period any portion of which is after the Effective Time of the Mergers, the options may be exercised in whole or in part without regard to any provisions thereof. The accelerated vesting of outstanding options upon the occurrence of such a "change in control" transaction could have the effect of delaying, deferring, or preventing a change in control of Holdings.

     The Employment Agreements of Messrs. Canton, Merrick and Rachlin will provide that Telco will recommend to the Compensation Committee of the Holdings Board that Messrs. Canton, Merrick and Rachlin be granted options to purchase shares of Holdings Common Stock pursuant to the Stock Option Plan as set forth in the table below, at an exercise price equal to the fair market value of Holdings Common Stock on the date of grant, which options will vest 50% on the third anniversary of the date of grant and 50% on the fourth anniversary of the date of grant (subject to immediate vesting upon the termination of the employee without Cause (as defined in the Employment Agreements) or upon certain events constituting a "change of control". The Employment Agreements further provide that in the event that such options are not granted within 30 days following the date of the agreement to Messrs. Canton, Merrick or Rachlin, such individual will be entitled to terminate the Employment Agreement for "Good Reason." Upon such termination, such individual will be entitled to receive certain compensation and benefits including, without limitation, (i) severance compensation equal to his base salary for one year, (ii) a pro rata portion of the bonus applicable to the year in which such termination occurs and (iii) continued receipt of certain life insurance benefits and participation in certain retirement and other benefit plans for the remainder of the term of the Employment Agreement. See "The Transaction -- Interests of Certain Persons in the Transaction -- Employment Agreements."

     The following table sets forth certain information concerning the initial options expected to be granted under the Stock Option Plan pursuant to the Employment Agreements of Messrs. Canton, Merrick and Rachlin, which agreements provide that Telco will recommend to the Compensation Committee of the Holdings Board that such options be granted. Holdings has no current plans or proposals to grant any additional options under the Stock Option Plan.

                               NEW PLAN BENEFITS

                             1997 STOCK OPTION PLAN

                                                         AGGREGATE VALUE OF         NUMBER OF SHARES
                NAME AND POSITION                            OPTIONS(1)            UNDERLYING OPTIONS
                -----------------                        ------------------        ------------------
Stephen G. Canton,                                           $3,170,000                 500,000
  President -- Consumer and Commercial Sales
  Divisions of Telco
Nicholas A. Merrick,                                         $1,268,000                 200,000
  Executive Vice President and Chief Financial
  Officer of Holdings
Bryan K. Rachlin,                                            $1,268,000                 200,000
  General Counsel and Chief Operating Officer of
  Telco
                                                             ----------                 -------
          Executive Group Total                              $5,706,000                 900,000
                                                             ==========                 =======
Non-Executive Director Group                                 $        0                       0
Non-Executive Officer Employee Group                         $        0                       0

---------------

(1) The fair value of the options to be granted was estimated to be $6.34 per option using the Black-Scholes option pricing model.

     Holdings will file with the Securities and Exchange Commission a Registration Statement on Form S-8, which will become effective upon filing, covering the issuance of shares of Holdings Common Stock upon exercise of options to be granted under the Stock Option Plan.

     The affirmative vote of a majority of the outstanding shares of EXCEL Common Stock and Telco Common Stock represented at the EXCEL Meeting and the Telco Meeting, respectively, and entitled to vote is required for approval of the Stock Option Plan.

     EACH OF THE EXCEL BOARD AND THE TELCO BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE STOCK OPTION PLAN. UNLESS INDICATED OTHERWISE BY YOUR PROXY VOTE, THE SHARES REPRESENTED BY SUCH PROXY WILL BE VOTED FOR THE APPROVAL OF THE STOCK OPTION PLAN.

THE DIRECTOR STOCK OPTION PLAN

     The Director Stock Option Plan was approved in August 1997 by the Telco Board and in September 1997 by each of the EXCEL Board and the Holdings Board, in each case subject to the approval of the holders of the common stock of their respective companies. The purpose of the Director Stock Option Plan is to encourage ownership of Holdings by eligible non-employee directors of Holdings whose continued services are considered essential to Holdings' future progress and to provide them with a further incentive to remain as directors of Holdings. All options to be granted under the Director Stock Option Plan will be Nonqualified Options. The exercise price per share of each option granted under the Director Stock Option Plan will be equal to 100% of the fair market value of Holdings Common Stock on the date of grant. A total of 400,000 shares of Holdings Common Stock have been reserved for issuance under the Director Stock Option Plan.

     The Director Stock Option Plan will be administered by the Holdings Board. The Holdings Board will have full and final authority in their discretion, subject to the provisions of the Director Stock Option Plan, to (i) determine the individuals to whom, and the time or times at which, options will be granted and the number of shares of Holdings Common Stock covered by each option and
(ii) construe and interpret the terms of the Director Stock Option Plan and the options granted thereunder. Holdings expects that each new non-employee director of Holdings, upon becoming a director, will receive option grants under the Director Stock Option Plan. The Holdings Board will also have the authority to make additional option grants to existing non-employee directors.

     Each option will expire ten years from the date of grant. Outstanding options will expire earlier if an optionee terminates service as a director before the end of the first ten-year term. If an optionee terminates service as a director for any reason, including disability or death, the option will automatically expire 12 months after the date of termination (but in no event later than the expiration of the ten-year term). Options are not assignable and may not be transferred other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Upon a dissolution or liquidation of Holdings, each outstanding option will terminate unless otherwise provided by the Holdings Board. In the event of a proposed sale of all or substantially all of the assets of Holdings or upon certain mergers in which the stockholders of Holdings receive cash or securities of another issuer, the options will be assumed by the successor entity or substituted with an equivalent option.

     The Director Stock Option Plan provides that the Holdings Board may amend or terminate the Director Stock Option Plan in any respect whatsoever, provided that any such amendment or termination will not affect options previously granted. If required by Rule 16b-3 under the Exchange Act, or any Code or NYSE requirements, the Holdings Board will not amend or terminate the Director Stock Option Plan without stockholder approval.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion of the principal federal income tax consequences of participation in the Stock Option Plan and the Director Stock Option Plan is based on statutory authority, as well as judicial and administrative interpretations, as of the date of this Joint Proxy Statement/Prospectus, all of which are subject to change at any time (possibly with retroactive effect). As the law is technical and complex, the discussion below necessarily represents only a general summary.

     Incentive Stock Options. Incentive Stock Options granted under the Stock Option Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options."

     An employee who receives an Incentive Stock Option does not recognize any taxable income upon the grant of such Incentive Stock Option. Similarly, the exercise of an Incentive Stock Option generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax," which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by Holdings from the date of grant of the option until 3 months prior to the exercise thereof, except where such employment terminates by reason of disability (where the 3 month period is extended to 1 year) or death (where this requirement does not apply). If an employee exercises an Incentive Stock Option after these requisite periods, the Incentive Stock Option will be treated as a Nonqualified Stock Option and will be subject to the rules set forth below under the caption "Nonqualified Options."

     Further, if after exercising an Incentive Stock Option, an employee disposes of the shares so acquired more than two years from the date of grant and more than one year from the date of receipt of the shares upon exercise of such Incentive Stock Option (the "applicable holding period"), the employee will normally recognize a capital gain or loss equal to the difference, if any, between the amount received for the shares and the employee's tax basis in such shares.

     If, however, an employee does not hold the shares so acquired for the applicable holding period -- thereby making a "disqualifying disposition" -- the employee would realize ordinary income on the excess of the fair market value of the shares at the time the Incentive Stock Option was exercised over the exercise price and the balance, if any, would be capital gain (provided the holding period for the shares exceeded one year and the employee held such shares as a capital asset at such time). If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale.

     An employee who exercises an Incentive Stock Option by delivering shares previously acquired pursuant to the exercise of an Incentive Stock Option is treated as making a "disqualifying disposition" of his or her shares if the employee delivers them before the expiration of their applicable holding period. Upon the exercise of an Incentive Stock Option with previously-acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously- acquired shares.

     Holdings will not be allowed a federal income tax deduction upon the grant or exercise of an Incentive Stock Option or the disposition, after the applicable holding period, of the shares acquired upon exercise of an Incentive Stock Option. In the event of a disqualifying disposition, Holdings generally will be entitled to a deduction equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense to Holdings and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

     Nonqualified Options. Nonqualified Stock Options granted under the Stock Option Plan or the Director Stock Option Plan are options that do not qualify as Incentive Stock Options. An individual who receives a Nonqualified Stock Option generally will not recognize any taxable income upon the grant of such Nonqualified Stock Option. However, the individual generally will recognize ordinary income upon exercise of a Nonqualified Stock Option in an amount equal to the excess of (i) the fair market value of the shares at the time of exercise over (ii) the exercise price.

     As a result of Section 16(b) of the Exchange Act, any individual who is an officer or director of Holdings or a beneficial owner of more than ten percent (10%) of any class of equity securities of Holdings should consult with his or her tax advisor as to whether the timing of income recognition is deferred for any period following the exercise of a Nonqualified Stock Option (i.e., the "Deferral Period"). Absent an election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the option (the "Section 83(b) election"), recognition of income by such an individual will be deferred until the expiration of the Deferral Period, if any.

     The ordinary income recognized with respect to the receipt of shares upon exercise of a Nonqualified Stock Option will be subject to both wage withholding and employment taxes.

     An individual's tax basis in the shares received on exercise of a Nonqualified Stock Option will be equal to the amount of any cash paid on exercise, plus the amount of ordinary income recognized by such individual as a result of the receipt of such shares. The holding period for such shares would begin just after the transfer of the shares or, in the case of an officer, director or beneficial owner of more than 10% of any class of equity securities of Holdings who does not make a Section 83(b) election, just after the expiration of the Deferral Period, if any. A federal income tax deduction generally will be allowed to Holdings in an amount equal to the ordinary income included by the individual with respect to his or her Nonqualified Stock Option, provided that such amount constitutes an ordinary and necessary business expense to Holdings and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

     If an individual exercises a Nonqualified Stock Option by delivering shares to Holdings, other than shares previously acquired pursuant to the exercise of an Incentive Stock Option which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the Nonqualified Stock Option as if he or she had paid the exercise price in cash, and Holdings likewise generally will be entitled to an equivalent tax deduction. So long as the individual receives a separate identifiable stock certificate therefor, the tax basis and the holding period for that number of shares received on such exercise that is equal to the number of shares surrendered on such exercise will be equal to the tax basis and include the holding period of those shares surrendered. The individual's tax basis and holding period for the additional shares received on exercise of a Nonqualified Stock Option paid for, in whole or in part, with shares will be the same as if the individual had exercised the Nonqualified Stock Option solely for cash.

     Change in Control. As described above, upon a "change in control" of Holdings, all the then-outstanding stock options will immediately become exercisable. In general, if the total amount of payments to an individual that are contingent upon a "change of control" of Holdings (as defined in Section 280G of the Code), including payments under the Stock Option Plan that vest upon a "change in control," equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five complete years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to Holdings and the individual would be subject to a 20% excise tax on such portion of the payments.

     Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly-held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of a Nonqualified Stock Option or the disqualifying disposition of stock purchased pursuant to an Incentive Stock Option). One such exception applies to certain performance-based compensation that has been approved by stockholders in a separate vote where certain other requirements are met. Holdings presently intends that any new Nonqualified Stock Options granted under the Stock Option Plan with an exercise price of not less than fair market value at the date of grant will qualify for the performance-based compensation exception to Section 162(m).

     Holdings will file with the Securities and Exchange Commission a Registration Statement on Form S-8, which will become effective upon filing, covering the issuance of shares of Holdings Common Stock upon exercise of options to be granted under the Director Stock Option Plan.

     The affirmative vote of a majority of the outstanding shares of EXCEL Common Stock and Telco Common Stock represented at the EXCEL Meeting and the Telco Meeting, respectively, and entitled to vote is required for approval of the Director Stock Option Plan.

     EACH OF THE EXCEL BOARD AND THE TELCO BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE DIRECTOR STOCK OPTION PLAN. UNLESS INDICATED OTHERWISE BY YOUR PROXY VOTE, THE SHARES REPRESENTED BY SUCH PROXY WILL BE VOTED FOR THE APPROVAL OF THE DIRECTOR STOCK OPTION PLAN.

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

                       COMPARISON OF STOCKHOLDERS' RIGHTS

     At the Effective Time, the shareholders of Telco and the stockholders of EXCEL will become stockholders of Holdings, and their rights will be governed by the DGCL and Holdings' certificate of incorporation (the "Holdings Charter") and bylaws (the "Holdings Bylaws") as in effect at the Effective Time. The following are summaries of certain differences between (i) the rights of Telco shareholders and Holdings stockholders, and (ii) the rights of EXCEL stockholders and Holdings stockholders.

     The following discussions are not intended to be complete and are qualified by reference to the DGCL, the VSCA, the Holdings Charter and Holdings Bylaws, the articles of incorporation and bylaws of Telco (the "Telco Charter" and the "Telco Bylaws," respectively), and the certificate of incorporation and bylaws of EXCEL (the "EXCEL Charter" and the "EXCEL Bylaws," respectively), as appropriate. Copies of the Holdings Charter, in substantially the form to be adopted prior to the Effective Time, and the Holdings Bylaws are attached to this Joint Proxy Statement/Prospectus as Appendix IV and Appendix V, respectively.

     Since Holdings and EXCEL are organized under the laws of the State of Delaware, and the charter and bylaws of Holdings and EXCEL are similar, there are no significant differences between the rights of holders of Holdings Common Stock and holders of EXCEL Common Stock other than as described below with respect to notices of stockholder proposals.

     Telco is organized under the laws of Virginia and, accordingly, differences in the rights of holders of Holdings Common Stock and Telco Common Stock will arise both from differences in the DGCL and the VSCA and differences in their respective charters and bylaws. The Holdings Charter and Holdings Bylaws are similar to the Telco Charter and Telco Bylaws, except for certain matters as described below.

CLASSES AND SERIES OF CAPITAL STOCK

  Telco

     The Telco Charter authorizes Telco to issue 150,000,000 shares of Telco Common Stock and 15,000,000 shares of preferred stock, no par value ("Telco Preferred Stock"). As of September 9, 1997, 33,375,065 shares of Telco Common Stock and no shares of Telco Preferred Stock were issued and outstanding.

  Holdings

     The Holdings Charter will authorize Holdings to issue 500,000,000 shares of Holdings Common Stock and 10,000,000 shares of Holdings preferred stock, par value $.001 per share ("Holdings Preferred Stock"). As of September 9, 1997, 1,000 shares of Holdings Common Stock and no shares of Holdings Preferred Stock were issued and outstanding.

DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION

  Telco

     The VSCA provides that the articles of incorporation of a Virginia corporation may limit or eliminate the liability of an officer or director to the corporation or its shareholders for monetary damages for breach of their duties as directors or officers, except that the liability of an officer or director may not be limited if the officer or director is engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

     The Telco Charter limits the liability of directors (but not officers) to the maximum extent permitted by the VSCA and provides that any repeal or modification of such provision by the shareholders of Telco shall not adversely affect any right or protection of a director of Telco existing at the time of such repeal or modification.

     The Telco Bylaws provide for the indemnification of any person who was or is a party to any proceeding by reason of the fact that such person is or was a director or officer of Telco or any subsidiary or affiliate of Telco or is or was serving at the request of Telco as a director, trustee, partner, officer, employee, or agent of

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

another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by such person in connection with such proceeding if (a) such person conducted him or herself in good faith, (b) such person believed, in the case of conduct in his or her official capacity, that his or her conduct was in the best interests of Telco, and in all other cases that his or her conduct was at least not opposed to Telco's best interests, (c) in the case of any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful and (d) such person was not grossly negligent or guilty of willful misconduct. Indemnification under this provision of the Telco Bylaws in connection with a proceeding by or in the right of Telco is limited to reasonable expenses incurred in connection with the proceeding. Any indemnification must be authorized by the Telco Board and no indemnification shall be made in connection with any proceeding by or in the right of Telco in which the person seeking indemnification was adjudged liable to Telco or to have improperly received a personal benefit.

     The Telco Bylaws also provide for the advancement of expenses (i.e., payment prior to a determination on the merits) to the full extent permitted by law to any person who is a party to any proceeding by reason of the fact that such person is or was a director, officer or employee of Telco or of any subsidiary or affiliate of Telco, or is or was serving at the request of Telco as a director, trustee, partner, officer, or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, upon request of such person and receipt of an undertaking by or on behalf of such person to repay amounts advanced to the extent that it is ultimately determined that such person was not eligible for indemnification. The Telco Bylaws also provide that any modification or repeal of such provision in the Telco Bylaws or the VSCA shall not diminish any rights or obligations existing prior to such modification or repeal with respect to any proceeding theretofore or thereafter brought. In addition, the Telco Bylaws provide that (a) the Telco Board may approve indemnification of directors, officers, employees or agents to the full extent permitted by Virginia law and (b) Telco shall enter into additional contracts providing for indemnification and advancement of expenses with directors, officers or employees of Telco or its subsidiaries or affiliates as the Telco Board shall authorize.

  Holdings

     The DGCL allows a Delaware corporation to include a provision in its certificate of incorporation limiting or eliminating the liability of directors for monetary damages for a breach of their fiduciary duty, provided such directors acted in good faith. However, limitation of liability for (i) breaches of duty of loyalty, (ii) acts or omissions involving intentional misconduct or knowing violations of law, (iii) the payment of unlawful dividends, stock repurchases or redemptions or (iv) any transaction in which the director received an improper personal benefit, is not allowed. Statutory authority is granted to Delaware corporations to indemnify directors, officers and agents, and mandates indemnification under limited circumstances. Indemnification against expenses incurred by an officer, director or agent in connection with a proceeding against such person for actions in such capacity is mandatory to the extent that a person has been successful on the merits. Advancement of such expenses is permissive only and such person must repay such expenses if it is ultimately determined that such person is not entitled to indemnification.

     The DGCL also permits a corporation to indemnify a director, officer or agent for fines, judgments or settlements, as well as expenses in the context of third-party actions, if such person acted in good faith and in or not opposed to the best interests of the corporation, or in the case of a criminal action, had no reasonable cause to believe his conduct was unlawful. Indemnification in the context of derivative actions is restricted to expenses only. Further, if an officer, director or agent is adjudged liable to the corporation, expenses are not allowable, subject to limited exceptions where a court deems the award of expenses appropriate. Determinations regarding permissive indemnification are to be made by the majority vote of disinterested directors (even if less than a quorum), or, if there are no such directors, or if such directors so direct, by independent legal counsel or by the stockholders.

     The DGCL grants express authority to a Delaware corporation to purchase insurance for director and officer liability. Such insurance may be purchased for any officer, director or agent, regardless of whether that individual is otherwise eligible for indemnification by the corporation.

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

     The Holdings Charter provides that, to the full extent permitted by law, a director shall not be personally liable to the corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director, and provides that neither amendment nor repeal, nor the adoption of any provision inconsistent with, the provisions relating to limitation on director liability shall adversely affect any right or protection in respect of any matter, or any cause of action, suit or claim that, but for the limitation on liability, would accrue or arise prior to such amendment, repeal or adoption.

     The Holdings Charter also provides that the corporation shall indemnify any person who is or was a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law.

SPECIAL MEETINGS OF STOCKHOLDERS

  Telco

     The VSCA provides that the chairman of the board of directors, the president, the board of directors or any persons authorized to do so by the articles of incorporation or bylaws may call a special meeting of shareholders. The Telco Bylaws provide that a special meeting of shareholders may be called only by the Telco Board or by the Chairman of the Board or the President of Telco.

  Holdings

     Under the DGCL, special meetings of stockholders may be called only by the board of directors or others as may be authorized by the certificate of incorporation or bylaws. The Holdings Bylaws provide that a special meeting of stockholders may be called by the Holdings Board or by the Chairman of the Board, Chief Executive Officer or President.

ANNUAL MEETING OF STOCKHOLDERS

  Telco

     Under the VSCA, the circuit court of the city or county where a corporation's principal office or registered office is located in the Commonwealth of Virginia, may, after notice to the corporation, order a meeting to be held on petition of any shareholder of the corporation entitled to participate in an annual meeting, if an annual meeting was not held within 15 months after its last annual meeting.

  Holdings

     Under the DGCL, if the annual meeting for the election of directors is not held on the designated date, the directors are required to cause such meeting to be held as soon thereafter as may be convenient. If they fail to do so for a period of 30 days after the designated date, or if no date has been designated, for a period of 13 months after the organization of the corporation or after its last annual meeting, the Court of Chancery may summarily order a meeting to be held upon application of any stockholder or director. However, the DGCL does not provide for a stockholder to call such meeting other than by application to the Court of Chancery.

NOTICE OF STOCKHOLDER PROPOSALS

  EXCEL

     Neither the DGCL nor the EXCEL Bylaws contain any provisions regarding stockholder proposals.

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

  Telco

     The VSCA contains no provisions regarding shareholder proposals. Under the Telco Bylaws, however, for business to be properly brought before a meeting by a shareholder, notice must generally be received by the company not less than 60 days prior to the meeting and must contain certain specified information concerning the matter to be brought before the meeting and concerning the shareholder submitting the proposal.

  Holdings

     Under the Holdings Bylaws, for business to be properly brought before a meeting by a stockholder, notice must generally be received by the company not less than 60 days prior to the meeting and must contain certain specified information concerning the matter to be brought before the meeting and concerning the stockholder submitting the proposal.

DIVIDENDS AND DISTRIBUTIONS

  Telco

     Under the VSCA, a board of directors may authorize, and the corporation may make, distributions to its shareholders, subject to any restrictions in its articles of incorporation, except that no distribution may be made if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business or if the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

     The Telco Charter does not supplement or alter the provisions of the VSCA.

  Holdings

     Under the DGCL, subject to any restriction contained in a corporation's certificate of incorporation, the board of directors may declare, and the corporation may pay, dividends or other distributions upon the shares of its capital stock either (i) out of "surplus" or (ii) in the event that there is no surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, unless net assets (total assets in excess of total liabilities) are less than the capital of all outstanding preferred stock. "Surplus" is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors (which amount cannot be less than the aggregate par value of all issued shares of capital stock).

     The Holdings Charter does not supplement or alter the provisions of the DGCL.

APPRAISAL RIGHTS

  Telco

     The VSCA provides that shareholders have a right of appraisal (i.e., the right to dissent and obtain payment of the judicially-determined "fair value" of their shares) with respect to specified corporate actions, including (i) the consummation of a plan of merger if the shareholder is entitled to vote on the merger, (ii) the consummation of a plan of share exchange if the corporation's shares will be acquired and the shareholder is entitled to vote on the plan,
(iii) most sales or exchanges of all or substantially all of the corporation's assets and (iv) any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, bylaws or a board of directors' resolution provides that shareholders are entitled to dissent and obtain payment for their shares. Appraisal rights are not provided to holders of shares of any class that is either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. (the "NASD") or held of record by more than 2,000 shareholders; however, this exception to the provision of appraisal rights does not apply if (x) the articles of incorporation provide otherwise, (y) pursuant to a plan of merger or share exchange, such shares are not converted into cash, or shares or membership interests of the acquiring or

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

surviving corporation or limited liability company, or shares or membership interests of any other corporation or limited liability company which at the record date were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders or members or (z) the transaction is an "Affiliated Transaction" (as defined in the VSCA) and is not approved by a majority of "Disinterested Directors" (as defined in the VSCA).

     The Telco Charter and the Telco Bylaws do not contain any additional provisions relating to dissenters' rights of appraisal.

  Holdings

     The DGCL provides that a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair market value of the shares held by such stockholder (as determined by a court or by agreement of the corporation and the stockholder) in lieu of the consideration such stockholder may otherwise receive in the transaction.

     Under the DGCL, appraisal rights are not available to (i) stockholders with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or are held of record by more than 2,000 holders; or (ii) stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger, and if certain other conditions are met.

     The DGCL also does not provide stockholders of a corporation with appraisal rights when the corporation acquires another business through the issuance of its capital stock (i) in exchange for all or substantially all of the assets of the business to be acquired, (ii) in exchange for more than fifty percent of the outstanding shares of the corporation to be acquired or (iii) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation.

     The Holdings Charter and the Holdings Bylaws do not contain any additional provisions relating to dissenters' rights of appraisal.

STOCK REPURCHASES

  Telco

     Under the VSCA, a corporation may acquire its own shares. Such acquired shares constitute authorized but unissued shares of the same class, but undesignated as to series.

  Holdings

     Under the DGCL, a corporation may not purchase or redeem its own shares of capital stock when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation. However, a corporation may purchase or redeem out of capital any of its own preferred shares if such shares will be retired upon the acquisition thereof and the capital of the corporation will be thereby reduced.

REMOVAL OF DIRECTORS

  Telco

     Under the VSCA, unless the articles of incorporation provide that directors may be removed only with cause, the shareholders may remove one or more directors with or without cause. If a director is elected by a

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

voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. Unless the articles of incorporation require a greater vote, a director may be removed if the number of votes cast to remove him constitutes a majority of the votes entitled to be cast at an election of directors of the voting group or voting groups by which the director was elected. A director may be removed by the shareholders only at a meeting called for the purpose of removing him.

     The Telco Charter provides that, except with respect to any directors elected by holders of any one or more series of Telco Preferred Stock voting separately as a class or classes, the Telco Board is divided into three classes, each containing one-third of the entire Telco Board and serving staggered three-year terms.

     The Telco Charter also provides that, subject to the terms of any one or more classes or series of Telco stock, a director may be removed only for cause and the director's removal must be approved by a majority vote of the entire Telco Board (not including the director who is the subject of the removal determination who is not entitled to vote on the matter) or by a majority of Telco's voting securities entitled to vote at an election for that director, provided that if an "Interested Person" (as defined in the Telco Charter) exists, such removal must be approved by (1) a majority vote of the entire Telco Board, including a majority of the "Continuing Directors" (as defined in the Telco Charter) or (2) by at least 80% of Telco's voting securities entitled to vote at an election for that director, including a majority of the votes by holders of Telco's voting securities entitled to vote at an election for that director that are not beneficially owned or controlled, directly or indirectly, by any "Interested Person."

  Holdings

     Under the DGCL, directors may be removed with or without cause by a majority of the stockholders entitled to vote at an election of directors, except (i) unless the certificate of incorporation otherwise provides, if the board of directors is classified, removal may be for cause only or (ii) where a corporation has cumulative voting, if less than the entire board of directors is removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

     The Holdings Board is not classified and the stockholders of Holdings do not have the right to cumulate their votes in the election of directors. Directors are elected by a plurality vote of all of the votes cast at the annual meeting of stockholders. The Holdings Charter does not alter the provisions of the DGCL concerning removal for cause only.

CHARTER AMENDMENTS

  Telco

     Under the VSCA, unless its articles of incorporation or bylaws otherwise provide or the board of directors requires a greater vote, amendments to a corporation's articles of incorporation generally require the approval of the holders of two-thirds of all of the votes entitled to be cast by each voting group entitled to vote thereon. The articles of incorporation may provide for a greater or lesser vote, or a vote by separate voting groups, so long as the vote provided for is not less than a majority of all votes cast on the amendment by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group exists. If such amendments would affect certain rights of holders of a particular class of stock, such shares are entitled to vote as a separate voting group on the proposed amendment.

     The Telco Charter provides that the affirmative vote of at least a majority of the entire Telco Board and a majority of the votes held by the holders of voting securities is required to amend certain provisions of the Telco Charter, including provisions relating to the classification of the Telco Board, filling vacancies on the Telco Board and removal of directors only for cause, except that, if an "Interested Person" exists, the affirmative vote of a least a majority of the Telco Board, including a majority of the "Continuing Directors," and the affirmative vote of 80% of the votes held by the voting security holders is required, including a majority of the voting securities that are not beneficially owned or controlled, directly or indirectly, by any "Interested Person."

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

  Holdings

     Under the DGCL, unless its certificate of incorporation or bylaws otherwise provide, amendments to a corporation's certificate of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon and, if such amendments would affect certain rights of holders of a particular class of stock, the approval of a majority of the outstanding stock of such class.

     The Holdings Charter and Holdings Bylaws do not alter these provisions of the DGCL.

BYLAW AMENDMENTS

  Telco

     Under the VSCA, a corporation's board of directors may not amend or repeal the corporation's bylaws if the articles of incorporation reserve that power exclusively to the shareholders, or the shareholders, in adopting or amending particular bylaws, expressly provide that the board of directors may not amend or repeal such bylaws.

     The Telco Charter provides that the Telco Board may adopt, repeal, alter, amend or rescind the Telco Bylaws by the affirmative vote of at least a majority of the entire Telco Board, except that if an "Interested Person" exists, the affirmative vote of at least a majority of the entire Telco Board, including a majority of the "Continuing Directors," is required. The shareholders may also adopt, repeal, alter, amend, or rescind the Telco Bylaws by the affirmative vote of at least 66 2/3% of the votes held by the holders of voting securities. If, however, an "Interested Person" exists, the vote is increased to 80%, including a majority of the voting securities that are not beneficially owned or controlled, directly or indirectly, by any "Interested Person."

  Holdings

     Under the DGCL, the power to adopt, amend or repeal bylaws is vested in the voting stockholders. The corporation may, however, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The conferring of this power to the directors does not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

     The Holdings Charter expressly grants the Holdings Board the power to adopt, amend and repeal the Holdings Bylaws.

STOCKHOLDER ACTION WITHOUT A MEETING

  Telco

     Under the VSCA, any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting and without action by the board of directors, if the action is taken by all of the shareholders entitled to vote on the action and one or more written consents describing the action taken is signed by all of the shareholders entitled to vote on the action and delivered to the secretary of the corporation.

  Holdings

     Under the DGCL, unless the certificate of incorporation provides otherwise, any action to be taken by stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present.

     The Holdings Charter does not alter these provisions of the DGCL.

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

ANTI-TAKEOVER LAWS

  Telco

     The VSCA contains provisions governing "Affiliated Transactions." These provisions, with several exceptions discussed below, apply to Virginia corporations having more than 300 shareholders of record and require approval of certain material transactions between a Virginia corporation and any beneficial owner of more than 10% any class of its outstanding voting shares (an "Interested Shareholder"), or an affiliate or associate of the corporation that at any time within the past three years has been an Interested Shareholder, by a majority of disinterested directors and by the holders of at least two-thirds of the remaining voting shares. Affiliated Transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any guarantee by the corporation of a material amount of indebtedness of any Interested Shareholder, certain dispositions to an Interested Shareholder of voting shares of the corporation, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder, or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, which increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than 5%.

     For a period of three years following the time that an Interested Shareholder becomes an owner of more than 10% of the outstanding voting shares, a Virginia corporation cannot engage in any Affiliated Transaction with such Interested Shareholder without the approval of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder, and the approval of a majority of the Disinterested Directors. "Disinterested Director" means, with respect to a particular Interested Shareholder, a member of the board who was (1) a member on the date on which an Interested Shareholder became an Interested Shareholder or (2) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the board. After the expiration of the three-year period, the VSCA requires approval of Affiliated Transactions by two-thirds of the voting shares other than those beneficially owned by the Interested Shareholder.

     The principal exceptions to the special voting requirements apply to transactions proposed after the three-year period has expired and require either that the transaction be approved by a majority of Disinterested Directors or that the transaction satisfy the fair price requirement of the VSCA. In general, the fair price requirement provides that in a two-step acquisition transaction, the Interested Shareholder must pay the shareholders in the second step either the highest amount of cash or the highest amount and same type of consideration paid to acquire the corporation's shares in the first step.

     The VSCA provides that, by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation can adopt an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. Telco has not "opted out" of the Affiliated Transactions provisions.

     The VSCA also provides that, with respect to Virginia corporations having 300 or more shareholders of record, shares acquired in a transaction that would cause the acquiring person's voting strength to meet or exceed any of three thresholds (20%, 33 1/3% or 50%) have no voting rights with respect to such shares unless granted by a majority vote of shares not owned by the acquiring person or any officer or employee-director of the corporation. This provision empowers an acquiring person to require the Virginia corporation to hold a special meeting of shareholders to consider the matter within 50 days of its request. The board of directors of a Virginia corporation can opt out of this provision at any time before four days after receipt of a control share acquisition notice. The Telco Charter contains a provision "opting out" of this provision.

  Holdings

     Section 203 of the DGCL ("Section 203") restricts the ability of an "interested stockholder" to merge with or enter into other combinations with a corporation for a period of three years after becoming an "interested stockholder." A person is deemed to be an "interested stockholder" upon acquiring 15% or more of the outstanding voting stock of the target corporation. However, Section 203 does not apply if (i) prior to the date the person became an interested stockholder, the board of directors of the target corporation approves the transaction which results in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors, officers and certain employee stock plans) or (iii) the combination is approved by the corporation's board of directors and the holders of two-thirds of the corporation's voting stock at an annual or special meeting of the stockholders and not by written consent, excluding shares owned by the interested stockholder.

     Section 203 applies to Delaware corporations, the stock of which is (i) listed on a national securities exchange, (ii) designated as a national market system security on an interdealer quotation system by the NASD or (iii) held of record by more than 2,000 stockholders. However, Section 203 does not apply in certain cases, including (i) if the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by
Section 203, (ii) the corporation, by action of its board of directors, has adopted an amendment to its bylaws, expressly electing not to be governed by the statute, (iii) the corporation, by action of a majority of its stockholders, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by the statute or (iv) the stockholder becomes an interested stockholder inadvertently and divests itself of sufficient shares so that the stockholder ceases to be an interested stockholder, provided that the stockholder would not have been an interested stockholder (but for the inadvertent acquisition) at any time within the three-year period immediately prior to a business combination between the corporation and such stockholder.

     A Delaware corporation may elect, by amendment to its certificate of incorporation or bylaws, not to be governed by Section 203. Holdings has not made such an election.

VOLUNTARY DISSOLUTION

  Telco

     The VSCA provides that a voluntary dissolution of a corporation must be proposed by the board of directors adopting a resolution recommending that the corporation be dissolved voluntarily and submitting the resolution to the shareholders for their vote. The board of directors may condition its submission of the proposal for dissolution on any basis. Unless the board of directors, as a condition to its submission of the proposal for dissolution to the shareholders, requires a greater vote, the dissolution must be approved by the holders of more than two-thirds of all votes entitled to be cast on the proposal to dissolve. The articles of incorporation may provide for a greater or lesser vote, or a vote by separate voting groups, so long as the vote provided for is not less than a majority of all of the votes cast on the proposed dissolution by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group exists.

     The Telco Charter provides that any proposal for dissolution shall require the approval of the holders of a majority of all of the votes cast by each voting group entitled to vote on the transaction at a meeting at which a quorum of the voting group exists.

  Holdings

     The DGCL provides that, unless the board of directors approves a proposal to dissolve a corporation, the dissolution must be consented to in writing by stockholders holding 100% of the total voting power of the corporation. If the dissolution is initiated by the board of directors, it need only be approved by a majority of the outstanding stock of the corporation entitled to vote thereon.

TRANSACTIONS WITH DIRECTORS

  Telco

     The VSCA provides that no transaction with the corporation in which a director of the corporation has a direct or indirect personal interest is void or voidable by the corporation solely because of the director's interest in the transaction if (i) the material facts of the transaction and the director's interest were disclosed or known to the board of directors or a committee thereof and the board of directors or committee authorized, approved, or ratified the transaction, (ii) the material facts of the transaction and the director's interest were disclosed to the shareholders entitled to vote and they authorized, approved, or ratified the transaction or (iii) the transaction was fair to the corporation.

  Holdings

     The DGCL provides that no contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other entity of which one or more of its directors or officers are directors or officers, or in which one or more of its directors or officers have a financial interest, is void or voidable if (i) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the board of directors or a committee thereof, which authorizes the contract or transaction in good faith by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by the stockholders or
(iii) the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.

     A corporation may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of a subsidiary, including directors who are also officers or employees of the corporation or a subsidiary, when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

  Telco

     Pursuant to the VSCA, unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, such vacancy may be filled by the shareholders, the board of directors or, if the directors remaining in office constitute less than a quorum, by the affirmative majority vote of such remaining directors. Unless otherwise provided in the articles of incorporation, if the vacant office was held by a director elected by a voting group of shareholders, only the holders of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

     The Telco Charter provides that, except as otherwise provided by the terms of any one or more classes or series of outstanding capital stock of Telco, any vacancy occurring on the Telco Board, including any vacancy created by reason of any increase in the number of directors, shall be filled by the affirmative vote of at least a majority of the remaining directors, whether or not such remaining directors constitute a quorum, except that if an "Interested Person" exists, such majority of the remaining directors must include a majority of the "Continuing Directors." In addition, the Telco Charter provides that a director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor in office.

  Holdings

     The DGCL provides that vacancies and newly created directorships may be filled by a majority of the directors then in office, although less than a quorum, unless otherwise provided in the certificate of incorporation or bylaws. If the certificate of incorporation directs that a particular class is to elect such director, however, such vacancy may be filled only by the other directors elected by such class. If, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board (as constituted immediately prior to such increase), the Delaware Court of Chancery may, upon application of stockholders holding at least 10% of the total number of shares outstanding and having the right to vote for such directors, order an election to be held to fill any such vacancy or newly created directorship or to replace the directors chosen by the directors then in office.

     The Holdings Charter does not alter these provisions of the DGCL.

NUMBER AND QUALIFICATION OF DIRECTORS

  Telco

     The VSCA provides that the minimum number of directors is one. Directors need not be residents of Virginia or shareholders of the corporation. The number of directors is fixed by or in the manner specified in, the bylaws. If not so specified or fixed in accordance with the bylaws, the number of directors is as specified or fixed in accordance with the articles of incorporation. If the bylaws fix the number of directors and the board of directors has the right to amend the bylaws, it may, by amendment to the bylaws, increase or decrease by 30% or less the number of directors last elected by the shareholders or, if the directors' terms are staggered, the number of directors of all classes immediately following the most recent election of directors by the shareholders, but only the shareholders may increase or decrease the number by more than 30%.

     The Telco Charter and Telco Bylaws provide that the number of directors of Telco (exclusive of directors that may be elected by the holders of any one or more series of Telco Preferred Stock voting separately as a class or classes) that shall constitute the entire Telco Board shall be not less than three or more than twelve, such number to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Telco Board. The Telco Bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Telco Board, of candidates for election as directors. In general, such notice must be received by Telco not less than 60 days prior to the shareholders meeting and must contain certain specified information concerning the person to be nominated and the shareholder submitting the proposal.

  Holdings

     The DGCL provides that the minimum number of directors is one. The number of directors is fixed by or in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors may only be made by amendment to the certification of incorporation.

     The Holdings Bylaws provide that the number of directors initially constituting the entire Holdings Board shall be two, or such larger or lesser number (but not less than one) as may be fixed from time to time by action of the stockholders or the Holdings Board. The Holdings Bylaws provide that none of the directors must be stockholders of Holdings, residents of the State of Delaware or citizens of the United States. Each director, however, must be at least 18 years of age.

PREEMPTIVE RIGHTS

  Telco

     The VSCA provides that, unless limited or denied in the articles of incorporation, the shareholders of a corporation generally have a preemptive right, granted on uniform terms and conditions prescribed by the board of directors to provide a fair and reasonable opportunity to exercise the right, to acquire proportional amounts of the corporation's unissued shares upon the decision of the board of directors to issue them. Unless expressly conferred in the articles of incorporation, there is no preemptive right with respect to shares issued to officers or employees of the corporation or its subsidiaries pursuant to a plan approved by the shareholders, or shares sold other than for money.

     The Telco Charter expressly provides that no holder of shares of capital stock of Telco shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of Telco of any class.

  Holdings

     The DGCL provides that security holders of a corporation only have such preemptive rights as may be provided in the corporation's certificate of incorporation.

     The Holdings Charter does not provide for preemptive rights.

                     DESCRIPTION OF HOLDINGS CAPITAL STOCK

     The summary of the terms of the capital stock of Holdings set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Holdings Charter and the Holdings Bylaws. Copies of the Holdings Charter, in substantially the form to be adopted prior to the Effective Time, and the Holdings Bylaws are attached to this Joint Proxy Statement/Prospectus as Appendix IV and Appendix V, respectively.

AUTHORIZED CAPITAL STOCK

     Under the Holdings Charter, the total number of shares of all classes of stock that Holdings will have authority to issue is 510,000,000 shares, of which 500,000,000 are shares of Holdings Common Stock and 10,000,000 are shares of Holdings Preferred Stock.

COMMON STOCK

     Each share of Holdings Common Stock has identical rights and privileges in every respect. The holders of Holdings Common Stock are entitled to vote upon all matters submitted to a vote of the stockholders of Holdings and are entitled to one vote for each share of Holdings Common Stock held.

     Subject to the prior rights and preferences, if any, applicable to shares of Holdings Preferred Stock or any series thereof, the holders of Holdings Common Stock are entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the Holdings Board at any time and from time to time out of any funds of Holdings legally available therefor.

     In the event of any voluntary or involuntary liquidation, dissolution or winding-up of Holdings, after distribution in full of the preferential amounts, if any, to be distributed to the holders of Holdings Preferred Stock or any series thereof, the holders of Holdings Common Stock will be entitled to receive all of the remaining assets of Holdings available for distribution to its stockholders, ratably in proportion to the number of shares of Holdings Common Stock held by them.

     The shares of Holdings Common Stock, when issued to holders of outstanding shares of EXCEL Common Stock or Telco Common Stock in connection with the Mergers, will be validly issued, fully paid and non-assessable.

     Holders of Holdings Common Stock will have no preferences or any preemptive, conversion or exchange rights.

SERIES PREFERRED STOCK

     The Holdings Board is authorized at any time and from time to time to provide for the issuance of shares of Holdings Preferred Stock in one or more series, and to fix for each such series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as are set forth in a resolution providing for the issuance of such series adopted by the Holdings Board. The Holdings Board could authorize the issuance of shares of Holdings Preferred Stock with terms and conditions which could discourage a takeover or other transaction that holders of some or a majority of shares of Holdings Common Stock might believe to be in their best interests or in which such holders might receive a premium for their shares of stock over the then market price of such shares. As of the date hereof, no shares of Holdings Preferred Stock are outstanding and the Holdings Board has no present intention to issue any shares of Holdings Preferred Stock after the Effective Time.

PREEMPTIVE RIGHTS

     No holder of any shares of any class of stock of Holdings will have any preemptive or preferential right to acquire or subscribe for any unissued shares of any class of stock or any authorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock.

TRANSFER AGENT AND REGISTRAR

     The principal transfer agent and registrar for Holdings Common Stock will be designated by EXCEL prior to the consummation of the Mergers.

CERTAIN ANTI-TAKEOVER EFFECTS

     DGCL Section 203 prevents an "interested stockholder" (defined generally as a stockholder owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined in the DGCL) with a Delaware corporation for three years following the date such person became an interested stockholder, subject to certain exceptions such as transactions done with the approval of the board of directors and of the holders of at least two-thirds of the outstanding shares of voting stock not owned by the interested stockholder. The existence of this provision generally is expected to have an anti-takeover effect, including possibly discouraging takeover attempts that might result in a premium over the market price for the shares of Holdings Common Stock.

     In addition, as described above, the Holdings Board is authorized to provide for the issuance of shares of Holdings Preferred Stock in one or more series, and to fix for each such series such voting powers, designations, preferences and other special rights as the Holdings Board determines by resolution. Furthermore, the Holdings Bylaws provide that only the Chairman of the Board, President and Chief Executive Officer or the Holdings Board may call special meetings of the stockholders. These provisions could prevent or delay an acquisition of Holdings by means of a tender officer, a proxy contest or otherwise.

                              CERTAIN TRANSACTIONS

     Pursuant to the terms of the Merger Agreement and the Telco Shareholders Agreement, upon the consummation of the Mergers, Holdings will enter into an employment agreement with Henry G. Luken, III and Telco will enter into employment agreements with each of Messrs. Burns, Canton, Merrick and Rachlin. In addition, upon the consummation of the Mergers, the vesting of certain outstanding stock options of members of Telco management will be accelerated. The Merger Agreement also provides that, upon or prior to the consummation of the Mergers, Holdings will grant registration rights to certain members of Telco management with respect to the shares of Holdings Common Stock to be issued to such persons in the Mergers. See "The Transaction -- Interests of Certain Persons in the Transaction." Pursuant to the Merger Agreement, Holdings also is required to maintain certain indemnification and insurance coverage with respect to the directors and officers of Telco for certain specified periods following the Effective Time. See "The Merger Agreement -- Indemnification and Insurance."

     Additional information concerning certain relationships between EXCEL and Telco and their respective directors and executive officers is included in the EXCEL Reports and the Telco Reports incorporated by reference in this Joint Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference" and "Available Information."

                                 LEGAL MATTERS

     The validity of the Holdings Common Stock to be issued in connection with the Mergers will be passed upon by Weil, Gotshal & Manges LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements of EXCEL at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated by reference in this Joint Proxy Statement/ Prospectus, which are referred to herein and made part of the Registration Statement of which this Joint Proxy Statement/Prospectus is a part, have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon also incorporated herein by reference or included elsewhere herein. Such consolidated financial statements of EXCEL and the consolidated balance sheet of Holdings are incorporated herein by reference or included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Telco at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, incorporated by reference in this Joint Proxy Statement/ Prospectus, which are referred to herein and made part of the Registration Statement of which this Joint Proxy Statement/Prospectus is a part, have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon also incorporated herein by reference or included elsewhere herein. Such consolidated financial statements of Telco are incorporated herein by reference or included herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     It is expected that representatives of Arthur Andersen LLP, EXCEL's independent auditors, and Deloitte & Touche LLP, Telco's independent auditors, will be present at the Special Meetings to respond to appropriate questions of stockholders and to make a statement if they desire.

                          FUTURE STOCKHOLDER PROPOSALS

     The timing of the first annual meeting of the public stockholders of Holdings will depend upon when the Mergers are consummated.

     If the Mergers are not completed by the first quarter of 1998, Telco and EXCEL expect to hold annual meetings of stockholders in the second quarter of 1999. Commission rules set forth standards as to what stockholder proposals are required to be included in a proxy statement.

     Any Telco shareholder who intends to submit a proposal for inclusion in the proxy materials for the 1998 annual meeting of Telco must submit such proposal to the Secretary of Telco by December 12, 1997. In addition, the Telco Bylaws provide that any Telco shareholders wishing to make a nomination for director or wishing to introduce a proposal with respect to other business at the 1998 annual meeting of Telco must give at least 60 days advance notice, and such notice must meet certain other requirements set forth in the Telco Bylaws. A copy of the Telco Bylaws may be obtained from the Secretary of Telco.

     Any EXCEL stockholder who intends to submit a proposal for inclusion in the proxy materials for the 1998 annual meeting of EXCEL must submit such proposal to the Secretary of EXCEL by November 28, 1997.

                                                                      APPENDIX I

                               AGREEMENT AND PLAN

                                   OF MERGER

                                  DATED AS OF

                                  JUNE 5, 1997

                                  BY AND AMONG

                   EXCEL COMMUNICATIONS, INC., NEW RES, INC.,

                            T-SUB, INC., E-SUB, INC.

                                      AND

                        TELCO COMMUNICATIONS GROUP, INC.

                               TABLE OF CONTENTS

ARTICLE I -- THE MERGERS.....................................................  I-2
  SECTION 1.1    -- The Mergers..............................................  I-2
  SECTION 1.2    -- Effective Time...........................................  I-2
  SECTION 1.3    -- Effect of the Mergers....................................  I-2
  SECTION 1.4    -- Subsequent Actions.......................................  I-2
  SECTION 1.5    -- Certificate of Incorporation; Bylaws; Directors and
                    Officers of Surviving Corporations.......................  I-3
ARTICLE II -- EFFECT ON STOCK OF HOLDINGS, THE SURVIVING CORPORATIONS AND THE
MERGED CORPORATIONS..........................................................  I-3
  SECTION 2.1    -- Conversion of Securities.................................  I-3
  SECTION 2.2    -- Conversion of Shares.....................................  I-3
  SECTION 2.3    -- Cancellation of Treasury Shares and of Outstanding
                    Holdings Common Stock....................................  I-4
  SECTION 2.4    -- Conversion of Common Stock of the Merged Corporations
                    into Common Stock of the Surviving Corporations..........  I-4
  SECTION 2.5    -- Exchange of Shares Other Than Treasury Shares............  I-4
  SECTION 2.6    -- Transfer Books...........................................  I-5
  SECTION 2.7    -- No Fractional Share Certificates.........................  I-5
  SECTION 2.8    -- Options to Purchase Company Common Stock.................  I-6
  SECTION 2.9    -- Certain Adjustments......................................  I-7
ARTICLE III -- CERTAIN MATTERS RELATED TO HOLDINGS...........................  I-7
  SECTION 3.1    -- Certificate of Incorporation of Holdings.................  I-7
  SECTION 3.2    -- Corporate Identity.......................................  I-7
ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF Telco........................  I-7
  SECTION 4.1    -- Organization and Qualification; Subsidiaries.............  I-7
  SECTION 4.2    -- Certificate of Incorporation and Bylaws..................  I-7
  SECTION 4.3    -- Capitalization...........................................  I-8
  SECTION 4.4    -- Authority Relative to this Agreement.....................  I-8
  SECTION 4.5    -- No Conflict; Required Filings and Consents...............  I-8
  SECTION 4.6    -- SEC Filings; Financial Statements........................  I-9
  SECTION 4.7    -- No Undisclosed Liabilities; Absence of Certain Changes or
                    Events...................................................  I-9
  SECTION 4.8    -- Litigation...............................................  I-10
  SECTION 4.9    -- No Violation of Law; Permits.............................  I-10
  SECTION 4.10   -- Registration Statement; Joint Proxy Statement............  I-10
  SECTION 4.11   -- Employee Matters; ERISA..................................  I-11
  SECTION 4.12   -- Labor Matters............................................  I-12
  SECTION 4.13   -- Environmental Matters....................................  I-12
  SECTION 4.14   -- Board Action; Vote Required; Applicability of Article
                    14.......................................................  I-14
  SECTION 4.15   -- Opinion of Financial Advisor.............................  I-14
  SECTION 4.16   -- Brokers..................................................  I-14
  SECTION 4.17   -- Tax Matters..............................................  I-15
  SECTION 4.18   -- Intellectual Property....................................  I-16
  SECTION 4.19   -- Insurance................................................  I-16
  SECTION 4.20   -- Ownership of Securities..................................  I-16
  SECTION 4.21   -- Certain Contracts........................................  I-16
  SECTION 4.22   -- Certain Regulatory Matters...............................  I-17

ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF EXCEL AND THE MERGER
SUBSIDIARIES.................................................................  I-17
  SECTION 5.1    -- Organization and Qualification; Subsidiaries.............  I-17
  SECTION 5.2    -- Certificate of Incorporation and Bylaws..................  I-18
  SECTION 5.3    -- Capitalization...........................................  I-18
  SECTION 5.4    -- Authority Relative to this Agreement.....................  I-19
  SECTION 5.5    -- No Conflict; Required Filings and Consents...............  I-19
  SECTION 5.6    -- SEC Filings; Financial Statements........................  I-19
  SECTION 5.7    -- No Undisclosed Liabilities; Absence of Certain Changes or
                    Events...................................................  I-20
  SECTION 5.8    -- No Violation of Law; Permits.............................  I-20
  SECTION 5.9    -- Registration Statement; Joint Proxy Statement............  I-20
  SECTION 5.10   -- Board Action; Vote Required..............................  I-21
  SECTION 5.11   -- Opinion of Financial Advisor.............................  I-21
  SECTION 5.12   -- Brokers..................................................  I-21
  SECTION 5.13   -- Ownership of Securities..................................  I-21
  SECTION 5.14   -- Activities of Merger Subsidiaries........................  I-21
  SECTION 5.15   -- Financing................................................  I-21
  SECTION 5.16   -- Litigation...............................................  I-21
  SECTION 5.17   -- Employee Matters; ERISA..................................  I-22
  SECTION 5.18   -- Tax Matters..............................................  I-22
  SECTION 5.19   -- Intellectual Property....................................  I-23
  SECTION 5.20   -- Certain Contracts........................................  I-23
  SECTION 5.21   -- Certain Regulatory Matters...............................  I-24
ARTICLE VI -- CONDUCT OF BUSINESS PENDING THE MERGERS........................  I-24
  SECTION 6.1    -- Conduct of Business of Telco.............................  I-24
  SECTION 6.2    -- Conduct of Business of EXCEL.............................  I-27
  SECTION 6.3    -- No Solicitation..........................................  I-28
  SECTION 6.4    -- Subsequent Financial Statements..........................  I-29
  SECTION 6.5    -- Control of Operations....................................  I-29
ARTICLE VII -- ADDITIONAL AGREEMENTS.........................................  I-29
  SECTION 7.1    -- Joint Proxy Statement and the Registration Statement.....  I-29
  SECTION 7.2    -- EXCEL and Telco Stockholders' Meetings and Consummation
                    of the Mergers...........................................  I-30
  SECTION 7.3    -- Additional Agreements....................................  I-30
  SECTION 7.4    -- Notification of Certain Matters..........................  I-30
  SECTION 7.5    -- Access to Information....................................  I-31
  SECTION 7.6    -- Public Announcements.....................................  I-31
  SECTION 7.7    -- Indemnification; Directors' and Officers' Insurance......  I-31
  SECTION 7.8    -- Employee Benefit Plans...................................  I-32
  SECTION 7.9    -- Employment Arrangements..................................  I-32
  SECTION 7.10   -- Stock Exchange Listing...................................  I-32
  SECTION 7.11   -- Post-Merger Holdings Board of Directors..................  I-32
  SECTION 7.12   -- Registration Rights......................................  I-32
  SECTION 7.13   -- Affiliates...............................................  I-32
  SECTION 7.14   -- Blue Sky.................................................  I-33
  SECTION 7.15   -- Compliance...............................................  I-33
ARTICLE VIII -- CONDITIONS TO MERGERS........................................  I-33
  SECTION 8.1    -- Conditions to Obligations of Each Party to Effect the
                    Mergers..................................................  I-33
  SECTION 8.2    -- Additional Conditions to Obligations of EXCEL............  I-34
  SECTION 8.3    -- Additional Conditions to Obligations of Telco............  I-35

ARTICLE IX -- TERMINATION, AMENDMENT AND WAIVER..............................  I-35
  SECTION 9.1    -- Termination..............................................  I-35
  SECTION 9.2    -- Effect of Termination....................................  I-37
  SECTION 9.3    -- Amendment................................................  I-37
  SECTION 9.4    -- Waiver...................................................  I-37
ARTICLE X -- GENERAL PROVISIONS..............................................  I-37
  SECTION 10.1   -- Non-Survival of Representations, Warranties and
                    Agreements...............................................  I-37
  SECTION 10.2   -- Notices..................................................  I-37
  SECTION 10.3   -- Expenses.................................................  I-38
  SECTION 10.4   -- Certain Definitions......................................  I-38
  SECTION 10.5   -- Headings.................................................  I-39
  SECTION 10.6   -- Severability.............................................  I-39
  SECTION 10.7   -- Entire Agreement; No Third-Party Beneficiaries...........  I-39
  SECTION 10.8   -- Assignment...............................................  I-39
  SECTION 10.9   -- Governing Law............................................  I-39
  SECTION 10.10  -- Counterparts.............................................  I-39
APPENDIX I       Form of Holdings Certificate of Incorporation
APPENDIX II      Form of Registration Rights Agreement
APPENDIX III     Form of Tax Certificate (EXCEL)
APPENDIX IV      Form of Opinion re: Regulatory Matters
APPENDIX V       Form of Tax Certificate (Telco)
Schedule 4.1     Subsidiaries
Schedule 4.3     Option Plans; Equity Rights; Encumbrances on Capital Stock
                    of Subsidiaries or Rights with respect thereto; Equity
                    Interests in Others; Shareholders Agreements
Schedule 4.5     Conflicts; Filings; Consents
Schedule 4.7     Liabilities
Schedule 4.8     Litigation
Schedule 4.9     Investigations; Restrictions on Business
Schedule 4.11    Benefit Plans
Schedule 4.12    Labor Agreements; Union Matters; Labor Proceedings;
                    Indemnification Agreements
Schedule 4.13    Environmental
Schedule 4.17    Tax Matters
Schedule 4.18    Intellectual Property
Schedule 4.19    Insurance
Schedule 4.20    Ownership of EXCEL Common Stock
Schedule 4.21    Contracts
Schedule 4.22    Regulatory Matters
Schedule 5.3     Option Plans; Issuance of Shares; Equity Rights; Repurchase
                    of Shares; Shareholders Agreements
Schedule 5.5     Conflicts; Filings; Consents
Schedule 5.7     Liabilities
Schedule 5.8     Investigations; Restrictions on Business
Schedule 5.16    Litigation
Schedule 5.17    Benefit Plans
Schedule 5.18    Tax Matters
Schedule 5.19    Intellectual Property
Schedule 5.20    Certain Contracts
Schedule 5.21    Regulatory Matters
Schedule 6.1     Conduct of Business of Telco

Schedule 6.2     Conduct of Business of EXCEL
Schedule 7.8     EXCEL Stock Plans
Schedule 8.2(g)  Consents under Telco Agreements

                             INDEX OF DEFINED TERMS

                        DEFINED TERM                         SECTION
                        ------------                         -------
1933 Act........................................................10.4
Acquisition Proposal.............................................6.3
affiliate.......................................................10.4
Agreement............................................First Paragraph
Bankruptcy Exception.............................................4.4
Cash Consideration...............................................2.3
CERCLIS.........................................................4.13
Closing..........................................................7.2
Closing Date.....................................................7.2
Code........................................................Recitals
Common Shares Trust..............................................2.7
Confidentiality Agreement........................................7.5
Consents.........................................................8.1
Contracts.......................................................4.21
control.........................................................10.4
Delaware Law.....................................................1.1
DLJ.............................................................4.15
Effective Time...................................................1.2
Employment Agreements............................................7.9
Environmental Claim.............................................4.13
Environmental Laws..............................................4.13
Environmental Permits...........................................4.13
ERISA...........................................................4.11
E-Sub................................................First Paragraph
EXCEL................................................First Paragraph
EXCEL Common Stock..........................................Recitals
EXCEL Equity Rights..............................................5.3
EXCEL Exchange Ratio.............................................2.2
EXCEL Merger.....................................................1.1
EXCEL Merger Consideration.......................................1.1
EXCEL Required Permits...........................................5.8
EXCEL SEC Reports................................................5.6
EXCEL Shareholders Agreement................................Recitals
EXCEL Stock Plans................................................7.8
EXCEL Stockholders' Approval....................................5.10
Excess Shares....................................................2.7
Exchange Act....................................................10.4
Exchange Agent...................................................2.5
Exchange Fund....................................................2.5
Exchange Ratios..................................................2.2
Financing.......................................................5.15
GAAP..........................................................4.6(b)
Hazardous Materials.............................................4.13
Holdings.............................................First Paragraph
Holdings Common Stock............................................2.2
Holdings Option..................................................2.8
HSR Act.........................................................10.4
IRS.............................................................4.11
Joint Proxy Statement...........................................4.10
knowledge.......................................................10.4

                        DEFINED TERM                         SECTION
                        ------------                         -------
Legal Requirements...............................................4.9
Lehman Brothers.................................................5.11
Material Adverse Effect.........................................10.4
Merged Corporation; Merged Corporations..........................1.2
Merger; Mergers..................................................1.2
Merger Subsidiaries..............................................5.1
Non-Competition Agreements.......................................7.9
NPL.............................................................4.13
NYSE.............................................................2.7
Options..........................................................2.8
Party; Parties...................................................1.1
Party Representatives............................................7.5
PBGC............................................................4.11
PCBs............................................................4.13
Permits..........................................................4.9
person..........................................................10.4
Pre-Surrender Dividends..........................................2.5
Registration Statement..........................................4.10
Release.........................................................4.13
Required Permits.................................................4.9
Requisite Regulatory Approvals...................................8.1
SEC..............................................................4.6
Shares...........................................................2.2
Stock Consideration..............................................2.3
Subsidiary......................................................10.4
Surviving Corporation; Surviving Corporations....................1.1
Swidler & Berlin............................................Recitals
Telco................................................First Paragraph
Telco Adjusted Exchange Ratio...................................10.4
Telco Affiliate.............................................Recitals
Telco Affiliate Letter......................................Recitals
Telco Benefit Plans.............................................4.11
Telco Common Stock..........................................Recitals
Telco Contracts.................................................4.21
Telco Exchange Ratio.............................................2.2
Telco Equity Rights..............................................4.3
Telco Merger.....................................................1.1
Telco Merger Consideration.......................................2.3
Telco SEC Reports................................................4.6
Telco Shares.....................................................2.2
Telco Shareholders Agreement................................Recitals
Telco Stockholders' Approval....................................4.14
Termination Date.................................................9.1
Termination Fee..................................................9.2
T-Sub.......................................................Recitals
Virginia Law.....................................................1.1

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of June 5, 1997 (the "Agreement"), among EXCEL Communications, Inc., a Delaware corporation ("EXCEL"), New RES, Inc., a Delaware corporation and a wholly-owned subsidiary of EXCEL ("Holdings"), E-Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings ("E-Sub"), T-Sub, Inc., a Virginia corporation and a wholly-owned subsidiary of Holdings ("T-Sub"), and Telco Communications Group, Inc., a Virginia corporation ("Telco").

                                   WITNESSETH

     WHEREAS, the Boards of Directors of Telco and EXCEL have each determined that it is in the best interests of the stockholders of Telco and EXCEL, respectively, that each such corporation become a Subsidiary of Holdings pursuant to the Mergers (as defined in Section 1.1 hereof) and desire to make certain representations, warranties and agreements in connection with the Mergers;

     WHEREAS, EXCEL is unwilling to enter into this Agreement (and effect the transactions contemplated hereby) unless, contemporaneously with the execution and delivery hereof, (a) certain record and beneficial holders of shares of the common stock, no par value, of Telco ("Telco Common Stock") enter into an agreement (the "Telco Shareholders Agreement") providing for certain matters with respect to their shares of Telco Common Stock (including, without limitation, subject to the express provisions and conditions of that agreement, to vote such shares in favor of the Telco Merger (as defined in Section 1.1 hereof)) and with respect to the shares of Holdings Common Stock (as defined in
Section 2.2(a) hereof) into which such shares are to be converted pursuant to
Section 2.2(b) hereof and (b) certain members of Telco's management enter into employment agreements and non-competition agreements as provided in Section 7.9 hereof;

     WHEREAS, Telco is unwilling to enter into this Agreement (and effect the transactions contemplated hereby) unless, contemporaneously with the execution and delivery hereof, certain record and beneficial holders of shares of the common stock, par value $0.001 per share, of EXCEL ("EXCEL Common Stock") enter into an agreement (the "EXCEL Shareholders Agreement") providing for certain matters with respect to their shares of EXCEL Common Stock (including, without limitation, subject to the express provisions and conditions of that agreement, to vote such shares in favor of the EXCEL Merger (as defined in Section 1.1 hereof));

     WHEREAS, for federal income tax purposes, it is intended that the formation of Holdings and the Mergers shall constitute one or more integrated tax-free transactions under the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, Telco has delivered to EXCEL and Holdings a letter identifying all persons (each, a "Telco Affiliate") who are, at the date hereof, "affiliates" of Telco for purposes of Rule 145 under the 1933 Act (as defined in Section 10.4 hereof), and each Telco Affiliate has delivered to EXCEL and Holdings a letter (each, a "Telco Affiliate Letter") relating to (i) the transfer, prior to the Effective Time (as defined in Section 1.2 hereof), of the shares of Telco Common Stock beneficially owned by such Telco Affiliate on the date hereof, (ii) the transfer of the shares of Holdings Common Stock to be received by such Telco Affiliate in the Telco Merger and (iii) the obligations of each such Telco Affiliate to deliver to Swidler & Berlin, Chartered, Washington, D.C. ("Swidler & Berlin"), counsel to Telco, a certificate requested by such firm (if requested); and

     WHEREAS, EXCEL has delivered to Telco and Holdings a letter identifying all persons (each, an "EXCEL Affiliate") who are, at the date hereof, "affiliates" of EXCEL for purposes of Rule 145 under the 1933 Act, and each EXCEL Affiliate has delivered to Telco and Holdings a letter (each, an "EXCEL Affiliate Letter") relating to (i) the transfer, prior to the Effective Time, of the shares of EXCEL Common Stock beneficially owned by such EXCEL Affiliate on the date hereof, (ii) the transfer of the shares of Holdings Common Stock to be received by such EXCEL Affiliate in the EXCEL Merger and (iii) the obligations of each such EXCEL Affiliate to deliver to Weil, Gotshal & Manges LLP, counsel to EXCEL, a certificate requested by such firm (if requested).

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  THE MERGERS

     SECTION 1.1 -- The Mergers. At the Effective Time and subject to and upon the terms and conditions of this Agreement, (a) E-Sub shall be merged with and into EXCEL in accordance with the Delaware General Corporation Law ("Delaware Law"), the separate corporate existence of E-Sub shall cease, and EXCEL shall continue as the surviving corporation (the "EXCEL Merger") and (b) T-Sub shall be merged with and into Telco in accordance with the Virginia Stock Corporation Act ("Virginia Law"), the separate corporate existence of T-Sub shall cease, and Telco shall continue as the surviving corporation (the "Telco Merger"). The EXCEL Merger and the Telco Merger are herein collectively referred to as the "Mergers" and each individually as a "Merger." EXCEL and Telco as the surviving corporations after the Mergers are herein sometimes collectively referred to as the "Surviving Corporations" and each individually as a "Surviving Corporation" and E-Sub and T-Sub as the non-surviving corporations after the Merger are herein sometimes collectively referred to as the "Merged Corporations" and each individually as a "Merged Corporation." Holdings, EXCEL, Telco, E-Sub and T-Sub are herein referred to collectively as the "Parties" and each individually as a "Party."

     SECTION 1.2 -- Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VIII hereof and the consummation of the Closing referred to in Section 7.2(b) hereof, the Parties shall cause the Mergers to be consummated concurrently by (a) filing a Certificate of Merger with the Secretary of State of the State of Delaware with respect to the EXCEL Merger, in such form as required by, and executed in accordance with, the relevant provisions of Delaware Law, and (b) filing Articles of Merger with the Virginia State Corporation Commission with respect to the Telco Merger, in such form as required by, and executed in accordance with, the relevant provisions of Virginia Law (the effective time of such filings being the "Effective Time").

     SECTION 1.3 -- Effect of the Mergers. At the Effective Time, the effect of the EXCEL Merger shall be as provided in the applicable provisions of Delaware Law and the effect of the Telco Merger shall be as provided in the applicable provisions of Virginia Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (a) all of the property, rights, privileges, powers and franchises of EXCEL and E-Sub shall continue with, or vest in, as the case may be, EXCEL as the Surviving Corporation, and all debts, liabilities and duties of EXCEL and E-Sub shall continue to be, or become, as the case may be, the debts, liabilities and duties of EXCEL as the Surviving Corporation and (b) all of the property, rights, privileges, powers and franchises of Telco and T-Sub shall continue with, or vest in, as the case may be, Telco as the Surviving Corporation, and all debts, liabilities and duties of Telco and T-Sub shall continue to be, or become, as the case may be, the debts, liabilities and duties of Telco as the Surviving Corporation. As of the Effective Time, each of the Surviving Corporations shall be a direct, wholly-owned Subsidiary of Holdings.

     SECTION 1.4 -- Subsequent Actions. If, at any time after the Effective Time, either of the Surviving Corporations shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in such Surviving Corporation its right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by such Surviving Corporation as a result of, or in connection with, one of the Mergers or otherwise to carry out this Agreement, the officers and directors of such Surviving Corporation shall be directed and authorized to execute and deliver, in the name and on behalf of either of such constituent corporations, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in such Surviving Corporation or otherwise to carry out this Agreement.

     SECTION 1.5 -- Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporations. At the Effective Time:

          (a) the Certificate of Incorporation of EXCEL as a Surviving Corporation as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of EXCEL, and the Articles of Incorporation of Telco (as such Articles may be amended and restated pursuant to the Articles of Merger with respect to the Telco Merger) as a Surviving Corporation shall be the Articles of Incorporation of Telco, in each case until thereafter amended as provided by law and such Certificate of Incorporation or Articles of Incorporation;

          (b) the respective Bylaws of each of EXCEL and Telco as a Surviving Corporation shall be the Bylaws of EXCEL and Telco, respectively, immediately prior to the Effective Time, in each case until thereafter amended as provided by law and the Certificate of Incorporation or Articles of Incorporation and such Bylaws of such Surviving Corporation; and

          (c) the officers of each of EXCEL and Telco shall be those persons serving as the officers of EXCEL and Telco, respectively, immediately prior to the Effective Time, and the directors of each of EXCEL and Telco shall be those persons designated by EXCEL to serve as the directors of EXCEL and Telco, respectively, immediately prior to the Effective Time and, in each case, such persons shall continue to serve in their respective offices of their respective Surviving Corporation from and after the Effective Time until their successors are elected or appointed and qualified or until their resignation or removal.

                                   ARTICLE II

                   EFFECT ON STOCK OF HOLDINGS, THE SURVIVING
                    CORPORATIONS AND THE MERGED CORPORATIONS

     SECTION 2.1 -- Conversion of Securities. The manner and basis of converting the shares of common stock of Holdings, the Surviving Corporations and of the Merged Corporations at the Effective Time, by virtue of the Mergers and without any action on the part of any of the Parties or the holder of any of such securities, shall be as hereinafter set forth in this Article II.

     SECTION 2.2 -- Conversion of Shares. (a) Each share of EXCEL Common Stock issued and outstanding immediately before the Effective Time (other than those held in the treasury of EXCEL) and all rights in respect thereof, shall at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for, one share of common stock, par value $0.001 per share ("Holdings Common Stock"), of Holdings (the "EXCEL Merger Consideration", and such ratio of EXCEL Common Stock to Holdings Common Stock being herein referred to as the "EXCEL Exchange Ratio").

     (b) Each share of Telco Common Stock issued and outstanding immediately before the Effective Time (other than those held in the treasury of Telco) and all rights in respect thereof, shall at the Effective Time, without any action on the part of any holder thereof, forthwith cease to exist and be converted into and become exchangeable for (i) 0.7595 shares (the "Stock Consideration") of Holdings Common Stock (such ratio of Telco Common Stock to Holdings Common Stock being herein referred to as the "Telco Exchange Ratio"; and the EXCEL Exchange Ratio and the Telco Exchange Ratio being referred to herein collectively as the "Exchange Ratios") and (ii) $15.00 in cash (the "Cash Consideration" and, collectively with the Stock Consideration, the "Telco Merger Consideration").

     (c) Commencing immediately after the Effective Time, each certificate which, immediately prior to the Effective Time, represented issued and outstanding shares of EXCEL Common Stock ("EXCEL Shares") or Telco Common Stock ("Telco Shares" and, together with the EXCEL Shares, the "Shares"), shall evidence the right to receive the EXCEL Merger Consideration or the Telco Merger Consideration, as the case may be, on the basis hereinbefore set forth, but subject to the limitations set forth in Sections 2.3, 2.5, 2.7, 2.8 and 2.9 hereof.

     SECTION 2.3 -- Cancellation of Treasury Shares and of Outstanding Holdings Common Stock. (a) At the Effective Time, each share of EXCEL Common Stock held in the treasury of EXCEL immediately prior to the Effective Time, and each share of Telco Common Stock held in the treasury of Telco immediately prior to the Effective Time, shall be canceled and retired and no shares of stock or other securities of Holdings or either of the Surviving Corporations shall be issuable, and no payment or other consideration shall be made, with respect thereto.

     (b) At the Effective Time, the shares of Holdings Common Stock held by EXCEL shall be canceled and retired and no shares of stock or other securities of Holdings or any other corporation shall be issuable, and no payment or other consideration shall be made, with respect thereto.

     SECTION 2.4 -- Conversion of Common Stock of the Merged Corporations into Common Stock of the Surviving Corporations. (a) At the Effective Time, each share of common stock of E-Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of Holdings, forthwith cease to exist and be converted into 1,000 validly issued, fully paid and nonassessable shares of common stock of EXCEL, as one of the Surviving Corporations (or such greater number as EXCEL shall determine prior to the Effective Time). Immediately after the Effective Time and upon surrender by Holdings of the certificate representing the shares of the common stock of E-Sub, EXCEL as one of the Surviving Corporations shall deliver to Holdings an appropriate certificate or certificates representing the common stock of EXCEL created by conversion of the common stock of E-Sub owned by Holdings as aforesaid.

     (b) At the Effective Time, each share of common stock of T-Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall, without any action on the part of Holdings, forthwith cease to exist and be converted into such number of validly issued, fully paid and nonassessable shares of common stock of Telco, as one of the Surviving Corporations, equal to the number of issued and outstanding shares of Telco Common Stock immediately prior to the Effective Time (or such lesser number as EXCEL shall determine prior to the Effective Time) divided by the number of issued and outstanding shares of T-Sub. Immediately after the Effective Time and upon surrender by Holdings of the certificate representing the shares of the common stock of T-Sub, Telco as one of the Surviving Corporations shall deliver to Holdings an appropriate certificate or certificates representing the common stock of Telco created by conversion of the common stock of T-Sub owned by Holdings as aforesaid.

     SECTION 2.5 -- Exchange of Shares Other Than Treasury Shares. Subject to the terms and conditions hereof, at or prior to the Effective Time, Holdings shall appoint an exchange agent to effect the exchange of Shares for Holdings Common Stock and the Cash Consideration in accordance with the provisions of this Article II (the "Exchange Agent"). From time to time after the Effective Time, Holdings shall deposit, or cause to be deposited, (i) certificates representing Holdings Common Stock for conversion of Shares in accordance with the provisions of Section 2.2 hereof and (ii) cash in the amount required to pay the Cash Consideration (such cash and such certificates, together with any dividends or distributions with respect thereto, being herein referred to collectively as the "Exchange Fund"). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, each holder of a certificate or certificates theretofore representing Shares may surrender the same to the Exchange Agent, and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to Holdings. Such holder shall be entitled upon such surrender to receive in exchange therefor (a) a certificate or certificates representing the number of full shares of Holdings Common Stock into which the Shares theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of Section 2.2 hereof, together with a cash payment in lieu of fractional shares, if any, in accordance with Section
2.7 hereof, and (b) in the case of the surrender of Telco Shares, cash in the amount of the Cash Consideration. All such shares of Holdings Common Stock issued in accordance with the immediately preceding sentence shall be deemed to have been issued at the Effective Time. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Time, represented issued and outstanding Shares shall be deemed for all corporate purposes of the Parties, other than the payment of dividends and other distributions, if any, to represent the right to receive the EXCEL Merger Consideration or the Telco Merger Consideration, as the case may be. Unless and until any such certificate theretofore representing Shares is so surrendered, no dividend or other distribution, if any, payable to the holders of record of Holdings Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Upon the surrender of any such certificate theretofore representing Shares, however, the record holder of the certificate or certificates representing shares of Holdings Common Stock issued in exchange therefor shall receive from the Exchange Agent or from Holdings, as the case may be, payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable with respect to such number of shares of Holdings Common Stock ("Pre-Surrender Dividends"). No interest shall be payable with respect to the payment of Pre-Surrender Dividends, Cash Consideration or cash in lieu of fractional shares, upon the surrender of certificates theretofore representing Shares. After the appointment of the Exchange Agent shall have been terminated, such holders of Holdings Common Stock that have not received payment of Pre-Surrender Dividends, Cash Consideration or cash in lieu of fractional shares, shall look only to Holdings for payment thereof. Notwithstanding the foregoing provisions of this Section 2.5, neither the Exchange Agent nor any Party shall be liable to a holder of Shares for any Holdings Common Stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law or to a transferee pursuant to
Section 2.6 hereof.

     SECTION 2.6 -- Transfer Books. The stock transfer books of EXCEL with respect to the EXCEL Shares and the stock transfer books of Telco with respect to the Telco Shares shall each be closed at the Effective Time and no transfer of any Shares will thereafter be recorded on any of such stock transfer books. In the event of a transfer of ownership of Shares that is not registered in the stock transfer records of EXCEL or Telco, as the case may be, at the Effective Time, cash and/or a certificate or certificates representing the number of full shares of Holdings Common Stock into which such Shares shall have been converted in accordance with Section 2.2 hereof shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with
Section 2.7 hereof, and a cash payment in the amount of Pre-Surrender Dividends, if any, in accordance with Section 2.5 hereof, if the certificate or certificates representing such Shares is or are surrendered as provided in
Section 2.5 hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

     SECTION 2.7 -- No Fractional Share Certificates. (a) No scrip or fractional share certificate for Holdings Common Stock will be issued upon the surrender for exchange of certificates evidencing Shares, and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Holdings or of either of the Surviving Corporations with respect to such fractional share interest.

     (b) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Holdings Common Stock to be issued and delivered to the Exchange Agent pursuant to
Section 2.5 hereof over (ii) the aggregate number of full shares of Holdings Common Stock to be distributed to holders of Telco Common Stock pursuant to
Section 2.5 hereof (such excess being herein called the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of Telco Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in subsection (c) of this Section 2.7.

     (c) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the proceeds of such sale or sales have been distributed to the holders of Telco Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of Telco Common Stock (the "Common Shares Trust"). Holdings shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of Telco Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction the numerator of which is the amount of fractional share interests to which such holder of Telco Common Stock is entitled (after taking into account all shares of Telco Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Telco Common Stock are entitled.

     (d) Notwithstanding the provisions of subsections (b) and (c) of this
Section 2.7, Holdings may elect at any time prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments contemplated in such subsections, to pay to the Exchange Agent an amount sufficient for the Exchange Agent to pay each holder of Telco Common Stock an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Telco Common Stock held at the Effective Time by such holder) by (ii) the closing price for a share of Holdings Common Stock on the NYSE Composite Transaction Tape on the first business day immediately following the Effective Time, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this subsection
(d). In such event, Excess Shares shall not be issued or otherwise transferred to the Exchange Agent pursuant to Section 2.5 hereof.

     (e) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Telco Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required tax withholding, to such holders, subject to and in accordance with the terms of Section 2.5 hereof.

     (f) Any portion of the Exchange Fund and the Common Shares Trust which remains undistributed for six months after the Effective Time shall be delivered to Holdings, upon demand, and any holders of EXCEL Common Stock or Telco Common Stock who have not theretofore complied with the provisions of this Article II shall thereafter look only to Holdings for satisfaction of their claims for the Cash Consideration, Holdings Common Stock or any cash in lieu of fractional shares of Holdings Common Stock and any Pre-Surrender Dividends.

     (g) None of Holdings, EXCEL or Telco shall be liable to any holder of Shares or Holdings Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund or Common Shares Trust delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     SECTION 2.8 -- Options to Purchase Company Common Stock. (a) Except as otherwise provided in the Telco Shareholders Agreement, at the Effective Time, each option granted by EXCEL to purchase shares of EXCEL Common Stock, or by Telco to purchase shares of Telco Common Stock, which is outstanding and unexercised immediately prior to the Effective Time (collectively, "Options"), shall be assumed by Holdings and converted into an option (a "Holdings Option") to purchase shares of Holdings Common Stock in such amount and at such exercise price as provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time:

          (i) the number of shares of Holdings Common Stock to be subject to the Holdings Option shall be equal to the product of (x) the number of shares of EXCEL Common Stock or Telco Common Stock subject to the original Option and (y) the EXCEL Exchange Ratio (if the original Option related to EXCEL Common Stock) or the Telco Adjusted Exchange Ratio (as defined in Section
     10.4 hereof) (if the original Option related to Telco Common Stock), respectively;

          (ii) the exercise price per share of Holdings Common Stock under the Holdings Option shall be equal to (x) the exercise price per share of the EXCEL Common Stock or Telco Common Stock under the original Option divided by (y) the EXCEL Exchange Ratio (if the original Option related to EXCEL Common Stock) or the Telco Adjusted Exchange Ratio (if the original Option related to Telco Common Stock); and

          (iii) upon each exercise of Holdings Options by a holder thereof, the aggregate number of shares of Holdings Common Stock deliverable upon such exercise shall be rounded down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

The adjustments provided herein with respect to any Options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

     (b) Holdings shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Holdings Common Stock for delivery upon exercise of Holdings Options in accordance with this Section 2.8. As soon as practicable (and in no event later than 30 days) after the Effective Time, Holdings shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Holdings Common Stock subject to the Holdings Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Holdings Options remain outstanding.

     SECTION 2.9 -- Certain Adjustments. Without limiting any other provision of this Agreement, if, between the date of this Agreement and the Effective Time, the outstanding shares of EXCEL Common Stock or of Telco Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the exchange ratio established pursuant to the provisions of Section 2.2 hereof shall be adjusted accordingly to provide to the holders of EXCEL Common Stock and Telco Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

                                  ARTICLE III

                      CERTAIN MATTERS RELATED TO HOLDINGS

     SECTION 3.1 -- Certificate of Incorporation of Holdings. Immediately prior to the Effective Time, EXCEL shall cause the Certificate of Incorporation of Holdings to be amended and restated to read as set forth in Appendix I hereto.

     SECTION 3.2 -- Corporate Identity. EXCEL and Telco agree that prior to or at the Effective Time, the corporate name of Holdings shall be changed to "EXCEL Communications, Inc."

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF TELCO

     Telco hereby represents and warrants to EXCEL and Holdings as follows:

     SECTION 4.1 -- Organization and Qualification; Subsidiaries. Each of Telco and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Telco and its Subsidiaries has the requisite corporate power and authority and any necessary governmental authority, franchise, license or permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on Telco. Telco's Subsidiaries are listed on Schedule 4.1 hereto.

     SECTION 4.2 -- Certificate of Incorporation and Bylaws. Telco has heretofore furnished, or otherwise made available, to EXCEL a complete and correct copy of the Articles or Certificate of Incorporation and the Bylaws (or comparable governing documents), each as amended to the date hereof, of Telco and each of its Subsidiaries. Such Articles or Certificates of Incorporation and Bylaws (or comparable governing documents) are in full force and effect. Neither Telco nor any of its Subsidiaries is in violation of any of the provisions of its respective Articles of Incorporation or its Bylaws (or comparable governing documents).

     SECTION 4.3 -- Capitalization. (a) The authorized capital stock of Telco consists of (i) 15,000,000 shares of preferred stock, no par value, none of which are outstanding and none of which are reserved for issuance and (ii) 150,000,000 shares of Telco Common Stock, of which, as of May 31, 1997, 33,130,942 shares were issued and outstanding and 3,608,933 shares were issuable upon the exercise of options outstanding under the Telco option plans listed on
Schedule 4.3 hereto. Since May 31, 1997, no shares of Telco Common Stock have been issued, except upon the exercise of options described in the immediately preceding sentence. Except as set forth on Schedule 4.3, there are no outstanding Telco Equity Rights. For purposes of this Agreement, "Telco Equity Rights" shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Telco or any of Telco's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of Telco. Schedule 4.3 sets forth a complete and accurate list with respect to all outstanding Telco Equity Rights of the holder thereof, the date of grant, the number of shares for which each such Telco Equity Right is exercisable, the respective dates upon which each such Telco Equity Right vests, becomes exercisable and expires, and the exercise price of each such Telco Equity Right.

     (b) There are no outstanding obligations of Telco or any of Telco's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Telco.

     (c) All of the issued and outstanding shares of Telco Common Stock are validly issued, fully paid and nonassessable.

     (d) All of the outstanding capital stock of each of Telco's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and, except as set forth on Schedule 4.3, is owned by Telco free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances. Except as set forth on Schedule 4.3, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Telco or any of Telco's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of any of Telco's Subsidiaries, or any securities convertible into or exercisable for shares of the capital stock of any of Telco's Subsidiaries, whether or not presently issued or outstanding and there are no outstanding obligations of Telco or any of Telco's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any of Telco's Subsidiaries. Except for equity interests disclosed on Schedule 4.3 hereto and Subsidiaries listed on Schedule 4.1 hereto, Telco does not directly or indirectly own any equity interest in any other person. Each of Telco's Subsidiaries is a wholly-owned Subsidiary.

     (e) Except as disclosed on Schedule 4.3 hereto, there are no stockholder agreements, voting trusts or other agreements or understandings to which Telco is a party or to which it is bound relating to the voting or registration of any shares of capital stock of Telco. Telco has not taken any action that would result in, nor is Telco a party to any agreement, arrangement or understanding not disclosed on Schedule 4.3 hereto that would result in, any Options to purchase Telco Common Stock that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 4.4 -- Authority Relative to this Agreement. Telco has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval of the Merger to which it is a party, to carry out its obligations hereunder. The execution and delivery of this Agreement by Telco and the consummation by Telco of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Telco, subject to the approval of this Agreement by Telco's stockholders. This Agreement has been duly executed and delivered by Telco and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of Telco, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (the "Bankruptcy Exception").

     SECTION 4.5 -- No Conflict; Required Filings and Consents. (a) Except as listed on Schedule 4.5 hereto, the execution and delivery of this Agreement by Telco do not, and the performance of this Agreement by Telco will not, (i) violate or conflict with the Articles of Incorporation or Bylaws of Telco, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to Telco or any of its Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Articles or Certificate of Incorporation or Bylaws (or comparable governing documents) of any of Telco's Subsidiaries or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Telco or any of its Subsidiaries pursuant to, result in the loss of any material benefit under, or require the consent of any other party to, any contract, instrument, permit, license or franchise to which Telco or any of its Subsidiaries is a party or by which Telco, any of such Subsidiaries or any of their respective property is bound or affected, except, in the case of clauses (ii), (iii) or (iv) above, for conflicts, violations, breaches, defaults, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on Telco.

     (b) Except as listed on Schedule 4.5 and except for applicable requirements, if any, of the Exchange Act (as defined on Section 10.4 hereof), the premerger notification requirements of the HSR Act, filing and recordation of appropriate merger or other documents as required by Virginia Law and any filings required pursuant to any state securities or "blue sky" laws or the rules of any applicable stock exchanges, neither Telco nor any of its Subsidiaries is required to submit any notice, report or other filing with any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any governmental or regulatory authority, domestic or foreign, is required to be obtained by Telco or any of its Subsidiaries in connection with its execution, delivery or performance of this Agreement.

     SECTION 4.6 -- SEC Filings; Financial Statements. (a) Telco has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission ("SEC") since August 9, 1996, and has heretofore delivered or made available to EXCEL, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) all proxy statements relating to Telco's meetings of stockholders (whether annual or special) held since August 9, 1996, (iii) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, and
(iv) all other reports or registration statements filed by Telco with the SEC since August 9, 1996 (collectively, the "Telco SEC Reports"). The Telco SEC Reports (i) were prepared substantially in accordance with the requirements of the 1933 Act (as defined in Section 10.4 hereof), or the Exchange Act as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The financial statements, including all related notes and schedules, contained in the Telco SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Telco and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of Telco and its Subsidiaries for the periods indicated in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject, in the case of interim financial statements, to normal year-end adjustments.

     (c) Telco has heretofore made available to EXCEL a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by Telco with the SEC pursuant to the Exchange Act.

     SECTION 4.7 -- No Undisclosed Liabilities; Absence of Certain Changes or Events. Except as and to the extent publicly disclosed by Telco in the Telco SEC Reports filed prior to the date of this Agreement, as of December 31, 1996, none of Telco or its Subsidiaries had any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of Telco (including the notes thereto) as of such date or which could reasonably be expected to have a Material Adverse Effect on Telco. Except as disclosed on
Schedule 4.7 hereto, since December 31, 1996, Telco and its Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, and there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of Telco or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on Telco, and Telco and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

     SECTION 4.8 -- Litigation. Except as disclosed in Schedule 4.8 hereto, there are no claims, actions, suits, proceedings or, to Telco's knowledge, investigations pending or, to Telco's knowledge, threatened against Telco or any of its Subsidiaries, or any properties or rights of Telco or any of its Subsidiaries, before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, (a) as of the date hereof, as to which there is more than a remote possibility of an adverse judgment or determination against Telco or any of its Subsidiaries or any properties or rights of Telco or any of its Subsidiaries in excess of $1 million or which otherwise could have a Material Adverse Effect on Telco, (b) as of the date hereof, which questions the validity of this Agreement or any action to be taken by Telco in connection with the consummation of the transactions contemplated by this Agreement or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement, or (c) as to which there is reasonably likely to be an adverse judgment or determination against Telco or any of its Subsidiaries or any properties or rights of Telco or any of its Subsidiaries in excess of $10 million or which otherwise could reasonably be expected to have a Material Adverse Effect on Telco.

     SECTION 4.9 -- No Violation of Law; Permits. The business of Telco and its Subsidiaries is not being conducted in violation of any statute, law, ordinance, regulation, judgment, order or decree of any domestic or foreign governmental or judicial entity (including any stock exchange or other self-regulatory body) ("Legal Requirements"), or in violation of any permits, franchises, licenses, approvals, tariffs and other authorizations or consents that are granted by any domestic or foreign government or judicial entity (including any stock exchange or other self-regulatory body) ("Permits"), except for possible violations of Legal Requirements or Permits none of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Telco. Telco and its Subsidiaries have all Permits that are required in connection with the operation of their businesses (collectively, "Required Permits"), and no proceedings are pending or, to the knowledge of Telco, threatened to revoke or limit any Required Permit, except, in each case, those the absence or violation of which do not and will not have a Material Adverse Effect on Telco. Except as set forth on Schedule 4.9 hereto, (a) to Telco's knowledge, no investigation or review by any domestic or foreign governmental or regulatory entity (including any stock exchange or other self-regulatory body) with respect to Telco or its Subsidiaries in relation to any alleged violation of law or regulation is pending or threatened, and (b) no governmental or regulatory entity (including any stock exchange or other self-regulatory body) has notified Telco of its intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Telco. Except as set forth on Schedule 4.9 hereto, neither Telco nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any court, governmental entity or regulatory agency that materially restricts the conduct of its business or which could reasonably be expected to have a Material Adverse Effect on Telco, or would prevent or delay the consummation of the transactions contemplated by this Agreement, nor has Telco or any of its Subsidiaries been advised that any court, governmental entity or regulatory agency is considering issuing or requesting any of the foregoing. Telco and each of its Subsidiaries and affiliates has complied with all material federal and state regulatory reporting requirements necessary for the lawful provision of the telecommunications services currently offered by Telco or such Subsidiary or affiliate.

     SECTION 4.10 -- Registration Statement; Joint Proxy Statement. None of the information supplied or to be supplied by or on behalf of Telco for inclusion or incorporation by reference in the registration statement to be filed with the SEC by Holdings in connection with the issuance of shares of Holdings Common Stock in the Mergers (the "Registration Statement") will, at the time the Registration Statement becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Telco for inclusion or incorporation by reference in the joint proxy statement, in definitive form, relating to the meetings of Telco and EXCEL stockholders to be held in connection with the Mergers, or in the related proxy and notice of meeting, or soliciting material used in connection therewith (referred to herein collectively as the "Joint Proxy Statement") will, at the dates mailed to stockholders and at the times of the Telco stockholders' meeting and the EXCEL stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Telco, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Registration Statement or the Joint Proxy Statement, Telco shall promptly so advise EXCEL and such event shall be so described, and such amendment or supplement (which EXCEL shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Telco. The Registration Statement and the Joint Proxy Statement (except for information relating to EXCEL) will comply as to form in all material respects with the provisions of the 1933 Act and the Exchange Act and the rules and regulations promulgated thereunder.

     SECTION 4.11 -- Employee Matters; ERISA. (a) Set forth on Schedule 4.11 hereto is a true and complete list of all employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), all deferred compensation, bonus or other incentive compensation, stock options, restricted stock, stock purchase or other equity-based, severance or change in control, salary continuation, tuition assistance, disability, leave of absence plans, policies or agreements, and all employment, consulting, management or other individual compensation agreements with respect to any current or former employee (other than employees in Telco's commercial sales division who are not otherwise executive officers of Telco) whose annual compensation exceeds $75,000, officer or director of Telco or any of its Subsidiaries, which in each case Telco or any of its Subsidiaries has any obligation or liability, contingent or otherwise (collectively, the "Telco Benefit Plans").

     (b) All contributions and other payments required to be made by Telco or any of its Subsidiaries to or under any Telco Benefit Plan (or to any person pursuant to the terms thereof) have been timely made, except for failures that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Telco. No Telco Benefit Plan is subject to Section 412 of the Code.

     (c) Each of the Telco Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service (the "IRS") to be so qualified, and, to Telco's knowledge, no circumstances exist that could reasonably be expected by Telco to result in the revocation of any such determination. Telco is in compliance with, and each of the Telco Benefit Plans is and has been operated in compliance with, all applicable Legal Requirements governing such plan, including, without limitation, ERISA and the Code, except for such non-compliance which individually or in the aggregate would not have a Material Adverse Effect on Telco.

     (d) Telco has made available to EXCEL with respect to each Telco Benefit Plan a true, correct and complete copy of each of the following documents where applicable (i) such plan and summary plan description, (ii) the most recent annual report filed with the IRS, (iii) each related trust agreement, (iv) the most recent determination of the IRS with respect to the qualification under any provision of the Code and (v) the most recent actuarial report or valuation.

     (e) Except as set forth on Schedule 4.11 hereto, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from Telco or any of its Subsidiaries to any current or former officer, employee, former employee or director thereof, or to any other person for the benefit of any such officer, employee or director, or (ii) acceleration, vesting or establishment of any benefit under any Telco Benefit Plan, or (iii) disqualification of any of the Telco Benefit Plans intended to be qualified under, result in a prohibited transaction or breach of fiduciary duty under, or otherwise violate, ERISA or the Code.

     (f) Neither Telco nor any of its Subsidiaries has incurred, and none of such entities reasonably expects to incur, any material liability to the PBGC (other than premiums which are not overdue) or pursuant to Title IV of ERISA with respect to any Telco Benefit Plan. Neither Telco nor any of its Subsidiaries is an employer with respect to, and neither has incurred or reasonably expects to incur, any withdrawal liability with respect to, any "multiemployer plan" (as defined in Section 3(37) of ERISA).

     (g) There are no pending or, to Telco's knowledge, threatened actions, claims or proceedings against any Telco Benefit Plan or its assets, plan sponsor, plan administrator or fiduciaries with respect to the operation of such plan (other than routine benefit claims) which, if determined adversely to Telco, individually or in the aggregate would have a Material Adverse Effect on Telco.

     SECTION 4.12 -- Labor Matters. Except as disclosed on Schedule 4.12 hereto, neither Telco nor any of its Subsidiaries is party to any collective bargaining agreement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by Telco or any of its Subsidiaries as an exclusive bargaining representative for employees of Telco or any of its Subsidiaries. Except as disclosed on Schedule 4.12 hereto, there is no current union representation question involving employees of Telco or any of Telco's Subsidiaries, nor does Telco have knowledge of any significant activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Neither Telco nor any of its Subsidiaries has made any commitment not in collective bargaining agreements listed on
Schedule 4.12 hereto that would require the application of the terms of any collective bargaining agreements entered into by Telco or any of its Subsidiaries to EXCEL, Holdings, or any Subsidiary or joint venture of either EXCEL or Holdings. Except as disclosed on Schedule 4.12 hereto, (i) there is no material active arbitration under any collective bargaining agreement involving Telco or any of its Subsidiaries, (ii) there is no material unfair labor practice, grievance, employment discrimination or other labor or employment related charge, complaint or claim against Telco or any of its Subsidiaries pending before any court, arbitrator, mediator or governmental agency or tribunal, or threatened, (iii) there is no material strike, picketing or work stoppage by, or any lockout of, employees of Telco or any of its Subsidiaries pending or, to Telco's knowledge, threatened, against or involving Telco or any of its Subsidiaries, (iv) there is no significant active arbitration under any collective bargaining agreement involving Telco or any of its Subsidiaries regarding the employer's right to move work from one location or entity to another, or to consolidate work locations, or involving other similar restrictions on business operations, and (v) there is no material proceeding, claim, suit, action or, to Telco's knowledge, governmental investigation pending or, to Telco's knowledge, threatened, in respect of which any director, officer, employee or agent of Telco or any of its Subsidiaries is or may be entitled to claim indemnification from Telco or such Telco Subsidiary pursuant to their respective charters or bylaws or as provided in the indemnification agreements, if any, listed on Schedule 4.12 hereto. For purposes of this Section 4.12, "material" refers to any liability which could reasonably be expected to exceed $1 million. A true, correct and complete copy has been made available to EXCEL of each current or last, in the case where there is no current, expired collective bargaining agreement to which Telco or any of its Subsidiaries is a part or under which Telco or any of its Subsidiaries has obligations.

     SECTION 4.13 -- Environmental Matters. Except as set forth on Schedule 4.13 hereto:

          (a) Telco and each of its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws (as defined below) and neither Telco nor any of its Subsidiaries has received any written or oral communication from any person or governmental authority that alleges that Telco or any of its Subsidiaries is not in compliance with applicable Environmental Laws.

          (b) Telco and each of its Subsidiaries has obtained or has applied for all material environmental, health and safety permits, licenses, variances, approvals and authorizations (collectively, the "Environmental Permits") necessary for the construction of their facilities or the conduct of their operations, and all such material Environmental Permits are effective or, where applicable, a renewal application has been timely filed and is pending agency approval, and Telco and its Subsidiaries are in material

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

     compliance with all terms and conditions of such Environmental Permits. There are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that may materially interfere with, or prevent, future continued material compliance on the part of Telco or any of its Subsidiaries with such Environmental Permits. Neither Telco nor any of its Subsidiaries has knowledge of matters or conditions that would preclude reissuance or transfer of any such Environmental Permit, including amendment of such instrument, to Holdings or one of its Subsidiaries, where such action is necessary to maintain material compliance with Environmental Laws.

          (c) To Telco's knowledge, there is no currently existing requirement to be imposed in the future by any Environmental Law or Environmental Permit which could reasonably be expected to result in the incurrence of a material cost by Telco or any of its Subsidiaries.

          (d) There is no material Environmental Claim (as defined below) pending or, to Telco's knowledge, threatened (i) against Telco or any of its Subsidiaries, (ii) against any person whose liability for any Environmental Claim Telco or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (iii) against any real or personal property or operations which Telco or any of its Subsidiaries owns, leases or manages, in whole or in part.

          (e) There have been no Releases (as defined below) of any Hazardous Material (as defined below) that would be reasonably likely to form the basis of any material Environmental Claim against Telco or any of its Subsidiaries, or against any person whose liability for any material Environmental Claim Telco or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

          (f) With respect to any predecessor of Telco or any of its Subsidiaries, there is no material Environmental Claim pending or, to Telco's knowledge, threatened, or any Release of Hazardous Materials that would be reasonably likely to form the basis of any material Environmental Claim against Telco or any of its Subsidiaries.

          (g) Telco has disclosed to EXCEL all material facts which Telco reasonably believes form the basis of a material current or future cost relating to any environmental matter affecting Telco and its Subsidiaries.

          (h) Neither Telco nor any of its Subsidiaries, nor, to Telco's knowledge, any owner of premises leased or operated by Telco or any of its Subsidiaries, has filed any notice with respect to such premises under federal, state, local or foreign law indicating past or present treatment, storage or disposal of Hazardous Materials, as regulated under 40 C.F.R. Parts 264-267 or any state, local or foreign equivalent or is engaging or has engaged in business operations involving the generation, transportation, treatment, recycle or disposal of any waste (excluding low level radioactive tubes from central office equipment or typical smoke and fire alarm components) regulated under Environmental Laws pertaining to radioactive materials or the nuclear power industry, including, without limitation, requirements of Volume 10 of the Code of Federal Regulations.

          (i) None of the properties owned, leased or operated by Telco, its Subsidiaries or any predecessor thereof are now, or were in the past, listed on the National Priorities List of Superfund Sites (the "NPL"), the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS"), or any other comparable state or local environmental database (excluding easements that transgress such Superfund or CERCLIS sites).

          (j) The Telco Merger will not require any governmental approvals under the Environmental Laws, including those that are triggered by sales or transfers of businesses or real property.

     For purposes of this Section 4.13:

          (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person (including any federal, state, local or foreign governmental authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from
     (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by Telco or any of its Subsidiaries (including but not limited to obligations to clean up contamination resulting from leaking underground storage tanks); or (B) circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

          (ii) "Environmental Laws" means all applicable foreign, federal, state and local laws (including the common law), rules, requirements and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to management of asbestos in buildings.

          (iii) "Hazardous Materials" means (A) any petroleum or any by-products or fractions thereof, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, any form of natural gas, explosives, and polychlorinated biphenyls ("PCBs"); (B) any chemicals, materials or substances, whether waste materials, raw materials or finished products, which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "contaminants," or words of similar import under any Environmental Law; and (C) any other chemical, material or substance, whether waste materials, raw materials or finished products, regulated or forming the basis of liability under any Environmental Law.

          (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including without limitation ambient air, atmosphere, soil, surface water, groundwater or property).

     SECTION 4.14 -- Board Action; Vote Required; Applicability of Article 14.
(a) The Board of Directors of Telco has unanimously determined that the transactions contemplated by this Agreement are in the best interests of Telco and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof.

     (b) The approval of the Merger of T-Sub into Telco by a majority of the votes entitled to be cast by all holders of Telco Common Stock (the "Telco Stockholders' Approval") is the only vote of the holders of any class or series of the capital stock of Telco required to approve this Agreement, the Mergers and the other transactions contemplated hereby.

     (c) Neither the provisions of Article 14 of Virginia Law (assuming the accuracy of the representations contained in Section 5.13 hereof (without giving effect to the knowledge qualification therein)), nor of any other state takeover statute or similar statute or regulation applies or purports to apply to the Telco Merger, this Agreement or any of the transactions contemplated hereby.

     SECTION 4.15 -- Opinion of Financial Advisor. Telco has received the written opinion, a copy of which has been provided to EXCEL, of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") on the date hereof, to the effect that, as of the date hereof, the Telco Merger Consideration is fair from a financial point of view to the holders of Telco Common Stock.

     SECTION 4.16 -- Brokers. Except for DLJ (the arrangements with which have been disclosed to EXCEL prior to the date hereof), which has been engaged by Telco, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Telco or any of its Subsidiaries.

     SECTION 4.17 -- Tax Matters. Except as set forth on Schedule 4.17 hereto:

          (a) Telco and its Subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which Telco or any Subsidiary is or has been a member, has timely filed all federal and all material state, local, foreign, income and franchise Tax Returns (as defined below), and all other material Tax Returns required to be filed by them. All such Tax Returns are true and correct in all material respects. Except to the extent adequately reserved for in accordance with GAAP, all material Taxes due and payable by Telco and its Subsidiaries have been timely paid in full. The most recent consolidated financial statements contained in the Telco SEC Reports reflect an adequate reserve in accordance with GAAP for all Taxes payable by Telco and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

          (b) No material deficiencies for any Taxes have been proposed, asserted or assessed against Telco or any of its Subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of Telco and its Subsidiaries, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority. No material issues relating to Taxes have been raised in writing by any governmental authority during any presently pending audit or examination.

          (c) There are no material liens or encumbrances for Taxes on any of the assets of Telco or its Subsidiaries (other than for current taxes not yet due and payable).

          (d) Telco and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

          (e) None of Telco or its Subsidiaries has filed a consent under
     Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

          (f) None of Telco or its Subsidiaries has made any payments, nor is any of them obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that would not be deductible by reason of Sections 280G or 162(m) of the Code.

          (g) None of Telco or its Subsidiaries is a party to any tax allocation agreement, tax sharing agreement, tax indemnity agreement or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

          (h) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any federal income or material state, local or foreign Taxes or Tax Returns of Telco or its Subsidiaries and neither Telco nor any of its Subsidiaries has received a written notice of any pending audit or proceeding, in any such case involving a material issue with respect to Taxes.

          (i) Neither Telco nor any of its Subsidiaries has agreed to or is required to make any material adjustment under Section 481(a) of the Code.

          (j) No property owned by Telco or any of its Subsidiaries (i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code; or (iii) is tax exempt bond financed property within the meaning of Section 168(g) of the Code.

          (k) For purpose of the Merger Agreement, (A) the terms "Tax" or "Taxes" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any transferee liability in respect of Taxes, any liability in respect of Taxes imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement and (B) the term "Tax Return" shall mean any report, return, document, declaration or any other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns, any document with respect to or accompanying payments or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

     SECTION 4.18 -- Intellectual Property. Telco and its Subsidiaries own or possess all necessary licenses or other valid rights to use all material computer software and firmware, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, brand names, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of Telco and its Subsidiaries as currently conducted or as contemplated to be conducted, and, to the knowledge of Telco, except as described on Schedule 4.18 hereto, as of the date hereof, there has been no assertion or claim challenging the ownership or validity of any of the foregoing. Except as disclosed on Schedule 4.18 hereto, the conduct of the business of Telco and its Subsidiaries as currently conducted does not, in any material respect, conflict with or infringe any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark, copyright or any other intellectual property right of any third party. To the knowledge of Telco, except as described on Schedule 4.18 hereto, there are no infringements of any proprietary rights owned by or licensed by or to Telco or any of its Subsidiaries.

     SECTION 4.19 -- Insurance. Except as set forth on Schedule 4.19 hereto, each of Telco and each of its Subsidiaries is, and has been continuously since January 1, 1996 (or such later date as such Subsidiary was organized or acquired by Telco), insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Telco and its Subsidiaries during such time period. Except as set forth on such Schedule 4.19, since January 1, 1996 neither Telco nor any of its Subsidiaries has received notice of cancellation or termination with respect to any material insurance policy of Telco or its Subsidiaries. The insurance policies of Telco and its Subsidiaries are valid and enforceable policies.

     SECTION 4.20 -- Ownership of Securities. As of the date hereof, none of Telco or any of its affiliates or associates (as such terms are defined under the Exchange Act), (a)(i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of EXCEL, which in the aggregate represent 10% or more of the outstanding shares of EXCEL Common Stock, or (b) is an "interested stockholder" of EXCEL within the meaning of Section 203 of the Delaware Law. Except as set forth on
Schedule 4.20 hereto, neither Telco nor any of its Subsidiaries owns any shares of EXCEL Common Stock.

     SECTION 4.21 -- Certain Contracts. (a) Telco has delivered or otherwise made available to EXCEL true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which Telco is a party affecting the obligations of any party thereunder) to which Telco or any of its Subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of Telco and its Subsidiaries taken as a whole, including, without limitation, all: (i) employment, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any contract to which Telco is a party involving employees of Telco); (ii) contracts granting a right of first refusal or first negotiation; (iii) partnership or joint venture agreements; (iv) agreements for the acquisition, sale or lease of material properties or assets of Telco (by merger, purchase or sale of assets or stock or otherwise); (v) contracts or agreements with any governmental entity; (vi) contracts relating to telecommunications facilities and/or with facilities-based carriers; (vii) contracts or arrangements limiting or restraining Holdings, Telco, any of Telco's Subsidiaries or any successor thereto from engaging or competing in any business; and (viii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 6.1 hereof, the "Telco Contracts").

     (b) Except as set forth on Schedule 4.21(b):

          (i) There is no default under any Telco Contract either by Telco or any of its Subsidiaries or, to the knowledge of Telco, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Telco or any of its Subsidiaries or, to the knowledge of Telco, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on Telco.

          (ii) No party to any such Telco Contract has given notice to Telco of or made a claim against Telco with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on Telco.

     (c) Set forth on Schedule 4.21(c) hereto is a list of each material contract, agreement or arrangement to which Telco or any of its Subsidiaries is a party or may be bound and under the terms of which any of the rights or obligations of a party thereto will be modified or altered (including, without limitation, any acceleration of rights or obligations thereunder pursuant to the terms of any such contract, agreement or arrangement) as a result of the transactions contemplated hereby.

     SECTION 4.22 -- Certain Regulatory Matters. (a) Except as disclosed on
Schedule 4.22 hereto and except for billing disputes with customers arising in the ordinary course of business that in the aggregate involve immaterial amounts, there are no proceedings or, to Telco's knowledge, investigations pending or, to Telco's knowledge, threatened, before any domestic or foreign court, administrative, governmental or regulatory body in which any of the following matters are being considered which could reasonably be expected to have a Material Adverse Effect on Telco, nor has Telco or any of its Subsidiaries received written notice or inquiry from any such body, government official, consumer advocacy or similar organization or any private party, indicating that any of such matters should be considered or may become the object of consideration or investigation which could reasonably be expected to have a Material Adverse Effect on Telco: (i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers; or (iv) failure to meet any expense, infrastructure, service quality or other commitments previously made to or imposed by any administrative, governmental or regulatory body.

     (b) Except as disclosed on Schedule 4.22 hereto, neither Telco nor any of its Subsidiaries has any outstanding commitments (and no such obligations have been imposed upon Telco and remain outstanding) regarding (i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers; or (iv) expenses, infrastructure expenditures, service quality or other regulatory requirements, to or by any domestic or foreign court, administrative, governmental or regulatory body, government official, consumer advocacy or similar organization, in each case which could reasonably be expected to have a Material Adverse Effect on Telco.

     (c) Telco has not transferred, sold any interest in, or otherwise diluted its control over, any federal or state regulatory licenses, certificates, approvals or other authorizations under which it operates, and the transfer of such authorizations, subject to regulatory approval, would not violate the terms of any agreement to which Telco is a party or by which Telco is bound, or impinge the rights of any third party.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                      OF EXCEL AND THE MERGER SUBSIDIARIES

     EXCEL and each Merger Subsidiary (as defined below) hereby represent and warrant to Telco as follows:

     SECTION 5.1 -- Organization and Qualification; Subsidiaries. Each of EXCEL and each of Holdings, E-Sub and T-Sub (collectively, the "Merger Subsidiaries" and each individually a "Merger Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of EXCEL and the Merger Subsidiaries has the requisite corporate power and authority and any necessary governmental authority, franchise, license or permit to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failure which, when taken together with all other such failures, would not reasonably be expected to have a Material Adverse Effect on EXCEL.

     SECTION 5.2 -- Certificate of Incorporation and Bylaws. EXCEL has heretofore furnished, or otherwise made available, to Telco a complete and correct copy of the Articles or Certificate of Incorporation and the Bylaws (or comparable governing documents), each as amended to the date hereof, of EXCEL and each of the Merger Subsidiaries. Such Articles or Certificates of Incorporation and Bylaws (or comparable governing documents) are in full force and effect. Neither EXCEL nor any of the Merger Subsidiaries is in violation of any of the provisions of its respective Articles or Certificate of Incorporation or its Bylaws (or comparable governing documents).

     SECTION 5.3 -- Capitalization. (a) The authorized capital stock of EXCEL consists of (i) 10,000,000 shares of Preferred Stock, par value $0.001 per share, none of which are outstanding and none of which are reserved for issuance and (ii) 500,000,000 shares of EXCEL Common Stock, of which, as of May 31, 1997, 108,159,956 shares were issued and outstanding, 1,429,379 shares were held in the treasury of EXCEL and 4,402,540 shares were issuable upon the exercise of options outstanding under the EXCEL option plans listed on Schedule 5.3 hereto. Except as set forth on Schedule 5.3 hereto, (i) from May 31, 1997 through the date hereof, no shares of EXCEL Common Stock have been issued, except upon the exercise of options described in the immediately preceding sentence, and (ii) as of the date hereof, there are no outstanding "EXCEL Equity Rights". For purposes of this Agreement, EXCEL Equity Rights shall mean subscriptions, options, warrants, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from EXCEL or any of EXCEL's Subsidiaries at any time, or upon the happening of any stated event, any shares of the capital stock of EXCEL). Schedule 5.3 hereto sets forth a complete and accurate list with respect to all outstanding EXCEL Equity Rights as of May 31, 1997 of the holder thereof, the date of grant, the number of shares for which each such EXCEL Equity Right is exercisable, the respective dates upon which each such EXCEL Equity Right vests, becomes exercisable and expires, and the exercise price of each such EXCEL Equity Right.

     (b) Except as set forth on Schedule 5.3(b), there are no outstanding obligations of EXCEL or any of EXCEL's Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of EXCEL.

     (c) All of the issued and outstanding shares of EXCEL Common Stock are validly issued, fully paid and nonassessable.

     (d) The authorized capital stock of Holdings consists of 200,000,000 shares of Common Stock, par value $.001 per share, of which 1,000 shares are validly issued and outstanding. All of the issued and outstanding capital stock of Holdings is, and at the Effective Time will be, owned by EXCEL free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances, and there are (i) no other shares of capital stock or other voting securities of Holdings, (ii) no securities of Holdings convertible into or exchangeable for shares of capital stock or other voting securities of Holdings and (iii) no options or other rights to acquire from Holdings, and no obligations of Holdings to issue, any capital stock, other voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Holdings. All of the issued and outstanding capital stock of each of E-Sub and T-Sub is duly authorized, validly issued, fully paid and nonassessable, and is owned by Holdings free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances.

     (e) Except as disclosed on Schedule 5.3 hereto, there are no stockholder agreements, voting trusts or other agreements or understandings to which EXCEL is a party or to which it is bound relating to the voting or registration of any shares of capital stock of EXCEL. EXCEL has not taken any action that would result in any Options to purchase EXCEL Common Stock that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 5.4 -- Authority Relative to this Agreement. Each of EXCEL and each Merger Subsidiary has the necessary corporate power and authority to enter into this Agreement and, subject to obtaining any necessary stockholder approval of the Merger to which it is a party, to carry out its obligations hereunder. The execution and delivery of this Agreement by each of EXCEL and each Merger Subsidiary and the consummation by each such Party of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each such Party, subject to the approval of this Agreement by EXCEL's stockholders. This Agreement has been duly executed and delivered by each of EXCEL and each Merger Subsidiary and, assuming the due authorization, execution and delivery thereof by the other Parties, constitutes a legal, valid and binding obligation of each such Party, enforceable against it in accordance with its terms, subject to the Bankruptcy Exception.

     SECTION 5.5 -- No Conflict; Required Filings and Consents. (a) Except as listed on Schedule 5.5 hereto, the execution and delivery of this Agreement by each of EXCEL and each Merger Subsidiary do not, and the performance of this Agreement by each of EXCEL and each Merger Subsidiary will not, (i) violate or conflict with the Certificate of Incorporation or Bylaws of EXCEL, (ii) conflict with or violate any law, regulation, court order, judgment or decree applicable to EXCEL or any of its Subsidiaries or by which any of their respective property is bound or affected, (iii) violate or conflict with the Articles or Certificate of Incorporation or Bylaws (or comparable governing documents) of any of EXCEL's Subsidiaries, or (iv) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of EXCEL or any of its Subsidiaries pursuant to, result in the loss of any material benefit under, or require the consent of any other party to, any contract, instrument, permit, license or franchise to which EXCEL or any of its Subsidiaries is a party or by which EXCEL, any of such Subsidiaries or any of their respective property is bound or affected except, in the case of clauses (ii), (iii) or (iv) above, for conflicts, violations, breaches, defaults, results or consents which, individually or in the aggregate, would not have a Material Adverse Effect on EXCEL.

     (b) Except as listed on Schedule 5.5 and except for applicable requirements, if any, of the Exchange Act, the premerger notification requirements of the HSR Act, filing and recordation of appropriate merger or other documents as required by Delaware Law or Virginia Law and any filings required pursuant to any state securities or "blue sky" laws or the rules of any applicable stock exchanges, neither EXCEL nor any of its Subsidiaries is required to submit any notice, report or other filing with any governmental authority, domestic or foreign, in connection with the execution, delivery or performance of this Agreement. Except as set forth in the immediately preceding sentence, no waiver, consent, approval or authorization of any governmental or regulatory authority, domestic or foreign, is required to be obtained by EXCEL or any of its Subsidiaries in connection with its execution, delivery or performance of this Agreement.

     SECTION 5.6 -- SEC Filings; Financial Statements. (a) EXCEL has filed all forms, reports and documents required to be filed with the SEC since May 9, 1996, and has heretofore delivered or made available to Telco, in the form filed with the SEC, together with any amendments thereto, its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1996, (ii) all proxy statements relating to EXCEL's meetings of stockholders (whether annual or special) held since May 9, 1996, (iii) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, and (iv) all other reports or registration statements filed by EXCEL with the SEC since May 9, 1996 (collectively, the "EXCEL SEC Reports"). The EXCEL SEC Reports (i) were prepared substantially in accordance with the requirements of the 1933 Act or the Exchange Act, as the case may be, and the rules and regulations promulgated under each of such respective acts, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The financial statements, including all related notes and schedules, contained in the EXCEL SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of EXCEL and its Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of EXCEL and its Subsidiaries for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments.

     (c) EXCEL has heretofore made available to Telco a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by EXCEL with the SEC pursuant to the Exchange Act.

     SECTION 5.7 -- No Undisclosed Liabilities; Absence of Certain Changes or Events. Except as and to the extent publicly disclosed by EXCEL in the EXCEL SEC Reports filed prior to the date of this Agreement, as of December 31, 1996, none of EXCEL or its Subsidiaries had any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would be required by GAAP to be reflected in, reserved against or otherwise described in the consolidated balance sheet of EXCEL (including the notes thereto) as of such date or which could reasonably be expected to have a Material Adverse Effect on EXCEL. Except as disclosed on Schedule 5.7 hereto, since December 31, 1996, there has not been any change, or any event involving a prospective change, in the business, financial condition or results of operations of EXCEL or any of its Subsidiaries which has had, or is reasonably likely to have, a Material Adverse Effect on EXCEL.

     SECTION 5.8 -- No Violation of Law; Permits. The business of EXCEL and its Subsidiaries is not being conducted in violation of any Legal Requirements, or in violation of any Permits, except for possible violations none of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on EXCEL. EXCEL and its Subsidiaries have all Permits that are required in connection with the operation of their businesses (collectively, "EXCEL Required Permits"), and no proceedings are pending or, to the knowledge of EXCEL, threatened to revoke or limit any EXCEL Required Permit, except, in each case, those the absence or violation of which do not and will not have a Material Adverse Effect on EXCEL. Except as set forth on Schedule 5.8 hereto, (a) to EXCEL's knowledge, no investigation or review by any domestic or foreign governmental or regulatory entity (including any stock exchange or other self-regulatory body) with respect to EXCEL or its Subsidiaries in relation to any alleged violation of law or regulation is pending or threatened, and (b) no governmental or regulatory entity (including any stock exchange or other self-regulatory body) has notified EXCEL of its intention to conduct the same, except for such investigations which, if they resulted in adverse findings, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on EXCEL. Except as set forth on Schedule 5.8 hereto, neither EXCEL nor any of its Subsidiaries is subject to any cease and desist or other order, judgment, injunction or decree issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has adopted any board resolutions at the request of, any court, governmental entity or regulatory agency that materially restricts the conduct of its business or which could reasonably be expected to have a Material Adverse Effect on EXCEL, or would prevent or delay the consummation of the transactions contemplated by this Agreement, nor has EXCEL or any of its Subsidiaries been advised that any court, governmental entity or regulatory agency is considering issuing or requesting any of the foregoing. EXCEL and each of its Subsidiaries and affiliates has complied with all material federal and state regulatory reporting requirements necessary for the lawful provision of the telecommunications services currently offered by EXCEL or such Subsidiary or affiliate.

     SECTION 5.9 -- Registration Statement; Joint Proxy Statement. None of the information supplied or to be supplied by or on behalf of EXCEL for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of EXCEL for inclusion or incorporation by reference in the Joint Proxy Statement will, at the dates mailed to stockholders and at the times of the Telco stockholders' meeting and the EXCEL stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to EXCEL, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Registration Statement or the Joint Proxy Statement, EXCEL shall promptly so advise Telco and such event shall be so described, and such amendment or supplement (which Telco shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of EXCEL. The Registration Statement and the Joint Proxy Statement (except for information relating to Telco) will comply as to form in all material respects with the provisions of the 1933 Act and the Exchange Act and the rules and regulations promulgated thereunder.

     SECTION 5.10 -- Board Action; Vote Required. (a) The Board of Directors of EXCEL has unanimously determined that the transactions contemplated by this Agreement are in the best interests of EXCEL and its stockholders and has resolved to recommend to such stockholders that they vote in favor thereof.

     (b) The approval of the Merger of E-Sub into EXCEL by a majority of the votes entitled to be cast by all holders of EXCEL Common Stock (the "EXCEL Stockholders' Approval") is the only vote of the holders of any class or series of the capital stock of EXCEL required to approve this Agreement, the Mergers and the other transactions contemplated hereby.

     SECTION 5.11 -- Opinion of Financial Advisor. EXCEL has received the oral opinion of Lehman Brothers Inc. ("Lehman Brothers") on the date hereof, to the effect that, as of the date hereof, the EXCEL Exchange Ratio is fair from a financial point of view to the stockholders of EXCEL, and the Telco Merger Consideration is fair from a financial point of view to EXCEL, and will, within two business days of the date hereof, have received the written opinion of Lehman Brothers to such effect.

     SECTION 5.12 -- Brokers. Except for Lehman Brothers (the arrangements with which have been disclosed to Telco prior to the date hereof), which has been engaged by EXCEL, no broker, finder or investment banker is entitled to any brokerage, finder's, investment banking or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of EXCEL or any of its Subsidiaries.

     SECTION 5.13 -- Ownership of Securities. As of the date hereof, neither EXCEL nor, to EXCEL's knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a)(i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Telco, which in the aggregate represent 10% or more of the outstanding shares of Telco Common Stock, nor (b) is an "interested shareholder" of Telco within the meaning of Article 14 of Virginia Law. EXCEL owns no shares of Telco Common Stock.

     SECTION 5.14 -- Activities of Merger Subsidiaries. None of the Merger Subsidiaries have conducted any activities other than in connection with the organization thereof, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

     SECTION 5.15 -- Financing. EXCEL has received an executed commitment letter, a copy of which has been delivered to Telco, from Lehman Commercial Paper Inc. to provide, subject to the conditions specified therein, senior loan financing of up to $1,000,000,000 to finance the Mergers, to refinance existing indebtedness of the Parties and for general corporate purposes (the "Financing").

     SECTION 5.16 -- Litigation. Except as disclosed in Schedule 5.16 hereto, there are no claims, actions, suits, proceedings or, to EXCEL's knowledge, investigations pending or, to EXCEL's knowledge, threatened against EXCEL or any of its Subsidiaries, or any properties or rights of EXCEL or any of its Subsidiaries, before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, (a) as of the date hereof, as to which there is more than a remote possibility of an adverse judgment or determination against EXCEL or any of its Subsidiaries or any properties or rights of EXCEL or any of its Subsidiaries in excess of $5 million or which otherwise could have a Material Adverse Effect on EXCEL, (b) as of the date hereof, which questions the validity of this Agreement or any action to be taken by EXCEL in connection with the consummation of the transactions contemplated by this Agreement or could otherwise prevent or delay the consummation of the transactions contemplated by this Agreement, or (c) as to which there is reasonably likely to be an adverse judgment or determination against EXCEL or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect on EXCEL.

     SECTION 5.17 -- Employee Matters; ERISA. (i) All contributions and other payments required to be made by EXCEL or any of its Subsidiaries to or under any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by EXCEL or its Subsidiaries (collectively, the "EXCEL Benefit Plans") (or to any person pursuant to the terms thereof) have been timely made, except for failures that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on EXCEL. No EXCEL Benefit Plan is subject to Section 412 of the Code.

     (ii) Each of the EXCEL Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to EXCEL's knowledge, no circumstances exist that could reasonably be expected by EXCEL to result in the revocation of any such determination. EXCEL is in compliance with, and each of the EXCEL Benefit Plans is and has been operated in compliance with, all applicable Legal Requirements governing such plan, including, without limitation, ERISA and the Code, except for such non-compliance which individually or in the aggregate would not have a Material Adverse Effect on EXCEL.

     (iii) Except as set forth on Schedule 5.17 hereto, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) payment (whether of severance pay or otherwise) becoming due from EXCEL or any of its Subsidiaries to any current or former officer, employee, former employee or director thereof, or to any other person for the benefit of any such officer, employee or director, or (ii) acceleration, vesting or establishment of any benefit under any EXCEL Benefit Plan, or (iii) disqualification of any of the EXCEL Benefit Plans intended to be qualified under, result in a prohibited transaction or breach of fiduciary duty under, or otherwise violate, ERISA or the Code.

     (iv) Neither EXCEL nor any of its Subsidiaries has incurred, and none of such entities reasonably expects to incur, any material liability to the PBGC (other than premiums which are not overdue) or pursuant to Title IV of ERISA with respect to any EXCEL Benefit Plan. Neither EXCEL nor any of its Subsidiaries is an employer with respect to, and neither has incurred or reasonably expects to incur, any withdrawal liability with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA).

     (v) There are no pending or, to EXCEL's knowledge, threatened actions, claims or proceedings against any EXCEL Benefit Plan or its assets, plan sponsor, plan administrator or fiduciaries with respect to the operation of such plan (other than routine benefit claims) which, if determined adversely to EXCEL, individually or in the aggregate would have a Material Adverse Effect on EXCEL.

     SECTION 5.18 -- Tax Matters. Except as set forth on Schedule 5.18 hereto:

          (a) EXCEL and its Subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which EXCEL or any Subsidiary is or has been a member, has timely filed all federal and all material state, local, foreign, income and franchise Tax Returns (as defined below), and all other material Tax Returns required to be filed by them. All such Tax Returns are true and correct in all material respects. Except to the extent adequately reserved for in accordance with GAAP, all material Taxes due and payable by EXCEL and its Subsidiaries have been timely paid in full. The most recent consolidated financial statements contained in the EXCEL SEC Reports reflect an adequate reserve in accordance with GAAP for all Taxes payable by EXCEL and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

          (b) No material deficiencies for any Taxes have been proposed, asserted or assessed against EXCEL or any of its Subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of EXCEL and its Subsidiaries, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority. No material issues relating to Taxes have been raised in writing by any governmental authority during any presently pending audit or examination.

          (c) There are no material liens or encumbrances for Taxes on any of the assets of EXCEL or its Subsidiaries (other than for current taxes not yet due and payable).

          (d) EXCEL and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

          (e) None of EXCEL or its Subsidiaries has filed a consent under
     Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

          (f) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any federal income or material state, local or foreign Taxes or Tax Returns of EXCEL or its Subsidiaries and neither EXCEL nor any of its Subsidiaries has received a written notice of any pending audit or proceeding, in any such case involving a material issue with respect to Taxes.

          (g) Neither EXCEL nor any of its Subsidiaries has agreed to or is required to make any material adjustment under Section 481(a) of the Code.

          (h) None of EXCEL or its Subsidiaries has made any payments, nor is any of them obligated to make any payments, and is not party to any agreement that would obligate it to make any payments that would not be deductible by reason of Section 162(m) of the Code other than any such payments that would not result in an increase in EXCEL's tax liabilities in an amount which is material to Excel and its Subsidiaries, taken as a whole.

     SECTION 5.19 -- Intellectual Property. EXCEL and its Subsidiaries own or possess all necessary licenses or other valid rights to use all material computer software and firmware, patents, patent rights, trademarks, trademark rights, trade names, trade name rights, brand names, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of EXCEL and its Subsidiaries as currently conducted or as contemplated to be conducted, and, to the knowledge of EXCEL, except as described on Schedule 5.19 hereto, as of the date hereof, there has been no assertion or claim challenging the ownership or validity of any of the foregoing. Except as disclosed on Schedule 5.19 hereto, the conduct of the business of EXCEL and its Subsidiaries as currently conducted does not, in any material respect, conflict with or infringe any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark, copyright or any other intellectual property right of any third party. To the knowledge of EXCEL, except as described on Schedule 5.19 hereto, there are no infringements of any proprietary rights owned by or licensed by or to EXCEL or any of its Subsidiaries.

     SECTION 5.20 -- Certain Contracts. (a) Except for such contracts as are filed publicly in the EXCEL SEC Reports, EXCEL has delivered or otherwise made available to Telco true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which EXCEL is a party affecting the obligations of any party thereunder) to which EXCEL or any of its Subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of EXCEL and its Subsidiaries taken as a whole, including, without limitation, all: (i) employment, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any contract to which EXCEL is a party involving employees of EXCEL); (ii) contracts granting a right of first refusal or first negotiation; (iii) partnership or joint venture agreements; (iv) agreements for the acquisition, sale or lease of material properties or assets of EXCEL (by merger, purchase or sale of assets or stock or otherwise); (v) contracts or agreements with any governmental entity; (vi) contracts relating to telecommunications facilities and/or with facilities-based carriers; (vii) contracts or arrangements limiting or restraining Holdings, EXCEL, any of EXCEL's Subsidiaries or any successor thereto from engaging or competing in any business; and (viii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 6.2 hereof, the "EXCEL Contracts").

     (b) Except as set forth on Schedule 5.20(b):

          (i) There is no default under any EXCEL Contract either by EXCEL or any of its Subsidiaries or, to the knowledge of EXCEL, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by EXCEL or any of its Subsidiaries or, to the knowledge of EXCEL, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on EXCEL.

          (ii) No party to any such EXCEL Contract has given notice to EXCEL of or made a claim against EXCEL with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on EXCEL.

          (c) Set forth on Schedule 5.20(c) hereto is a list of each material contract, agreement or arrangement to which EXCEL or any of its Subsidiaries is a party or may be bound and under the terms of which any of the rights or obligations of a party thereto will be modified or altered (including, without limitation, any acceleration of rights or obligations thereunder pursuant to the terms of any such contract, agreement or arrangement) as a result of the transactions contemplated hereby.

     SECTION 5.21 -- Certain Regulatory Matters. (a) Except as disclosed on
Schedule 5.21 hereto and except for billing disputes with customers arising in the ordinary course of business that in the aggregate involve immaterial amounts, there are no proceedings or, to EXCEL's knowledge, investigations pending or, to EXCEL's knowledge, threatened, before any domestic or foreign court, administrative, governmental or regulatory body in which any of the following matters are being considered which could reasonably be expected to have a Material Adverse Effect on EXCEL, nor has EXCEL or any of its Subsidiaries received written notice or inquiry from any such body, government official, consumer advocacy or similar organization or any private party, indicating that any of such matters should be considered or may become the object of consideration or investigation which could reasonably be expected to have a Material Adverse Effect on EXCEL: (i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers; or (iv) failure to meet any expense, infrastructure, service quality or other commitments previously made to or imposed by any administrative, governmental or regulatory body.

     (b) Except as disclosed on Schedule 5.21 hereto, neither EXCEL nor any of its Subsidiaries has any outstanding commitments (and no such obligations have been imposed upon EXCEL and remain outstanding) regarding (i) reduction of rates charged to customers; (ii) reduction of earnings; (iii) refunds of amounts previously charged to customers; or (iv) expenses, infrastructure expenditures, service quality or other regulatory requirements, to or by any domestic or foreign court, administrative, governmental or regulatory body, government official, consumer advocacy or similar organization, in each case which could reasonably be expected to have a Material Adverse Effect on EXCEL.

     (c) EXCEL has not transferred, sold any interest in, or otherwise diluted its control over, any federal or state regulatory licenses, certificates, approvals or other authorizations under which it operates, and the transfer of such authorizations, subject to regulatory approval, would not violate the terms of any agreement to which EXCEL is a party or by which EXCEL is bound, or impinge the rights of any third party.

                                   ARTICLE VI

                    CONDUCT OF BUSINESS PENDING THE MERGERS

     SECTION 6.1 -- Conduct of Business of Telco. Telco covenants and agrees that, between the date of this Agreement and the Effective Time, unless EXCEL shall otherwise consent in writing, and except as described on Schedule 6.1 hereto or as otherwise expressly contemplated hereby, the business of Telco and its Subsidiaries shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and Telco and its Subsidiaries will use their commercially reasonable efforts to preserve substantially intact their business organizations, to keep available the services of those of their present officers, employees and consultants who are integral to the operation of their businesses as presently conducted and to preserve their present relationships with significant customers, significant suppliers and with other persons with whom they have significant business relations. By way of amplification and not limitation, except as set forth on Schedule 6.1 hereto or as otherwise expressly contemplated by this Agreement, Telco agrees on behalf of itself and its Subsidiaries that they will not, between the date of this Agreement and the Effective Time, directly or indirectly, do any of the following without the prior written consent of EXCEL:

          (a) (i) except for (A) the issuance of Telco Common Stock in order to satisfy obligations under employee benefit plans disclosed in Schedule 4.11; (B) grants of stock options with respect to Telco Common Stock as set forth in Schedule 6.1; and (C) the issuance of securities by a Subsidiary to any person which is directly or indirectly wholly-owned by Telco: issue, sell, pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, Telco or any of its Subsidiaries; (ii) amend or propose to amend the Articles of Incorporation or Bylaws of Telco or any of its Subsidiaries or adopt any shareholder rights plan or related rights agreement; (iii) split, combine or reclassify any outstanding shares of Telco Common Stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to such shares; (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock; or (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 6.1(a);

          (b) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment in another entity other than an entity which is a wholly-owned Subsidiary of Telco as of the date hereof, except for investments which do not exceed $5,000,000 for any single investment or series of related investments, or $20,000,000 in the aggregate for all such investments in any 12-month period; (ii) except in the ordinary course of business and in a manner consistent with past practice, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any assets of Telco or any of its Subsidiaries; (iii) authorize or make capital expenditures which are in excess of the amounts shown in Schedule 6.1 hereto; (iv) enter into any agreement, contract or commitment for the leasing of fiber for a term in excess of 12 months or which involves payments by Telco or any of its Subsidiaries in an amount in excess of $5,000,000 individually or as part of a series of related transactions, except for agreements, contracts and commitments of a type referred to in another clause of this subsection (b) and not prohibited thereby because of the amount of such contract; or (v) authorize, enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this Section 6.1(b);

          (c) (i) incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or issue or sell any debt securities or warrants or rights to acquire any debt securities of Telco or any of its Subsidiaries or guarantee any debt securities of others (other than Telco or any of its wholly-owned Subsidiaries) or enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing, other than
     (A) in replacement for existing or maturing debt, (B) borrowings by Telco under its lines of credit existing on the date hereof up to the maximum amount permitted thereunder (as such maximum amount may be reduced from time to time in accordance with the terms thereof) or (C) capital leases or other vendor financing for capital assets the acquisition of which is otherwise permitted under this Agreement; (ii) make any loans, advances or capital contributions to, or investments in, any other person (other than to the wholly-owned subsidiaries of Telco or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); or (iii) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material lien thereupon;

          (d) enter into (i) leveraged derivative contracts (defined as contracts that use a factor to multiply the underlying index exposure), or
     (ii) other derivative contracts except for the purpose of hedging known interest rate and foreign exchange exposures or otherwise reducing such Party's cost of financing;

          (e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Telco or any of its Subsidiaries (other than the Telco Merger);

          (f) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary;

          (g) except as may be required by law or as contemplated by this Agreement, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement (other than the hiring of employees in the ordinary course of business and not pursuant to any employment contract) for the benefit or welfare of any director, officer or employee in any manner, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Telco, and as required under existing agreements or in the ordinary course of business generally consistent with past practice) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

          (h) make any payments (except in the ordinary course of business and in amounts and in a manner consistent with past practice or as otherwise required by Legal Requirements or the provisions of any Telco Benefit Plan) under any Telco Benefit Plan to any director or employee of, or independent contractor or consultant to, Telco or any of its Subsidiaries, adopt or amend (except for amendments required by Legal Requirements) any Telco Benefit Plan or enter into or amend any employment or consulting agreement or grant or establish any new awards under any such existing Telco Benefit Plan or agreement;

          (i) change in any material respect its tax or accounting policies, methods or procedures except as required by GAAP;

          (j) do any act or omit to do any act which would cause a material breach of any material contract, commitment or obligation;

          (k) take any action which could reasonably be expected to adversely affect or delay the ability of any of the Parties to obtain any approval of any governmental or regulatory body required to consummate the transactions contemplated hereby;

          (l) other than pursuant to this Agreement, take any action to cause the Telco Common Stock to cease to be quoted on the Nasdaq Stock Market;

          (m) (i) issue SARs, new performance shares, restricted stock, or similar equity based rights; (ii) materially modify (with materiality to be determined with respect to the Benefit Plan in question) any actuarial cost method, assumption or practice used in determining benefit obligations, annual expense and funding for any Benefit Plan, except to the extent required by GAAP; (iii) materially modify (with materiality to be determined with respect to the Benefit Plan trust in question) the investment philosophy of the Benefit Plan trusts or maintain an asset allocation which is not consistent with such philosophy, subject to any ERISA fiduciary obligation; (iv) subject to any ERISA fiduciary obligation, enter into any outsourcing agreement, or any other material contract relating to the Benefit Plans or management of the Benefit Plan trusts; (v) offer any new or extend any existing retirement incentive, "window" or similar benefit program; (vi) grant any ad hoc pension increase; (vii) establish any new or fund any existing "rabbi" or similar trust (except in accordance with the current terms of such trust), or enter into any other arrangement for the purpose of securing non-qualified benefits or deferred compensation; (viii) adopt or implement any corporate owned life insurance; or (ix) adopt, implement or maintain any "split dollar" life insurance program;

          (n) take any action which would cause its representations and warranties contained herein to become inaccurate in any material respect;

          (o) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business or as required by GAAP;

          (p) make or revoke any tax election or settle or compromise any tax liability material to Telco and its Subsidiaries taken as a whole or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for tax purposes, other than as required by applicable Legal Requirements;

          (q) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of Telco and its Subsidiaries or incurred in the ordinary course of business consistent with past practice; or

          (r) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby.

     SECTION 6.2 -- Conduct of Business of EXCEL. (a) EXCEL covenants and agrees that, between the date of this Agreement and the Effective Time, unless Telco shall otherwise consent in writing, and except as described on Schedule 6.2 hereto or as otherwise expressly contemplated hereby, EXCEL and its Subsidiaries will use their commercially reasonable efforts to preserve substantially intact their business organizations, to keep available the services of those of their present officers, employees and consultants who are integral to the operation of their businesses as presently conducted and to preserve their present relationships with significant customers, significant suppliers and with other persons with whom they have significant business relations. In addition, EXCEL agrees that it will not split, combine or reclassify any outstanding shares of EXCEL Common Stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to such shares.

     (b)(i) EXCEL further covenants and agrees that it shall give Telco not less than three business days' prior written notice (which notice shall include such information as, in the reasonable judgment of EXCEL, is reasonably necessary to evaluate the Proposed Activity) if EXCEL intends to take or engage in any of the following actions or activities (a "Proposed Activity") between the date of this Agreement and the Effective Time:

          (A) except for the issuance of shares of EXCEL Common Stock in order to satisfy obligations under the EXCEL Stock Plans, issue any shares of EXCEL Common Stock for, or any options, warrants, convertible securities or other rights of any kind to acquire shares of EXCEL Common Stock which have an exercise or conversion price per share that is, less than the fair market value of such shares at the date of issuance (which date of issuance shall, in the case of any convertible security, be the date of the issuance of such convertible security);

          (B)(i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation or partnership or any equity interest therein, or any business, except for acquisitions involving consideration that does not exceed $100,000,000 for any acquisition or series of related acquisitions; or (ii) sell or dispose of any assets of EXCEL or any of its Subsidiaries in a single transaction or group of related transactions for consideration having a fair market value (as determined by the Board of Directors of EXCEL in good faith) of more than $100,000,000;

          (C) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of EXCEL or any of its Subsidiaries (other than the EXCEL Merger); or

          (D) enter into any contract that would prevent or materially delay migration of "1+ long distance traffic" to Telco's networks following the Effective Time.

     (ii) If Telco objects to any Proposed Activity of EXCEL set forth in any notice delivered pursuant to clause (i) above, Telco may, within three business days of its receipt of any such notice, notify EXCEL in writing of such objection. If EXCEL shall take or engage in, or enter into any binding written agreement or letter of intent with respect to, a Proposed Activity with respect to which Telco shall have delivered a written notice of objection pursuant to and in accordance with this Section 6.2(b)(ii) (written notice of which shall be given by EXCEL to Telco within three business days following the consummation of such Proposed Activity or execution of such agreement or letter), Telco may, upon five days' prior written notice to EXCEL, terminate this Agreement in accordance with Section 9.1(i) hereof unless, prior to the expiration of such five-day period, EXCEL shall have notified Telco in writing that it has terminated or rescinded the Proposed Activity; provided, however, that Telco must give the required notice of its election to exercise such termination right, if at all, within three business days following receipt of written notice from EXCEL that it has taken or engaged in, or entered into any binding written agreement or letter of intent with respect to, the Proposed Activity. Notwithstanding the foregoing, nothing contained in this Section 6.2(b) shall prohibit or restrict the ability of EXCEL to take or engage in any Proposed Activity.

     SECTION 6.3 -- No Solicitation. From and after the date hereof, Telco, without the prior written consent of EXCEL, will not, and will not authorize or permit any of its Party Representatives (as defined in Section 7.5(b) hereof) to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, Telco may (i) at any time prior to the time its stockholders shall have voted to approve this Agreement, respond to, or engage in discussions or negotiations with, a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with Telco or its Party Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning Telco and its business, properties and assets if, and only to the extent that, (A)(x) the third party has first made a bona fide Acquisition Proposal and (y) the Board of Directors of Telco shall conclude in good faith, after considering applicable law, on the basis of oral or written advice of outside counsel, that such action is necessary for the Board of Directors of Telco to act in a manner consistent with its fiduciary duties under applicable law and (B) prior to first furnishing such information to or entering into discussions or negotiations with such person, Telco (x) provides prompt notice to EXCEL to the effect that it is furnishing information to or entering into discussions or negotiations with such person or entity and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form on terms not in the aggregate materially more favorable to such person or entity than the terms contained in the Confidentiality Agreement (as defined in Section 7.5(b) hereof), (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, and/or (iii) provided Telco terminates this Agreement pursuant to Section 9.1(h) hereof, accept an Acquisition Proposal from a third party. Consistent with the foregoing provisions of this Section 6.3, Telco shall immediately cease and terminate any currently existing solicitation, initiation, encouragement, activity, discussion or negotiation with any persons conducted heretofore by Telco or its Representatives with respect to the foregoing. Telco agrees not to release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless the Board of Directors of Telco shall conclude in good faith, after considering applicable law, on the basis of oral or written advice of outside counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties. Telco shall notify EXCEL orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it), within 48 hours of the receipt thereof, shall keep EXCEL informed of the status and details of any such inquiry, offer or proposal, and shall give EXCEL two business days' advance notice of any agreement to be entered into with any person making such inquiry, offer or proposal. As used herein, "Acquisition Proposal" shall mean a proposal or offer for a tender or exchange offer, merger, consolidation or other business combination involving Telco or any proposal to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of, Telco. Notwithstanding the foregoing,

Telco shall not be precluded from informing a credible potential acquiror or its representative of the requirements of this Section 6.3 upon receipt of an unsolicited inquiry from such potential acquiror or representative.

     SECTION 6.4 -- Subsequent Financial Statements. Prior to the Effective Time, Telco shall (a) prior to making publicly available its financial results for any period, provide a copy of such financial results to EXCEL and (b) timely file with the SEC each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by it under the Exchange Act and the rules and regulations promulgated thereunder, and, prior to the filing thereof, provide a copy to EXCEL, and will promptly deliver to EXCEL copies of each such report filed with the SEC. As of their respective dates, none of such reports shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The respective audited financial statements and unaudited interim financial statements of Telco included in such reports will fairly present the financial position of Telco and its Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended in accordance with GAAP applied on a consistent basis and, subject, in the case of unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

     SECTION 6.5 -- Control of Operations. Nothing contained in this Agreement shall give EXCEL or Telco, directly or indirectly, the right to control or direct the operations of the other prior to the Effective Time. Prior to the Effective Time, each of EXCEL and Telco shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     SECTION 7.1 -- Joint Proxy Statement and the Registration Statement. (a) As promptly as practicable after the execution and delivery of this Agreement, the Parties shall prepare and file with the SEC, and shall use all reasonable efforts to have cleared by the SEC, and promptly thereafter shall mail to the holders of record of shares of Telco Common Stock and EXCEL Common Stock, the Joint Proxy Statement, provided, however, that EXCEL and Telco shall not mail or otherwise furnish the Joint Proxy Statement to their respective stockholders unless and until:

          (i) they have received notice from the SEC that the Registration Statement is effective under the 1933 Act;

          (ii) Telco shall have received a letter from DLJ, dated within two business days of the date of the first mailing of the Joint Proxy Statement, to the effect set forth in Section 4.15 hereof;

          (iii) EXCEL shall have received a letter from Lehman Brothers, dated within two business days of the date of the first mailing of the Joint Proxy Statement, to the effect set forth in Section 5.11 hereof;

          (iv) Telco shall have received a letter of Arthur Andersen LLP, dated a date within two business days prior to the date of the first mailing of the Joint Proxy Statement, and addressed to Telco, in form and substance reasonably satisfactory to Telco and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 with respect to the financial statements of EXCEL included in the Joint Proxy Statement and the Registration Statement; and

          (v) EXCEL shall have received a letter of Deloitte & Touche, dated a date within two business days prior to the date of the first mailing of the Joint Proxy Statement, and addressed to EXCEL, in form and substance reasonably satisfactory to EXCEL and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements on Form S-4 with respect to the financial statements of Telco included in the Joint Proxy Statement and the Registration Statement.

     (b) The Parties will use their respective best efforts to cause the letters referred to in clauses (iv) and (v) above to be delivered and will cooperate in the preparation of the Joint Proxy Statement and the Registration Statement and in having the Registration Statement declared effective as soon as practicable.

     SECTION 7.2 -- EXCEL and Telco Stockholders' Meetings and Consummation of the Mergers. (a) At the earliest reasonably practicable time following the execution and delivery of this Agreement, each of EXCEL and Telco shall promptly take all action necessary in accordance with Delaware Law and Virginia Law, respectively, and its Certificate or Articles of Incorporation and Bylaws, to convene a meeting of their respective stockholders (each, a "Stockholders Meeting"). The stockholder vote or consent required for approval of each of the Mergers will be no greater than that contemplated by Sections 4.14(b) and 5.10(b) hereof. Each of EXCEL and Telco shall use all commercially reasonable efforts to solicit from its respective stockholders proxies to be voted at its Stockholders Meeting in favor of this Agreement pursuant to the Joint Proxy Statement and each of EXCEL and Telco shall include in the Joint Proxy Statement the recommendation of its Board of Directors in favor of this Agreement and the Mergers; provided, however, that either Board of Directors may withdraw its recommendation if such Board of Directors shall conclude in good faith, after considering applicable law, on the basis of oral or written advice of outside counsel, that such action is necessary for such Board of Directors to act in a manner consistent with its fiduciary duties. Each of the Parties shall take all other action necessary or, in the opinion of the other Parties, reasonably advisable to promptly and expeditiously secure any vote or consent of stockholders required by Delaware Law or Virginia Law, as the case may be, and such Party's Certificate or Articles of Incorporation and Bylaws, to effect the Mergers.

     (b) Upon the terms and subject to the conditions hereof and as soon as practicable after the conditions set forth in Article VIII hereof have been fulfilled or waived, each of the Parties shall execute in the manner required by Delaware Law or Virginia Law, as the case may be, and deliver to and file with the Secretary of State of the State of Delaware or the Virginia State Corporation Commission, as the case may be, such instruments and agreements as may be required by Delaware Law or Virginia Law, as the case may be, and the Parties shall take all such other and further actions as may be required by law to make the Mergers effective. Prior to the filings referred to in this Section 7.2(b), a closing (the "Closing") will be held at the offices of Weil, Gotshal & Manges LLP (or such other place as EXCEL and Telco may mutually agree upon) for the purpose of confirming all the foregoing. The Closing will take place upon the fulfillment or waiver of all of the conditions to closing set forth in
Article VIII of this Agreement, or as soon thereafter as practicable (the date of the Closing being herein referred to as the "Closing Date").

     SECTION 7.3 -- Additional Agreements. (a) Each of the Parties will comply in all material respects with all applicable laws and with all applicable rules and regulations of any governmental authority in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby. Each of the Parties agrees to use all commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of EXCEL and Telco shall promptly prepare and file a Premerger Notification in accordance with the HSR Act, shall promptly comply with any requests for additional information, and shall use its commercially reasonable efforts to obtain termination of the waiting period thereunder as promptly as practicable. The Parties shall cooperate in responding to inquiries from, and making presentations to, regulatory authorities.

     (b) Upon reasonable advance notice, Telco shall use its best efforts to cause its senior management to attend (at the expense of EXCEL) and participate in meetings with prospective members of and participants in any syndicate of financial institutions being assembled to provide the Financing.

     SECTION 7.4 -- Notification of Certain Matters. Each of EXCEL and Telco shall give prompt notice to the other of the following:

          (a) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (i) any representation or warranty of such Party contained in this Agreement to be

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

     untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (ii) directly or indirectly, any Material Adverse Effect with respect to such Party;

          (b) any material failure of such Party, or any officer, director, employee or agent of any thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

          (c) any facts relating to such Party which would make it necessary or advisable to amend the Joint Proxy Statement or the Registration Statement in order to make the statements therein not misleading or to comply with applicable law;

          (d) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of it and its Subsidiaries taken as a whole to which it or any of its Subsidiaries is a party or is subject; and

          (e) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

provided, however, that the delivery of any notice pursuant to this Section 7.4 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

     SECTION 7.5 -- Access to Information. (a) From the date hereof to the Effective Time, each of EXCEL and Telco shall, and shall cause its respective Subsidiaries, and its and their officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel and agents of the other Party complete access at all reasonable times to such Party's and its Subsidiaries' officers, employees, auditors, counsel agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other with all financial, operating and other data and information as such other Party may reasonably request.

     (b) Each of EXCEL and Telco agrees that all information so received from the other Party shall be deemed received pursuant to the confidentiality agreement, dated May 7, 1997, heretofore executed and delivered by EXCEL and Telco (the "Confidentiality Agreement") and such Party shall, and shall cause its Subsidiaries and each of its and their respective officers, directors, employees, financial advisors and agents ("Party Representatives"), to comply with the provisions of the Confidentiality Agreement with respect to such information and the provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth herein.

     SECTION 7.6 -- Public Announcements. Except as required by applicable law or stock exchange requirements, EXCEL and Telco shall provide the other Party with a reasonable opportunity to review and comment on all press releases and other public statements with respect to the transactions contemplated hereby.

     SECTION 7.7 -- Indemnification; Directors' and Officers' Insurance. (a) For a period of six years after the Effective Time, (i) Holdings and Telco jointly and severally shall indemnify the directors and officers of Telco who hold such positions at any time during the period from the date hereof through the Effective Time to the fullest extent to which Telco is permitted to indemnify such officers and directors under its Articles of Incorporation and Bylaws and applicable law (including, without limitation, indemnification for actions in the right of Telco) and (ii) Holdings and EXCEL jointly and severally shall indemnify the directors and officers of EXCEL who hold such positions at any time during the period from the date hereof through the Effective Time to the fullest extent to which EXCEL is permitted to indemnify such officers and directors under its Certificate of Incorporation and Bylaws and applicable law.

     (b) For a period of four years after the Effective Time, Holdings shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Telco (provided that Holdings may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred before the

Effective Time; provided, however, that Holdings shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the premiums paid as of the date hereof by Telco for such insurance (which premium Telco represents and warrants to be $192,500 in the aggregate). Notwithstanding anything to the contrary contained elsewhere herein, Holdings' agreement set forth in Section 7.7(a) shall cover claims only to the extent that those claims are not covered under Telco's directors' and officers' insurance policies (or any substitute policies permitted by this Section 7.7(b)).

     SECTION 7.8 -- Employee Benefit Plans. (a) Except as otherwise set forth in
Section 2.8 hereof or in the Telco Shareholders Agreement, in the case of the EXCEL Benefit Plans listed on Schedule 7.8 hereto ("EXCEL Stock Plans") and the Telco Benefit Plans under which the employees' interests are based upon EXCEL Common Stock and Telco Common Stock, respectively, or the respective market prices thereof (but which interests do not constitute stock options), EXCEL and Telco agree that such interests shall, from and after the Effective Time, be based on Holdings Common Stock in accordance with the EXCEL Exchange Ratio (with respect to EXCEL Stock Plans) and the Telco Adjusted Exchange Ratio (with respect to Telco Benefit Plans).

     (b) With respect to any EXCEL Stock Plans or Telco Benefit Plans maintained or contributed to outside the United States for the benefit of non-United States citizens or residents, the principles set forth in this Section 7.8 and on
Schedule 6.1 shall apply to the extent the application of such principles does not violate applicable foreign law.

     (c) Without limiting the applicability of Sections 2.8 and 2.9 hereof, each of the Parties shall take all actions as are necessary to ensure that EXCEL and Telco will not be at the Effective Time bound by any options, SARs, warrants or other rights or agreements which would entitle any person, other than Holdings, to own any capital stock of the Surviving Corporations or to receive any payment in respect thereof, and all EXCEL Stock Plans and Telco Benefit Plans conferring any rights with respect to Shares or other capital stock of EXCEL or Telco, as the case may be, shall be deemed hereby to be amended to be in conformity with this Section 7.8.

     SECTION 7.9 -- Employment Arrangements. Each of Henry G. Luken, Donald A. Burns, Stephen G. Canton, Nicholas A. Merrick and Bryan K. Rachlin (collectively, the "Principal Officers") shall, as of or prior to the Effective Time, enter into separate employment agreements with Telco and non-competition agreements with Holdings in substantially the forms previously agreed by the Parties (the "Employment Agreements" and the "Non-Competition Agreements", respectively). None of the Principal Officers shall have any right, remedy or cause of action under this Section 7.9, nor shall they be third party beneficiaries of this Section 7.9.

     SECTION 7.10 -- Stock Exchange Listing. EXCEL shall use its best efforts to obtain, prior to the Effective Time, the approval for listing on the NYSE, effective upon official notice of issuance, of the shares of Holdings Common Stock into which the Shares will be converted pursuant to Article II hereof and which will be issuable upon exercise of options pursuant to Section 2.8 hereof.

     SECTION 7.11 -- Post-Merger Holdings Board of Directors. Following the Effective Time, the Board of Directors of Holdings shall consist of the Board of Directors of EXCEL immediately prior to the Effective Time, together with Henry
G. Luken and Donald A. Burns.

     SECTION 7.12 -- Registration Rights. Holdings shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Holdings Common Stock received pursuant hereto by the persons who may be deemed to be "affiliates" of EXCEL or Telco within the meaning of Rule 145 promulgated under the 1933 Act. Notwithstanding the foregoing, at the Effective Time, Holdings will enter into a Registration Rights Agreement in substantially the form annexed hereto as Appendix II with the parties listed therein.

     SECTION 7.13 -- Affiliates. Each of EXCEL and Telco (i) has disclosed to the other all persons who are, or may be, at the time this Agreement is executed its "affiliates" for purposes of Rule 145 under the Securities Act, and (ii) has delivered, or caused each person who is so identified as an "affiliate" of it to deliver, to the other as promptly as practicable but in no event later than the Closing Date, an EXCEL Affiliate Letter or a

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

Telco Affiliate Letter, as the case may be. EXCEL and Telco shall notify each other from time to time of any other persons who then are, or may be, such an "affiliate" and use all reasonable efforts to cause each additional person who is identified as an "affiliate" to execute an EXCEL Affiliate Letter or a Telco Affiliate Letter, as the case may be.

     SECTION 7.14 -- Blue Sky. EXCEL and Telco will use their best efforts to obtain prior to the Effective Time all necessary blue sky permits and approvals required to permit the distribution of the shares of Holdings Common Stock to be issued in accordance with the provisions of this Agreement.

     SECTION 7.15 -- Compliance. (a) In consummating the Telco Merger and the transactions contemplated hereby, Telco shall comply in all material respects with the provisions of the Exchange Act and the 1933 Act and shall comply, and/or cause its subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Laws.

     (b) In consummating the EXCEL Merger and the transactions contemplated hereby, EXCEL shall comply in all material respects with the provisions of the Exchange Act and the 1933 Act and shall comply, and/or cause its subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Laws.

                                  ARTICLE VIII

                             CONDITIONS TO MERGERS

     SECTION 8.1 -- Conditions to Obligations of Each Party to Effect the Mergers. The respective obligations of each Party to effect the Mergers shall be subject to the following conditions:

          (a) Stockholder Approval. The Mergers and this Agreement shall have been approved and adopted by the requisite vote of the stockholders of each of EXCEL and Telco in accordance with Delaware Law and Virginia Law, respectively;

          (b) Legality. No federal, state or foreign statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of making the Mergers illegal or otherwise prohibiting the consummation of the Mergers;

          (c) HSR Act. Any waiting period applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated;

          (d) Regulatory Matters. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental body, agency or official (all of the foregoing, "Consents") which are necessary for the consummation of the transactions contemplated hereby, other than immaterial Consents the failure to obtain which would have no material adverse effect on the consummation of the transactions contemplated hereby and no Material Adverse Effect on Holdings or either of the Surviving Corporations, shall have been filed, have occurred or have been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect, provided, however, that a Requisite Regulatory Approval shall not be deemed to have been obtained if in connection with the grant thereof there shall have been an imposition by any state or federal governmental body, agency or official of any condition, requirement, restriction or change of regulation, or any other action directly or indirectly related to such grant taken by such governmental body, which would reasonably be expected to either (i) have a Material Adverse Effect on any of Holdings or either of the Surviving Corporations, or (ii) prevent the Parties from realizing in all material respects the economic benefits of the transactions contemplated by this Agreement that such Parties currently anticipate receiving therefrom;

          (e) Registration Statement Effective. The Registration Statement shall have become effective prior to the mailing by each of EXCEL and Telco of the Joint Proxy Statement to its respective stockholders, no stop order suspending the effectiveness of the Registration Statement shall then be in effect, and no proceedings for that purpose shall then be threatened by the SEC or shall have been initiated by the SEC and not concluded or withdrawn;

          (f) Blue Sky. All state securities or blue sky permits or approvals required to carry out the transactions contemplated hereby shall have been received; and

          (g) Stock Exchange Listing. The shares of Holdings Common Stock into which the Shares will be converted pursuant to Article II hereof and the shares of Holdings Common Stock issuable upon the exercise of options pursuant to Section 2.8 hereof shall have been duly approved for listing on the NYSE, subject to official notice of issuance.

     SECTION 8.2 -- Additional Conditions to Obligations of EXCEL. The obligations of EXCEL to effect the Mergers are also subject to the fulfillment of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Telco contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes expressly contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date;

          (b) Agreements, Conditions and Covenants. Telco shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by Telco on or before the Effective Time;

          (c) Certificates. EXCEL shall have received a certificate of an executive officer of Telco to the effect set forth in paragraphs (a) and
     (b) above;

          (d) Opinions. (i) EXCEL shall have received an opinion of Weil, Gotshal & Manges LLP, special counsel to EXCEL, dated as of the Closing Date, in form and substance reasonably satisfactory to EXCEL, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion: (A) no gain or loss will be recognized for federal income tax purposes by Holdings, EXCEL or E-Sub as a result of the formation of Holdings and E-Sub and the Merger of E-Sub with and into EXCEL; and (B) no gain or loss will be recognized for federal income tax purposes by the stockholders of EXCEL upon their exchange of EXCEL Common Stock solely for Holdings Common Stock pursuant to such Merger. In rendering such opinion, Weil, Gotshal & Manges LLP may require and rely upon representations and covenants including those contained in certificates of officers of Holdings, EXCEL, Telco and others substantially in the form attached hereto as Appendix III;

          (ii) Telco shall have received the opinion described in Section 8.3(d)(i) hereof, in form and substance reasonably satisfactory to EXCEL; and

          (iii) EXCEL shall have received an opinion of Swidler & Berlin, special counsel to Telco, dated as of the Closing Date, substantially to the effect set forth in Appendix IV hereto.

          (e) Affiliate Agreements. EXCEL shall have received the agreements required by Section 7.13 hereof to be delivered by the Telco "affiliates," duly executed by each "affiliate" of Telco;

          (f) No Material Adverse Change. Since December 31, 1996, there shall not have occurred any event that has had or could reasonably be expected to have a Material Adverse Effect on Telco or Holdings;

          (g) Consents Under Telco Agreements. Telco shall have obtained the consents listed on Schedule 8.2(g) hereto, as well as the consent or approval of each other person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Holdings or either of the Surviving Corporations; and

          (h) Employment and Non-Competition Agreements. The Employment Agreements and Non-Competition Agreements shall be in full force and effect.

     SECTION 8.3 -- Additional Conditions to Obligations of Telco. The obligations of Telco to effect the Mergers are also subject to the fulfillment of the following conditions:

          (a) Representations and Warranties. The representations and warranties of EXCEL contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes expressly contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date;

          (b) Agreements, Conditions and Covenants. EXCEL shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by EXCEL on or before the Effective Time;

          (c) Certificates. Telco shall have received a certificate of an executive officer of EXCEL to the effect set forth in paragraphs (a) and
     (b) above;

          (d) Tax Opinion. (i) Telco shall have received an opinion of Swidler & Berlin, special counsel to Telco, dated as of the Closing Date, in form and substance reasonably satisfactory to Telco, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion: (A) no gain or loss will be recognized for federal income tax purposes by Holdings, Telco or T-Sub as a result of the formation of Holdings and T-Sub and the Merger of T-Sub with and into Telco; and (B) no gain or loss will be recognized for federal income tax purposes by the stockholders of Telco upon their exchange of Telco Common Stock for the Telco Merger Consideration pursuant to such Merger, except (i) gain, if any, shall be recognized to the extent of the Cash Consideration received, and (ii) with respect to cash received in lieu of a fractional share interest in Holdings Common Stock. In rendering such opinion, Swidler & Berlin may require and rely upon representations and covenants including those contained in certificates of officers of Holdings, Telco and EXCEL and others substantially in the form attached hereto as Appendix V; and

          (ii) EXCEL shall have received the opinion described in Section 8.2(d)(i) hereof, in form and substance reasonably satisfactory to Telco;

          (e) Affiliate Agreements. Telco shall have received the agreements required by Section 7.13 hereof to be delivered by the EXCEL "affiliates," duly executed by each "affiliate" of EXCEL;

          (f) No Material Adverse Change. Since December 31, 1996, there shall not have occurred any event that has had or could reasonably be expected to have a Material Adverse Effect on EXCEL or Holdings; and

          (g) Consents Under EXCEL Agreements. EXCEL shall have obtained the consent or approval of each person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Holdings or either of the Surviving Corporations.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.1 -- Termination. This Agreement may be terminated at any time before the Effective Time, in each case as authorized by the respective Board of Directors of EXCEL or Telco:

          (a) By mutual written consent of each of EXCEL and Telco;

          (b) By either EXCEL or Telco if the Mergers shall not have been consummated on or before December 31, 1997 (the "Termination Date"); provided, however, that the right to terminate this

     Agreement under this Section 9.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; and provided, further, that if on the Termination Date the conditions to the Closing set forth in Section 8.1(d) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall be extended to May 31, 1998;

          (c) By either EXCEL or Telco if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

          (d) By either EXCEL or Telco if the other shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by such other Party shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, and such breach, failure or misrepresentation is not cured within 30 days after notice thereof and such breaches, failures or misrepresentations, individually or in the aggregate and without regard to materiality qualifiers contained therein, results or would reasonably be expected to result in a Material Adverse Effect on Holdings, EXCEL or Telco;

          (e) By either EXCEL or Telco upon the occurrence of a Material Adverse Effect on the other or on Holdings or an event which could reasonably be expected to result in a Material Adverse Effect on the other or on Holdings;

          (f) By either EXCEL or Telco if the Board of Directors of the other or any committee of the Board of Directors of the other (i) shall withdraw or modify in any adverse manner its approval or recommendation of this Agreement or the Mergers, (ii) shall fail to reaffirm such approval or recommendation upon such Party's request, (iii) approve or recommend any acquisition of the other or a material portion of its assets or any tender offer for shares of its capital stock, in each case, other than by a Party or an affiliate thereof, or (iv) shall resolve to take any of the actions specified in clause (i) above.

          (g) By either EXCEL or Telco if any of the required approvals of the stockholders of EXCEL or of Telco shall fail to have been obtained at a duly held stockholders meeting of either of such companies, including any adjournments thereof;

          (h) By Telco, prior to the approval of this Agreement by the stockholders of Telco, upon two business days' prior notice to EXCEL, if, as a result of an Acquisition Proposal (as defined in Section 6.3 hereof) received by Telco from a person other than a Party to this Agreement or any of its affiliates, the Board of Directors of Telco determines in good faith, on the basis of oral or written advice of outside counsel, that their fiduciary obligations under applicable law require that such Acquisition Proposal be accepted; provided, however, that (i) the Board of Directors of Telco shall have concluded in good faith, after considering applicable provisions of law, on the basis of oral or written advice of outside counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable law and (ii) prior to any such termination, Telco shall, and shall cause its respective financial and legal advisors to, negotiate with EXCEL to adjust the terms and conditions of this Agreement to provide the opportunity for Telco to proceed with the transactions contemplated hereby; or

          (i) By Telco, under the circumstances and in the manner described in
     Section 6.2(b)(ii);

provided, however, that no termination shall be effective pursuant to Sections 9.1(f), (g) or (h) under circumstances in which a Termination Fee is payable by Telco under Section 9.2(b) unless concurrently with such termination, such termination fee is paid in full by Telco in accordance with the provisions of Sections 9.2(b).

     SECTION 9.2 -- Effect of Termination. (a) In the event of termination of this Agreement as provided in Section 9.1 hereof, and subject to the provisions of Section 10.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the Parties, except (i) as set forth in this Section 9.2 and in Sections 4.10, 4.16, 5.9, 5.12 and 10.3 hereof, and
(ii) nothing herein shall relieve any Party from liability for any willful breach hereof.

     (b) If (i) this Agreement (A) is terminated by EXCEL pursuant to Sections 9.1(f) hereof or EXCEL or Telco pursuant to Section 9.1(g) hereof because of the failure to obtain the required approval from the Telco stockholders or by Telco pursuant to Section 9.1(h) hereof, or (B) is terminated as a result of Telco's material breach of Section 7.2 hereof which is not cured within 30 days after notice thereof to Telco, and (ii) at the time of such termination or prior to the meeting of Telco's stockholders there shall have been an Acquisition Proposal involving Telco or any of its Subsidiaries (whether or not such offer shall have been rejected or shall have been withdrawn prior to the time of such termination or of the meeting), Telco shall pay to EXCEL a termination fee of $20 million (the "Termination Fee"). The Termination Fee payable under this
Section 9.2(b) shall be payable in cash at the date of termination.

     (c) Telco agrees that the agreements contained in Section 9.2(b) above are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If Telco fails to promptly pay to EXCEL any fee due under such Section 9.2(b), Telco shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

     SECTION 9.3 -- Amendment. This Agreement may be amended by the Parties pursuant to a writing adopted by action taken by all of the Parties at any time before the Effective Time; provided, however, that, after approval of the Mergers by the stockholders of EXCEL or Telco, whichever shall occur first, no amendment may be made which would (a) alter or change the amount or kinds of consideration to be received by the holders of Shares upon consummation of the Mergers, (b) alter or change any term of the Certificate of Incorporation of either of the Surviving Corporations or Holdings, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of securities of EXCEL or Telco. This Agreement may not be amended except by an instrument in writing signed by the Parties.

     SECTION 9.4 -- Waiver. At any time before the Effective Time, any Party may
(a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party.

                                   ARTICLE X

                               GENERAL PROVISIONS

     SECTION 10.1 -- Non-Survival of Representations, Warranties and
Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.1 hereof, as the case may be, except that (a) the agreements set forth in Article I and Sections 2.4, 2.5, 2.6, 2.7, 7.7, 7.8 and
7.11 hereof and this Section 10.1 shall survive the Effective Time indefinitely,
(b) the agreements and representations set forth in Sections 4.10, 4.16, 5.9, 5.12, 7.5(b), 9.2 and 10.3 hereof and this Section 10.1 shall survive termination indefinitely and (c) nothing contained herein shall limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

     SECTION 10.2 -- Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date of receipt and shall be delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested), sent by overnight courier or sent by telecopy, to the Parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a Party as shall be specified by like notice):

          (a) if to EXCEL or any Merger Subsidiary:

               EXCEL Communications, Inc.
           8750 North Central Expressway
           Suite 2000
           Dallas, Texas 75231
           Attention: J. Christopher Dance, Esq.
           Telecopy No.: (214) 863-8985

               with a copy to:

               Weil, Gotshal & Manges LLP
           767 Fifth Avenue
           New York, New York 10153
           Attention: Howard Chatzinoff, Esq. and Frederick S. Green, Esq. Telecopy No.: (212) 310-8007

          (b) if to Telco:

               Telco Communications Group, Inc.
           4219 Lafayette Center Drive
           Chantilly, Virginia 20151-1209
           Attention: Bryan K. Rachlin, Esq.
           Telecopy No.: (703) 803-3430

               with a copy to:

               Swidler & Berlin, Chartered, Washington, D.C.
           3000 K Street, N.W. Suite 300
           Washington, D.C. 20007
           Attention: John J. Klusaritz, Esq.
           Telecopier No.: (202) 424-7643

     SECTION 10.3 -- Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, except that those expenses incurred in connection with the printing of the Joint Proxy Statement and the Registration Statement, as well as the filing fees related thereto and any filing fee required in connection with the filing of Premerger Notifications under the HSR Act, shall be shared equally by EXCEL and Telco.

     SECTION 10.4 -- Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

          (a) "1933 Act" means the Securities Act of 1933, as the same may be amended from time to time, and "Exchange Act" means the Securities Exchange Act of 1934, as the same may be amended from time to time.

          (b) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

          (c) "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

          (d) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as the same may be amended from time to time.

          (e) "knowledge" of any Party shall mean the actual knowledge of the executive officers of such Party.

          (f) "Material Adverse Effect" means any change in or effect on the business of the referenced corporation or any of its Subsidiaries that is or will be materially adverse to the business, operations (including the income statement), properties (including intangible properties), condition (financial or otherwise), assets, liabilities or regulatory status of such referenced corporation and its Subsidiaries taken as a whole, but shall not include the effects of changes that are generally applicable in (A) the United States economy or (B) the United States securities markets if, in any of (A) or (B), the effect on EXCEL or Telco (as the case may be) and its respective Subsidiaries, taken as a whole, is not disproportionate relative to the effect on the other and its Subsidiaries, taken as a whole.

          (g) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

          (h) "Subsidiary" means any corporation or other legal entity of which EXCEL or Telco, as the case may be (either alone or through or together with any other Subsidiary or Subsidiaries), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          (i) "Telco Adjusted Exchange Ratio" means two times the Telco Exchange Ratio.

     SECTION 10.5 -- Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.6 -- Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

     SECTION 10.7 -- Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and, except as expressly set forth herein, supersedes any and all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except for Section 7.7 (Indemnification; Directors' and Officers' Insurance), is not intended to confer upon any person other than EXCEL, Telco, Holdings, E-Sub and T-Sub and, after the Effective Time, their respective stockholders, any rights or remedies hereunder.

     SECTION 10.8 -- Assignment. This Agreement shall not be assigned by operation of law or otherwise.

     SECTION 10.9 -- Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, without regard to the conflicts of laws provisions thereof.

     SECTION 10.10 -- Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            EXCEL COMMUNICATIONS, INC.

                                            By:     /s/ JOHN J. MCLAINE
                                              ----------------------------------
                                              Name: John J. McLaine
                                              Title: Executive Vice President
                                                 and Chief Financial Officer

                                            NEW RES, INC.

                                            By:     /s/ JOHN J. MCLAINE
                                              ----------------------------------
                                              Name: John J. McLaine
                                              Title: Executive Vice President

                                            TELCO COMMUNICATIONS GROUP, INC.

                                            By:     /s/ DONALD A. BURNS
                                              ----------------------------------
                                              Name: Donald A. Burns
                                              Title: President and Chief
                                                 Executive Officer

                                            T-SUB, INC.

                                            By:     /s/ JOHN J. MCLAINE
                                              ----------------------------------
                                              Name: John J. McLaine
                                              Title: Executive Vice President

                                            E-SUB, INC.

                                            By:     /s/ JOHN J. MCLAINE
                                              ----------------------------------
                                              Name: John J. McLaine
                                              Title: Executive Vice President

                                                                     APPENDIX II

                          [LEHMAN BROTHERS LETTERHEAD]

                                                              September 15, 1997

Board of Directors
EXCEL Communications, Inc.
8750 North Central Expressway, Suite 2000
Dallas, TX 75231

Members of the Board:

     We understand that Excel Communications, Inc. ("EXCEL" or the "Company"), Telco Communications Group, Inc. ("Telco"), New EXCEL Communications, Inc. ("Holdings") and two wholly-owned subsidiaries of Holdings have entered into an Agreement and Plan of Merger, dated as of June 5, 1997 (the "Merger Agreement"), pursuant to which such subsidiaries of Holdings will be merged into each of EXCEL and Telco (the "Mergers"), with each of EXCEL and Telco thereafter becoming direct, wholly-owned subsidiaries of Holdings. We further understand that, pursuant to the Mergers, each outstanding share of common stock ("EXCEL Common Stock") of EXCEL and all rights in respect thereof will be exchanged for one share of common stock ("Holdings Common Stock") of Holdings (the "EXCEL Exchange Ratio") and each outstanding share of common stock ("Telco Common Stock") of Telco and all rights in respect thereof will be exchanged for 0.7595 shares of Holdings Common Stock (the "Telco Exchange Ratio") and, together with the EXCEL Exchange Ratio, the "Exchange Ratios") and $15.00 cash (collectively, the "Proposed Transaction"). As more specifically set forth in the Merger Agreement, in the Mergers each outstanding EXCEL or Telco option to purchase shares of common stock will be converted into an option to purchase Holdings Common Stock, adjusted to reflect the EXCEL Exchange Ratio or twice the Telco Exchange Ratio, as the case may be. Based on the Exchange Ratios, current holders of EXCEL Common Stock would hold approximately 79%, and current holders of Telco Common Stock would hold approximately 21%, of the outstanding shares of Holdings Common Stock on a fully-diluted basis after consummation of the Mergers. The terms and conditions of the Proposed Transaction are set forth in more detail in the Merger Agreement.

     We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the stockholders of the Company of the EXCEL Exchange Ratio and to the Company of the consideration to be paid by Holdings to holders of Telco Common Stock in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction.

     In arriving at our opinion, we reviewed and analyzed: (1) the Merger Agreement and the specific terms of the Proposed Transaction, (2) such publicly available information concerning the Company and Telco which we believe to be relevant to our analysis, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, (4) financial and operating information with respect to the business, operations and prospects of Telco furnished to us by Telco and by the Company,
(5) a trading history of the Company's common stock from its initial public offering date to the present and a comparison of that trading history with those of other companies that we deemed relevant, (6) a trading history of Telco's common stock from its initial public offering date to the present and a comparison of that trading history with those of other companies that we deemed relevant, (7) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant, (8) a comparison of the historical financial results and present financial condition of Telco with those of other companies that we deemed relevant, (9) third party research analysts' quarterly and annual earnings estimates and recommendations for the Company and for Telco, (10) the potential pro forma financial effects of the Proposed Transaction, including the cost savings and operating synergies expected by management of the Company to result from a combination of the businesses of the Company and Telco, and

(11) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant. In addition, we have had discussions with the managements of the Company and of Telco concerning their respective businesses, operations, assets, financial conditions and prospects and the potential strategic benefits of the Proposed Transaction and have undertaken such other studies, analyses and investigations as we deemed appropriate.

     In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of the Company, Telco and Holdings following the consummation of the Proposed Transaction, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company or Telco, as the case may be, as to the future financial performance of the Company, Telco and Holdings (including, without limitation, the cost savings and operating synergies expected to result from a combination of the businesses of the Company and Telco), and that the Company and Telco would, and following the consummation of the Proposed Transaction Holdings will, perform substantially in accordance with such projections. In arriving at our opinion, we have conducted a limited physical inspection of the properties and facilities of the Company and of Telco and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or of Telco. Upon advice of the Company, we have assumed that the Proposed Transaction will qualify as a tax-free transaction to the stockholders of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the EXCEL Exchange Ratio is fair to the stockholders of the Company and the consideration to be paid by Holdings to holders of Telco Common Stock in the Proposed Transaction is fair to the Company.

     We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. The Company also has requested Lehman Brothers to arrange the necessary financing for the Proposed Transaction, for which we would receive customary fees. In the ordinary course of our business, we may trade in the equity securities of the Company and Telco for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

                                            Very truly yours,

                                            LEHMAN BROTHERS

                                                                    APPENDIX III

                                      LOGO

                                                              September 15, 1997

Special Committee of the Board of Directors
Board of Directors
Telco Communications Group, Inc.
4219 Lafayette Center Drive
Chantilly, Virginia 20151-5600

Dear Sirs:

     You have requested our opinion as to the fairness from a financial point of view to the shareholders of Telco Communications Group, Inc., a Virginia corporation (the "Company"), of the consideration to be received by such shareholders pursuant to the terms of the Agreement and Plan of Merger, dated as of June 5, 1997 (the "Agreement"), among Excel Communications, Inc., a Delaware corporation ("Excel"), New RES, Inc., a Delaware corporation and a wholly owned subsidiary of Excel ("Holdings"), E-SUB, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings ("E-Sub"), T-SUB, Inc., a Virginia corporation and a wholly owned subsidiary of Holdings ("T-Sub"), and the Company.

     The Agreement provides that, upon the terms and subject to the conditions contained therein, T-Sub will be merged with and into the Company (the "Company Merger"), and E-SUB will be merged with and into Excel (the "Excel Merger" and together with the Company Merger, the "Mergers"), as a result of which the Company and Excel will become wholly owned subsidiaries of Holdings. Pursuant to the Agreement, in the Company Merger each share of common stock, no par value, of the Company (the "Company Common Stock") will be converted, subject to certain exceptions, into the right to receive (i) .7595 share (the "Company Exchange Ratio") of common stock, par value $0.001 per share, of Holdings (the "Holdings Common Stock"), and (ii) $15.00 in cash (the "Cash Consideration"). In addition, the Agreement provides that in the Excel Merger, each share of common stock, par value $0.001 per share, of Excel (the "Excel Common Stock") will be converted, subject to certain exceptions, into the right to receive one share (the "Excel Exchange Ratio") of Holdings Common Stock. The quotient of the Company Exchange Ratio and the Excel Exchange Ratio are referred to herein as the "Exchange Ratio," and the Cash Consideration together with the Exchange Ratio are referred to herein as the "Company Merger Consideration."

     In arriving at our opinion, we have reviewed the Agreement and the Appendices thereto. We also have reviewed certain financial and other information that was publicly available or furnished to us by the Company and Excel, including information provided during discussions with their respective managements. Included in the information provided during discussions with the respective managements were certain financial projections of the Company for the period beginning January 1997 and ending December 2002 prepared by the management of the Company and certain financial projections of Excel for the period beginning January 1997 and ending December 2001 prepared by the management of Excel. In addition, we have compared certain financial and securities data of the Company and Excel with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the Company Common Stock and the Excel Common Stock, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We were not requested to, nor did we, solicit the interest of any other party in acquiring the Company.

     In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company and Excel or their respective representatives, or that was otherwise reviewed by us. In particular, we have relied upon the estimates of the management of the Company of the operating synergies achievable as a

                                      III-1
result of the Mergers and upon our discussion of such synergies with the management of the Company. With respect to the financial projections supplied to us, we have assumed (with your consent) that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the respective managements of the Company and Excel as to the future operating and financial performance of the Company and Excel. We have not assumed any responsibility for making any independent evaluation of the assets or liabilities of the Company or Excel or for making any independent verification of any of the information reviewed by us. We have relied as to certain legal matters on advice of counsel to the Company, including, without limitation, as to the tax-free nature of the formation of Holdings and the Mergers under the Internal Revenue Code of 1986, as amended.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the price at which the Holdings Common Stock will actually trade at any time. Our opinion does not address the relative merits of the Company Merger and the other business strategies being considered by Special Committee of the Board of Directors of the Company or the Board of Directors of the Company. Also, our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed transaction.

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwriting, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ sole-managed Excel's $150 million initial public offering in May 1996 for which it received customary fees for such services.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the Company Merger Consideration to be received by the shareholders of the Company is fair to such shareholders from a financial point of view.

                                            Very truly yours,

                                            DONALDSON, LUFKIN & JENRETTE
                                            SECURITIES CORPORATION

                                            By:   /s/ MICHAEL J. CONNELLY

                                              ----------------------------------
                                                     Michael J. Connelly
                                                      Managing Director

                                      III-2

                                                                     APPENDIX IV

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 NEW RES, INC.

     THE UNDERSIGNED, being an authorized officer of New RES, Inc., a corporation organized under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that:

          FIRST: The name of the Corporation is New RES, Inc. and the original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on May 30, 1997.

          SECOND: This Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted and executed in accordance with the provisions of Sections 103 and 245 of the General Corporation Law of the State of Delaware.

          THIRD: The address of the registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

          FOURTH: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

          FIFTH: The total number of shares of stock which the Corporation shall have authority to issue is 510,000,000 shares of capital stock, classified as (i) 10,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock"), and (ii) 500,000,000 shares of common stock, par value $0.001 per share ("Common Stock").

             1. Provisions Relating to Preferred Stock.

             Shares of Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation. The Board of Directors of the Corporation is hereby expressly authorized to establish and designate series of Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the powers, rights, preferences, and relative, participating, optional or other special rights and qualifications, limitations and restrictions of the shares of each series and the variations of the relative designations, powers, rights, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions as between series, and to increase (but not above the total number of authorized shares of such class) and to decrease (but not below the number of shares thereof then outstanding) the number of shares constituting each series.

             2. Provisions Relating to Common Stock.

             (a) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

             (b) Subject to the prior rights and preferences, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

             (c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. A liquidation, dissolution or winding-up of the Corporation, as such terms are used in this Paragraph (c), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

          SIXTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Amended and Restated Certificate of Incorporation, bylaws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation, but any bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

          SEVENTH: (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, or
     (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a), nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a), would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

          (c) To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (b) of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d) Expenses incurred by an officer, director, employee or agent in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation against such expense as authorized by this Article, and the Corporation may adopt bylaws or enter into agreements with such persons for the purpose of providing for such advances.

     IN WITNESS WHEREOF, the undersigned has duly executed this Amended and
Restated Certificate of Incorporation on this      day of October, 1997.

                                            NEW RES, Inc.

                                            By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                                                      APPENDIX V

                                     BYLAWS

                                       OF

                                 NEW RES, INC.

                            (A DELAWARE CORPORATION)

                                   ARTICLE I

                                  STOCKHOLDERS

     SECTION 1. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine.

     SECTION 2. Special Meetings. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors or by Chairman of the Board, Chief Executive Officer or President of the Corporation, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order.

     SECTION 3. Notice of Meetings. Written notice of all meetings of the stockholders, stating the place, date and hour of the meeting and the place within the city or other municipality or community at which the list of stockholders may be examined, shall be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held.

     SECTION 4. Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     SECTION 5. Quorum. Except as otherwise provided by law or the Corporation's Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by law or the Certificate of Incorporation, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

     SECTION 6. Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence the Vice-Chairman, if any, or if none or in the Vice-Chairman's absence the President, if any, or if none or in the President's absence a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

     SECTION 7. Voting; Proxies; Required Vote. (a) At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder's duly authorized attorney-in-fact and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these Bylaws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

     (b) Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having a majority of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     SECTION 8. Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

     SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors initially constituting the entire Board shall be two, or such larger or lesser number (but not less than one) as may be fixed from time to time by action of the stockholders or Board of Directors, one of whom shall be selected by the Board of Directors to be its Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     (b) Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

     (c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

     SECTION 5. Annual Meeting. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders' meeting is held.

     SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine.

     SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President, or by a majority of the directors then in office.

     SECTION 8. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the meeting, or by telegraphing or telephoning the same or by delivering the same personally not later than the day before the day of the meeting.

     SECTION 9. Organization. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman's absence or inability to act the President, or in the President's absence or inability to act any Vice-President who is a member of the Board of Directors, or in such Vice-President's absence or inability to act a chairman chosen by the directors, shall preside.

     SECTION 10. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

     SECTION 11. Vacancies. Unless otherwise provided in these Bylaws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.

     SECTION 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

                                  ARTICLE III

                                   COMMITTEES

     SECTION 1. Appointment. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

     SECTION 2. Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

     SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

     SECTION 4. Term; Termination. If any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Chairmen, Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such assistant secretaries, such Assistant Treasurers and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board of Directors or the President.

     SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

     SECTION 3. Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.

     SECTION 4. Chairman of the Board. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

     SECTION 5. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, and shall have such duties as customarily pertain to that office.

     SECTION 6. President. The President shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

     SECTION 7. Vice-President. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

     SECTION 8. Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the President.

     SECTION 9. Secretary. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the President.

     SECTION 10. Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

                                   ARTICLE V

                               BOOKS AND RECORDS

     SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the Bylaws and by such officer or agent as shall be designated by the Board of Directors.

     SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder's address as it appears on the records of the Corporation.

     SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE VI

                        CERTIFICATES REPRESENTING STOCK

     SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

     SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

     SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

     The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

     SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

                                  ARTICLE VII

                                   DIVIDENDS

     Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII

                                  RATIFICATION

     Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                   ARTICLE IX

                                 CORPORATE SEAL

     The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

                                   ARTICLE X

                                  FISCAL YEAR

     The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

                                   ARTICLE XI

                                WAIVER OF NOTICE

     Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                  ARTICLE XII

                     BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.

     SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

     SECTION 2. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 3. Proxies; Powers of Attorney; Other Instruments. The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

     SECTION 4. Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

                                  ARTICLE XIII

                                   AMENDMENTS

     The Board of Directors shall have power to adopt, amend or repeal Bylaws. Bylaws adopted by the Board of Directors may be repealed or changed, and new Bylaws made, by the stockholders, and the stockholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the DGCL permits a corporation to indemnify any of its directors or officers who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Article 7 of the Holdings Charter makes mandatory the indemnification expressly authorized under the DGCL and permits Holdings to enter into agreements with any director or officer for the purpose of providing for such indemnification.

     Pursuant to Section 7.7 of the Merger Agreement, (a) for a period of six years after the Effective Time, (i) Holdings and Telco jointly and severally shall indemnify the directors and officers of Telco who hold such positions at any time during the period from the date of the Merger Agreement through the Effective Time to the fullest extent to which Telco is permitted to indemnify such officers and directors under the Telco Charter, the Telco Bylaws and applicable law (including, without limitation, indemnification for actions in the right of Telco) and (ii) Holdings and EXCEL jointly and severally shall indemnify the directors and officers of EXCEL who hold such positions at any time during the period from the date of the Merger Agreement through the Effective Time to the fullest extent to which EXCEL is permitted to indemnify such officers and directors under the EXCEL Charter, the EXCEL Bylaws and applicable law and (b) for a period of four years after the Effective Time, Holdings shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Telco (provided that Holdings may substitute therefor policies of at least the same coverage and amounts and containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time.

ITEM 21. EXHIBITS

     (a) Exhibits

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.1            Agreement and Plan of Merger, dated June 5, 1997, by and
                         among EXCEL Communications, Inc., New RES, Inc., T-Sub,
                         Inc., E-Sub, Inc. and Telco Communications Group, Inc. The
                         schedules to the Agreement and Plan of Merger and the
                         appendices thereto have been omitted. Holdings will furnish supplementally to the Commission any of the schedules or
                         appendices upon request. (Included as Appendix I to the
                         Joint Proxy Statement/Prospectus.)
          3.1            Form of Amended and Restated Certificate of Incorporation of
                         New RES, Inc. (Included as Appendix IV to the Joint Proxy
                         Statement/Prospectus.)
          3.2            Form of Bylaws of New RES, Inc. (Included as Appendix V to
                         the Joint Proxy Statement/Prospectus.)
          5.1            Opinion of Weil, Gotshal & Manges LLP regarding validity of securities being registered.
          8.1            Opinion of Weil, Gotshal & Manges LLP regarding certain
                         federal income tax matters.
          8.2            Opinion of Swidler & Berlin, Chartered regarding certain
                         federal income tax matters.
         10.1            Form of Employment Agreement between Donald A. Burns and
                         Telco.
         10.2            Form of Employment Agreement between Stephen G. Canton and
                         Telco.
         10.3            Form of Employment Agreement between Henry G. Luken, III and
                         Holdings.
         10.4            Form of Employment Agreement between Nicholas A. Merrick and
                         Telco.
         10.5            Form of Employment Agreement between Bryan K. Rachlin and
                         Telco.
         10.6            Form of Non-Competition Agreement between Donald A. Burns
                         and Holdings.
         10.7            Form of Non-Competition Agreement between Stephen G. Canton and Holdings.
         10.8            Form of Non-Competition Agreement between Henry G. Luken,
                         III and Holdings.
         10.9            Form of Non-Competition Agreement between Nicholas A.
                         Merrick and Holdings.
         10.10           Form of Non-Competition Agreement between Bryan K. Rachlin and Holdings.
         10.11           EXCEL Shareholders Agreement, dated as of June 5, 1997, by and among Telco Communications Group, Inc. and each of the shareholders party thereto (incorporated by reference to
                         Form 8-K of EXCEL, dated June 5, 1997, as filed with the
                         Commission on June 10, 1997).
         10.12           Telco Shareholders Agreement, dated June 5, 1997, by and
                         among EXCEL Communications, Inc. and each of the
                         shareholders party thereto (incorporated by reference to
                         Form 8-K of Telco, dated June 5, 1997, as filed with the
                         Commission on June 10, 1997).
         10.13           Commitment Letter, dated June 4, 1997, between EXCEL
                         Communications, Inc. and Lehman Commercial Paper Inc.
         10.14           Form of New RES, Inc. 1997 Stock Option Plan.
         10.15           Form of New RES, Inc. 1997 Director Stock Option Plan.
         23.1            Consent of Deloitte & Touche LLP.
         23.2            Consent of Arthur Andersen LLP.
         23.3            Consent of Weil, Gotshal & Manges LLP. (Included in the
                         opinions filed as Exhibits 5.1 and 8.1 to this Registration
                         Statement and incorporated herein by reference.)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         23.4            Consent of Swidler & Berlin, Chartered. (Included in the
                         opinion filed as Exhibit 8.2 to this Registration Statement and incorporated herein by reference.)
         23.5            Consent of Lehman Brothers Inc.
         23.6            Consent of Donaldson, Lufkin & Jenrette Securities
                         Corporation.
         24              Power of Attorney (included in the signature page hereto).
         99.1            EXCEL Communications, Inc. Proxy/Voting Instruction Card.
         99.2            Telco Communications Group, Inc. Proxy/Voting Instruction
                         Card.
         99.3            Consent of Donald A. Burns.
         99.4            Consent of Henry G. Luken, III.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registrant statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas on September 11, 1997.

                                            NEW RES, INC.

                                            By:     /s/ JOHN J. MCLAINE
                                              ----------------------------------
                                                       John J. McLaine
                                              President, Chief Financial Officer
                                                 and Chief Operating Officer

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Kenny A. Troutt and John J. McLaine and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments thereto) to this Form S-4 Registration Statement of New RES, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacity indicated.

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

                 /s/ KENNY A. TROUTT                   Chairman of the Board and     September 11, 1997
-----------------------------------------------------    Chief Executive Officer
                   Kenny A. Troutt                       (principal executive
                                                         officer)

                 /s/ JOHN J. MCLAINE                   Director, President, Chief    September 11, 1997
-----------------------------------------------------    Financial Officer and
                   John J. McLaine                       Chief Operating Officer
                                                         (principal financial
                                                         officer)

                /s/ STEPHEN R. SMITH                   Director and Executive Vice   September 11, 1997
-----------------------------------------------------    President of Marketing
                  Stephen R. Smith

                 /s/ CRAIG E. HOLMES                   Vice President and Chief      September 11, 1997
-----------------------------------------------------    Accounting Officer
                   Craig E. Holmes                       (principal accounting
                                                         officer)

                /s/ T. ALLAN MCARTOR                   Director                      September 11, 1997
-----------------------------------------------------
                  T. Allan McArtor

               /s/ RONALD A. MCDOUGALL                 Director                      September 11, 1997
-----------------------------------------------------
                 Ronald A. McDougall

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.1            Agreement and Plan of Merger, dated June 5, 1997, by and
                         among EXCEL Communications, Inc., New RES, Inc., T-Sub,
                         Inc., E-Sub, Inc. and Telco Communications Group, Inc. The
                         schedules to the Agreement and Plan of Merger and the
                         appendices thereto have been omitted. Holdings will furnish supplementally to the Commission any of the schedules or
                         appendices upon request. (Included as Appendix I to the
                         Joint Proxy Statement/Prospectus.)
          3.1            Form of Amended and Restated Certificate of Incorporation of
                         New RES, Inc. (Included as Appendix IV to the Joint Proxy
                         Statement/Prospectus.)
          3.2            Form of Bylaws of New RES, Inc. (Included as Appendix V to
                         the Joint Proxy Statement/Prospectus.)
          5.1            Opinion of Weil, Gotshal & Manges LLP regarding validity of securities being registered.
          8.1            Opinion of Weil, Gotshal & Manges LLP regarding certain
                         federal income tax matters.
          8.2            Opinion of Swidler & Berlin, Chartered regarding certain
                         federal income tax matters.
         10.1            Form of Employment Agreement between Donald A. Burns and
                         Telco.
         10.2            Form of Employment Agreement between Stephen G. Canton and
                         Telco.
         10.3            Form of Employment Agreement between Henry G. Luken, III and
                         Holdings.
         10.4            Form of Employment Agreement between Nicholas A. Merrick and
                         Telco.
         10.5            Form of Employment Agreement between Bryan K. Rachlin and
                         Telco.
         10.6            Form of Non-Competition Agreement between Donald A. Burns
                         and Holdings.
         10.7            Form of Non-Competition Agreement between Stephen G. Canton and Holdings.
         10.8            Form of Non-Competition Agreement between Henry G. Luken,
                         III and Holdings.
         10.9            Form of Non-Competition Agreement between Nicholas A.
                         Merrick and Holdings.
         10.10           Form of Non-Competition Agreement between Bryan K. Rachlin and Holdings.
         10.11           EXCEL Shareholders Agreement, dated as of June 5, 1997, by and among Telco Communications Group, Inc. and each of the shareholders party thereto (incorporated by reference to
                         Form 8-K of EXCEL, dated June 5, 1997, as filed with the
                         Commission on June 10, 1997).
         10.12           Telco Shareholders Agreement, dated June 5, 1997, by and
                         among EXCEL Communications, Inc. and each of the
                         shareholders party thereto (incorporated by reference to
                         Form 8-K of Telco, dated June 5, 1997, as filed with the
                         Commission on June 10, 1997).
         10.13           Commitment Letter, dated June 4, 1997, between EXCEL
                         Communications, Inc. and Lehman Commercial Paper Inc.
         10.14           Form of New RES, Inc. 1997 Stock Option Plan.
         10.15           Form of New RES, Inc. 1997 Director Stock Option Plan.
         23.1            Consent of Deloitte & Touche LLP.
         23.2            Consent of Arthur Andersen LLP.
         23.3            Consent of Weil, Gotshal & Manges LLP. (Included in the
                         opinions filed as Exhibits 5.1 and 8.1 to this Registration
                         Statement and incorporated herein by reference.)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
         23.4            Consent of Swidler & Berlin, Chartered. (Included in the
                         opinion filed as Exhibit 8.2 to this Registration Statement and incorporated herein by reference.)
         23.5            Consent of Lehman Brothers Inc.
         23.6            Consent of Donaldson, Lufkin & Jenrette Securities
                         Corporation.
         24              Power of Attorney (included in the signature page hereto).
         99.1            EXCEL Communications, Inc. Proxy/Voting Instruction Card.
         99.2            Telco Communications Group, Inc. Proxy/Voting Instruction
                         Card.
         99.3            Consent of Donald A. Burns.
         99.4            Consent of Henry G. Luken, III.
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